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UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934

Filed by the Registrant ☒
Filed by a Party other than the Registrant ☐
Check the appropriate box:
☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☒	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material Pursuant to §240.14a-12
Puget Energy, Inc.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):
☐	No fee required.
☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.
	(1)	Title of each class of securities to which transaction applies:
	(2)	Aggregate number of securities to which transaction applies:
	(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):
	(4)	Proposed maximum aggregate value of transaction:
	(5)	Total fee paid:
☒	Fee paid previously with preliminary materials.
☐
Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.
	(1)	Amount Previously Paid:
	(2)	Form, Schedule or Registration Statement No.:
	(3)	Filing Party:
	(4)	Date Filed:

February 16, 2008

Dear Shareholder:

        You are cordially invited to attend the special meeting of shareholders of Puget Energy, Inc. on April 16, 2008 beginning at 10:00 a.m. at the Puget Sound Energy Corporate Campus, 10885 N.E. 4th Street, Bellevue, Washington 98004. You will find a map with directions on the back page of this proxy statement. Details of the business to be conducted at the meeting are given in the attached Notice of Special Meeting of Shareholders and proxy statement. Only common stock shareholders of record at the close of business on February 14, 2008 are entitled to vote at the meeting.

        The special meeting is being called to consider and vote upon a proposal to approve the Agreement and Plan of Merger, dated as of October 25, 2007, by and among Puget Energy, Puget Holdings LLC, a Delaware limited liability company, Puget Intermediate Holdings Inc., a Washington corporation and a wholly owned subsidiary of Puget Holdings LLC, and Puget Merger Sub Inc., a Washington corporation and a wholly owned subsidiary of Puget Intermediate Holdings Inc., whereby Puget Merger Sub Inc. will merge with and into Puget Energy with Puget Energy becoming a wholly owned indirect subsidiary of Puget Holdings LLC. The current direct and indirect owners of Puget Holdings LLC consist of a consortium of infrastructure funds and institutional investors led by Macquarie Infrastructure Partners, the Canada Pension Plan Investment Board and British Columbia Investment Management Corporation, and also includes Alberta Investment Management, Macquarie-FSS Infrastructure Trust and Macquarie Capital Group Limited.

        If the merger is completed, Puget Energy shareholders (other than shareholders who properly exercise their dissenters' rights and other than Puget Holdings and the wholly owned subsidiaries of Puget Energy and Puget Holdings) will receive $30.00 in cash, without interest and less any applicable withholding tax, for each share of Puget Energy common stock owned by them as of the closing of the merger.

        After careful consideration, the Puget Energy Board of Directors unanimously determined that the merger is in the best interests of Puget Energy, approved, adopted and declared advisable the merger agreement and the merger and the other actions contemplated by the merger agreement and directed that the merger agreement be submitted to Puget Energy's shareholders for approval. Puget Energy's Board of Directors unanimously recommends that you vote FOR approval of the merger agreement.

        As described in the enclosed proxy statement, the Board of Directors considered a number of factors in evaluating the merger and consulted with its legal and financial advisors. We encourage you to read this proxy statement carefully, including its annexes, as it contains detailed information about the merger agreement and the merger.

        Your vote is important regardless of the number of shares of Puget Energy common stock you own. Because the approval of the merger agreement requires the affirmative vote of the holders of two-thirds of the outstanding shares of common stock of Puget Energy, a failure to vote will have the same effect as a vote AGAINST the merger. Accordingly, whether or not you plan to attend the special meeting, please vote immediately by submitting your proxy. Shareholders of record have three ways to vote their shares by proxy: (1) via the Internet, (2) by telephone and (3) by mail. To vote via the Internet or by telephone, you should follow the instructions on the enclosed proxy card. To vote by mail, you should complete and return the enclosed proxy card in the envelope provided. The envelope requires no postage if mailed in the United States.

        We appreciate your continued interest in Puget Energy and look forward to seeing you at the meeting.

Sincerely,

Stephen P. Reynolds
Chairman, President and Chief Executive Officer

This proxy statement is dated February 16, 2008 and is first being mailed to shareholders on or about February 20, 2008.

NOTICE OF SPECIAL MEETING OF SHAREHOLDERS
To be held April 16, 2008 at 10:00 a.m.
Puget Sound Energy Auditorium
10885 N.E. 4th Street
Bellevue, Washington 98004

Dear Shareholder:

        The Special Meeting of Shareholders of Puget Energy, Inc. will be held at the Puget Sound Energy Auditorium, located on the Puget Sound Energy Corporate Campus, 10885 N.E. 4th Street, Bellevue, Washington on April 16, 2008, beginning at 10:00 a.m. for the following purposes:

  1.
  To consider and vote upon a proposal to approve the Agreement and Plan of Merger, dated as of October 25, 2007, among Puget Energy, Inc., Puget Holdings LLC, a Delaware limited liability company, Puget Intermediate Holdings Inc., a Washington corporation and a wholly owned subsidiary of Puget Holdings LLC, and Puget Merger Sub Inc., a Washington corporation and a wholly owned subsidiary of Puget Intermediate Holdings Inc., whereby (a) Puget Merger Sub Inc. will merge with and into Puget Energy resulting in Puget Energy becoming a wholly owned indirect subsidiary of Puget Holdings LLC and (b) each outstanding share of Puget Energy common stock, par value $0.01 per share (other than those held by shareholders who properly exercise their dissenters' rights and those held by Puget Holdings and the wholly owned subsidiaries of the Company and Puget Holdings), will be converted into the right to receive $30.00 in cash, without interest and less any applicable withholding tax;

  2.
  To consider and vote upon any proposal to adjourn the special meeting to a later date, if necessary, to permit further solicitation of proxies if there are not sufficient votes at the time of the special meeting to approve the above proposal; and

  3.
  For the transaction of any other business properly brought before the special meeting or any reconvened meeting following any adjournment of the special meeting.

        Holders of Puget Energy common stock are or may be entitled to assert dissenters' rights with respect to the merger under Chapter 23B.13 of the Washington Business Corporation Act. A copy of Chapter 23B.13 is attached as Annex C to the enclosed proxy statement.

        Only common stock shareholders of record at the close of business on February 14, 2008 will be entitled to vote.

        Your vote is important. Regardless of the number of shares you own, please vote as soon as possible. You may vote your proxy by telephone, via the Internet, or by signing, dating and returning the enclosed proxy card in the envelope provided. You will find instructions on the enclosed proxy card. If your shares are registered in the name of a brokerage firm or trustee and you plan to attend the meeting in person, please bring a letter, account statement or other evidence of your beneficial ownership to the meeting.

By Order of the Board of Directors

Jennifer L. O'Connor
 Corporate Secretary

February 16, 2008
Bellevue, Washington

i

Solicitation of Acquisition Proposals	75
Employee Benefits	77
Agreement to Take Further Action and to Use Reasonable Best Efforts	78
Financing Commitments; Company Cooperation	79
Conditions to the Merger	80
Termination	82
Termination Fees and Expenses	83
Specific Performance and Damages	84
Amendment and Waiver	84
MARKET PRICE AND DIVIDEND DATA	86
SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT	87
DEADLINE FOR FUTURE SHAREHOLDER PROPOSALS	90
WHERE YOU CAN FIND ADDITIONAL INFORMATION	90
MISCELLANEOUS	91

Annex A	Agreement and Plan of Merger, dated as of October 25, 2007	A-1
Annex B	Opinion of Morgan Stanley & Co. Incorporated	B-1
Annex C	Chapter 23B.13 of the Washington Business Corporation Act—Dissenters' Rights	C-1

ii

QUESTIONS AND ANSWERS ABOUT THE SPECIAL MEETING AND THE MERGER

        The following questions and answers address briefly some commonly asked questions you may have regarding the special meeting of the shareholders of Puget Energy, Inc., which we refer to as the special meeting, and the proposed merger described in this proxy statement. They do not include all the information that may be important to you. Please refer to the more detailed information contained elsewhere in this proxy statement, the annexes to this proxy statement and the documents referred to in this proxy statement which we have filed with the United States Securities and Exchange Commission. In this proxy statement, the terms "Puget Energy," "Company," "we," "our," "ours," and "us" refer to Puget Energy, Inc.

Q:    Why am I receiving this proxy statement?

A:
Our Board of Directors is furnishing this proxy statement in connection with the solicitation of proxies to be voted at a special meeting of shareholders, or at any adjournments, postponements or continuations of the special meeting.

  The special meeting is being held to consider and vote on a proposal for the acquisition of the Company by Puget Holdings LLC (formerly named Padua Holdings LLC), which we refer to as the Parent, pursuant to an Agreement and Plan of Merger, dated as of October 25, 2007, which we refer to as the merger agreement, among the Parent, Puget Intermediate Holdings Inc. (formerly named Padua Intermediate Holdings Inc.), a wholly owned subsidiary of the Parent, which we refer to as Puget Intermediate, Puget Merger Sub Inc. (formerly named Padua Merger Sub Inc.), a wholly owned subsidiary of Puget Intermediate, which we refer to as Merger Sub, and us. Pursuant to the merger agreement, each outstanding share of Company common stock (other than those held by shareholders who properly exercise their dissenters' rights and those held by the Parent and the wholly owned subsidiaries of the Company and the Parent) will be converted into the right to receive $30.00 in cash, without interest and less any applicable withholding tax, and Merger Sub will merge with and into us, which transaction is referred to as the "merger." The Company will be the surviving corporation and will become an indirect wholly owned subsidiary of the Parent. The current direct and indirect owners of the Parent consist of a consortium of infrastructure funds and institutional investors led by Macquarie Infrastructure Partners, the Canada Pension Plan Investment Board and British Columbia Investment Management Corporation, and also includes Alberta Investment Management, Macquarie-FSS Infrastructure Trust and Macquarie Capital Group Limited (we refer to the owners collectively as the Investor Consortium).

Q:    What do I need to do now?

A:
We urge you to read this proxy statement carefully and consider how the merger affects you. Then mail your completed, dated and signed proxy card in the enclosed return envelope as soon as possible, or vote via the Internet or by telephone, so that your shares can be voted at the special meeting of our shareholders. Please do not send your stock certificates with your proxy card.

Q:    Why is my vote important?

A:
If you do not submit your proxy via the Internet or by telephone, or return your signed proxy card(s) by mail or vote in person at the special meeting, it will be more difficult for us to obtain the necessary quorum to hold the special meeting and to obtain the shareholder approval necessary for the completion of the merger. For the special meeting, the holders of a majority of the issued and outstanding shares entitled to vote at the meeting constitutes a quorum for the transaction of business. If a quorum is not present at the special meeting, the shareholders will not be able to take action on the merger proposal at the meeting.

  In addition, if you do not vote, it will have the same effect as a vote AGAINST the proposal to approve the merger agreement.

Q:    How does the Company's Board of Directors recommend that I vote in the merger?

A:
Our Board of Directors unanimously recommends that our shareholders vote FOR the approval of the merger agreement. You should read "The Merger—Reasons for the Merger and Recommendation of our Board of Directors" beginning on page 38 for a discussion of the factors that our Board of Directors considered in deciding to recommend the approval of the merger agreement.

Q:    What factors did the Company's Board of Directors consider in making its recommendation?

A:
In making its recommendation, the Board of Directors took into account the factors discussed under "The Merger—Reasons for the Merger and Recommendation of our Board of Directors" beginning on page 38, including, but not limited to:

•
the opportunity for our shareholders to realize substantial value based on the receipt of $30.00 in cash per share of our common stock, representing a 25% premium over the closing price of our common stock on the New York Stock Exchange on the last trading day prior to the announcement of the merger and an 11% premium to the 52-week high trading price for the common stock;

•
the written opinion of Morgan Stanley dated October 25, 2007, to the effect that as of that date and based upon and subject to the assumptions, qualifications and limitations set forth in the opinion, the consideration to be received by the holders of our common stock pursuant to the merger agreement was fair from a financial point of view to such holders (see "The Merger—Opinion of Our Financial Advisor" beginning on page 42);

•
the fact that the merger consideration is all cash, which will provide liquidity and certainty of value to our shareholders;

•
our ability under the terms of the merger agreement to continue to pay regular dividends to shareholders prior to the consummation of the merger;

•
the fact that members of the Investor Consortium agreed to enter into the stock purchase agreement simultaneously with entering into the merger agreement, which satisfied our interim equity financing requirements, and purchase shares of our common stock at a price per share higher than the Board believed would be achievable in a public offering or private placement of the stock;

•
the right of the Company under the merger agreement to solicit superior acquisition proposals from third parties through December 10, 2007 and the right to receive and consider unsolicited proposals thereafter until approval of the merger agreement by our shareholders, including the right to terminate the merger agreement to accept a superior proposal subject to the payment to the Parent of a termination fee of $40 million (approximately 1.14% of the equity value of the merger) or, if the event giving rise to the termination is based on the submission of an acquisition proposal by a party from whom the Company has received a bona fide written acquisition proposal prior to the end of the "go shop" period running through December 10, 2007 that our Board of Directors determined in good faith constitutes, or could reasonably be expected to result in, a superior proposal (no such determination was made by our Board at the end of the "go shop" period), $30 million (approximately 0.85% of the equity value of the merger) (see "The Merger Agreement—Solicitation of Acquisition Proposals" beginning on page 75 and "The Merger Agreement—Termination Fees and Expenses" beginning on page 83);

•
the risk that the merger may not be completed in a timely manner or at all, including the risks of adverse regulatory or other governmental reactions or that the financing contemplated by the financing commitments is not obtained, along with the risk that the transaction could prompt regulatory or legislative actions that could prevent the merger and adversely affect the ongoing regulatory position of the Company;

  •
  the risks and costs to us if the merger does not close, including the diversion of management and employee attention, potential employee attrition and the potential effect on business and customer relationships;

  •
  the fact that an all cash transaction would be taxable to our shareholders for U.S. federal income tax purposes;

  •
  the fact that the Investor Consortium would be required to raise a substantial portion of the merger consideration in the bank capital markets and the risks related to those markets; and

  •
  the interests of our executive officers and directors in the merger (see "The Merger—Interests of the Company's Directors and Executive Officers in the Merger" beginning on page 48).

Q:    When do you expect the merger to be completed?

A:
We plan to complete the merger as soon as reasonably practicable, subject to receipt of necessary regulatory approvals and the approval of our shareholders. Although we cannot predict the exact time of the merger's completion, we expect to complete the merger in the second half of 2008. We cannot predict when regulatory review will be completed, whether regulatory or shareholder approval will be received or the potential terms and conditions of any regulatory approval that is received. In addition, other factors outside of our control could require us to complete the merger at a later time or cause us not to complete it at all.

Q:    What vote of our shareholders is required to approve the merger agreement?

A:
The merger agreement must be approved by the affirmative vote of the holders of two-thirds of the outstanding shares of Company common stock as of the close of business on the record date.

Q:    What constitutes a quorum at a special meeting?

A:
A majority of the votes entitled to be cast by the shareholders of record of shares of Company common stock as of the close of business on the record date, represented in person or by proxy, constitutes a quorum of shares at the special meeting of shareholders.

Q:    Who is entitled to vote at the special meeting?

A:
Only holders of Company common stock at the close of business on February 14, 2008 (the record date) are entitled to vote. As of the record date, 129,678,489 shares of common stock were outstanding. You are entitled to one vote for each share of common stock you held on the record date. We had approximately 34,000 shareholders of record as of the record date.

Q:    When and where is the special meeting?

A:
The special meeting will take place on April 16, 2008, at 10:00 a.m. at the Puget Sound Energy Corporate Campus, 10885 N.E. 4th Street, in Bellevue, Washington 98004.

Q:    May I vote in person?

A:
Yes. If you are a shareholder of record of our common stock as of February 14, 2008, you may attend the special meeting and vote your shares in person regardless of whether you submit your proxy via the Internet or by telephone or return your signed proxy card(s) by mail. If your shares are held in "street name," you must get a voting form from your broker or bank in order to attend the special meeting and vote in person. Even if you plan to attend the special meeting, we highly recommend that you vote in advance by submitting your proxy via the Internet, by telephone or by mail.

Q:    May I vote via the Internet or by telephone?

A:
Yes. If your shares are registered in your name, you may vote by returning a signed proxy card or voting in person at the special meeting. Additionally, you may submit a proxy authorizing the voting of your shares via the Internet or by telephone. You must have the enclosed proxy card available, and follow the instructions on the proxy card, in order to submit a proxy via the Internet or by telephone. If your shares are held in "street name" through a broker or bank, you may vote by completing and returning the voting form provided by your broker or bank, or via the Internet or by telephone through your broker or bank if such a service is provided. To vote via the Internet or by telephone through your broker or bank, you should follow the instructions on the voting form provided by your broker or bank.

Q:    If I am a recordholder of my shares, what happens if I don't submit a proxy (whether by returning my proxy card or submitting my proxy by telephone or via the Internet) or attend the special meeting to vote in person?

A:
If you do not return your proxy card or submit your proxy via the Internet or by telephone or vote in person at the special meeting, this will have the same effect as a vote AGAINST the proposal to approve the merger agreement. In the case of a proposal to adjourn the special meeting, a failure to vote will have no effect on the outcome of the voting if a quorum is present.

Q:    What if my shares are held in "street name"?

A:
If some or all of your shares of the Company are held in "street name" by your broker, you must provide your broker with instructions on how to vote your shares; otherwise, your broker will not be able to vote your shares on any of the proposals before the special meeting and this will have the same effect as a vote AGAINST the proposal to approve the merger agreement. As a result of the foregoing, please be sure to provide your broker with instructions on how to vote your shares. Please check the voting form used by your broker to see if it offers telephone or Internet submission of proxies.

Q:    Who will count the votes?

A:
Wells Fargo Shareowner Services will tabulate the votes in a confidential manner and will act as inspector of election. No one will disclose the identity and vote of any shareholder unless legally required to do so.

Q:    What does it mean if I receive more than one set of materials?

A:
It means that your shares are either registered with different brokerage firms, under different names or with different addresses. Be sure to vote all your accounts to ensure that all your shares are voted. We encourage shareholders to have all their shares either registered with the Company or in one brokerage firm with the same address to reduce the duplication of materials.

Q:    How are shares of Company common stock held in the 401(k) Investment Plan for employees of Puget Sound Energy (PSE) voted?

A:
If you are a current or former employee who is a participant in the PSE 401(k) Investment Plan, you will receive a proxy card showing the number of shares of common stock held in your 401(k) Plan account under the Plan as of the record date. If you also own shares in a registered account or Employee Stock Purchase Plan account, you will receive a combined proxy card showing the number of shares in each account and the total number of shares in all such accounts. If you receive your material electronically, you will receive a proxy card showing the total number of shares in your accounts. To instruct the 401(k) Plan trustee on how to vote your shares, you may vote your shares by telephone, via the Internet or by signing, dating and returning the proxy card in the envelope provided. If you do not provide timely voting instructions for your plan shares, then you will be deemed to have instructed the plan trustee not to vote your shares.

Q:    How are shares of Company common stock held in the Employee Stock Purchase Plan accounts voted?

A:
You will receive a proxy card showing the number of shares of common stock held in your account under the plan as of the record date. If you also own shares in a registered account or 401(k) Plan account, you will receive a combined proxy card showing the number of shares in each account and the total number of shares in all such accounts. If you receive your material electronically you will receive a proxy card showing the total number of shares in your accounts. To instruct the trustee on how to vote your shares, you may vote your shares by telephone, via the Internet or by signing, dating and returning the proxy card in the envelope provided. Any proxies not returned by participants will not be voted.

Q:    Can I revoke my proxy and change my vote?

A:
Yes. You have the right to revoke your proxy at any time prior to the time your shares are voted at the special meeting. If you are a shareholder of record, your proxy can be revoked in several ways:

•
by delivering a written revocation to the Company's Corporate Secretary prior to the special meeting;

•
by submitting another valid proxy bearing a later date that is received prior to the special meeting; or

•
by attending the special meeting and voting your shares in person.

  However, if your shares are held in "street name" through a bank, broker, custodian or other recordholder, you must check with your bank, broker, custodian or other recordholder to determine how to revoke your proxy.

Q:    Should I send in my stock certificates now?

A:
No. After the merger is completed, you will receive written instructions for exchanging your stock certificates, including shares you may hold in "street name" or represented by book entry, for the merger consideration of $30.00 in cash, without interest and less any applicable withholding tax, for each share of common stock you hold.

Q:    Will the merger be taxable to me?

A:
Generally, yes. A U.S. holder (as defined in "The Merger—Material U.S. Federal Income Tax Consequences" beginning on page 56) who receives cash in exchange for shares of our common stock pursuant to the merger generally will recognize capital gain or loss for U.S. federal income tax purposes equal to the difference, if any, between the amount of cash received and the holder's adjusted tax basis in the shares of our common stock surrendered. A non-U.S. holder (as defined in "The Merger—Material U.S. Federal Income Tax Consequences" beginning on page 56) generally will not be subject to U.S. federal income tax on any gain realized in the merger unless the non-U.S. holder has certain connections to the United States or we are or have been a "United States real property holding corporation" for U.S. federal income tax purposes and the

  non-U.S. holder owns or has owned (actually or constructively) more than 5% of our common stock at any time during the five years preceding the merger.

  You should read "The Merger—Material U.S. Federal Income Tax Consequences" beginning on page 56 for a more complete discussion of the material U.S. federal income tax consequences of the merger to U.S. and non-U.S. holders. Because individual circumstances may differ, holders of our common stock are urged to consult their own tax advisors as to the specific tax consequences to them of the merger.

Q:    Am I entitled to Dissenters' Rights?

A:
Yes. You may dissent from the merger and obtain payment of the "fair value" (as defined in Washington law) of your common stock instead of receiving $30.00 per share of Company common stock pursuant to the terms of the merger agreement. To do this, you must strictly follow the procedures prescribed by Washington law, which are summarized under "Dissenters' Rights" beginning on page 64. The "fair value" of your shares (as defined in Washington law) may be more or less than the merger consideration.

Q:    Who can answer any questions I may have about the special meeting or the merger?

A:
If you have more questions about this proxy statement or the merger, if you need assistance in submitting your proxy or voting your shares or if you need additional copies of the proxy statement or the enclosed proxy card, you should contact Innisfree M&A Incorporated at 501 Madison Avenue, New York, NY 10022, or by calling (888) 750-5884.

SUMMARY

        This summary highlights selected information from this proxy statement and may not include all of the information that may be important to you. To fully understand the proposed merger, and for a more detailed description of the terms and conditions of the merger and certain other matters being considered at the special meeting, you should carefully read this entire proxy statement, its annexes and the documents referred to in this proxy statement that we have filed with the United States Securities and Exchange Commission. We have included page references parenthetically in this summary in order to direct you to a more detailed description of each topic represented in this summary.

Parties to the Merger (Page 24)

Puget Energy, Inc.
10885 NE 4th Street, Suite 1200
Bellevue, Washington 98004
(425) 462-3300

        Puget Energy is an energy services holding company incorporated in the State of Washington. All of its operations are conducted through its subsidiary, Puget Sound Energy, Inc., which we refer to as PSE, a utility company incorporated in the State of Washington. PSE furnishes electric and gas service in a territory covering approximately 6,000 square miles, principally in the Puget Sound region of the State of Washington.

Puget Holdings LLC
Level 22, 125 West 55th Street
New York, New York 10019
(212) 231-1000

        Puget Holdings LLC (formerly named Padua Holdings LLC), which we refer to as the Parent, is a Delaware limited liability company. The Parent was formed solely for the purpose of entering into the merger agreement and consummating the transactions contemplated by the merger agreement. It has not conducted any activities to date other than activities incidental to its formation and in connection with the transactions contemplated by the merger agreement.

Puget Intermediate Holdings Inc.
Level 22, 125 West 55th Street
New York, New York 10019
(212) 231-1000

        Puget Intermediate Holdings Inc. (formerly named Padua Intermediate Holdings Inc.), which we refer to as Puget Intermediate, is a Washington corporation and a wholly owned subsidiary of the Parent. Puget Intermediate was organized solely for the purpose of entering into the merger agreement and consummating the transactions contemplated by the merger agreement. It has not conducted any activities to date other than activities incidental to its formation and in connection with the transactions contemplated by the merger agreement.

Puget Merger Sub Inc.
Level 22, 125 West 55th Street
New York, New York 10019
(212) 231-1000

        Puget Merger Sub Inc. (formerly named Padua Merger Sub Inc.), which we refer to as Merger Sub, is a Washington corporation and a wholly owned subsidiary of Puget Intermediate. Merger Sub was organized solely for the purpose of entering into the merger agreement and consummating the transactions contemplated by the merger agreement. It has not conducted any activities to date other than activities incidental to its formation and in connection with the transactions contemplated by the merger agreement.

        The current direct and indirect owners of the Parent, and through the Parent, Puget Intermediate and Merger Sub, consist of a consortium of infrastructure funds and institutional investors led by Macquarie Infrastructure Partners, the Canada Pension Plan Investment Board and British Columbia Investment Management Corporation, and also includes Alberta Investment Management, Macquarie-FSS Infrastructure Trust and Macquarie Capital Group Limited (we refer to the owners collectively as the Investor Consortium).

  Macquarie Infrastructure Partners

        Macquarie Infrastructure Partners A.L.P., a Delaware limited partnership, Macquarie Infrastructure Partners International, L.P., a Delaware limited partnership, and Macquarie Infrastructure Partners Canada, L.P., an Ontario limited partnership, which we refer to collectively as MIP, each headquartered in New York, are diversified unlisted funds focusing on infrastructure investments in the United States and Canada. The majority of MIP investors are U.S. and Canadian institutions such as public pension funds, corporate pension funds, endowments and foundations and Taft-Hartley (Union) funds. MIP has 11 investments which include its investment in the Company, a stake in Aquarion Company, a regulated New England water utility, a stake in Duquesne Light Company, a regulated electric utility in Pittsburgh, a stake in a U.S. wireless tower operator, two Canadian port terminals and interests in four toll roads in the United States and one in Canada.

  Canada Pension Plan Investment Board

        Canada Pension Plan Investment Board, which we refer to as CPPIB, invests the funds not needed by the Canada Pension Plan, which we refer to as CPP, to pay current benefits on behalf of approximately 16 million Canadian contributors and beneficiaries. In order to build a diversified portfolio of assets, CPPIB invests in publicly-traded stocks, private equities, real estate, inflation-linked bonds, infrastructure and fixed income securities. Based in Toronto, CPPIB is governed and managed independently of CPP and at arm's-length from governments. At December 31, 2007, the CPP Fund totaled Cdn $119.4 billion, including Cdn $2.6 billion in infrastructure investments.

        CPPIB's infrastructure interests include: (i) AWG Plc., whose key business is Anglian Water Services, a regulated water and sewage business in the South East of England; (ii) Transelec S.A., which is the leading electrical transmission company in Chile, serving more than 98% of the population; and (iii) Wales & West Utilities, a regulated gas utility in the U.K. (a Macquarie Group-led transaction).

  British Columbia Investment Management Corporation

        British Columbia Investment Management Corporation, which we refer to as bcIMC, is based in Victoria, B.C. and was created by legislative act of the B.C. provincial government to invest funds on behalf of government bodies and designated institutions. bcIMC manages in excess of Cdn $83 billion across asset classes and invests on behalf of public sector pension plans, the Province of British Columbia, provincial government bodies including Crown corporations and institutions, and publicly administered trust funds.

        bcIMC's Strategic Investment and Infrastructure Program focuses on acquiring and holding tangible infrastructure assets seeking to generate strong returns and cash yields over the long term. The Strategic Investment and Infrastructure Program is globally focused, holds assets in North America, Latin America and Europe, and as of March 31, 2007 is valued at in excess of Cdn $2.3 billion. bcIMC, on behalf of public sector pension plans and a government insurance fund for whom it invests, has formed Padua Investment Trust for the purpose of acquiring securities of the Company for the

Strategic Investment and Infrastructure Program. Padua Investment Trust acts through its trustee, 6860141 Canada Inc., a wholly owned subsidiary of bcIMC.

  Alberta Investment Management

        Alberta Investment Management, which we refer to as AIM, based in Edmonton, Alberta, is one of the largest public sector asset managers in Canada, with $78 billion in assets under management as of October 31, 2007. AIM manages capital for public sector pension plan and government endowment fund clients across a wide variety of asset classes. Alternative investments include private equity, real estate, timberland, and infrastructure. AIM has made infrastructure investments and investment commitments of approximately $1.5 billion and has significant investment experience in the regulated energy and utility sectors. Infrastructure investments are made on a long-term basis, and the portfolio is diversified across sector and geography, including investments in North America, Europe, Asia, and Australia.

  Macquarie-FSS Infrastructure Trust

        Macquarie-FSS Infrastructure Trust, which we refer to as MFIT, is an unlisted Australian infrastructure trust managed by Macquarie Specialised Asset Management Limited (Manager). The investment objective of MFIT is to make investments in a diversified range of infrastructure assets and related assets. MFIT currently holds interests in five assets (including its investment in the Company) across sectors including communications infrastructure, vehicle inspection, electricity, and water infrastructure in three countries: the United States, Spain, and the United Kingdom.

  Macquarie Capital Group

        The Macquarie Capital Group is a diversified international provider of specialist investment, advisory, trading and financial services in select markets around the world with over $200 billion of total assets under management (as of September 30, 2007). The Macquarie Capital Group comprises Macquarie Capital Group Limited and its direct and indirect subsidiaries and the funds (and similar vehicles) managed by such subsidiaries. MIP and MFIT are managed by members of the Macquarie Capital Group.

        The Macquarie Capital Group is an operating group of Macquarie Group Limited, which we refer to as MGL. MGL is the holding company for a group of businesses (one of which is the Macquarie Capital Group) that we refer to herein as the Macquarie Group. MGL is listed on the Australian Securities Exchange.

        MGL and its worldwide affiliates manage more than $50 billion in equity invested in infrastructure and essential service assets around the world through a range of listed and unlisted vehicles. Infrastructure investments managed by the Macquarie Group include investments in the energy, utility, water, telecommunications and transportation sectors around the world.

Structure of the Merger (Page 68)

        At the effective time of the merger, Merger Sub will merge with and into the Company. As a result of the merger, the separate corporate existence of Merger Sub will cease, and the Company will continue as the surviving corporation and as an indirect wholly owned subsidiary of the Parent. Following completion of the merger, there will be no public market for shares of our common stock and our current shareholders (other than, indirectly, the members of the Investor Consortium) will cease to have any ownership interest in the Company or rights as Company shareholders. Therefore, the current shareholders of the Company (other than, indirectly, the members of the Investor Consortium) will not participate in any post-merger earnings or growth of the Company and will not benefit from any post-merger appreciation in value of the Company.

Merger Consideration (Page 68)

        If the merger is completed, each shareholder (other than shareholders who properly exercise their dissenters' rights and Puget Holdings and the wholly owned subsidiaries of the Company and Puget Holdings) will receive $30.00 in cash, without interest and less any applicable withholding tax, in consideration for each share of Company common stock that such shareholder owns.

        After the merger is completed, you will have the right to receive the merger consideration, but you will no longer have any rights as a Company shareholder. The Company's shareholders (other than shareholders who properly exercise their dissenters' rights and the Parent and the wholly owned subsidiaries of the Company and the Parent) will receive the merger consideration after surrendering their stock certificates or shares represented by book entry in accordance with the instructions contained in the letter of transmittal to be sent to our shareholders shortly after the closing of the merger.

When the Merger Will Be Completed

        We plan to complete the merger as soon as reasonably practicable, subject to receipt of necessary regulatory approvals and the approval of our shareholders. Although we cannot predict the exact time of the merger's completion, we expect to complete the merger in the second half of 2008. We cannot predict when regulatory review will be completed, whether regulatory or shareholder approval will be received or the potential terms and conditions of any regulatory approval that is received. In addition, other factors outside of our control could require us to complete the merger at a later time or not to complete it at all.

Board of Directors' Recommendation (Page 38)

        Our Board of Directors has unanimously determined that the merger is advisable and in the best interests of the Company. The Board unanimously recommends that our shareholders vote FOR approval of the merger agreement.

Opinion of Our Financial Advisor (Page 42 and Annex B)

        Morgan Stanley & Co. Incorporated, which we refer to as Morgan Stanley, delivered its opinion to our Board of Directors that, as of the date of its opinion and based upon and subject to the assumptions, qualifications and limitations set forth therein, the merger consideration of $30.00 in cash per share to be received by holders of our common stock pursuant to the merger agreement was fair from a financial point of view to such holders.

        Morgan Stanley addressed its opinion to our Board of Directors and the opinion of Morgan Stanley does not constitute a recommendation as to how any of our shareholders should vote with respect to the merger agreement or as to any other action that a shareholder should take relating to the merger. The full text of the written opinion of Morgan Stanley, dated October 25, 2007, which sets forth the matters considered and assumptions made in connection with the opinion, is attached as Annex B to this proxy statement and incorporated herein by reference. We recommend that you read the opinion carefully.

        Morgan Stanley will receive a fee of $15 million from us for its services pursuant to an engagement letter. Of such amount, $5 million was payable upon public announcement of the merger agreement, $5 million will be payable upon approval of the merger agreement by our shareholders and $5 million will be payable upon closing of the merger.

        Morgan Stanley also received a fee from us for its services pursuant to an engagement letter we entered into in connection with the stock purchase agreement (described below). Pursuant to that engagement letter, upon the closing of the share issuance, we paid to Morgan Stanley approximately

$2.6 million, which is 0.875% of the aggregate value of the consideration paid for the shares of Company common stock issued.

Interests of the Company's Directors and Executive Officers in the Merger (Page 48)

        The Parent has informed us of its intention to retain members of our existing management team with Puget Energy (as the surviving corporation in the merger) after the merger is completed. In addition, all performance shares, restricted stock, restricted stock units and stock options will become vested to the extent not already vested and will be paid out in cash upon completion of the merger. Mr. Reynolds will receive a benefit upon completion of the merger and other of our executive officers may receive severance benefits in the case of certain terminations of employment or constructive discharges following the merger, pursuant to the terms of their employment and change of control agreements that were in place prior to the execution of the merger agreement. Our directors and executive officers will be indemnified by Puget Energy as the surviving corporation in the merger and will be covered either by our existing directors' and officers' insurance policy (or similar substitute policy) for a period of six years following the merger or by a six-year extended reporting period endorsement under our existing directors' and officers' liability insurance. See "The Merger—Interests of the Company's Directors and Executive Officers in the Merger" beginning on page 48.

Stock Purchase Agreement (Page 53)

        At the same time that the Company entered into the merger agreement, the Company and nine of the Parent's direct or indirect members, Macquarie Infrastructure Partners A, L.P., Macquarie Infrastructure Partners International, L.P., Macquarie Infrastructure Partners Canada, L.P., Padua MG Holdings, Inc., Macquarie FSS Infrastructure Trust, CPP Investment Board (USRE II) Inc., 6860141 Canada Inc. in trust for Padua Investment Trust, PIP2PX (PAD) Ltd. and PIP2GV (PAD) Ltd. (which we refer to collectively as the Purchasers), entered into a Stock Purchase Agreement, dated as of October 25, 2007, which we refer to as the stock purchase agreement, pursuant to which the Company agreed to issue to the Purchasers 12.5 million shares of Company common stock and the Purchasers agreed to pay $23.67 per share. On December 3, 2007, the Company and the Purchasers completed the sale of 12.5 million shares of Company common stock for an aggregate purchase price of $295,875,000. The Purchasers may vote these shares at the special meeting and have advised the Company that they intend to vote these shares in favor of the merger.

        The Company intends to use the proceeds from this issuance to invest in PSE for capital expenditures, debt redemption and working capital.

        You are not being asked to approve or take any other action in connection with the stock purchase agreement at the special meeting.

Material United States Federal Income Tax Consequences (Page 56)

        The receipt of cash by a U.S. holder (as defined in "The Merger—Material U.S. Federal Income Tax Consequences" beginning on page 56) in exchange for shares of our common stock pursuant to the merger will be a taxable transaction for U.S. federal income tax purposes. In general, a U.S. holder who receives cash in exchange for shares of our common stock pursuant to the merger will recognize capital gain or loss for U.S. federal income tax purposes equal to the difference, if any, between the amount of cash received and the holder's adjusted tax basis in the shares of our common stock surrendered. A non-U.S. holder (as defined in "The Merger—Material U.S. Federal Income Tax Consequences" beginning on page 56) generally will not be subject to U.S. federal income tax on any gain realized in the merger unless the non-U.S. holder has certain connections to the United States or we are or have been a "United States real property holding corporation" for U.S. federal income tax purposes and the non-U.S. holder owns or has owned (actually or constructively) more than 5% of our common stock at any time during the five years preceding the merger. See the discussion under "The Merger—Material U.S. Federal Income Tax Consequences" beginning on page 56.

        The foregoing is not a complete analysis of the potential tax considerations relating to the merger and is not tax advice. Therefore, holders of our common stock are urged to consult their own tax advisors as to the specific tax consequences to them of the merger.

Regulatory Approvals and Filings (Page 59)

        As a condition to each party's obligation to consummate the merger, we and the Parent must obtain approvals, consents or waivers from, or make filings with a number of United States federal and state public utility, antitrust and other regulatory authorities including (i) the Department of Justice and the Federal Trade Commission pursuant to the Hart-Scott-Rodino Antitrust Improvements Act of 1976; (ii) the Federal Energy Regulatory Commission under the Federal Power Act; (iii) the Federal Communications Commission under the Communications Act of 1934, as amended by the Telecommunications Act of 1996, (iv) the Committee on Foreign Investment in the United States pursuant to the Exon-Florio Amendment to the Defense Production Act, and (v) the Washington Utilities and Transportation Commission, which we refer to as the WUTC. We intend to make all filings and submittals by the end of the first quarter of 2008. Although we believe that we will receive the required consents and approvals necessary to complete the merger, there can be no assurance as to the timing of these consents and approvals or as to our ultimate ability to obtain such consents or approvals (or any additional required consents or approvals which may otherwise become necessary) or that such consents or approvals will be obtained on terms and subject to conditions satisfactory to us and the Parent. If additional approvals, consents and filings are required to complete the merger, we contemplate that such consents, approvals and filings will be sought or made.

Treatment of Stock Options and Other Awards (Page 68)

        At the effective time of the merger, each outstanding option to acquire shares of Company common stock issued under our equity compensation plans and arrangements, all of which options are vested and exercisable, will be converted at the effective time of the merger into the right to receive, less any required withholding taxes, a payment in cash equal to the product of the excess of the merger consideration or, if higher, the average of the last sale prices of our common stock on the New York Stock Exchange over each of the 20 business days preceding the effective time, over the per share exercise price for such options, multiplied by the number of shares of our common stock previously subject to such option.

        Each award outstanding immediately before the effective time that was granted under any program maintained by the Company to provide for grants of equity-based awards (including each share of restricted stock, and each restricted stock unit, stock equivalent and performance share, but excluding stock options) will be converted at the effective time into the right to receive, less any required withholding taxes, a payment in cash equal to:

  •
  the merger consideration or, if higher, the average of the last sale prices of the Company common stock on the New York Stock Exchange over each of the 20 business days preceding the effective time, multiplied by

  •
  for awards other than performance shares, the total number of shares of Company common stock that would be issuable upon the lapse of restrictions or the full vesting of the awards and, for performance shares, the higher of the total number of shares of Company common stock that would be issuable upon the achievement, for each outstanding award cycle, of (i) the target performance level for the applicable cycle and (ii) the performance measures that the Company had achieved for the applicable cycle during the period commencing upon the starting year of such cycle and ending with the fiscal quarter immediately preceding the effective time, plus

  •
  the amount of dividend equivalents associated with the number of shares determined as described above.

Procedure for Receiving Merger Consideration (Page 62)

        As soon as practicable after the effective time of the merger, a paying agent mutually designated by the Company and the Parent will mail a letter of transmittal and instructions to shareholders whose shares are in certificate form. The letter of transmittal and instructions will tell you how to surrender your common stock certificates in exchange for the merger consideration. Please do not return your stock certificates with the enclosed proxy card, and please do not forward your stock certificates to the paying agent without a letter of transmittal.

        No action is required by you if the shares you own are in book-entry form. The paying agent will automatically issue a check to you after the effective time of the merger.

Solicitation of Acquisition Proposals (Page 75)

        During the period through December 10, 2007, we conducted a "go shop" process, during which we initiated, solicited and encouraged acquisition proposals for the Company (including by way of providing information). During the "go shop" period, the merger agreement permitted us to enter into and maintain discussions or negotiate with respect to acquisition proposals for the Company, or otherwise cooperate with or assist or participate in or facilitate any inquiries, proposals, discussions or negotiations with respect to any such acquisition proposal with parties other than the Parent. Our Board of Directors determined that no proposal was received during the "go shop" period that could reasonably be expected to result in a proposal more favorable to our shareholders than the merger. The merger agreement provides that after December 10, 2007, we are generally not permitted to (i) solicit, initiate or knowingly encourage (including by way of furnishing information except information relating to the existence of these provisions), or take any other action designed to facilitate, directly or indirectly, any inquiries or the making of any proposal or offer with respect to a merger, reorganization, tender offer, share exchange, consolidation or other transaction (x) relating to the direct or indirect acquisition or purchase of 20% or more of the assets of the Company and our subsidiaries, on a consolidated basis, or to which 20% or more of our revenues or earnings on a consolidated basis are attributable, or (y) that would result in a person beneficially owning 20% or more of our equity securities, in each case, other than by the Parent or Merger Sub or (ii) participate in any discussions (except as to the existence of these provisions) or negotiations relating to any acquisition proposal or acquisition transaction.

        Notwithstanding these restrictions, under certain circumstances, our Board of Directors may, if required to comply with its fiduciary duties, before the merger agreement is approved by our shareholders, respond to an unsolicited bona fide written acquisition proposal, withdraw or modify its recommendation or terminate the merger agreement and enter into an acquisition agreement with respect to a superior proposal, so long as we comply with certain terms of the merger agreement, including, if required, paying a termination fee.

Conditions to the Merger (Page 80)

        The Company and the Parent are obligated to effect the merger only if the following conditions are satisfied or waived:

  •
  our shareholders have approved the merger agreement;

  •
  no injunction or other governmental order restraining or prohibiting the merger is in effect; and

  •
  the Company and the Parent have received the required statutory approvals, which have become final orders.

        In addition, the Parent will not be obligated to effect the merger unless the following conditions are satisfied or waived:

  •
  we have performed in all material respects our agreements and covenants under the merger agreement;

  •
  our representations and warranties are true and correct, except to the extent certain inaccuracies would not constitute a material adverse effect, as of October 25, 2007 and the closing date in the manner described under "The Merger Agreement—Conditions to the Merger" beginning on page 80;

  •
  we have delivered a certificate signed by one of our executive officers with respect to the satisfaction of the conditions relating to our representations, warranties, covenants and agreements;

  •
  no Company material adverse effect has occurred and is continuing;

  •
  we have received the consents of third parties required by the merger agreement;

  •
  the review and investigation of the merger under the Exon-Florio Amendment to the Defense Production Act of 1950, which we refer to as the Exon-Florio Amendment, has been terminated and either the President of the United States or the Committee on Foreign Investment in the United States (or other authority that may become authorized to so act), as the case may be, shall have determined to take no action authorized thereunder;

  •
  we have received the required company statutory approvals, which have become final orders that do not, individually or in the aggregate, (i) impose terms, conditions, liabilities, obligations, commitments or sanctions upon us, the Parent or members of the Investor Consortium or any of their respective affiliates, taken individually or as a whole, that would reasonably be expected to have a material adverse effect on an entity otherwise identical to the Company and its subsidiaries, taken as a whole, but having only 50% of the business, assets, liabilities, properties, financial condition and operations of the Company and its subsidiaries (with the adverse effect of any such terms, conditions, liabilities, obligations, commitments or sanctions on the Parent, the members of the Investor Consortium or any of their respective affiliates imposed by the final order considered in the determination of a material adverse effect as if such adverse effect had been imposed on the Company), or (ii) impose any term, condition, liability, obligation, commitment or sanction on any member of the Investor Consortium or any of their respective affiliates that would require the divestiture of any asset, property or company that is not regulated by the WUTC, and that would be material for a company the size of the Company or that would restrict the Parent or such member's or affiliate's ability to exercise its rights of ownership with respect to its investment in the Parent or the Company following the merger;

  •
  we have delivered an opinion from outside counsel with respect to certain matters;

  •
  shareholders of no more than 10% of the outstanding Company shares have exercised their right to dissent; and

  •
  the administrative agents under certain of our credit facilities have provided us with a "payoff" letter regarding the repayment of such credit facilities.

        We will not be obligated to effect the merger unless the following conditions are satisfied or waived:

  •
  the Parent and Merger Sub have performed in all material respects their agreements and covenants under the merger agreement;

  •
  the Parent's and Merger Sub's representations and warranties are true and correct, except to the extent certain inaccuracies would not constitute a material adverse effect, as of October 25, 2007 and the closing date in the manner described under "The Merger Agreement—Conditions to the Merger" beginning on page 80;

  •
  we have received a certificate signed by an executive officer of the Parent with respect to the satisfaction of the conditions relating to their representations, warranties, covenants and agreements; and

  •
  we have received an opinion from outside counsel of the Parent with respect to certain matters.

Termination (Page 82)

        The merger agreement may be terminated and the merger may be abandoned at any time prior to the effective time, whether before or after the special meeting, as follows:

  •
  by mutual written consent of the Company, the Parent and Merger Sub;

  •
  by either us or the Parent if:

  •
  there is a state or federal law or regulation adopted that has the effect of prohibiting the merger, or a final and non-appealable order, judgment or decree enjoining or otherwise prohibiting the merger;

  •
  the merger has not been consummated by October 25, 2008, or, if certain regulatory approvals have not been received but all other conditions to closing are fulfilled or capable of being fulfilled, April 30, 2009; or

  •
  our shareholders do not approve the merger agreement at the special meeting (including any adjournment thereof);

  •
  by the Parent if:

  •
  we breach any of our representations and warranties or if any representation or warranty becomes untrue and incapable of being cured prior to the effective time of the merger, or any breach of any covenant or agreement, such that a condition to the Parent's obligation to consummate the merger would not be satisfied, and such breach or condition is not curable or, if curable, has not been cured within 30 days after our receipt of notice of such breach; or

  •
  our Board of Directors (or any committee thereof) (i) withdraws or modifies in any adverse manner its approval or recommendation of the merger agreement or the merger, (ii) approves or recommends or enters into an agreement for any acquisition of the Company or any material portion of its assets or any tender offer by a party other than the Parent or an affiliate of the Parent, or (iii) resolves to take either of the aforementioned actions, or if we breach in any material respect any of our obligations with respect to the solicitation of acquisition proposals and such breach has not been remedied within ten business days after our receipt of notice of such breach; and

  •
  by us if:

  •
  the Parent or Merger Sub breaches any of their representations and warranties or if any representation or warranty becomes untrue and incapable of being cured prior to the effective time, or any breach of any covenant or agreement, such that a condition to our obligation to consummate the merger would not be satisfied, and such breach or condition is not curable or, if curable, has not been cured (i) within ten business days after receipt by the Parent of notice of such breach relating to the Parent, Merger Sub or, subject to certain exceptions, members of the Investor Consortium seeking to acquire any regulated electric or gas distribution utility in the State of Washington that would present a significant risk of materially delaying or making it materially more difficult to obtain, the approval of the WUTC, or (ii) within 30 days after receipt by the Parent of notice of any other such breach;

    •
    we choose to terminate the merger agreement in connection with an acquisition proposal from a third party; or

    •
    the stock purchase agreement is terminated or the parties to the stock purchase agreement otherwise fail to consummate the transactions contemplated thereby upon the satisfaction or waiver of all conditions to consummate the transactions contemplated thereby and the Company exercises this right to terminate within five business days of the termination of the stock purchase agreement or the failure to so consummate (however, the transactions contemplated by the stock purchase agreement were consummated on December 3, 2007).

Termination Fees and Expenses (Page 83)

        We have agreed to pay to the Parent (i) a termination fee of $30 million if the event giving rise to the termination is based on the submission of an acquisition proposal by a party from whom the Company has received a bona fide written acquisition proposal prior to the end of the "go shop" period that our Board of Directors determines in good faith constitutes, or could reasonably be expected to result in, a superior proposal (which determination was not made by our Board at the end of the "go shop" period), or (ii) a termination fee of $40 million in all other instances, if the merger agreement is terminated under the following circumstances:

  •
  by the Parent (a) because our Board of Directors has withdrawn or modified its approval or recommendation of the merger or the merger agreement, or has approved or recommended an agreement for an alternative acquisition of the Company or a material portion of its assets, or (b) because we have breached any of our obligations with respect to the solicitation of acquisition proposals and such breach has not been remedied within ten business days;

  •
  by us in connection with our decision to pursue an acquisition proposal from a third party;

  •
  by the Parent or by us because either (i) the Company's shareholder approval has not been obtained at the special meeting or (ii) the merger has not been consummated by October 25, 2008 (which date will be extended until April 30, 2009 if certain regulatory approvals are not received but all other conditions to closing have been fulfilled or are capable of being fulfilled), if at the time the merger agreement is so terminated an acquisition proposal for the Company has been made by a third party and not withdrawn at least ten business days prior to the date the merger agreement became terminable in the case of clause (i) or at least 30 calendar days before the date the merger agreement became terminable in the case of clause (ii) and we subsequently enter into a definitive agreement regarding the acquisition proposal, become a subsidiary of the person making an acquisition proposal or consummate a transaction relating to such acquisition proposal within twelve months, in the case of an acquisition proposal made by any party that executed a confidentiality agreement and received information regarding the Company during the term of the merger agreement, or within three months in the case of any other party; or

  •
  by the Parent because there has been a breach of the merger agreement by the Company that is not cured within 30 days, if at the time the merger agreement is so terminated an acquisition proposal for the Company has been made by a third party and not withdrawn at least ten business days prior to the date the merger agreement became terminable and we subsequently enter into a definitive agreement regarding the acquisition proposal, become a subsidiary of the person making an acquisition proposal or consummate a transaction relating to such acquisition proposal within twelve months, in the case of an acquisition proposal made by any party that executed a confidentiality agreement and received information regarding the Company during the term of the merger agreement, or within three months in the case of any other party.

        In addition, if the merger agreement is terminated because of our breach, we have agreed to pay the Parent an amount equal to all documented out-of-pocket expenses and fees incurred by the Parent and its members, not in excess of $15 million. In the event that a fee is paid in connection with such termination, the fee will be reduced by the amount of the expenses payment. In addition, if the merger agreement has been terminated and a fee is payable by us, we have agreed to pay the Parent an amount equal to all documented out-of-pocket expenses and fees incurred by the Parent and its members, not in excess of $10 million.

        The Parent has agreed to pay us a business interruption fee of $130 million if we terminate the merger agreement due to a breach by the Parent or Merger Sub of any of their representations and warranties or if any of their representations or warranties becomes untrue and incapable of being cured prior to the effective time, or if they breach any of their covenants or agreements, in each case such that a condition to our obligation to consummate the merger would not be satisfied, and such breach or condition is not curable or, if curable, has not been cured within a specified time. Contemporaneously with such termination, in satisfaction of the business interruption fee, we will be entitled to immediately withdraw from an escrow account funded by the members of the Parent at the time we entered into the merger agreement (established pursuant to the Escrow Agreement dated as of October 25, 2007 by and among the Company, the Parent and The Bank of New York, as Escrow Agent, and which we refer to as the Escrow Agreement) an amount equal to the business interruption fee. The business interruption fee will only be payable if at the time of such termination there is no state of facts or circumstances (other than a state of facts or circumstances caused by a breach of the Parent's or Merger Sub's representations and warranties or covenants or agreements under the merger agreement) that would cause the conditions to the Parent's and Merger Sub's obligation to consummate the merger not to be satisfied or capable of satisfaction (and a condition shall be deemed to be not capable of satisfaction, to the extent such condition has not been or could not be satisfied on or prior to the date of termination of the merger agreement due to a breach of a representation, warranty, covenant or agreement thereof, if such breach is either (x) not curable or (y) if curable, is not cured within 30 days after the earlier of (1) receipt by the Company of notice of such breach in writing from the Parent and (2) the date of termination of the merger agreement).

        If the Parent pays the business interruption fee, the payment of the fee is our sole and exclusive remedy against the Parent, Puget Intermediate or Merger Sub with respect to the facts and circumstances giving rise to such payment obligation. In addition, none of us, the Parent or Merger Sub, other than pursuant to any agreement to which it is a party, has a right of recovery against, and no liability shall attach to, any former, current or future shareholder, director, officer, employee, general or limited partner, member, manager, affiliate, agent or assignee of us, the Parent or Merger Sub.

Specific Performance and Damages (Page 84)

        The Parent and Merger Sub are entitled to specific performance of the terms of the merger agreement. The Company, on the other hand, is only entitled to limited rights to seek an injunction or injunctions to prevent breaches of the merger agreement by the Parent or Merger Sub that would cause irreparable harm or to enforce specifically certain terms and provisions of the merger agreement. However, in no event shall the Company be entitled to any injunction or specific enforcement of the terms of the merger agreement requiring the Parent or Merger Sub to consummate the merger or prohibiting the Parent or Merger Sub from failing to consummate the merger.

        The liability of the Parent and Merger Sub arising out of or relating to any breaches of the merger agreement is limited to an amount equal to the amount of the business interruption fee.

Market Price of Our Stock (Page 86)

        Our common stock is listed on the New York Stock Exchange under the symbol "PSD." On October 25, 2007, which was the last trading day before we announced the merger agreement, the closing price of our common stock was $23.95 per share. On February 14, 2008, which was the latest practicable trading day before the printing of this proxy statement, the closing price of our common stock on the New York Stock Exchange was $26.82 per share.

CAUTIONARY STATEMENT CONCERNING FORWARD-LOOKING INFORMATION

        Puget Energy is including the following cautionary statements in this proxy statement to make applicable and to take advantage of the safe harbor provisions of the Private Securities Litigation Reform Act of 1995 for any forward-looking statements made by or on behalf of Puget Energy. This proxy statement includes forward-looking statements, which are statements of expectations, beliefs, plans, objectives and assumptions of future events or performance. Words or phrases such as "anticipates," "believes," "estimates," "expects," "future," "intends," "plans," "predicts," "projects," "will likely result," "will continue" or similar expressions identify forward-looking statements.

        Forward-looking statements involve risks and uncertainties that could cause actual results or outcomes to differ materially from those expressed. Puget Energy's expectations, beliefs and projections are expressed in good faith and are believed by Puget Energy to have a reasonable basis, including without limitation management's examination of historical operating trends, data contained in records and other data available from third parties. However, there can be no assurance that Puget Energy's expectations, beliefs or projections will be achieved or accomplished.

        In addition to other factors and matters discussed elsewhere in this proxy statement, some important factors that could cause actual results or outcomes for Puget Energy to differ materially from those discussed in forward-looking statements include:

  •
  with respect to the merger:

  •
  the risk that the merger may not be consummated in a timely manner if at all, including due to the failure to receive shareholder approval or any required regulatory approvals;

  •
  the risk that the merger agreement may be terminated in circumstances that require Puget Energy to pay a termination fee of up to $40 million, plus out-of-pocket expenses of the acquiring entity and its members of up to $10 million (or if no termination fee is payable, up to $15 million);

  •
  risks related to diverting management's attention from ongoing business operations;

  •
  the effect of the announcement of the merger on our business relationships, operating results and business generally, including our ability to retain key employees; and

  •
  pending and potential litigation regarding the merger; and

  •
  other risks detailed in our current filings with the United States Securities and Exchange Commission, which we refer to as the SEC, including our most recent filings on Form 10-K and Form 10-Q, which discuss important risk factors concerning our operations.

        Any forward-looking statement speaks only as of the date on which such statement is made, and, except as required by law, the Company undertakes no obligation to update any forward-looking statement to reflect events or circumstances after the date on which such statement is made or to reflect the occurrence of unanticipated events. New factors emerge from time to time and it is not possible for management to predict all such factors, nor can it assess the impact of any such factor on the business or the extent to which any factor, or combination of factors, may cause results to differ materially from those contained in any forward-looking statement.

THE SPECIAL MEETING

General

        This proxy statement is being provided to our shareholders as part of a solicitation by our Board of Directors for use at the special meeting and at any adjournment thereof. This proxy statement provides our shareholders with the information they need to vote or instruct their vote to be cast at the special meeting.

Date, Time and Place of the Special Meeting

        Our special meeting will be held on April 16, 2008, at 10:00 a.m. at the Puget Sound Energy Corporate Campus, 10885 N.E. 4th Street, in Bellevue, Washington 98004.

Purpose of the Special Meeting

        The purpose of the special meeting is for our shareholders to consider and vote on a proposal to approve the merger agreement. Our shareholders must approve the merger agreement for the merger to occur. The special meeting may be adjourned to solicit additional proxies if there are insufficient votes at the time of the meeting to approve the merger agreement or if otherwise deemed necessary or appropriate, in accordance with the Company's bylaws.

Record Date for the Special Meeting

        Only holders of record of our common stock at the close of business on February 14, 2008, the record date, are entitled to notice of and to vote at the special meeting.

Outstanding Shares

        As of February 14, 2008, the record date for the special meeting, 129,678,489 shares of our common stock were outstanding.

Shares Entitled to Vote

        Shares entitled to vote at the special meeting are shares of our common stock held as of the close of business on February 14, 2008, the record date. Each shareholder is entitled to one vote at the special meeting for each share of our common stock held by that shareholder at the close of business on the record date.

Quorum

        A majority of the votes entitled to be cast by the shareholders of record of shares of our common stock as of the close of business on the record date, represented in person or by proxy, constitutes a quorum of shares at the special meeting of shareholders. Once a share is represented for any purpose at the special meeting, other than solely to object to holding the meeting or transacting business at the special meeting, it is deemed present for quorum purposes for the remainder of the meeting and any adjournment of the meeting (unless a new record date is or must be set for the adjourned meeting) notwithstanding the withdrawal of enough shareholders to leave less than a quorum.

Vote Required

        Notwithstanding the presence of a quorum, the affirmative vote of the holders of two-thirds of the outstanding shares of our common stock as of the close of business on the record date is required to approve the merger agreement. If a quorum exists, in order for shareholders to approve a proposal to adjourn the special meeting, the votes cast in favor of the proposal by the shares entitled to vote must exceed the votes cast against the proposal by the shares entitled to vote. If a quorum does not exist, approval of adjournment of the special meeting would require a majority of the votes of the shareholders present, in person or by proxy, and entitled to vote on the matter.

Abstentions and Broker Non-Votes

        Broker non-votes are shares of our common stock for which we have received a proxy from a broker, nominee, fiduciary or other custodian that has neither received instructions from the beneficial owner or other persons entitled to vote such shares nor has discretionary power to vote such shares on a particular matter. Under the rules of the New York Stock Exchange, which we refer to as NYSE, your broker or bank does not have discretionary authority to vote your shares on the proposal to adopt the merger agreement or any proposal to adjourn the special meeting. Without your voting instructions, a broker non-vote will occur.

        Abstentions and broker non-votes will be counted for purposes of determining the existence of a quorum at the special meeting, but will not be counted as votes cast for purposes of determining the approval of any matter submitted to the shareholders for a vote at the special meeting. Accordingly, if a quorum exists, abstentions and broker non-votes will have the effect of a vote AGAINST the proposal to approve the merger agreement and will have no effect on the voting results as to any proposal to adjourn the special meeting. In the event that a quorum does not exist, approval of adjournment of the special meeting would require a majority of the votes of the shareholders present, in person or by proxy, and, as a result, abstentions and broker non-votes would have the same effect as a vote AGAINST approval of adjournment.

Shares Beneficially Owned by Our Directors and Officers

        Our directors and officers beneficially owned 682,517 shares of our common stock on February 11, 2008. These shares represent in the aggregate 0.53% of the total voting power of our voting securities outstanding and entitled to vote as of the record date. We currently expect that our directors and officers will vote their shares in favor of the merger proposal, although none of them has entered into any agreements obligating them to do so.

Shares Beneficially Owned by Members of the Parent and Their Affiliates

        Members of the Parent and their affiliates owned 12.5 million shares of our common stock on February 14, 2008, the record date for the special meeting. These shares represent in the aggregate 9.64% of the total voting power of our voting securities outstanding and entitled to vote as of the record date. We have been advised by the Parent that the members of the Parent and their affiliates intend to vote their shares in favor of the merger proposal. Pursuant to the terms of the stock purchase agreement, the shares of common stock acquired thereunder are required to be voted either (i) pro rata in proportion to the votes cast by the holders of shares of our common stock other than those shares or (ii) as recommended by our Board of Directors.

Voting at the Special Meeting

        If you are a shareholder of record, you may vote in person by ballot at the special meeting or by submitting a proxy. We recommend you submit your proxy even if you plan to attend the special meeting. If you attend the special meeting, you may vote by ballot, thereby canceling any proxy previously submitted.

        Voting instructions are included on your proxy card. If you properly complete your proxy card and submit it to us in time to vote, one of the individuals named as your proxy will vote your shares as you have directed. You may vote for or against the proposals or abstain from voting.

How to Vote by Proxy

        You have three voting options:

        Internet:    You can vote via the Internet at the Internet address shown on your proxy/voting instruction card. Internet voting is available 24 hours a day. If you vote via the Internet, do not return your proxy/voting instruction card.

        Telephone:    You can vote by telephone by calling the toll-free number on your proxy card. Telephone voting is available 24 hours a day. If you vote by telephone, do not return your proxy/voting instruction card. If you hold your shares indirectly in the name of a bank, broker or other nominee, as a "street-name shareholder," you will receive instructions from your bank, broker or other nominee describing how to vote your shares. If you submit your proxy via the Internet or by telephone, please do not mail your proxy card.

        Mail:    If you are a shareholder of record and choose to submit your proxy by mail, please complete each proxy card you receive, date and sign it, and return it in the prepaid envelope which accompanied that proxy card as soon as possible.

        Shares Held in Street-Name:    If you hold your shares indirectly in the name of a bank, broker or other nominee, as a "street-name shareholder," you will receive instructions from your bank, broker or other nominee describing how to vote your shares.

Proxies Without Instruction

        If you are a shareholder of record and submit your proxy but do not make specific choices, your proxy will follow our Board of Directors' recommendations and your shares will be voted FOR the proposal to approve the merger agreement and FOR any proposal to adjourn the special meeting to a later date, if necessary.

        If you hold your shares through a bank, broker, custodian or other recordholder, failure to instruct such recordholder how to vote your shares will have the effect described under "Abstentions and Broker Non-Votes."

Revocation of Proxies

        You may revoke your proxy at any time prior to the time your shares are voted. If you are a shareholder of record, your proxy can be revoked in several ways:

  •
  by delivering a written revocation to our Corporate Secretary that is received prior to the special meeting;

  •
  by submitting to the Corporate Secretary another valid proxy bearing a later date that is received prior to the special meeting; or

  •
  by attending the special meeting and voting your shares in person. Your attendance at the special meeting alone, however, will not revoke your proxy.

        However, if your shares are held in "street name" through a bank, broker, custodian or other recordholder, you must check with your bank, broker, custodian or other recordholder to determine how to revoke your proxy.

Proxy Solicitation

        The proxies being solicited hereby are being solicited by us and our Board of Directors. We will pay the costs of soliciting proxies from our shareholders. In addition to this mailing, proxies may be solicited by our directors, officers or employees in person via the Internet or by telephone, or by electronic transmission. None of the directors, officers or employees will be directly compensated for such services. We have retained Innisfree M&A Incorporated to assist in the distribution and solicitation of proxies. The anticipated cost is approximately $25,000 plus reasonable expenses for these services. In addition, we will reimburse brokers, bank nominees and other institutional holders for their reasonable out-of-pocket expenses in forwarding proxy materials to the beneficial owners of our common stock.

Other Matters

        The enclosed form of proxy will confer discretionary authority for the transacting of any such other and further business if properly brought before the special meeting or any adjournment thereof. If any such business is so brought before the special meeting, the persons named in the enclosed form of proxy, or their substitutes, will vote according to their discretion.

THE PARTIES TO THE MERGER

Puget Energy, Inc.

        Puget Energy, Inc., which we refer to as the Company, is an energy services holding company. All of its operations are conducted through its subsidiary, PSE, a utility company incorporated in the State of Washington. PSE furnishes electric and gas service in a territory covering approximately 6,000 square miles, principally in the Puget Sound region of the State of Washington.

        Puget Energy is incorporated in the State of Washington with its principal executive offices at 10885 NE 4th Street, Suite 1200, Bellevue, Washington 98004 and its telephone number is (425) 462-3300.

Puget Holdings LLC

        Puget Holdings LLC (formerly named Padua Holdings LLC), which we refer to as the Parent, is a Delaware limited liability company with its principal executive offices at Level 22, 125 West 55th Street, New York, New York 10019. The Parent's telephone number is (212) 231-1000. The Parent was formed solely for the purpose of entering into the merger agreement and consummating the transactions contemplated by the merger agreement. It has not conducted any activities to date other than activities incidental to its formation and in connection with the transactions contemplated by the merger agreement.

Puget Intermediate Holdings Inc.

        Puget Intermediate Holdings Inc. (formerly named Padua Intermediate Holdings Inc.), which we refer to as Puget Intermediate, is a Washington corporation and a wholly owned subsidiary of the Parent with its principal executive offices at Level 22, 125 West 55th Street, New York, New York 10019. Puget Intermediate's telephone number is (212) 231-1000. Puget Intermediate was formed solely for the purpose of entering into the merger agreement and consummating the transactions contemplated by the merger agreement. It has not conducted any activities to date other than activities incidental to its formation and in connection with the transactions contemplated by the merger agreement.

Puget Merger Sub Inc.

        Puget Merger Sub Inc. (formerly named Padua Merger Sub Inc.), which we refer to as Merger Sub, is a Washington corporation and a wholly owned subsidiary of Puget Intermediate with its principal executive offices at Level 22, 125 West 55th Street, New York, New York 10019. Merger Sub's telephone number is (212) 231-1000. Merger Sub was formed solely for the purpose of entering into the merger agreement and consummating the transactions contemplated by the merger agreement. It has not conducted any activities to date other than activities incidental to its formation and in connection with the transactions contemplated by the merger agreement.

        The current direct and indirect owners of the Parent, and through the Parent, Puget Intermediate and Merger Sub, consist of a consortium of infrastructure funds and institutional investors led by Macquarie Infrastructure Partners, the Canada Pension Plan Investment Board and British Columbia Investment Management Corporation, and also includes Alberta Investment Management, Macquarie-FSS Infrastructure Trust and Macquarie Capital Group Limited, which we refer to as the Investor Consortium.

  Macquarie Infrastructure Partners

        Macquarie Infrastructure Partners A, L.P., a Delaware limited partnership, Macquarie Infrastructure Partners International, L.P., a Delaware limited partnership, and Macquarie

Infrastructure Partners Canada, L.P., an Ontario limited partnership, which we refer to collectively as MIP, each headquartered in New York, are diversified unlisted fund focusing on infrastructure investments in the United States and Canada. The majority of MIP investors are U.S. and Canadian institutions such as public pension funds, corporate pension funds, endowments and foundations and Taft-Hartley (Union) funds. MIP has 11 investments which include its investment in the Company, a stake in Aquarion Company, a regulated New England water utility, a stake in Duquesne Light Company, a regulated electric utility in Pittsburgh, a stake in a U.S. wireless tower operator, two Canadian port terminals and interests in four toll roads in the United States and one in Canada.

  Canada Pension Plan Investment Board

        Canada Pension Plan Investment Board, which we refer to as CPPIB, invests the funds not needed by the Canada Pension Plan, which we refer to as CPP, to pay current benefits on behalf of approximately 16 million Canadian contributors and beneficiaries. In order to build a diversified portfolio of assets, CPPIB invests in publicly-traded stocks, private equities, real estate, inflation-linked bonds, infrastructure and fixed income securities. Based in Toronto, CPPIB is governed and managed independently of CPP and at arm's-length from governments. At December 31, 2007, the CPP Fund totaled Cdn $119.4 billion, including Cdn $2.6 billion in infrastructure investments.

        CPPIB's infrastructure interests include: (i) AWG Plc., whose key business is Anglian Water Services, a regulated water and sewage business in the South East of England; (ii) Transelec S.A., which is the leading electrical transmission company in Chile, serving more than 98% of the population; and (iii) Wales & West Utilities, a regulated gas utility in the U.K. (a Macquarie Group led transaction).

  British Columbia Investment Management

        British Columbia Investment Management Corporation, which we refer to as bcIMC, is based in Victoria, B.C. and was created by legislative act of the B.C. provincial government to invest funds on behalf of government bodies and designated institutions. bcIMC manages in excess of Cdn $83 billion across asset classes and invests on behalf of public sector pension plans, the Province of British Columbia, provincial government bodies including Crown corporations and institutions, and publicly administered trust funds.

        bcIMC's Strategic Investment and Infrastructure Program focuses on acquiring and holding tangible infrastructure assets seeking to generate strong returns and cash yields over the long term. The Strategic Investment and Infrastructure Program is globally focused, holds assets in North America, Latin America and Europe, and as of March 31, 2007 is valued at in excess of Cdn $2.3 billion. bcIMC, on behalf of public sector pension plans and a government insurance fund for whom it invests, has formed Padua Investment Trust for the purpose of acquiring securities of the Company for the Strategic Investment and Infrastructure Program. Padua Investment Trust acts through its trustee, 6860141 Canada Inc., a wholly owned subsidiary of bcIMC.

  Alberta Investment Management

        Alberta Investment Management, which we refer to as AIM, based in Edmonton, Alberta, is one of the largest public sector asset managers in Canada, with $78 billion in assets under management as of October 31, 2007. AIM manages capital for public sector pension plan and government endowment fund clients across a wide variety of asset classes. Alternative investments include private equity, real estate, timberland, and infrastructure. AIM has made infrastructure investments and investment commitments of approximately $1.5 billion and has significant investment experience in the regulated energy and utility sectors. Infrastructure investments are made on a long-term basis, and the portfolio is diversified across sector and geography, including investments in North America, Europe, Asia, and Australia.

  Macquarie-FSS Infrastructure Trust

        Macquarie-FSS Infrastructure Trust, which we refer to as MFIT, is an unlisted Australian infrastructure trust managed by Macquarie Specialised Asset Management Limited, which we refer to as the Manager. The investment objective of MFIT is to make investments in a diversified range of infrastructure assets and related assets. MFIT currently holds interests in five assets (including its investment in the Company) across four sectors including communications infrastructure, vehicle inspection, electricity, and water infrastructure in three countries: the United States, Spain, and the United Kingdom.

  Macquarie Capital Group

        The Macquarie Capital Group is a diversified international provider of specialist investment, advisory, trading and financial services in select markets around the world with over $200 billion of total assets under management (as of September 30, 2007). The Macquarie Capital Group comprises Macquarie Capital Group Limited and its direct and indirect subsidiaries and the funds (and similar vehicles) managed by such subsidiaries. MIP and MFIT are managed by members of the Macquarie Capital Group.

        The Macquarie Capital Group is an operating group of Macquarie Group Limited, which we refer to as MGL. MGL is the holding company for a group of businesses (one of which is the Macquarie Capital Group) that we refer to herein as the Macquarie Group. MGL is listed on the Australian Securities Exchange.

        MGL and its worldwide affiliates manage more than $50 billion in equity invested in infrastructure and essential service assets around the world through a range of listed and unlisted vehicles. Infrastructure investments managed by the Macquarie Group include investments in the energy, utility, water, telecommunications and transportation sectors around the world.

THE MERGER

        The following discussion contains material information pertaining to the merger. This discussion is subject to and qualified in its entirety by reference to the merger agreement and the related documents attached as Annexes to this proxy statement. We urge you to read the entirety of those documents as well as the discussion in this proxy statement.

Background to the Merger

        As part of our ongoing strategic planning, our management and Board of Directors have regularly reviewed options to enhance shareholder value. In particular, for the last several years our Board has, on an annual basis, engaged in a focused strategic review of the Company and considered the Company's longer term business plans. In addition, these reviews have from time to time included discussions regarding potential mergers, acquisition and divestiture transactions, including acquisitions of other companies, sales of assets or subsidiaries or the sale of the Company in a change of control transaction. In most instances, the consideration of these transactions did not proceed beyond preliminary stages. However, in some instances negotiations resulted in definitive agreements and were ultimately consummated. For example, in 1997 the Company's predecessor company, Puget Sound Power & Light Company completed a merger with Washington Energy Company and Washington Natural Gas Company, and in 2006 the Company sold its construction subsidiary InfrastruX Group, Inc. The transaction with the Investor Consortium grew out of the ongoing process of reviewing our strategic options.

        In late 2005, a representative of Macquarie Securities (USA) Inc., which we refer to as Macquarie Securities, approached our Chairman, President and Chief Executive Officer, Stephen P. Reynolds, to ask whether the Company had any interest in discussing our gas distribution business. Mr. Reynolds agreed to talk with a representative of Macquarie Securities, but they engaged in a broader discussion relating to the current business environment and strategic options available to gas distribution utilities generally, and did not specifically discuss any particular proposed transaction with respect to our gas distribution business.

        Over the next several months, Bertrand Valdman, our Chief Financial Officer at the time, met with representatives of Macquarie Securities on several occasions to discuss our gas distribution business in the context of potentially consolidating our gas distribution business with others in the Pacific Northwest in order to realize economies of scale. During this period, we also provided Macquarie Securities with publicly available documents and information relating to our gas distribution business, and on June 20, 2006 we signed a confidentiality agreement with Macquarie Securities. Shortly thereafter, MDU Resources Group, Inc. announced that it had entered into an agreement to acquire Cascade Natural Gas Corp., and in light of this announcement, management commenced a review of the stand-alone value of our gas distribution business.

        At a meeting on July 13, 2006, our Board discussed strategic alternatives relating to our gas distribution business, and determined to undertake a review to consider the advisability of a transaction like the one being proposed by Macquarie Securities in light of the Company's other options. In connection with this review, our Board formed a Strategic Review Committee comprised of Phyllis J. Campbell, Stephen E. Frank, Sally G. Narodick, Mr. Reynolds and George W. Watson to lead the strategic review. On August 13, 2006 the Company engaged Morgan Stanley to advise our Board in connection with the strategic review.

        Also in July 2006, Mr. Valdman was contacted by representatives of an investment fund focused on infrastructure investments (referred to as "Company A"), and on July 25, 2006, Mr. Valdman met with these representatives, who indicated they were interested in discussing a transaction in which Company A would acquire the Company. After the meeting, Mr. Valdman scheduled a follow-up meeting with Company A and Mr. Reynolds to further explore Company A's interest. Around the same time

Mr. Reynolds was contacted by a representative of an energy transportation company (referred to as "Company B") about the possibility of a strategic transaction. Mr. Reynolds met with representatives of Company B on July 30, 2006 and August 10, 2006. During the meeting on August 10, 2006, representatives of Company B indicated that they would be interested in discussing the possibility of a business combination between Company B and the Company, or alternatively an acquisition of the Company by Company B. Mr. Reynolds indicated that the Company would need to receive a more detailed proposal so that our senior management and our Board of Directors could determine whether the Company would be willing to proceed with further discussions with Company B. Mr. Reynolds indicated that the types of issues that should be discussed in such a proposal included the structure that would be used in the transaction, whether the Company would remain a stand-alone entity and the nature of the consideration that would be offered to our shareholders. Mr. Reynolds also indicated that he would discuss the matter with our Board of Directors.

        The Strategic Review Committee of our Board of Directors held a meeting on August 21, 2006. All of our directors were invited to attend the meeting. At the meeting, Mr. Reynolds updated the directors regarding management's discussions with Macquarie Securities, Company A and Company B. A representative of LeBoeuf, Lamb, Greene & MacRae LLP (which we refer to as LeBoeuf, Lamb in this proxy statement and is now known as Dewey & LeBoeuf LLP), legal advisors to the Board, discussed certain legal issues with the directors. Morgan Stanley also discussed the Company's current financial situation and available potential strategic alternatives. Among the potential strategic alternatives that the Board considered were executing the Company's existing business model, recapitalizing the Company, separating the Company's gas division from its electric division through a sale, joint venture or spin-off dividend distribution, entering into a merger with another company and selling the Company in a sale of control transaction. Among other things, Morgan Stanley noted that the Company's anticipated capital expenditures over the next few years were relatively high compared to other utility companies. At this meeting our Board did not make any decision with respect to any particular strategic alternative and indicated to Mr. Reynolds that the directors would need more information about the options available to the Company before they could make any decision about how to proceed. Based on the information presented at that meeting, the Board asked management and Morgan Stanley to provide additional information about the Company's stand-alone business model, the possibility of entering into a transaction involving the Company's gas distribution business and a possible sale of control of the Company. In particular, based on the analysis provided to it, the Board did not believe that a transaction involving the Company's gas distribution business on a stand- alone basis presented an opportunity for creating value for the Company's shareholders and sought to confirm this conclusion. At the end of the meeting, the Board asked management and its advisors to continue discussions with the parties that had approached the Company about potential strategic transactions and report back to the Board.

        Also on August 21, 2006, Mr. Reynolds and Mr. Valdman met with representatives of Company A to further discuss a transaction in which Company A would acquire the Company. Mr. Reynolds and Mr. Valdman requested that Company A prepare a more specific proposal that they could discuss with our Board of Directors. As described below, although members of management had follow-up meetings with representatives of Company A, a more specific proposal was never provided.

        On August 31, 2006, Mr. Reynolds met with a representative of Macquarie Securities and advised him that the Board currently did not believe that a transaction involving our gas distribution business presented an opportunity for creating value for the Company's shareholders. At this meeting, the representative of Macquarie Securities raised the possibility of a Macquarie-led consortium acquiring the entire Company.

        In early September 2006, Mr. Reynolds contacted Company B to reiterate his interest in receiving a more specific proposal about the type of transaction that Company B might be interested in so that he could discuss it with our Board of Directors. Company B responded that they were still interested but were in the process of reviewing other strategic options and would get back to the Company at a later date.

        On September 8, 2006, Mr. Reynolds and Mr. Valdman met with representatives of Company A to discuss in more detail Company A's investment objectives and the type of transaction that Company A would consider. Representatives of Company A explained to Mr. Reynolds and Mr. Valdman their general investment philosophy and their interest in acquiring the Company in more detail, but they did not make a specific proposal with respect to a transaction involving the Company.

        On September 11, 2006, our Board of Directors met again to consider the Company's strategic alternatives. At this meeting, a representative of LeBoeuf, Lamb provided legal advice to the directors and Morgan Stanley provided the directors with additional analysis of the potential financial implications of some of the strategic alternatives that had been discussed at the Board's previous meeting. In particular, the Board considered the possibility of entering into a strategic transaction with respect to the Company's gas distribution business and concluded that the Company should not further pursue such a transaction at that time. The Board also considered the Company's stand-alone business model and some of the challenges that would have to be overcome in order to successfully implement that plan. In particular, the Board considered the fact that the Company was projecting that it would need significant amounts of additional capital over the next several years in order to execute its plan. Finally, the Board considered the possibility of a sale of control of the Company.

        On September 18, 2006, Macquarie Securities contacted Mr. Reynolds and Mr. Valdman to report that Macquarie Securities was preparing a preliminary proposal for the Company. On September 21, 2006, representatives of Company B called Mr. Reynolds to indicate that they had determined to pursue other business opportunities and therefore would not be submitting a more detailed proposal to the Company.

        On October 12, 2006, our Board of Directors met to discuss further the possibility of entering into a strategic transaction with one of the parties that had approached the Company. At this meeting, Morgan Stanley provided the directors with additional information about the Macquarie Group and Company A, updated financial information about the Company and information about recent transactions involving utility companies. The Board did not make any decision about any particular transaction at this meeting, but asked management and its advisors to continue to work with Macquarie Securities and Company A to determine what opportunities might be available to the Company.

        Members of management continued discussions with Macquarie Securities, and agreed to meet with them to discuss a potential change of control transaction. On October 23, 2006, Mr. Reynolds and Mr. Valdman met in New York with representatives of Macquarie Securities. In the meeting, representatives of Macquarie Securities explained their investment philosophy and how they would evaluate a transaction with the Company. Mr. Reynolds and Mr. Valdman discussed the Company's business. Mr. Reynolds also indicated that based on his recent discussions with our Board, he did not believe that a majority of our directors would support a change of control transaction for the Company unless the price to our shareholders was well above current trading levels. The Macquarie Securities representatives indicated that they would consider whether they would be willing to consider a transaction at such a price level.

        On October 24, 2006, Mr. Reynolds and Mr. Valdman met with representatives of Company A. During the meeting, the representatives of Company A explained their investment philosophy and how they approached valuing the Company. They indicated that based on their work, they were prepared to discuss a transaction with a value in the range of $27 to $29 per share for the Company. Mr. Reynolds indicated that he was not prepared to discuss a transaction with a price in that range and explained why he thought such a price range was too low. Mr. Reynolds indicated that he and Mr. Valdman were willing to continue to discuss a potential transaction with Company A, but only on the basis of a price well above current trading levels, and above the indicated range. Mr. Reynolds communicated the outcomes of both meetings to our Board.

        On November 20 and 21, 2006, Mr. Valdman met with representatives of Macquarie Securities in New York to respond to Macquarie Securities' questions about the Company's business in order to assist Macquarie Securities in preparing a more detailed proposal with respect to a strategic transaction with the Company. No confidential information about the Company was provided in these meetings. Mr. Valdman met with Macquarie Securities representatives again on February 11 to 13, 2007 to update Macquarie Securities regarding the Company's business activities and recent results of operations. Again, no confidential information about the Company was provided to Macquarie Securities.

        Over the next several months, our management had sporadic discussions with Macquarie Securities regarding a change of control transaction. On a number of occasions, Macquarie Securities requested access to confidential information regarding the Company, however, only publicly available information was provided to Macquarie Securities during this period. Company A did not express any further interest in pursuing a transaction with the Company during this period.

        At a meeting of our Board of Directors on April 6, 2007, a representative of Morgan Stanley reviewed recent developments in the financial markets as well as recent developments with respect to the Company's stock price and its potential valuation. He also reviewed recent transactions involving utility companies. A representative from LeBoeuf, Lamb provided legal advice to the directors regarding a potential transaction and discussed factors that the directors might consider in their evaluation thereof.

        Following the Board meeting on April 6, 2007, management contacted Macquarie Securities and indicated that the Company would be willing to provide confidential financial information about the Company to permit Macquarie Securities to develop an updated indicative proposal for a Macquarie-led consortium to acquire the Company. On April 9, 2007, we provided Macquarie Securities with updated financial information about the Company, including confidential projections that had been previously prepared by management for use in other contexts. In the subsequent months, in accordance with its usual practice, management continued to evaluate and refine the projections as new information became available and the budget for the upcoming year was prepared. Management discussed with Macquarie Securities the revisions and refinements that were being made to the projections so that Macquarie Securities could make its own evaluation of the changes to the projections that we had previously provided to it. Included in these revisions, among other things, were changes in the Company's assumptions regarding future operation and maintenance costs, capital expenditure levels, and load growth. Consequently, by late October, the projections provided to Macquarie Securities in April were no longer considered by management to be a reasonable estimate of the Company's future earnings or financial condition.

        From time to time during April, May and June 2007, Mr. Reynolds and other members of management communicated with Macquarie Securities to provide additional publicly available information about the Company and to determine whether Macquarie Securities intended to submit a proposal to the Company.

        Macquarie Securities initially indicated to Mr. Reynolds that a Macquarie-led consortium would make a proposal in the $32 to $33 per share price range and on June 27, 2007, Macquarie Securities delivered to the Company a preliminary, non-binding indication of interest with respect to an acquisition of the Company pursuant to which a consortium of funds led by Macquarie would acquire the Company for $32 per share in cash. The proposal was subject to several conditions, including completion of satisfactory due diligence and confirmation of a variety of assumptions underlying its valuation of the Company. Macquarie Securities indicated in its proposal that it expected the Company to negotiate with Macquarie Securities on an exclusive basis if it decided to pursue the proposal. Mr. Reynolds indicated that he was willing to recommend to our Board that negotiations be conducted on an exclusive basis only if the Company would have the right to solicit alternative proposals for a period of time after the signing of a definitive agreement with the Macquarie-led consortium (referred to as a "go shop" period). Macquarie Securities agreed to proceed on this basis. In the proposal, Macquarie Securities also indicated that it was willing to discuss a variety of commitments by the Macquarie-led consortium in connection with a potential transaction, including a commitment to future infrastructure investment, adoption of reliability and service quality standards, a commitment to the local community, continuity of senior management at PSE and a commitment to honor existing labor agreements, among others. Macquarie Securities advised that it would work with our management to develop a package of commitments designed to have broad appeal to the Company's non-shareholder constituencies and reduce the risk that the proposed transaction would not receive regulatory approval.

        On July 10, 2007, our Board of Directors met to review the indicative proposal that had been received from Macquarie Securities. During the meeting, Morgan Stanley also reviewed with the Board certain financial information relating to the Company. Based on the preliminary proposal that had been received, our Board instructed our management to continue discussions with Macquarie Securities. Our Board also discussed whether the Company should enter into exclusive negotiations, as requested by Macquarie Securities. Among other things, the Board considered the risk that the discussions might become public if the Company commenced discussions with other parties, and the risk that the Macquarie-led consortium might decide not to proceed with discussions if the Company did not agree to exclusive negotiations with Macquarie Securities. After discussion, our Board authorized management to enter into an exclusivity agreement with Macquarie Securities on the understanding that if a definitive agreement were entered into with the Macquarie-led consortium, it would contain a "go shop" provision that would permit the Board to solicit alternative proposals for a significant period after the agreement had been signed.

        On July 20, 2007, we executed a revised confidentiality and standstill agreement with Macquarie Securities and on July 30, 2007, we executed an exclusivity agreement with Macquarie Securities pursuant to which we agreed to negotiate exclusively for a period of 60 days. Following the execution of these two agreements, we began to provide Macquarie Securities with extensive information about the Company, primarily through access to an electronic dataroom, so that Macquarie Securities could conduct a comprehensive due diligence review. As part of this process, on July 30 and 31, 2007 members of our management met with a group of Macquarie Securities representatives in Seattle to introduce the representatives of Macquarie Securities to additional members of the Company's senior management and to discuss with Macquarie Securities the due diligence information that had been provided to date. Another matter that was discussed at this meeting was the fact that the Company was planning to issue additional equity before the end of 2007 and that it would be difficult to undertake a public offering either while exclusive negotiations with Macquarie Securities were underway or after the transaction had been announced. Macquarie Securities indicated that the Macquarie-led consortium would be willing to consider purchasing equity of the Company prior to year-end in order to assist the Company in raising additional equity capital. We indicated to Macquarie Securities that we would consider this as we evaluated our options with respect to the equity offering.

        On August 2, 2007, our Board met with management to review the Company's stand-alone strategic plan and to compare it to the proposal received from Macquarie Securities. Our Board reviewed the operational, regulatory and financial aspects of the Company's draft business plan, including its anticipated capital expenditure requirements and other financial needs over the next several years. In particular, the Board discussed the fact that the Company intended to issue additional common stock prior to the end of 2007 and the potential impact that a stock offering could have on the Company's share price. No decision was made at that time with respect to the timing or plan for raising additional equity.

        In the course of this discussion, management reviewed with the Board estimates of the capital and other expenditures that would be required for the Company to satisfy its service obligations over the next six years, the Company's plans for dealing with the operational, financial, regulatory and strategic challenges of implementing the Company's plan. Among those were the Company's increasing need to replace and upgrade its aging infrastructure, satisfy customer reliability requirements, address increasing regulatory compliance requirements for reliability, security and other matters. Also discussed were the Company's growing power supply requirements, renewable energy mandates and replenishing its aging labor force in an increasingly competitive labor market. The Board also discussed the financial implications of the plan for the Company's future earnings and the value of its common stock. A representative of LeBoeuf, Lamb provided legal advice to the directors.

        On August 3, 2007 Mr. Reynolds received a call from a representative of Macquarie Securities to explain that in light of the recent crisis in the debt capital and credit markets, including a significant reduction in the availability of acquisition financing coupled with substantial increases in the cost of such financing, Macquarie Securities was no longer in a position to discuss an acquisition of the Company by a Macquarie-led consortium for a price of $32 per share. Instead, Macquarie Securities indicated that the Macquarie-led consortium would be willing to discuss a transaction at a price of $30 per share. Mr. Reynolds explained to the Macquarie Securities representative that he would discuss the matter with the Board, but that he did not believe that the Board would be prepared to proceed on the basis of the lower price, and that he was not prepared to recommend to the Board that they proceed on that basis. After being informed of the call from Macquarie Securities, the Board concluded that they did not wish to proceed with discussions with Macquarie Securities on the basis of the lower indicative price. Mr. Reynolds conveyed this message to Macquarie Securities and explained to them that unless they were willing to proceed based on the previously indicated price of $32 per share, discussions would be terminated. At that time, management ceased providing Macquarie Securities with information about the Company in connection with its due diligence review.

        Two days later, a representative of Macquarie Securities called Mr. Reynolds to tell him that they had reconsidered and were prepared to move forward based on an indicative price of $32 per share on the assumption that the debt capital and credit markets would improve and that Macquarie Securities' further due diligence review would support the price of $32 per share. Based on this call, it was agreed that Macquarie Securities should continue its due diligence review.

        Over the next several days, members of our management, including Eric Markell, our Executive Vice President and Chief Financial Officer, discussed with our financial and legal advisors the Company's need for equity capital and the options available to the Company to obtain that capital. Options discussed included a public offering of common stock, a private placement of common stock to parties other than the Macquarie-led consortium and a sale of newly issued shares of Company common stock to the Macquarie-led consortium at the same time that the Company entered into a definitive agreement with respect to a business combination with the Macquarie-led consortium. In light of the attendant market and disclosure issues, management concluded that a sale to the Macquarie-led consortium would be the most favorable to the Company in that it would result in the most certain transaction and the highest price being paid for the shares. Based on these discussions, on August 16, 2007, Mr. Markell sent a term sheet to Macquarie Securities outlining the key terms of a proposed equity issuance to the Macquarie-led consortium. Among other things, this term sheet proposed that the shares issued would be subject to an assignable repurchase right, pursuant to which the Company or its assignee would be permitted to repurchase the shares from the Macquarie-led consortium at the issue price plus accrued dividends at any time prior to the date that the Company's shareholders approved the proposed merger transaction, and for a short period thereafter. On August 20, 2007, Mr. Markell met with representatives of Macquarie Securities in Seattle, Washington to discuss the status of Macquarie Securities' due diligence review of the Company and the proposed terms for the equity issuance.

        In late August 2007, Macquarie Securities contacted Mr. Reynolds to tell him that based on the due diligence review completed to date, including Macquarie Securities' review of the Company's current assumptions regarding future operation and maintenance costs, capital expenditure levels, and load growth, as well as the continuing crisis in the debt capital and credit markets, particularly the markets for leveraged acquisition financing, the Macquarie-led consortium was still not in a position to negotiate a transaction at a price of $32 per share. Macquarie Securities indicated that the highest price the Macquarie-led consortium was willing to consider was $30 per share. Macquarie Securities also indicated that it would like an opportunity to explain its position to the Board. Mr. Reynolds agreed to arrange a meeting with our Board of Directors.

        On September 5, 2007 our Board of Directors met with representatives of Macquarie Securities in Seattle. At the meeting, representatives of Macquarie Securities explained to our Board their investment philosophy, how members of the Macquarie-led consortium had handled other acquisitions in the utility industry and elsewhere, and how the Macquarie-led consortium would approach an acquisition of the Company, and discussed with the Board the basis for the $30 per share indicative offer. After Macquarie Securities had completed its presentation and left the meeting, the Board discussed the Macquarie Securities presentation and the Company's financial prospects as a stand-alone company. In the course of this discussion, the Board considered management's updated assumptions regarding the Company's future operation and maintenance costs, capital expenditure levels and load growth, as described above, which indicated that the Company faced a more challenging environment than was previously forecast. The directors also considered information about the potential value of the Company's common stock under some of the financial scenarios that were being considered, and reviewed materials that noted the reduction in the trading price of the Company's common stock since April 2007. A representative of LeBoeuf, Lamb also provided legal advice to the directors. The Board also discussed the regulatory implications of the potential transaction with the Macquarie-led consortium and the importance of attempting to minimize the risk that regulators would not approve the proposed transactions. In this context the Board discussed potential commitments that the Board believed the Macquarie-led consortium should make with regard to, among other things, maintaining PSE's quality of service measures; making capital available to the Company in order to permit the Company to complete necessary capital expenditures and other improvements to its system contemplated by the Company's strategic plan; maintaining the Company's environmental and renewable energy programs and efficiency goals; continuity of senior management at PSE; preserving the financial integrity of PSE; maintaining a local presence; and preserving low-income assistance for the Company's customers. In the course of the discussion, the importance of continuity of senior management at PSE from a regulatory approval perspective was highlighted given the concerns that had been expressed by regulators in similar transactions in the region and because high turnover in experienced senior management would make it difficult for the Company to execute its business strategy. Following this discussion and recognizing that the Company had committed to negotiate exclusively with Macquarie Securities for the sixty day period following July 30, 2007, the directors concluded that the Company should continue its discussions with the Macquarie-led consortium on the basis of an indicative price of $30 per share and instructed management and their advisors to continue negotiations.

        In the days following the Board meeting, members of our management consulted with financial and legal advisors regarding the preparation of draft transaction documents, as well as the potential equity issuance to the Macquarie-led consortium. On September 7, 2007, a representative of Morgan Stanley contacted Macquarie Securities to discuss in general the terms of the proposed equity issuance. The next day, LeBoeuf, Lamb sent to Macquarie Securities on behalf of the Company a revised version of a term sheet relating to the proposed equity offering.

        On September 11, 2007, Mr. Markell and other members of our management, together with representatives of Morgan Stanley and LeBoeuf, Lamb, participated in a conference call with representatives of Macquarie Securities and its legal counsel, Latham & Watkins LLP (referred to as Latham & Watkins) to discuss the terms of the proposed equity offering. In the course of the discussions, representatives of Macquarie Securities noted that the Macquarie-led consortium was not willing to agree to the repurchase right described above as a term of the equity issuance.

        On September 18, 2007, LeBoeuf, Lamb forwarded to Macquarie Securities and its legal counsel an initial draft of a merger agreement pursuant to which the Macquarie-led consortium would acquire the Company.

        On September 24, 2007, Latham & Watkins sent to us an initial draft of a stock purchase agreement pursuant to which the Macquarie-led consortium and other members of its consortium would be willing to invest in the Company's common stock, as well as Macquarie Securities' comments on the initial draft of the merger agreement.

        On September 26, 2007, LeBoeuf, Lamb forwarded to Latham & Watkins for distribution to the Macquarie-led consortium a preliminary proposal regarding the commitments to be included with the application to be submitted to the WUTC to seek approval of the merger. The proposed commitments reflected a series of discussions with Macquarie Securities in which Mr. Reynolds made clear that an essential element of an acceptable transaction from the Board's perspective would be the Macquarie-led consortium's willingness to commit to meaningful undertakings to the Company's customers, regulators, employees and other constituencies in connection with the transaction. Mr. Reynolds explained to Macquarie Securities that because regulatory approval of the transaction would be required, it was essential that the Macquarie-led consortium make meaningful commitments with respect to the regulatory and other aspects of the transaction. Following the preparation of this preliminary proposal, the Company and Macquarie Securities worked together to further develop this list of commitments. Among others things, the list included commitments by the Macquarie-led consortium to maintain quality of service measures following consummation of the transaction; make significant amounts of capital available to the Company during the five years following the closing of the transaction in order to permit the Company to complete necessary capital expenditures and other improvements to its system contemplated by the Company's strategic plan; maintain the Company's environmental and renewable energy programs and efficiency goals following consummation of the transaction; preserve the financial integrity of PSE by insulating the utility company from financial matters relating to the Macquarie-led consortium that might adversely affect the Company; not seek recovery of costs associated with the transaction in any regulatory proceeding; commitments to management, staffing and governance, including seeking to retain senior management at PSE; maintaining a local presence; permitting regulators access to books and records and review of affiliate transactions; and preserving low-income assistance for the Company's customers.

        During the course of the negotiations described below, representatives of Macquarie Securities discussed with Mr. Reynolds the possibility of negotiating post merger employment agreements with members of senior management concurrent with the negotiation of the merger agreement. Mr. Reynolds advised that the Company preferred to defer any negotiation of specific employment terms with individuals until after a definitive merger agreement had been signed. As of the date of this proxy statement, no members of Company management have entered into definitive agreements or arrangements with respect to their employment with the Company following the merger.

        On September 27, 2007, representatives of LeBoeuf, Lamb and Latham & Watkins met in New York to discuss the terms of the draft merger agreement and stock purchase agreement. A number of significant terms were discussed in detail, including the Company's proposed repurchase right under the stock purchase agreement, the specific terms of the "go shop" provision and the other provisions relating to the Company's pursuit of alternative proposals in the merger agreement, the size of the termination fee payable in the event that the Company elects to pursue an alternative proposal, the Macquarie-led consortium's obligation to proceed with a closing of the merger in the event that a regulatory approval for the merger includes burdensome terms and conditions, and the financial assurances that the Macquarie-led consortium were willing to provide to ensure the performance of the acquisition vehicle under the merger agreement, among others. Following this meeting, LeBoeuf, Lamb reviewed the discussions with members of our management.

        On September 28, 2007, our Board held a meeting by conference call during which the directors received updates from management and their advisors regarding the status of negotiations with the Macquarie-led consortium. Later that day, Mr. Reynolds, Mr. Markell and other members of our management, together with representatives of LeBoeuf, Lamb, participated in a telephone conference call with representatives of Macquarie Securities and Latham & Watkins to discuss a number of the issues raised at the prior day's meeting. On September 28, 2007, the exclusivity agreement that we had entered into with Macquarie Securities expired. Although the agreement was not extended, the Company did not solicit any other proposals with respect to an acquisition of the Company, or provide access to confidential information regarding the Company to any other party in connection therewith at that time.

        On September 29, 2007, LeBoeuf, Lamb circulated a revised draft of the merger agreement to Macquarie Securities and its counsel, and on October 3, 2007, LeBoeuf, Lamb circulated the Company's comments to the stock purchase agreement to Macquarie Securities and its counsel.

        On October 1, 2007, our Board held a meeting during which the directors received an update from Mr. Reynolds regarding the status of negotiations with the Macquarie-led consortium. A representative of LeBoeuf, Lamb then provided legal advice to the Board relating to the legal aspects of the transaction and the provisions of the proposed merger agreement and stock purchase agreement that were in the process of being negotiated with the Macquarie-led consortium. The directors posed numerous questions regarding the status of the negotiations and the content of the presentation and conducted an extensive discussion related thereto. Following this discussion, the Chair of the Board's Compensation and Leadership Development Committee reviewed with the Board the implications of the proposed transaction on the compensation of the officers of the Company. During the course of the meeting, the Board also authorized management to retain Morgan Stanley to serve as the Company's financial advisor in connection with the merger transaction. Following the conclusion of these discussions, as was the Board's usual practice throughout the negotiations, the independent members of the Board met in executive session without management and advisors present and had further discussions regarding the foregoing matters.

        On October 4, 2007, Mr. Reynolds and Mr. Markell met with representatives of Macquarie Securities and prospective members of the consortium of investors at Macquarie Securities' offices in New York to discuss the Company's business opportunities, needs and prospects and respond to due diligence questions. Following these meetings, Mr. Reynolds and Mr. Markell, together with representatives of LeBoeuf, Lamb, met with representatives of Macquarie Securities and Latham & Watkins to negotiate certain key issues in the merger agreement and stock purchase agreement. Among the terms discussed in detail were the size of the termination fee, the Company's right to enforce the merger agreement and the repurchase right under the stock purchase agreement.

        Over the next few days, members of the Company's management consulted with financial and legal advisors regarding the significant open issues in the merger agreement and the stock purchase agreement, and on October 7, 2007 directed LeBoeuf, Lamb to send to Macquarie Securities a proposal to resolve the significant outstanding issues in the merger agreement and the stock purchase agreement. During the course of October 8 and 9, 2007, management negotiated with Macquarie Securities with respect to a number of these issues, which included a proposal by the Company that the proposed repurchase right in the stock purchase agreement require the repurchase of the shares at a premium to the issue price. Notwithstanding this revised proposal, the Macquarie-led consortium continued to oppose the inclusion of any repurchase right in the stock purchase agreement. Over the course of the negotiations described below, in consideration of concessions by the Macquarie-led consortium on other points, including among others an agreement by the Macquarie-led consortium to revise the conditions precedent to the closing of the stock purchase agreement so that the equity issuance could be completed more quickly, a reduction in the termination fee potentially payable by the Company under the merger agreement, a reduction in the circumstances in which the Company would be required to reimburse Parent for its expenses in the event that the merger agreement was terminated and an agreement to include a business interruption fee in the merger agreement as opposed to a cap limiting the Company's damages in the event of a termination of the merger agreement due to a breach by the Parent, the Company ultimately agreed that the repurchase right would not be included in the final agreement.

        In early October 2007, our management also began negotiating the terms of a new engagement letter with Morgan Stanley in connection with Morgan Stanley's services with respect to the merger transaction, including conducting the "go shop" process. In connection with the negotiation of this engagement letter, the Company received customary assurances from Morgan Stanley that it did not have any active advisory or financing assignments that would present Morgan Stanley with an actual conflict of interest with respect to providing its financial advisory services to our Board in connection with its review of the merger transaction. In addition, management also began negotiating a separate engagement letter with Morgan Stanley with respect to its services in connection with the transactions contemplated by the stock purchase agreement. These engagement letters were finalized on October 10, 2007 for presentation to our Board.

        On October 10, 2007 our Board held a meeting during which the directors received an update from management and a representative of LeBoeuf, Lamb on the status of the negotiations with the Macquarie-led consortium. The representative of LeBoeuf, Lamb provided legal advice to the Board relating to the significant commercial and legal aspects of the transaction that were under negotiation between the Company and the Macquarie-led consortium, and the directors questioned him extensively regarding the presentation. Also during the course of the meeting, Mr. Markell reviewed with our Board the Company's 2008 budget and discussed with the Board the fact that the Company faced a more challenging environment than was previously forecast, based on management's current assumptions regarding future operation and maintenance costs, capital expenditure levels, and load growth. In this context, Mr. Markell discussed with the Board the Company's capital needs and the timing of a proposed equity offering. Following the review, the Board discussed the Company's upcoming capital needs in the context of these assumptions and the proposed transaction with the Macquarie-led consortium. In addition, representatives of Morgan Stanley reviewed with the Board the current financial environment for utilities as well as specific considerations relating to the Company. During the course of the review, Morgan Stanley discussed an updated valuation analysis with our Board, based on the revisions to the financial projections prepared by management, which included increases in expected operation and maintenance costs in the coming year. Morgan Stanley also reviewed with the Board a preliminary draft of its fairness opinion letter regarding the proposed merger consideration as well as the committee process generally followed by Morgan Stanley in approving and delivering its fairness opinions.

        On October 11, 2007, we received a revised proposal from Macquarie Securities regarding a number of the significant outstanding issues, which Macquarie Securities advised also reflected input from the Macquarie-led consortium. That evening, our legal counsel continued negotiations with Macquarie Securities and its legal counsel with regard to these significant issues.

        On October 15 and 16, 2007, legal counsel for Macquarie Securities and the Company circulated revised drafts of the stock purchase agreement and the merger agreement, respectively, which reflected the ongoing negotiations between the parties.

        On October 19, 2007, our Board held a telephonic meeting during which Mr. Markell reviewed with the Board the Company's final 2008 business plan and the Board received an update from management regarding the status of the proposed transactions with the Macquarie-led consortium. A representative of LeBoeuf, Lamb provided legal advice to the Board relating to the key terms of the proposed stock purchase agreement and merger agreement, and explained to the Board how various issues had been resolved since the last meeting of the Board. There was extensive discussion among the directors regarding the terms of the stock purchase agreement and the merger agreement. During the course of the meeting, the Board approved the retention of Morgan Stanley as its equity placement agent in connection with the issuance of common stock pursuant to the stock purchase agreement.

        From October 19 through October 25, 2007, management of the Company and its financial and legal advisors worked with Macquarie Securities and its legal advisor to resolve the remaining open issues in the merger agreement and the stock purchase agreement and to finalize a plan for communicating the benefits of the proposed transaction to the Company and its stakeholders. During this period, the escrow arrangements pursuant to which the members of the Macquarie-led consortium deposited funds or letters of credit to secure payment of the "business interruption fee" that could become payable by the Parent under certain circumstances were finalized, and the escrow account was funded.

        On October 25, 2007, the Board held a special meeting to consider the proposed merger agreement as well as the proposed stock purchase agreement. Mr. Reynolds began the meeting with a brief update on the status of the transactions, and indicated to the Board that he believed that all of the remaining outstanding issues had been satisfactorily resolved. Representatives of Morgan Stanley then reviewed with the Board updated financial information regarding the Company, and then reviewed its financial analysis regarding the financial aspects of the proposed merger and delivered Morgan Stanley's oral opinion (subsequently confirmed in writing) that, as of that date and based on and subject to the assumptions, qualifications and limitations set forth in the opinion, the consideration to be received by holders of our common stock pursuant to the merger agreement was fair from a financial point of view to such holders. See "The Merger—Opinion of Our Financial Advisor" beginning on page 42. A representative of LeBoeuf, Lamb then reviewed with the Board the resolution of the final terms of the stock purchase agreement and provided legal advice in connection therewith, and Mr. Markell reported to the Board that the agreed price for the sale of the shares pursuant to the stock purchase agreement was $23.67 per share, a price that management of the Company believed was higher than would be achievable in a public offering or a private placement of our stock. The representative of LeBoeuf, Lamb next reviewed with the Board the resolution of the final terms of the merger agreement, including the $30.00 per share consideration to be received by the Company's shareholders (other than those shareholders who properly exercise their dissenters' rights and Puget Holdings and the wholly owned subsidiaries of the Company and Puget Holdings), and provided legal advice in connection therewith.

        After full discussion and deliberation, the Board unanimously (i) determined that the merger pursuant to the merger agreement is in the best interests of the Company, (ii) approved, adopted and declared advisable the merger and the merger agreement and the other transactions contemplated by the merger agreement, and (iii) resolved to recommend approval of the merger agreement to the Company's shareholders and directed that it be submitted to them for their approval. In addition, the Board approved our entering into the stock purchase agreement with the members of the Investor Consortium and the issuance of the shares of our common stock thereunder. That evening, we, the Parent (the acquisition vehicle formed by the Investor Consortium to effect the merger transaction) and its subsidiaries executed and delivered the merger agreement, and we and the Purchasers executed and delivered the stock purchase agreement.

        Following the announcement of the Company's entry into the merger agreement on the morning of October 26, 2007, Morgan Stanley began the process of contacting other companies and funds that it believed might have an interest in submitting a proposal to acquire the Company on terms more favorable to the Company's shareholders than the transaction with the Parent, in accordance with the "go shop" provisions in the merger agreement. Morgan Stanley contacted approximately 20 targeted prospects, including Company A and Company B referenced above. Of the parties contacted, three signed nondisclosure agreements, including Company A, and indicated an interest in proceeding, and each of these parties was sent confidential information regarding the Company, including the

Company's non-public financial projections that had been provided to Macquarie Securities, to permit these parties to conduct a thorough review. As of the date of this proxy statement, no parties submitted a proposal in response to these efforts or otherwise.

Reasons for the Merger and Recommendation of the Company's Board of Directors

  Reasons for the Merger

        In the course of reaching its decision to approve the merger agreement, our Board of Directors consulted with our financial, legal and regulatory advisors and considered the following factors, each of which it believed supported its decision:

  •
  the opportunity for our shareholders to realize substantial value based on the receipt of $30.00 in cash per share of our common stock, representing a 25% premium over the closing price of our common stock on the New York Stock Exchange on the last trading day prior to the announcement of the merger and an 11% premium to the 52-week high trading price for the common stock;

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  our shareholders' exposure to the risks and uncertainties inherent in continuing as a public company, including operational and regulatory risks, risks of changes in government regulation at the federal and state levels and risks resulting from the sensitivity of the cost of purchased power and natural gas;

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  general industry, economic and market conditions, both on an historical and on a prospective basis;

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  the written opinion of Morgan Stanley dated October 25, 2007, to the effect that as of that date and based upon and subject to the assumptions, qualifications and limitations set forth in the opinion, the consideration to be received by the holders of our common stock pursuant to the merger agreement was fair from a financial point of view to such holders (see "The Merger—Opinion of Our Financial Advisor" beginning on page 42);

  •
  the financial and other terms and conditions of the merger agreement as reviewed by our Board of Directors (see "The Merger Agreement" beginning on page 68), the fact that such terms and conditions were the product of arm's-length negotiations between the parties, that such terms and conditions minimize, to the extent reasonably practical, the risk that a condition to closing would not be satisfied and also provided reasonable flexibility to operate our business during the pendency of the merger;

  •
  the timing of the merger and the risk that if we do not accept the Investor Consortium's offer, we may not have another opportunity to do so;

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  the fact that the outcome of our 2007 rate case before the WUTC, on a stand-alone basis, has no effect on the Parent's obligations under the merger agreement;

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  the fact that the merger consideration is all cash, which will provide liquidity and certainty of value to our shareholders;

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  our ability under the terms of the merger agreement to continue to pay regular dividends to shareholders prior to the consummation of the merger;

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  the fact that the Purchasers agreed to enter into the stock purchase agreement simultaneously with entering into the merger agreement, which satisfied our interim equity financing requirements, and purchase shares of our common stock at a price per share higher than the Board believed would be achievable in a public offering or private placement of the stock;

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  the fact that the Parent's obligation to consummate the merger is not subject to any financing condition;

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  the right of the Company under the merger agreement to solicit superior acquisition proposals from third parties through December 10, 2007 and the right to receive and consider unsolicited proposals thereafter until approval of the merger agreement by our shareholders, including the right to terminate the merger agreement to accept a superior proposal subject to the payment to the Parent of a termination fee of $40 million (approximately 1.14% of the equity value of the merger) or, if the event giving rise to the termination is based on the submission of an acquisition proposal by a party from whom the Company has received a bona fide written acquisition proposal prior to the end of the "go shop" period running through December 10, 2007 that our Board of Directors determined in good faith constitutes, or could reasonably be expected to result in, a superior proposal (no such determination was made by our Board at the end of the "go shop" period), $30 million (approximately 0.85% of the equity value of the merger) (see "The Merger Agreement—Solicitation of Acquisition Proposals" beginning on page 75 and "The Merger Agreement—Termination Fees and Expenses" beginning on page 83);

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  the fact that we would not be required to establish damages in the event that we terminate the merger agreement due to the Parent's material breach or failure to perform any of its representations, warranties or covenants contained in the merger agreement, including obtaining the financing necessary to consummate the transaction, as a result of the terms of the $130 million business interruption fee payable by the Parent and held for our benefit in an escrow account;

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  the right of our shareholders to exercise dissenters' rights in accordance with Washington law;

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  the fact that members of our management had no agreements with the Parent regarding future employment and would have been free to work with any competing bidders that emerged during the "go shop" process;

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  the fact that the Company's financial and legal advisors were involved throughout the negotiations and updated the Board directly, which provided the Board with additional perspectives on the negotiations outside of those of management;

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  the effects of the merger on employees, customers, suppliers and other constituencies of the Company and its subsidiaries and on the communities in which we operate;

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  the fact that certain members of the Investor Consortium have a history of acquiring utility assets (including the acquisition of regulated utility assets in other states in the U.S.) and holding and operating such investments on a long-term basis; and

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  the fact that the Parent has agreed to keep the Company's headquarters in Bellevue, Washington, to provide for corporate contributions and community support in the State of Washington at levels substantially comparable to the 2007 levels of charitable contributions and community support, in each case for a period of at least five years following the merger, and to make a one-time contribution of $5 million to the Puget Sound Energy Foundation as well as a number of other undertakings to which the Parent has committed in connection with the application for regulatory approval from the WUTC, including commitments to maintain PSE's quality of service, commitments to help ensure the financial integrity of PSE, and commitments to support PSE's environmental, renewable and energy efficiency efforts, among others.

        Our Board of Directors also considered a variety of risks and other potentially negative factors concerning the merger agreement and the merger, including the following:

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  the risk that the merger may not be completed in a timely manner or at all, including the risks of adverse regulatory or other governmental reactions or that the financing contemplated by the financing commitments is not obtained, along with the risk that the transaction could prompt regulatory or legislative actions that could prevent the merger and adversely affect the ongoing regulatory position of the Company;

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  the fact that our shareholders will not participate in any of our post-merger earnings or growth and will not benefit from any post-merger appreciation in our value;

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  the risks and costs to us if the merger does not close, including the diversion of management and employee attention, potential employee attrition and the potential effect on business and customer relationships;

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  the fact that an all cash transaction would be taxable to our shareholders for U.S. federal income tax purposes;

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  the restrictions on the conduct of our business prior to the completion of the merger, requiring us to conduct our business only in the ordinary course, subject to specific limitations, which may delay or prevent us from undertaking business opportunities that may arise pending completion of the merger;

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  the fact that the Investor Consortium is comprised of several non-U.S. entities and is not currently regulated as a public utility holding company and the potential risk that governmental entities whose approvals must be obtained may be more rigorous in their review process than they would with a U.S. or strategic buyer;

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  the fact that the Investor Consortium would be required to raise a substantial portion of the merger consideration in the bank capital markets and the risks related to those markets;

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  the interests of our executive officers and directors in the merger (see "The Merger—Interests of the Company's Directors and Executive Officers in the Merger" beginning on page 48);

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  the fact that we do not have the ability to seek specific performance by the Parent of its obligations to consummate the merger contained in the merger agreement;

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  the requirement that we pay the Parent a termination fee up to $40 million and expenses and fees up to $10 million in order for the Board of Directors to accept a superior proposal;

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  the fact that a third party submitting an alternative proposal would be required to pay the full amount of the proposed merger consideration to the Purchasers in respect of the 12,500,000 shares of our common stock issued to the Purchasers pursuant to the stock purchase agreement; and

  •
  the fact that the merger agreement was entered into without any formal pre-signing market check, although the merger agreement would permit a post-signing market check through the "go shop" process with a limited termination fee.

        The foregoing discussion summarizes the material factors considered by our Board of Directors in its consideration of the merger. After considering these factors, the Board of Directors concluded that the positive factors relating to the merger agreement and the merger outweighed the negative factors. In view of the wide variety of factors considered by our Board of Directors, our Board of Directors did not find it practicable to quantify or otherwise assign relative weights to the foregoing factors. In addition, individual members of our Board of Directors may have assigned different weights to various factors.

  Recommendation of Our Board of Directors

        After careful consideration, and taking into account the factors outlined above, the Company's Board of Directors, by unanimous vote:

  •
  has determined that the merger is in the best interests of the Company;

  •
  has adopted and declared advisable the merger agreement and the merger and the other transactions contemplated thereby; and

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  recommends that the Company's shareholders vote FOR the approval of the merger agreement.

Certain Projections

        In connection with the Parent's due diligence review of the Company and in the course of the negotiations between the parties, we provided the Parent with certain non-public business and financial information about us. This information included a series of preliminary and final financial projections for the remainder of fiscal year 2007 and for fiscal years 2008 through 2012 (which we refer to collectively as the projections). The final version of these projections, dated October 19, 2007, included, but was not limited to, projections of earnings before interest, taxes, depreciation and amortization, which we refer to as EBITDA, net income and capital expenditures. These projections were based on the continued operation of the Company as a stand alone listed entity and do not give effect to the merger.

        The projections are summarized below:

	2007E	2008E	2009E	2010E	2011E	2012E	2013E
	(in millions)
EBITDA	$744	$751	$854	$891	$1,044	$1,082	$1,253
Net Income	$181	$159	$199	$194	$264	$278	$324
Capital Expenditures	$708	$667	$788	$1,257	$988	$1,231	$720

        In preparing the above projections, our management made a number of assumptions, including assumptions regarding the outcome of the Company's future rate cases and the return on equity permitted by the WUTC. No assurances can be given that these assumptions will accurately reflect future conditions. Although presented with numerical specificity, these projections reflect numerous assumptions and estimates as to future events that our management believed were reasonable at the time the projections were prepared and other factors such as industry performance and general business, economic, regulatory, market and financial conditions, all of which are difficult to predict and beyond the control of the Company's management. You should review "Cautionary Statement Concerning Forward-Looking Information" beginning on page 19. Accordingly, there can be no assurance that the projections will be realized, and actual results may be materially greater or less than those reflected in the projections. You should review our most recent filings on Form 10-K and Form 10-Q for a description of risk factors with respect to our business. See "Where You Can Find Additional Information" beginning on page 90.

        The Company does not, as a matter of course, publicly disclose projections of future revenues, earnings or other results. The projections were not prepared with a view to public disclosure and are included in this proxy statement only because this information was made available to the Parent. We also provided our financial advisor, Morgan Stanley, with these projections in connection with its financial analysis of the merger consideration. The projections were not prepared with a view to compliance with published guidelines of the SEC or the guidelines established by the American Institute of Certified Public Accountants for preparation and presentation of prospective financial information. The inclusion of the projections in this proxy statement should not be regarded as an indication that such projections will be predictive of actual future results, and the projections should not be relied upon as such. No representation is made by us, the Parent or our respective affiliates or representatives to any security holder of the Company regarding the ultimate performance of the Company compared to the information contained in the projections. We do not intend to update or otherwise revise the projections to reflect circumstances existing after the date when made or to reflect the occurrence of future events even in the event that any or all of the assumptions underlying the projections are shown to be in error.

Opinion of Our Financial Advisor

        In accordance with an engagement letter, dated October 4, 2007, the Company formally retained Morgan Stanley to act as its financial advisor in connection with the transaction because of its expertise and reputation and because its investment banking professionals have substantial experience in comparable transactions. On October 25, 2007, Morgan Stanley rendered its oral opinion, subsequently confirmed in writing, to the Company's Board of Directors that as of such date and, based upon and subject to the assumptions, qualifications and limitations set forth in the opinion, the consideration to be received by the common shareholders of the Company pursuant to the merger agreement was fair, from a financial point of view, to such shareholders. Morgan Stanley has not been requested to opine as to, and its opinion did not in any manner address, (i) the Company's underlying business decision to proceed with or effect the acquisition, or (ii) the interim funding transaction as reflected in the stock purchase agreement, including the fairness of the consideration to be received by the Company in such transaction.

        THE FULL TEXT OF MORGAN STANLEY'S WRITTEN FAIRNESS OPINION DATED OCTOBER 25, 2007, IS ATTACHED AS ANNEX B TO THIS PROXY STATEMENT. YOU SHOULD READ THE MORGAN STANLEY OPINION FOR A DISCUSSION OF THE ASSUMPTIONS MADE, PROCEDURES FOLLOWED, FACTORS CONSIDERED AND LIMITATIONS UPON THE REVIEW UNDERTAKEN BY MORGAN STANLEY IN RENDERING ITS OPINION. THIS SUMMARY IS QUALIFIED IN ITS ENTIRETY BY REFERENCE TO THE FULL TEXT OF SUCH OPINION. MORGAN STANLEY'S OPINION IS DIRECTED TO THE COMPANY'S BOARD OF DIRECTORS AND ADDRESSES ONLY THE FAIRNESS FROM A FINANCIAL POINT OF VIEW OF THE CONSIDERATION PURSUANT TO THE MERGER AGREEMENT TO COMMON SHAREHOLDERS OF THE COMPANY AS OF THE DATE OF THE OPINION. IT DOES NOT ADDRESS ANY OTHER ASPECTS OF THE MERGER AND DOES NOT CONSTITUTE A RECOMMENDATION TO ANY COMMON SHAREHOLDER OF THE COMPANY AS TO HOW TO VOTE AT THE SPECIAL MEETING.

        In arriving at its opinion, Morgan Stanley among other things:

  •
  reviewed certain publicly available financial statements and other business and financial information of the Company;

  •
  reviewed certain internal financial statements and other financial and operating data concerning the Company prepared by the management of the Company;

  •
  reviewed certain financial projections prepared by the management of the Company;

  •
  discussed the past and current operations and financial condition and the prospects of the Company with senior executives of the Company;

  •
  discussed the strategic rationale for the merger with senior executives of the Company;

  •
  reviewed the reported prices and trading activity for the Company common stock;

  •
  compared the financial performance of the Company and the prices and trading activity of the Company common stock with that of certain other comparable publicly-traded companies and their securities;

  •
  reviewed the financial terms, to the extent publicly available, of certain comparable acquisition transactions;

  •
  participated in discussions and negotiations among representatives of the Company, the Parent and their financial and legal advisors;

  •
  reviewed the merger agreement and the stock purchase agreement, and certain related documents; and

  •
  performed such other analyses and considered such other factors as Morgan Stanley deemed appropriate.

        In arriving at its opinion, Morgan Stanley assumed and relied upon without independent verification the accuracy and completeness of the information supplied or otherwise made available to it by the Company for the purposes of this opinion. With respect to the financial projections, Morgan Stanley assumed that they had been reasonably prepared on bases reflecting the best currently available estimates and judgments of the future financial performance of the Company. In addition, Morgan Stanley assumed that the merger transaction will be consummated in accordance with the terms set forth in the merger agreement without any waiver, amendment or delay of any terms or conditions, including without limitation, that the Parent will obtain financing in accordance with the terms set forth in the stock purchase agreement. Morgan Stanley assumed that in connection with the receipt of all the necessary governmental, regulatory or other approvals and consents required for the proposed merger, no delays, limitations, conditions or restrictions will be imposed that would have a material adverse effect on the contemplated benefits expected to be derived in the proposed merger. Morgan Stanley is not a legal, tax or regulatory advisor and has relied upon, without independent verification, the assessment of the Company and its legal, tax or regulatory advisors with respect to legal, tax or regulatory matters. Morgan Stanley did not make any independent valuation or appraisal of the assets or liabilities of the Company, nor has it been furnished with any such appraisals. Morgan Stanley's opinion was necessarily based on financial, economic, market and other conditions as in effect on, and the information made available to us as of, the date of the opinion. Events occurring after such date may affect its opinion and the assumptions used in preparing it, and Morgan Stanley will not assume any obligation to update, revise or reaffirm its opinion. Morgan Stanley expressed no opinion as to the prices at which shares of our common stock would trade at any time following the announcement of the transaction.

        The following is a summary of the material financial analyses used by Morgan Stanley in connection with providing its opinion to our Board of Directors. The financial analyses summarized below include information presented in tabular format. In order to fully understand the financial analyses used by Morgan Stanley, the tables must be read together with the text of each summary. The tables alone do not constitute a complete description of the financial analyses. Rather, the analyses listed in the tables and described below must be considered as a whole; considering any portion of such analyses and of the factors considered, without considering all analyses and factors, could create a misleading or incomplete view of the process underlying Morgan Stanley's fairness opinion.

Comparable Companies Analysis

        In order to assess how the public market values shares of comparable publicly-traded companies, Morgan Stanley reviewed and compared specific financial multiples relating to the Company to corresponding financial ratios for comparable publicly-traded utility companies. Morgan Stanley selected these companies based upon its views as to the comparability of the financial and operating characteristics of these companies to us.

        The companies included in the comparable companies analysis were:

  •
  Alliant Energy Corp;

  •
  Avista Corp;

  •
  Integrys Energy Group Inc;

  •
  NiSource Inc;

  •
  OGE Energy Corp; and

  •
  SCANA Corp.

        Morgan Stanley used publicly available research analysts' estimates to compare specific financial multiples of these companies to those of the Company as follows:

  •
  firm value to 2007 estimated EBITDA, or earnings before interest, taxes, depreciation and amortization, where firm value means market equity value as of October 25, 2007 plus the following balance sheet items as of June 30, 2007: short-term debt, current maturities of long-term debt, long-term debt, preferred stock, and junior subordinated notes, less cash;

  •
  firm value to 2008 estimated EBITDA;

  •
  stock price as of October 25, 2007 to 2007 estimated earnings per share, or net income per share; and

  •
  stock price as of October 25, 2007 to 2008 estimated net income per share.

        Multiples were based on closing stock prices on October 25, 2007. The following table sets forth the multiples that were calculated and selected for purposes of the analysis:

	Firm Value		Equity Value
	2007E EBITDA	2008E EBITDA	2007E Net Income	2008E Net Income
Alliant Energy Corp.	7.2x	7.1x	15.4x	14.6x
Avista Corp.	8.6x	7.2x	21.7x	14.3x
Integrys Energy Group Inc.	11.8x	8.8x	18.5x	12.8x
NiSource Inc.	7.6x	7.4x	14.6x	14.2x
OGE Energy Corp.	NM	NM	14.8x	14.5x
SCANA Corp.	8.5x	7.7x	14.9x	14.2x
Median	8.5x	7.4x	15.2x	14.3x
Comparable Companies: Selected Range	7.75x-8.25x	7.25x-7.75x	14.5x-16.0x	13.0x-14.5x

        Applying a range of multiples derived from the comparable public companies analysis to corresponding financial data for the Company provided to Morgan Stanley by us, as discussed below, Morgan Stanley calculated a range of implied equity values per share of the Company of $15.60 to $25.46.

        Morgan Stanley noted that the Company's shareholders will receive $30.00 per share of common stock in the transaction.

        No company utilized in the comparable company analysis is identical to the Company. In evaluating comparable companies, Morgan Stanley made judgments and assumptions with regard to industry performance, general business, economic, market and financial conditions and other matters, many of which are beyond the control of the Company, such as the impact of competition on the businesses of the Company and the industry generally, industry growth and the absence of any adverse material change in the financial condition and prospects of the Company or the industry or in the financial markets in general. Mathematical analysis (such as determining the average or median) is not in itself a meaningful method of using comparable company data.

Comparable Transaction Analysis

        Using public filings and other publicly available information, Morgan Stanley reviewed and compared the purchase prices and financial multiples paid in six acquisitions that Morgan Stanley, based on its experience, deemed relevant to arriving at its opinion. All of these transactions involved companies with regulated utility operations and were announced after May 2005. Morgan Stanley chose the transactions used in the comparable transaction analysis based on the similarity of the target companies in such transactions to us in their size, mix, margins and other characteristics of their businesses. Morgan Stanley reviewed the following transactions:

  •
  National Grid PLC's acquisition of KeySpan Corp. (closed on August 24, 2007);

  •
  MDU Resources Group Inc's acquisition of Cascade Natural Gas Corp. (closed July 2, 2007);

  •
  Iberdrola, S.A.'s proposed acquisition of Energy East Corporation (announced June 25, 2007);

  •
  Macquarie-led consortium's acquisition of Duquesne Light Holdings (closed May 31, 2007);

  •
  Babcock & Brown Infrastructure Limited's proposed acquisition of NorthWestern Corp. (announced April 25, 2006); and

  •
  MidAmerican Energy Holdings Company's acquisition of PacifiCorp (closed on March 21, 2006).

        The following table reflects the results of this analysis:

Equity Value
	One Year Forward Net Income	Two Year Forward Net Income
National Grid PLC's acquisition of KeySpan Corp.	17.9x	17.1x
MDU Resources Group, Inc.'s acquisition of Cascade Natural Gas Corp.	25.0x	22.6x
Iberdrola, S.A.'s proposed acquisition of Energy East Corporation	19.0x	18.5x
Macquarie-led consortium's acquisition of Duquesne Light Holdings	24.7x	15.6x
Babcock & Brown Infrastructure Limited's proposed acquisition of NorthWestern Corp.	21.2x	23.9x
MidAmerican Energy Holdings Company's acquisition of PacifiCorp	16.0x	NA
Median	20.1x	18.5x
Comparable Transactions: Selected Range	18.0x-21.0x	17.0x-20.0x

        Applying a range of multiples derived from the comparable public companies analysis to corresponding financial data for the Company provided to Morgan Stanley by us, as discussed below, Morgan Stanley calculated a range of implied equity values per share of the Company of $20.40 to $31.92.

        Morgan Stanley noted that the Company's shareholders will receive $30.00 per share of common stock in the transaction.

        No company or transaction utilized in the precedent transaction analyses is identical to the Company or the merger. In evaluating the precedent transactions, Morgan Stanley made judgments and assumptions with regard to general business, market and financial conditions and other matters, which are beyond the control of the Company and the Parent, such as the impact of competition on the business of the Company, the Parent or the industry generally, industry growth and the absence of any adverse material change in the financial condition of the Company, the Parent or the industry or in the financial markets in general, which could affect the public trading value of the companies and the aggregate value of the transactions to which they are being compared.

Discounted Cash Flow Analysis

        As part of its analysis, and in order to estimate the present value of our common stock, Morgan Stanley performed a discounted cash flow analysis for the Company, calculated as of October 25, 2007, of projected after-tax un-levered free cash flows for the remainder of fiscal year 2007 and for fiscal years 2008 through 2013. Morgan Stanley performed the discounted cash flow analysis by adding (i) the present value of our projected after-tax un-levered free cash flows for the remainder of fiscal year 2007 and for fiscal years 2008 through 2013 and (ii) the present value of the projected terminal value of the Company in 2013.

        Morgan Stanley calculated terminal values by applying a range of terminal multiples of 14.5x to 16.0x to the Company's 2013 projected net income and adding 2013 projected net debt (which is total debt minus cash and was based on financial projections prepared by Company management) to the equity value to obtain a firm value. This range was based on equity value to 2007 estimated net income trading multiples derived in the comparable companies analysis. The cash flow streams and terminal values were discounted to present values using a range of discount rates from 6.50%-7.50% with a midpoint discount rate of 7.00%. The range of discount rates used was based on a weighted average cost of capital calculation, which considered the Company's capital structure, after-tax cost of debt and cost of equity as well as the cost of capital for comparable publicly traded companies.

        Morgan Stanley calculated per share equity values by first determining a range of aggregate values of the Company by adding the present values of the after-tax un-levered free cash flows and terminal values for each terminal multiple and discount rate scenario, and then subtracting from the aggregate values the net debt of the Company, and dividing such amounts by the number of common shares outstanding of the Company.

        From this analysis, Morgan Stanley calculated a range of implied equity values per share of the Company common stock of $20.09 to $25.87.

        Morgan Stanley noted that the Company's shareholders will receive $30.00 per share of common stock in the transaction.

Stock Trading History

        Morgan Stanley reviewed the historical trading price of our common stock for the period from October 25, 2006 through October 25, 2007. During this period the closing price of our common stock ranged from $22.61 to $26.80, closing at $23.95 per share on October 25, 2007.

        Morgan Stanley noted that the Company's shareholders will receive $30.00 per share of common stock in the transaction.

Premiums Paid Analysis

        Morgan Stanley reviewed the premiums paid to shareholders in the precedent transactions in the utility sector selected for the comparable transactions analysis. The selected precedent transactions used in the premium paid analysis were based on the similarity of the target companies in such transactions to us in their size, mix, margins and other characteristics of their businesses.

        For each of the selected precedent transactions, Morgan Stanley calculated the premiums paid by the acquirer by comparing the per share purchase price to the historical stock price of the acquired company as of one day and one month prior to the announcement date. Based on the results of the premiums paid valuation methodology, Morgan Stanley selected a range of premiums of 15% to 25%. From this analysis, Morgan Stanley calculated a range of implied equity values per share of the Company of $27.54 to $29.94.

        Morgan Stanley noted that the Company's shareholders will receive $30.00 per share of common stock in the transaction.

        Because the market conditions, rationale and circumstances surrounding each of the transactions analyzed were specific to each transaction and because of the inherent differences between the business, operations, financial condition and prospects of the Company and the acquired business analyzed, Morgan Stanley believed that it was inappropriate to, and therefore did not, rely solely on the quantitative results of the analysis and, accordingly, also made qualitative judgments concerning differences between the characteristics of these transactions and the acquisition values of the Company and such acquired companies.

Miscellaneous

        In connection with the review of the merger by the Company's Board of Directors, Morgan Stanley performed a variety of financial and comparative analyses for purposes of rendering its opinion. The preparation of a financial opinion is a complex process and is not necessarily susceptible to a partial analysis or summary description. In arriving at its opinion, Morgan Stanley considered the results of all of its analyses as a whole and did not attribute any particular weight to any analysis or factor it considered. Morgan Stanley believes that selecting any portion of its analyses, without considering all analyses as a whole, would create an incomplete view of the process underlying its analyses and opinion. In addition, Morgan Stanley may have given various analyses and factors more or less weight than other analyses and factors, and may have deemed various assumptions more or less probable than other assumptions. As a result, the ranges of valuations resulting from any particular analysis described above should not be taken to be Morgan Stanley's view of the actual value of the Company. In performing its analyses, Morgan Stanley made numerous assumptions with respect to industry performance, general business and economic conditions and other matters. Many of these assumptions are beyond the control of the Company. Any estimates contained in Morgan Stanley's analyses are not necessarily indicative of future results or actual values, which may be significantly more or less favorable than those suggested by such estimates.

        Morgan Stanley conducted the analyses described above solely as part of its analysis of the fairness of the consideration pursuant to the merger agreement from a financial point of view to the common shareholders of the Company and in connection with the delivery of its opinion to the Company's Board of Directors. These analyses do not purport to be appraisals or to reflect the prices at which shares of common shares of the Company might actually trade.

        The merger consideration was determined through arm's-length negotiations between the Company and the Parent and was approved by the Company's Board of Directors. Morgan Stanley provided advice to the Company during these negotiations. Morgan Stanley did not, however, recommend any specific merger consideration to the Company or that any specific merger consideration constituted the only appropriate merger consideration for the merger.

        Morgan Stanley's opinion and its presentation to the Company's Board of Directors was one of many factors taken into consideration by the Company's Board of Directors in deciding to approve, adopt and authorize the merger agreement. Consequently, the analyses as described above should not be viewed as determinative of the opinion of the Company's Board of Directors with respect to the merger consideration or of whether the Company's Board of Directors would have been willing to agree to a different merger consideration.

        Morgan Stanley is an internationally recognized investment banking firm and, as part of its investment banking activities, is regularly engaged in the valuation of businesses and their securities in connection with mergers and acquisitions, negotiated underwritings, competitive bids, secondary distributions of listed and unlisted securities, private placements and valuations for corporate and other purposes.

        As compensation for its services in connection with the merger, the Company has agreed to pay Morgan Stanley a fee of $15 million, of which $5 million was paid upon public announcement of the transaction, with $5 million pending shareholder approval of the sale, and the balance to be paid upon closing of the merger. We have also agreed to reimburse Morgan Stanley for certain expenses incurred by Morgan Stanley, including fees of outside legal counsel, and to indemnify Morgan Stanley and related parties against liabilities arising out of Morgan Stanley's engagement. Morgan Stanley has performed various investment banking services for the Company and for Macquarie Group Limited and its affiliates in the past (including financings and advisory services) for which it received customary fees, and Morgan Stanley expects to provide such services in the future for which it has received and expects to receive, customary fees. In the ordinary course of Morgan Stanley's securities underwriting, trading, brokerage, foreign exchange, commodities and derivatives trading, prime brokerage, investment management, financing and financial advisory activities, Morgan Stanley or its affiliates may at any time hold long or short positions, finance positions, and may trade or otherwise structure and effect transactions, for its own account or the accounts of customers, in debt or equity securities or loans of the Parent, the Company or any other company or any currency or commodity that may be involved in this transaction or any related derivative instrument.

        As compensation for its services in connection with the stock purchase agreement and pursuant to the engagement letter relating to such services, upon the closing of the share issuance, the Company paid to Morgan Stanley approximately $2.6 million, which is 0.875% of the aggregate value of the consideration paid for the shares of Company common stock issued.

Interests of the Company's Directors and Executive Officers in the Merger

        When considering the recommendation of our Board of Directors in favor of the approval of the merger agreement, you should be aware that the members of our Board of Directors and our executive officers have interests in the merger other than their interests as Company shareholders generally, including those described below. These interests may present such directors and executive officers with actual or potential conflicts of interest and may be different from, or be in conflict with, your interests as a shareholder. The members of our Board of Directors were aware of these additional interests and considered them, among other matters, in approving the merger agreement and recommending that the shareholders approve the merger agreement.

        The merger agreement reflects the Parent's intention that PSE's current employees and management team will remain, while most of the members of our Board of Directors will resign as of the effective time of the merger. As of the date of this proxy statement, no member of our Board of Directors or management has entered into employment agreements with the Company or PSE in connection with the merger. In addition, as of the date of this proxy statement, no member of our Board of Directors or management has entered into or is currently negotiating any agreement, arrangement or understanding with the Parent or its affiliates regarding employment with, or the right to purchase or participate in the equity of, Puget Energy (as the surviving corporation in the merger) or the Parent.

Equity Compensation Awards

        In this section we describe the treatment of equity awards that are expected to be outstanding at the effective time of the merger. Pursuant to the merger agreement, we may grant, either before or after our special meeting, additional equity awards to our directors, officers and employees in accordance with existing Company plans in the ordinary course of operation of such plans and consistent with past practices. As of the date of this proxy statement, our Board of Directors has not made any determination in connection with the issuance of additional equity awards.

  Treatment of Stock Options

        The Company's only outstanding stock options were granted to Mr. Reynolds as part of his initial employment agreement in 2002. These stock options are fully vested and are priced at $22.51 per share. Under the terms of the merger agreement, Mr. Reynolds will be entitled to receive, for his stock options, a cash payment equal to the excess of $30 per share or, if higher, the average of the last sale prices of our common stock on the New York Stock Exchange for the 20 business days preceding the effective time, over the per share exercise price for such options, multiplied by the number of shares of common stock into which such options were convertible immediately prior to the merger, less any applicable withholding tax. For illustrative purposes, the pre-tax amount to which Mr. Reynolds would be entitled in connection with the cash out of the stock options to purchase 300,000 shares he holds as of December 31, 2007, and valuing our common stock at the per share merger consideration of $30, is $2,247,000.

  Treatment of Performance Shares

        The Company's performance share awards are designed to provide incentives for management, over a three-year period, based on our total shareholder return, which we refer to as TSR, relative to the EEI Combination Gas & Electric Investor Owned Utilities Index (70%) and performance outcomes based on service quality measures, which we refer to as SQI, during the relevant performance cycle (30%). Three performance cycles are currently in progress: the 2005-2007 performance cycle, which will be paid after the date of this proxy statement but before the expected effective time of the merger, the 2006-2008 performance cycle and the 2007-2009 performance cycle. No shares are actually paid until completion of a three-year performance cycle. The number of shares of our common stock payable pursuant to the performance share awards can range from 0% to a maximum of 175% for relative TSR and 110% for SQI, for a combined maximum of 155.5% of the number of performance shares granted.

        Under the terms of the merger agreement, immediately prior to the effective time of the merger, the vesting of all outstanding performance shares will be accelerated and holders will be eligible to receive, less any applicable withholding taxes, a cash payment equal to (i) $30 or, if higher, the average of the last sale prices of our common stock on the New York Stock Exchange over each of the 20 business days preceding the effective time, multiplied by (ii) the total number of shares of our common stock that would be issuable upon achievement of the target performance level or, if higher, of the performance measures achieved for each outstanding award cycle during the period beginning on the starting year of the applicable award cycle and ending with the fiscal quarter immediately preceding the effective time of the merger, plus (iii) the amount of dividend equivalents associated with the resulting number of shares.

        The actual payouts for the 2006 - 2008 and 2007 - 2009 cycle performance awards at the effective time of the merger are not known at this time and will not be known prior to completion of the merger. Factors that will impact the ultimate payout level include the time it takes to secure regulatory approvals and satisfy other conditions to the closing of the merger, the performance of our common stock, the total shareholder return of the other companies in the peer group index, and the achievement of service quality measures through the effective time of the merger. For illustrative purposes, if the merger were completed as of December 31, 2007, with performance payout percentages and the resulting number of shares payable based on share performance and the other pre-established performance outcomes through the quarter ended December 31, 2007, and valuing our common stock at the per share merger consideration of $30, the total pre-tax amounts to which our executive officers would be entitled with respect to the 2006-2008 and 2007-2009 cycles are as follows: Mr. Reynolds, $4,315,078; Mr. Valdman, $952,213; Ms. O'Connor, $655,252; Ms. McLain, $610,387; Mr. Markell, $604,352; and for eight other executive officers, a total of $2,762,649.(1)

(1)
These amounts exclude amounts attributable to the 2005-2007 cycle performance awards that were outstanding as of December 31, 2007 but pursuant to their terms will vest and be paid prior to the anticipated effective time of the merger. Based on the same assumptions as described for the 2006-2008 and 2007-2009 cycle performance awards, the hypothetical pre-tax amounts to which our executive officers would be entitled with respect to the 2005-2007 cycle are as follows: Mr. Reynolds, $2,403,223; Mr. Valdman, $725,691; Ms. O'Connor, $263,897; Ms. McLain, $474,523; Mr. Markell, $464,656; and for eight other executive officers, a total of $1,337,466.

(2)
These amounts exclude amounts attributable to awards that were outstanding as of December 31, 2007 but pursuant to their terms would vest and be paid prior to the anticipated effective time of the merger, including for Mr. Reynolds certain awards that would vest on the date of the 2008 Annual Meeting, as follows: Mr. Reynolds, $2,611,775; Mr. Valdman, $109,494; Ms. O'Connor, $84,297; Ms. McLain, $70,395; Mr. Markell, $69,554; and for eight other executive officers, a total of $427,634.

  Treatment of Restricted Stock and Restricted Stock Units

        Under the terms of the merger agreement, immediately prior to the effective time, vesting of all restricted stock and restricted stock units will be fully accelerated and holders will be eligible to receive, for the total number of shares for which restrictions would lapse or shares would be issued upon full vesting of the awards, a cash payment equal to $30 per share or, if higher, the average of the last sale prices of our common stock on the New York Stock Exchange over each of the 20 business days preceding the effective time, less any applicable withholding taxes. For illustrative purposes, the pre-tax amounts to which our executive officers would be entitled in connection with the cash out of unvested restricted stock and restricted stock units they hold as of December 31, 2007, and valuing our common stock at the per share merger consideration of $30, are as follows: Mr. Reynolds, $751,110; Mr. Valdman, $445,620; Ms. O'Connor, $287,100; Ms. McLain, $246,690; Mr. Markell, $244,650; and for eight other executive officers, a total of $1,145,370.(2)

Employment and Change of Control Agreements

  Mr. Reynolds' Employment Agreement

        Pursuant to Mr. Reynolds' employment agreement entered into as of January 2, 2002 and subsequently amended, upon completion of the merger, Mr. Reynolds will be entitled to the following benefits in addition to the accelerated vesting and cash out of his equity awards as described above:

  •
  payment of an amount equal to three times his then current annual base salary and target annual incentive bonus;

  •
  accelerated vesting of his Performance-Based Equivalent Stock Account under the Deferred Compensation Plan for Key Employees;

  •
  continued medical, dental, disability, life and other insurance benefits, at the Company's expense, for a period of three years after termination of employment or until Mr. Reynolds obtains similar coverage through another employer, whichever occurs first; and

  •
  payment of an amount equal to any excise taxes imposed by Section 4999 of the Internal Revenue Code of 1986, as amended, which we refer to as the Code (or similar taxes payable under any federal, state or foreign law), due to payments received under his employment agreement or any other payment or benefit from the Company or PSE, plus an amount equal to the income taxes payable by him as a result of this cash payment.

  Change of Control Agreements

        PSE has entered into change of control agreements with each of the other executive officers of PSE, the terms of which are the same for all of the executive officers. These agreements were originally entered into for retention purposes when the individual first became an executive officer on dates ranging from 1999 to 2006 and were amended and restated in 2006. The change of control agreements provide that upon completion of the merger, the officers will receive accelerated vesting and cash out of equity awards, as described above, and any officer who is not already vested in his or her benefit under the Supplemental Executive Retirement Plan, which we refer to as SERP, because the officer is not eligible for retirement will become vested in such benefit.

        If at any time during the two-year period following the merger, an officer is terminated without cause or due to death or disability, or the officer terminates his or her employment for good reason, PSE (or its successor) must pay the officer a lump sum cash payment as follows:

  •
  a severance payment equal to three times the sum of the officer's then current annual base salary and the greater of the officer's target annual incentive bonus for the year and the average of the officer's target bonus for the three years prior to the merger (this payment will be reduced to one times the sum of such salary and annual incentive bonus if the officer does not execute an acceptable release of claims);

  •
  a pro rata portion of the officer's annual incentive bonus for the year; and

  •
  a lump sum SERP benefit equal to the difference between the actuarial equivalent of the benefits the officer would have received under the PSE Retirement Plan and the SERP had his or her employment continued during the two-year period after the change of control and the actuarial equivalent of the officer's actual benefits under such plans.

        In addition, for the remainder of such two-year period, the officer and his or her family will continue to receive the welfare and fringe benefits that they would have been provided if the officer's employment had continued during the two-year period (which benefits may not be less favorable, in the aggregate, than the most favorable such benefits provided during the 90-day period immediately preceding the merger or at any time thereafter with respect to other peer executives). However, if the officer obtains similar medical and other welfare benefits through another employer, then the benefits provided under the change of control agreement will become secondary and the officer will no longer be entitled to receive fringe benefits.

        If any payments paid or payable under the change of control agreements or otherwise are characterized as "excess parachute payments" within the meaning of Code Section 280G, then the officer is entitled to a cash payment equal to any excise taxes imposed by Code Section 4999 due to payments received under the agreement or any other payment or benefit received, plus an amount equal to the income, excise and other taxes payable by the officer as a result of this cash payment.

        The following table reflects the estimated amount of incremental compensation payable to the executive officers and group named in the table (i) upon completion of the merger and (ii) after the merger only in the event of an involuntary termination of the officer's employment without cause or by the officer for good reason. For illustrative purposes, the amounts shown assume the merger was completed as of December 31, 2007 and the price of our common stock was equal to the per share merger consideration of $30.

Executive Officer	Upon Change of Control		After Change of Control Only if Involuntary Termination w/o Cause or for Good Reason
Stephen P. Reynolds Cash Severance (salary and annual incentive) Performance-Based Retirement Equivalent Stock Account (vesting accelerated) Benefits Continuation Estimated Excise Tax Gross-Up(2)	$4,440,000 0 (1 3,360,983)		0 0 23,400 10,746
Bertrand A. Valdman Cash Severance (salary and annual incentive) Prorated Annual Bonus SERP (additional years of credited service) Benefits Continuation Estimated Excise Tax Gross-Up(2)	$0 0 0 0 0		$1,864,458 0 509,869 46,840 1,265,626
Jennifer L. O'Connor Cash Severance (salary and annual incentive) Prorated Annual Bonus SERP (additional years of credited service) Benefits Continuation Estimated Excise Tax Gross-Up(2)	$0 0 (3 0 (4	) )	$1,342,628 0 414,871 37,840 731,956
Susan McLain Cash Severance (salary and annual incentive) Prorated Annual Bonus SERP (additional years of credited service) Benefits Continuation Estimated Excise Tax Gross-Up(2)	$0 0 0 0 0		$1,239,651 0 117,800 25,600 794,825
Eric M. Markell Cash Severance (salary and annual incentive) Prorated Annual Bonus SERP (additional years of credited service) Benefits Continuation Estimated Excise Tax Gross-Up(2)	$0 0 0 0 0		$1,440,000 0 450,937 37,840 1,055,209

Eight Other Executive Officers
Cash Severance (salary and annual incentive)
Prorated Annual Bonus
SERP (accelerated vesting/additional years of credited service)
Benefits Continuation
Estimated Excise Tax Gross-Up(2)	$0 0 531,944 0 0		$7,666,337 0 2,033,869 253,760 4,703,063

(1)
Mr. Reynolds would be entitled to receive an additional $23,400 if his employment were terminated at the time of the merger, representing three years of Benefits Continuation, plus an additional $10,746 in Estimated Excise Tax Gross-Up.

(2)
Estimated excise taxes, including those imposed under Code Section 4999, and any income and excise taxes, interest and penalties that are payable by the executive officer as a result of reimbursement for any such income or excise taxes. Our actual cost under these provisions is impossible to calculate at this time (actual excise tax liability and lost tax deductibility depend on whether the benefit payments actually paid to executives are deemed to be "parachute payments" subject to federal excise tax, and a number of other employment-related items that have not yet been decided, including the reasonableness of executive compensation rates and future employment arrangements).

(3)
Ms. O'Connor vested 100% in the SERP benefit on January 6, 2008, and therefore no acceleration of value is expected due to the merger. As of December 31, 2007, the acceleration of Ms. O'Connor's SERP vesting would have resulted in a benefit of $625,626.

(4)
Ms. O'Connor would not be subject to excise tax for a change in control during 2008. As of December 31, 2007, excise taxes would have applied and Ms. O'Connor would have received a tax gross-up value of $270,568.

Indemnification and Insurance

        Puget Energy (as the surviving corporation in the merger) will indemnify current and former officers and directors of the Company and any of its subsidiaries, including PSE, to the fullest extent permitted by applicable law, against all losses, expenses, claims, damages or liabilities, or amounts paid in settlement, arising out of actions or omissions occurring at or prior to the effective time of the merger, to the extent they are based on the fact that such person is or was a director, officer or employee of the Company or any of its subsidiaries, including PSE, and all such liabilities to the extent they are based on or arise out of or pertain to the transactions contemplated by the merger agreement.

        The Parent will cause Puget Energy (as the surviving corporation in the merger) either (i) to maintain for six years after the effective time of the merger its current directors' and officers' liability insurance on terms with respect to such coverage, and in amount, no less advantageous to the intended beneficiaries than those of such insurance in effect on the date of the merger agreement; provided that if the annual premiums for such insurance exceed 200% of the annual premiums as of the date of the merger agreement, the Parent will only be obligated to cause the Company to provide or cause to be provided a policy for the best coverage as is available at an annual premium of 200% of the current annual premium; or (ii) to purchase a six-year extended reporting period endorsement under our existing directors' and officers' liability insurance, which will extend the directors' and officers' liability coverage in force as of the date of the merger agreement on terms that in all material respects are no less advantageous to the intended beneficiaries.

Stock Purchase Agreement

        At the same time that the Company entered into the merger agreement, the Company and nine of the Parent's direct or indirect members, Macquarie Infrastructure Partners A, L.P., Macquarie Infrastructure Partners International, L.P., Macquarie Infrastructure Partners Canada, L.P., Padua MG Holdings, Inc., Macquarie FSS Infrastructure Trust, CPP Investment Board (USRE II) Inc., 6860141 Canada Inc. in trust for Padua Investment Trust, PIP2PX (PAD) Ltd. and PIP2GV (PAD) Ltd. (which we refer to collectively as the Purchasers), entered into a Stock Purchase Agreement, dated as of October 25, 2007, which we refer to as the stock purchase agreement, pursuant to which the Purchasers agreed to acquire, and the Company agreed to issue to the Purchasers, 12,500,000 shares of the Company common stock. The Purchasers agreed to pay $23.67 per share of common stock. On December 3, 2007, the Company and the Purchasers consummated the transactions contemplated by the stock purchase agreement. In connection therewith, the Company issued to the Purchasers 12,500,000 shares of Company common stock for an aggregate purchase price of $295,875,000. The Purchasers may vote these shares at the special meeting and have advised the Company that they intend to vote these shares in favor of the merger.

        The Company intends to use the proceeds from this issuance to invest in PSE for capital expenditures, debt redemption and working capital. At the time the Company entered into the stock purchase agreement, the Company believed that the stock purchase agreement would be a preferable source of the equity required to finance the Company's equity needs, rather than exposing the Company to the risks of the public equity markets while the merger is pending.

        Pursuant to the stock purchase agreement, the Purchasers have agreed that, prior to the termination of the merger agreement, each Purchaser will vote all shares of Company common stock beneficially owned by it with respect to any matter to be voted on by the holders of our common stock either (i) pro rata in proportion to the votes cast by the holders of shares of our common stock other than the shares owned by the Purchasers, or (ii) as recommended by our Board of Directors, if the Board of Directors has made a recommendation with respect to such matter. The Purchasers have further agreed that, for a period of 18 months after the date of the termination of the merger agreement, each Purchaser that individually or as part of a "group" holds 2% or more of the outstanding shares of Company common stock will be subject to customary standstill provisions.

        In general, under the stock purchase agreement, the Purchasers cannot (i) sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, lend, or otherwise transfer or dispose of, directly or indirectly, any shares obtained pursuant to the stock purchase agreement or (ii) enter into any swap or other arrangement that transfers to another the economic consequences of ownership of such shares prior to the earlier of (a) the consummation of the transactions contemplated by the merger agreement; or (b) the termination of the merger agreement. Following such period, the Purchasers will have customary registration rights with respect to the shares obtained pursuant to the stock purchase agreement. Among other things, the registration rights will obligate us to file a shelf registration statement with the SEC within ten business days of the termination of the merger agreement to permit offerings and sales of such shares.

Financing

        Under the terms of the merger agreement, the Parent will acquire all of the outstanding common shares of the Company (other than those held by shareholders who properly exercise their dissenters' rights and those held by Puget Holdings and the wholly owned subsidiaries of the Company and Puget Holdings) for $30.00 per share in cash. The transaction has a total equity market value of approximately $3.52 billion, based upon the approximately 117.2 million Company common shares outstanding on the date of the merger agreement (or approximately $3.89 billion based upon the approximately 129.7 million Company common shares outstanding as a result of the consummation of the transactions contemplated by the stock purchase agreement). Through their ownership of the Parent, upon the consummation of the transaction the Parent will also assume approximately $3.2 billion of the Company's redeemable securities and outstanding debt obligations. Following the merger, PSE will have 14,583 shares designated 4.84% Preferred Stock, par value $100.00 per share, and 4,311 shares designated 4.70% Preferred Stock, par value $100.00 per share, remaining outstanding, and approximately $2.6 billion of the Company's long-term debt (estimated at completion) will also remain outstanding. Pursuant to the stock purchase agreement, the Purchasers invested approximately $296 million in our common stock (see "The Merger—Stock Purchase Agreement" beginning on page 53).

        The Parent and Merger Sub have obtained investor and debt financing commitments described below in connection with the transactions contemplated by the merger agreement. However, the Parent's and Merger Sub's obligations under the merger agreement are not conditioned in any manner upon the Parent or Merger Sub obtaining any financing. The existence of any conditions contained in the investor and debt financing commitments does not constitute a condition to the consummation of the merger. The failure, for any reason, however, of the Parent or Merger Sub to have sufficient cash available at the closing of the acquisition to pay the merger consideration will constitute a willful and material breach by the Parent of the merger agreement. Although obtaining financing is not a condition to the completion of the merger, the failure of the Parent and Merger Sub to obtain sufficient financing is likely to result in the failure of the merger to be completed.

        In addition, pursuant to the merger agreement, the Parent is obligated to use its reasonable best efforts to take all actions proper or advisable to arrange the debt and investor financing on the terms and conditions described in the agreements and commitments in respect thereof, including using its reasonable best efforts to (i) maintain in effect the Commitment Agreement, dated as of October 25, 2007, among the Parent, Puget Intermediate and the Parent's members which we refer to as the Commitment Agreement, and the debt financing commitment letter, (ii) satisfy on a timely basis all conditions applicable to the Parent or Merger Sub to obtaining the investor and debt financing under the Commitment Agreement and the debt financing commitment letter, respectively, (iii) enter into definitive agreements with respect to the investor and debt financing on terms and conditions contemplated by the Commitment Agreement and the debt financing commitment letter, respectively, or any replacement commitments or on other terms that would not adversely impact the ability of the Parent to consummate the merger and (iv) consummate the investor and debt financing under the Commitment Agreement and the debt financing commitment letter, respectively, at or prior to the effective time. Further, under the merger agreement, if any portion of the investor or debt financing becomes unavailable on the terms and conditions contemplated in the Commitment Agreement or the debt financing commitment letter, respectively, the Parent agreed, as promptly as practicable, to use its reasonable best efforts to arrange to obtain alternative financing from alternative sources in an amount sufficient to consummate the merger.

        The Parent has agreed to pay us a business interruption fee of $130 million if we terminate the merger agreement under certain circumstances, which amount has been deposited in an escrow account (established pursuant to the Escrow Agreement) for our benefit. Contemporaneously with such termination, in satisfaction of the business interruption fee, we will be entitled to immediately withdraw from the escrow account. If the Parent pays the business interruption fee, the payment of the fee is our sole and exclusive remedy against the Parent, Puget Intermediate or Merger Sub with respect to the facts and circumstances giving rise to such payment obligation. In addition, none of us, the Parent or Merger Sub, other than pursuant to any agreement to which it is a party, has a right of recovery against, and no liability shall attach to, any former, current or future shareholder, director, officer, employee, general or limited partner, member, manager, affiliate, agent or assignee of us, the Parent or Merger Sub.

        The following financing commitments are in place to provide the necessary financing for the merger, including the payment of related transaction costs, charges, fees and expenses.

Investor Commitment

        Pursuant to a commitment letter members of the Investor Consortium have committed to provide funds in an amount of $3,221,557,365.77 in connection with the proposed merger. Each member of the Investor Consortium is a member of the Parent, and collectively the members represent 100% of the ownership interests in the Parent. The Company is not a party to, or a third party beneficiary of, the commitment letter.

        Under the commitment letter, no member of the Investor Consortium shall under any circumstances be required to fund any amount in excess of its stated commitment amount. Further, no member shall have any obligation to make its investor commitment to the Parent or its subsidiaries unless all conditions precedent to the obligations of the Company and the Parent to consummate the merger as set forth in the merger agreement have been satisfied or waived, the Parent has not materially breached its representations and warranties in the commitment letter, and certain legal opinions are delivered to these investors.

Debt Commitment

        The Parent has received a debt financing commitment letter from Barclays Bank PLC and Dresdner Bank AG New York Branch (which we refer to collectively as the banks) to provide (i) up to $1.425 billion principal amount of senior secured term loans at Merger Sub prior to the consummation of the merger, and at Puget Energy, after the consummation of the merger, (ii) up to $1.0 billion principal amount senior secured capital expenditure facility at Merger Sub prior to the consummation of the merger, and at Puget Energy, after the consummation of the merger, (iii) a senior unsecured capital expenditure facility of up to $400.0 million principal amount at PSE after the consummation of the merger, (iv) a senior unsecured energy hedging facility of up to $350.0 million principal amount at PSE after the consummation of the merger, and (v) a senior unsecured liquidity facility of up to $400.0 million principal amount at PSE after the consummation of the merger. The debt commitments are subject to a number of conditions, including conditions relating to the financial performance of the Company and conditions customary to financings of this type.

Material U.S. Federal Income Tax Consequences

        The following discussion summarizes the material U.S. federal income tax consequences of the merger to holders of our common stock whose shares are converted into the right to receive cash in the merger. This discussion is based on the Code, applicable Treasury Regulations, and administrative and judicial interpretations thereof, each as in effect as of the date hereof, all of which may change, possibly with retroactive effect. No ruling has been or will be sought from the Internal Revenue Service, which we refer to as the IRS, with respect to the matters discussed below, and there can be no assurance that the IRS will not take a contrary position regarding such matters or that any such contrary position would not be sustained by a court. This discussion assumes that shares of our common stock are held as capital assets within the meaning of Section 1221 of the Code (generally, property held for investment).

        The discussion does not address all of the U.S. federal income tax considerations that may be relevant to particular holders in light of their particular circumstances, or to holders that are subject to special treatment under U.S. federal income tax laws, including, without limitation, banks, insurance companies, mutual funds or other financial institutions, broker-dealers, traders, expatriates, certain former citizens or long-term residents of the United States, tax-exempt organizations, persons who are subject to the U.S. alternative minimum tax, persons who hold their shares of common stock as part of an integrated investment (including as part of a "straddle" or as part of a "hedging," "conversion" or other risk reduction transaction), controlled foreign corporations, passive foreign investment companies, corporations subject to anti-inversion rules, persons that are partnerships, S corporations or other pass-through entities, persons that have a functional currency other than the U.S. dollar, or persons who acquired their shares of our common stock through stock option or stock purchase plan programs or in other compensatory arrangements.

        In addition, this discussion does not address the U.S. federal income tax considerations applicable to holders of options or warrants, if any, to purchase our common stock or to holders who exercise dissenters' rights. Furthermore, except as provided below, this discussion does not address any U.S. federal estate and gift or alternative minimum tax consequences or any state, local or foreign tax consequences of the merger.

        For purposes of this discussion, a "U.S. holder" means a holder that is:

  •
  an individual citizen or resident of the United States for U.S. federal income tax purposes;

  •
  a corporation (or an entity treated as a corporation for U.S. federal income tax purposes) created or organized in or under the laws of the United States, any state thereof or the District of Columbia;

  •
  an estate the income of which is subject to U.S. federal income taxation regardless of its source; or

  •
  a trust (i) the administration over which a U.S. court can exercise primary supervision and all of the substantial decisions of which one or more U.S. persons have the authority to control and (ii) certain other trusts considered U.S. holders for U.S. federal income tax purposes.

        A "non-U.S. holder" is a holder (other than an entity treated as a partnership or other pass through entity for U.S. federal income tax purposes) that is not a U.S. holder.

        If a holder of our common stock is an entity treated as a partnership or other pass-through entity for U.S. federal income tax purposes, the tax treatment of such entity and an investor in such entity will generally depend upon the status of such investor and the activities of the partnership or other entity. Partnerships or other pass-through entities holding our common stock, and investors in such partnerships or members in such other entities, should consult their own tax advisors regarding the tax consequences of the merger.

        In addition, the tax treatment of a holder of our common stock who also owns (directly, indirectly or constructively) any of our common stock as a result of holding (directly, indirectly or constructively) an interest characterized as equity for U.S. federal income tax purposes in any member of the Investor Consortium may depend upon the nature and extent of such equity interest and may vary from the tax consequences described below. Consequently, such holders should consult their own tax advisor regarding the appropriate tax treatment of the merger.

U.S. Holders

  Exchange of Our Common Stock for Cash Pursuant to the Merger

        The receipt of cash in exchange for shares of our common stock pursuant to the merger will be a taxable transaction for U.S. federal income tax purposes. In general, a U.S. holder who receives cash in exchange for shares of our common stock pursuant to the merger will recognize capital gain or loss for U.S. federal income tax purposes equal to the difference, if any, between the amount of cash received and the holder's adjusted tax basis in the shares of our common stock surrendered. Any such gain or loss will be long-term capital gain or loss if the U.S. holder's holding period for the shares of our common stock exchanged in the merger is more than one year as of the effective time of the merger. If a U.S. holder acquired different blocks of our common stock at different times and different prices, such U.S. holder must determine its adjusted tax basis and holding period separately with respect to each block of our common stock. Currently, long-term capital gains for non-corporate taxpayers are generally taxed at reduced federal income tax rates. The deductibility of capital losses is subject to limitations. U.S. holders who own or have owned at least 5% of our common stock should consult their own tax advisors regarding special tax rules that may apply to them, including the applicability of the reporting requirements under Treasury Regulation Section 1.302-2(b)(2).

        We expect that the merger will result in the imposition of Washington state and local real estate excise tax, which we refer to as REET, liability on our shareholders. The merger agreement provides, however, that any REET liability will be paid by Puget Energy without any deduction or withholding from the amount of cash required to be paid to our shareholders in the merger. We intend to take the position that any REET payment that Puget Energy makes should be disregarded in computing a holder's gain or loss for U.S. federal income tax purposes. If the IRS or a court were to take a contrary position, under certain circumstances, the timing and amount of capital gain or loss reported by a cash basis U.S. holder could be affected. U.S. holders should consult their own tax advisors regarding the consequences to them of any REET payment Puget Energy may make, in light of their own particular circumstances.

  Information Reporting and Backup Withholding

        Payments made to U.S. holders in the merger may be subject to information reporting and backup withholding (currently at a rate of 28%). U.S. holders generally can avoid backup withholding by furnishing a properly executed IRS Form W-9 (or an acceptable substitute form) certifying that such holder is not subject to backup withholding or by otherwise establishing an exemption. Backup withholding is not an additional tax. U.S. holders may use amounts withheld as a credit against their U.S. federal income tax liability or may claim a refund of any excess amounts withheld by timely and duly filing a proper claim with the IRS.

Non-U.S. Holders

  Exchange of Our Common Stock for Cash Pursuant to the Merger

        A non-U.S. holder generally will not be subject to U.S. federal income tax on any gain realized in the merger unless:

  •
  the non-U.S. holder is an individual who was present in the United States for 183 days or more during the taxable year of the merger and certain other conditions are satisfied;

  •
  the gain is effectively connected with the non-U.S. holder's conduct of a trade or business in the United States, or, if required by an applicable tax treaty, attributable to a permanent establishment (or, for an individual, a fixed base) maintained by the holder in the United States; or

  •
  we are or have been a "United States real property holding corporation" which we refer to as USRPHC, for U.S. federal income tax purposes and the non-U.S. holder owns or has owned (actually or constructively) more than 5% of our common stock at any time during the five years preceding the merger.

        Gain described in the first bullet point above generally will be subject to U.S. federal income tax at a flat 30% rate (or applicable lower treaty rate), but may be offset by the holder's U.S. source capital losses. Unless an applicable tax treaty provides otherwise, gain described in the second bullet point above will be subject to U.S. federal income tax on a net income basis in the same manner as if the non-U.S. holder were a U.S. person. Non-U.S. holders that are foreign corporations also may be subject to branch profits tax at a 30% rate (or applicable lower treaty rate). Non-U.S. holders are urged to consult their tax advisors regarding applicable tax treaties that may provide for different rules.

        A non-U.S. holder should be aware that any gain realized upon the disposition of shares of our common stock in the merger also may be subject to U.S. federal income tax at regular rates applicable to U.S. individuals or corporations, as applicable, if we are or have been a USRPHC during the relevant statutory period. Based on applicable provisions of the Code, we have owned U.S. real property interests during the relevant statutory period. Because the determination of whether we are a USRPHC depends on the fair market value of our U.S. real property interests relative to the fair market value of our other business assets, there can be no assurance that we have not been or do not currently constitute a USRPHC. Due to the possibility that we are a USRPHC, we intend to withhold U.S. tax at a rate of 10% on the cash proceeds that are deemed to be paid by us to non-U.S. holders who own (or have, during the five-year period ending on the effective date of the merger, owned) more than 5% of our common stock, including the cash proceeds allocable to the indebtedness incurred by Merger Sub and assumed by us in connection with the merger and paid to such non-U.S. holders. Any non-U.S. holder who owns or has owned (actually or constructively) more than 5% of our common stock should consult its own tax advisors regarding the U.S. federal income tax consequences of the merger, including the ability to claim a refund of any U.S. tax withheld from such holder's cash proceeds and the applicability of the reporting requirements under Treasury Regulation Section 1.302-2(b)(2).

  Information Reporting and Backup Withholding

        Payments made to non-U.S. holders in the merger may be subject to information reporting and backup withholding (currently at a rate of 28%). Non-U.S. holders generally can avoid backup withholding by furnishing a properly executed IRS Form W-8BEN (or other applicable IRS Form W-8) certifying the holder's non-U.S. status or by otherwise establishing an exemption. Backup withholding is not an additional tax. Non-U.S. holders may use amounts withheld as a credit against their U.S. federal income tax liability or may claim a refund of any excess amounts withheld by timely and duly filing a proper claim with the IRS.

        THE FOREGOING DISCUSSION DOES NOT PURPORT TO BE A COMPLETE ANALYSIS OF THE POTENTIAL TAX CONSIDERATIONS RELATING TO THE MERGER AND IS NOT TAX ADVICE. THEREFORE, HOLDERS OF OUR COMMON STOCK ARE URGED TO CONSULT THEIR OWN TAX ADVISORS AS TO THE SPECIFIC TAX CONSEQUENCES TO THEM OF THE MERGER, INCLUDING THE APPLICABILITY OF FEDERAL, STATE, LOCAL, FOREIGN AND OTHER TAX LAWS AND ANY APPLICABLE TREATY PROVISIONS.

Regulatory Approvals and Filings

General

        To complete the merger, we and the Parent must obtain approvals, consents or waivers from, or make filings with, a number of U.S. federal and state public utility, antitrust and other regulatory authorities. The material U.S. federal and state approvals, consents and filings are described below. We refer to the approvals, consents, waivers and filings set out below as the "required approvals."

        We are not currently aware of any other material governmental consents, approvals or filings that are required prior to the parties' consummation of the merger other than those described below. If additional approvals, consents and filings are required to complete the merger, we contemplate that such consents, approvals and filings will be sought or made.

        We intend to complete the merger during the second half of 2008. Although we believe that we will receive the required consents and approvals described below to complete the merger, there can be no assurance as to the timing of these consents and approvals or as to our ultimate ability to obtain such consents or approvals (or any additional consents or approvals which may otherwise become necessary) or that such consents or approvals will be obtained on terms and subject to conditions satisfactory to us and the Parent. We may be required to amend the terms of the transaction to comply with any conditions attached to regulatory approvals that we do receive, and under applicable law and NYSE requirements, such amendments may not require the further consent of our shareholders.

Hart-Scott-Rodino Act

        The merger is subject to the requirements of the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, which we refer to as the HSR Act, and the rules and regulations promulgated thereunder, which provide that certain acquisition transactions may not be consummated until required information has been furnished to the Antitrust Division of the Department of Justice, which we refer to as the DOJ, and the Federal Trade Commission, which we refer to as the FTC, and until certain waiting periods have been terminated or have expired. We and the Parent expect to file our premerger notifications in the first quarter of 2008. The expiration of the HSR Act waiting period does not preclude the DOJ or the FTC from challenging the merger on antitrust grounds and seeking to preliminarily or permanently enjoin the proposed merger. We do not believe that the merger will violate federal antitrust laws, but there can be no guarantee that the DOJ or the FTC will not take a different position even following the expiration of the waiting period. If the merger is not consummated prior to the date that is one year from the date of the expiration of the waiting period, we will be required to submit new information to the DOJ and the FTC, and a new HSR Act waiting period will have to expire or be earlier terminated before the merger could be consummated.

Federal Power Act

        Section 203 of the Federal Power Act, which we refer to as the FPA, provides, among other things, that no public utility may directly or indirectly merge or consolidate its jurisdictional facilities with those of any other person, or sell or otherwise dispose of its jurisdictional facilities, without first having obtained authorization from the Federal Energy Regulatory Commission, which we refer to as the FERC. In addition, under the amendments to Section 203 enacted under the Energy Policy Act of 2005 which we refer to as the EPAct, FERC approval also is required for public utility holding companies (defined as an owner of a 10% or greater voting interest in a transmitting utility or an electric utility) to acquire any security of, or directly or indirectly merge or consolidate with, a transmitting utility, an electric utility or a holding company thereof with a value in excess of $10 million.

        Because Puget Energy and the Parent are both "holding companies" with utility subsidiaries that own "jurisdictional facilities" and are considered "public utilities," "transmitting utilities" and/or "electric utilities" within the meaning of the FPA, the approval of the FERC under Section 203 is required before we may consummate the merger. Section 203 provides that the FERC is required to grant its approval if the merger is found to be "consistent with the public interest." The FERC stated in its 1996 Merger Policy Statement and its 2007 Supplemental Merger Policy Statement that, in analyzing a merger under Section 203, it will evaluate the following criteria:

  •
  the effect of the merger on competition in electric power markets;

  •
  the effect of the merger on the applicants' transmission and wholesale power rates; and

  •
  the effect of the merger on state and federal regulation of the applicants.

        In addition, under amendments to Section 203 enacted under the EPAct, the FERC also must find that the merger will not result in any cross-subsidization of a non-utility associate company or the pledge or encumbrance of utility assets for the benefit of an associate company unless such cross-subsidization, pledge or encumbrance is otherwise consistent with the public interest.

        The FERC will review these factors to determine whether the merger should be approved. If the FERC finds that the merger would adversely affect competition, transmission and wholesale power rates, or regulation, or result in the improper cross-subsidization of, or pledge or encumbrance of utility assets to, an associate company, then the FERC may, pursuant to the FPA, deny approval of the merger or impose remedial conditions intended to mitigate such effects. In the event the FERC chooses to impose remedial conditions, we will then review such conditions with the Parent and decide whether to accept them. Based on FERC precedent, we believe that the merger should satisfy the FERC's merger guidelines and the requirements of the EPAct amendments, and that any mitigation conditions imposed by the FERC would not have a material adverse effect on the anticipated benefits of the merger. However, there can be no guarantee that the FERC will agree with the parties' characterization of FERC precedent or that the FERC will not change its analytic framework in a manner adverse to the parties. We, the Parent and our respective public utility subsidiaries filed an application under Section 203 on January 29, 2008. We expect the FERC to issue a final decision within four months of the date of filing.

Federal Communications Commission

        PSE holds private land mobile radio licenses and private microwave licenses from the Federal Communications Commission, which we refer to as the FCC, which it uses in connection with its operations. Under the Communications Act of 1934, as amended by the Telecommunications Act of 1996, an entity holding these licenses must obtain the FCC's approval before transferring control of the licenses through a merger. PSE intends to collaborate with the Parent to file an application with the FCC requesting the required prior approval.

Committee on Foreign Investment in the United States

        The Exon-Florio Amendment enables the President of the United States to block or seek divestiture of takeovers of U.S. companies by foreign persons that threaten to impair U.S. national security. In order to confirm that the President will not seek to block a proposed or pending transaction, the parties may give voluntary notice to the Committee on Foreign Investment in the United States, which we refer to as CFIUS, if the transaction could result in foreign control of a U.S. company. After notice is given, CFIUS has 30 days to determine whether to conduct a full-scale investigation. If no such investigation is commenced, the transaction can proceed without being blocked. If CFIUS determines that such an investigation is warranted, it must be completed within 45 days and the President then has 15 days to determine whether to exercise his power to block the transaction. The parties to the transaction intend to make a joint voluntary notification of the transaction to CFIUS in the first quarter of 2008.

Washington Utilities and Transportation Commission

        Chapter 80.12 of the Revised Code of Washington provides that, among other things, the prior approval of the WUTC is required whenever the control of a public service company, such as PSE, is changed through a corporate transaction involving the transfer of the whole or a controlling interest in the company. Therefore, the approval of the WUTC is required before we may consummate the merger. On December 17, 2007, the parties filed with the WUTC a Joint Application for an Order Authorizing Proposed Transaction, along with supporting testimony. The application requests that the WUTC issue a decision by July 1, 2008, but the WUTC is not subject to any requirement that it issue a decision within any specified time frame.

        The principal issue before the WUTC in the proceeding for approval of the proposed transaction will be whether the transaction is consistent with the public interest. Based on WUTC precedent, we believe the public interest standard for such purposes does not require a showing of affirmative benefits resulting from the transaction, but instead only that the transaction will not result in harm to PSE's ratepayers, shareholders and the general public.

        Based on WUTC precedent, we believe that the merger satisfies the WUTC's public interest standard for approval of the proposed transaction. However, there can be no guarantee that the WUTC will agree with the parties' characterization of WUTC precedent or that the WUTC will not change its analytic framework in a manner adverse to the parties.

Merger Related Litigation

        On October 26, 2007 and November 2, 2007, two separate lawsuits were filed against the Company and all of the members of our Board of Directors in Superior Court in King County, Washington. The lawsuits, respectively, are entitled, Tansey v. Puget Energy, Inc., et al., Case No. 07-2-34315-6 SEA, and Alaska Ironworkers Pension Trust v. Puget Energy, Inc., Case No. 07-2-35346-1 SEA. The lawsuits are both denominated as class actions purportedly on behalf of our shareholders and assert substantially similar allegations and causes of action relating to the proposed merger. The complaints allege that our directors breached their fiduciary duties in connection with the merger and seek virtually identical relief, which includes the following:

  •
  an order declaring that the merger agreement was entered into in breach of the fiduciary duties of our directors;

  •
  an order enjoining the consummation of the merger, unless and until we adopt and implement a procedure or process to obtain a merger agreement providing the best possible terms for our shareholders;

  •
  an order directing the members of our Board of Directors to exercise their fiduciary duties to obtain a transaction that is in the best interests of our shareholders; and

  •
  an award of costs and disbursements, including reasonable attorneys' fees and experts' fees.

        Pursuant to court order dated November 26, 2007, the two cases were consolidated for all purposes and entitled In re Puget Energy, Inc. Shareholder Litigation, Case No. 07-2-34315-6 SEA.

        On February 7, 2008, the parties entered into a memorandum of understanding providing for the settlement of the lawsuit, subject to customary conditions including completion of appropriate settlement documentation, confirmatory discovery, and court approval. Pursuant to the memorandum of understanding, the Company has agreed to include certain additional disclosures in this proxy statement/prospectus. The Company does not admit, however, that its prior disclosures were in any way materially misleading or inadequate. In addition, Defendants deny the Plaintiffs' allegations of wrongdoing and violation of law in connection with the merger. The settlement, if completed and approved by the court, will result in dismissal with prejudice and release of all claims of the Plaintiffs and settlement class of the Company's shareholders that were or could have been brought on behalf of Plaintiffs and the settlement class. In connection with such settlement, the Plaintiffs intend to seek a court-approved award of attorneys' fees and expenses in an amount up to $290,000, which the Company has agreed to pay.

Exchange and Payment Procedures

        As promptly as practicable after the closing of the merger, the paying agent will mail a letter of transmittal and instructions to each holder of certificated shares. The letter of transmittal and instructions will tell you how to surrender your common stock in exchange for the merger consideration. Registered shareholders who hold their shares in book-entry form will receive payment directly from the paying agent without further action.

        You should not return your stock certificates with the enclosed proxy card, and you should not forward your stock certificates to the paying agent without a letter of transmittal.

        If your shares are certificated, you will not be entitled to receive the merger consideration until you surrender your stock certificate or certificates to the paying agent, together with a duly completed and executed letter of transmittal and any other documents as may be required by the letter of transmittal.

        No interest will be paid or will accrue on the cash payable upon surrender of the certificates. The Parent, the surviving corporation and the paying agent will be entitled to deduct, withhold, and pay to the appropriate taxing authorities any applicable taxes from the merger consideration. Any sum that is withheld and paid to a taxing authority by the Parent, the surviving corporation or the paying agent will be deemed to have been paid to the person with regard to whom it is withheld.

        From and after the effective time, there will be no transfers on our stock transfer books of shares of common stock that were outstanding immediately prior to the effective time. If, after the effective time, certificates are presented to the Company, the Parent or the paying agent for transfer, they will be canceled and exchanged for the merger consideration.

        Any portion of the merger consideration deposited with the paying agent that remains unclaimed by former holders of the common stock for one year after the closing of the merger will be delivered, upon demand, to the Parent. Former holders of the common stock who have not complied with the above-described exchange and payment procedures will thereafter only look to the surviving corporation as general creditors for payment of the merger consideration. None of the surviving corporation, the Parent, the paying agent or any other person will be liable to any former holders of our common stock for any cash delivered to a public official pursuant to any applicable abandoned property, escheat or similar laws.

        If you have lost a certificate, or if it has been stolen or destroyed, then before you will be entitled to receive the merger consideration, you will have to make an affidavit of the loss, theft or destruction, and if required by the Parent, post a bond in a customary amount sufficient to protect it or the surviving corporation against any claim that may be made against it with respect to that certificate. These procedures will be described in the letter of transmittal that you will receive, which you should read carefully in its entirety.

Delisting and Deregistration of the Company's Common Stock

        If the merger is completed, our common stock will be delisted from and will no longer be traded on the NYSE or any other securities exchange and will be deregistered under the SEC. Following the completion of the merger, the Company will no longer be a public company.

DISSENTERS' RIGHTS

General

        Under chapter 23B.13 of the Washington Business Corporation Act, which we refer to as the WBCA, holders of our common stock are entitled to dissent from, and obtain payment of the fair value of their shares in the event of, the consummation of the merger instead of receiving the $30.00 per share merger consideration, without interest and subject to any applicable withholding of taxes. The following summarizes the material rights of holders of our common stock under chapter 23B.13. You should read the applicable sections of chapter 23B.13, a copy of which is attached to this proxy statement as Annex C, which governs dissenters' rights. The summary below is qualified in its entirety by reference to chapter 23B.13.

        Pursuant to chapter 23B.13, when a proposed merger is to be submitted to a vote at a meeting of shareholders, as in the case of this special meeting, the meeting notice must state that shareholders are or may be entitled to assert dissenters' rights and must be accompanied by a copy of chapter 23B.13. The notice of special meeting included with this proxy statement constitutes notice to the holders of Puget Energy common stock, and a copy of chapter 23B.13 is attached to this proxy statement as Annex C.

        If you are contemplating the possibility of exercising your dissenters' rights in connection with the merger, you should carefully review the text of chapter 23B.13. You are also encouraged to consult your legal counsel, at your expense, before attempting to exercise your dissenters' rights. If you do not fully and precisely satisfy the procedural requirements of the WBCA, you will lose your dissenters' rights. If any holder of shares of our common stock who asserts dissenters' rights under the WBCA withdraws or loses (through failure to perfect or otherwise) the right to obtain payment for such holder's shares under chapter 23B.13, then such shareholder's shares will be converted, or will be treated as if they had been converted, into the right to receive the merger consideration of $30.00 per share of our common stock, without interest and subject to any applicable withholding of taxes. We will not provide you with any notice regarding your dissenters' rights other than as described in this proxy statement and the notice of special meeting included with this proxy statement.

Requirements for Exercising Dissenters' Rights

        To preserve your right if you wish to exercise your statutory dissenters' rights, you must:

  •
  deliver to us, before the vote is taken at the special meeting regarding the merger agreement, written notice of your intent to demand payment for your shares of our common stock if the merger is effected, which notice must be separate from your proxy. Your vote against the merger agreement alone will not constitute written notice of your intent to exercise your dissenters' rights;

  •
  not vote your shares in favor of the merger agreement; and

  •
  follow the statutory procedures for perfecting dissenters' rights under chapter 23B.13, which are described below under the heading "Appraisal Procedures."

        Unless you satisfy all of the requirements of chapter 23B.13 you may not exercise dissenters' rights under chapter 23B.13 and, if the merger agreement is approved by our shareholders and the merger occurs, your shares of our common stock will be converted into the right to receive the merger consideration of $30.00 per share, without interest and subject to any applicable withholding of taxes.

Notice

        Written notice of your intent to exercise dissenters' rights must be delivered to us at:

    Puget Energy, Inc.
    Attn: Corporate Secretary
    P.O. Box 97034
    10885 N.E. 4th Street, PSE 12S
    Bellevue, Washington 98004

        Such written notice must be delivered before the vote on the merger agreement is taken at the special meeting. Your written notice to demand payment should specify your name and mailing address, the number of shares of our common stock you own, and that you intend to demand payment of the "fair value" of your shares of our common stock if the merger agreement is approved.

Vote

        Your shares must either not be voted at the special meeting or must be voted against, or must abstain from voting on, the approval of the merger agreement. Submitting a properly signed proxy card that is received prior to the vote at the special meeting that does not direct how the shares of our common stock represented by that proxy are to be voted will constitute a vote in favor of approval of the merger agreement and a waiver of your statutory dissenters' rights.

Termination of Dissenters' Rights

        Your right to obtain payment of the fair value of your shares of our common stock under chapter 23B.13 will terminate if:

  •
  the merger is abandoned or rescinded;

  •
  a court having jurisdiction permanently enjoins or sets aside the merger; or

  •
  your demand for payment is withdrawn with our written consent.

Appraisal Procedures

        If the merger agreement is approved by our shareholders, within ten days after the effective date of the merger we will send written notice regarding the proper procedures for dissenting to all shareholders who have given written notice under chapter 23B.13 and have not voted in favor of approval of the merger agreement. The notice will contain:

  •
  where the demand for payment and certificates representing certificated shares of our common stock must be sent and when certificates for certificated shares must be deposited;

  •
  information for holders of uncertificated shares as to what extent transfer of the shares will be restricted after the payment demand is received;

  •
  a form for demanding payment that includes the date of the first announcement to the news media or to shareholders of the terms of the merger and requires that the person asserting dissenters' rights certify whether or not the person acquired beneficial ownership of our common stock before that date;

  •
  the date by which we must receive your payment demand, which date will not be fewer than 30 or more than 60 days after the date the written notice is delivered to you; and

  •
  a copy of chapter 23B.13.

        If you wish to assert dissenters' rights, you must demand payment, certify whether you acquired beneficial ownership of your shares before October 26, 2007, and deposit your share certificates in accordance with the terms of the notice. If you do not demand payment and deposit your share certificates where required, by the date set in the notice, you will lose the right to obtain payment for your shares under chapter 23B.13.

        If we do not consummate the merger within 60 days after the date set for demanding payment and depositing share certificates, then we will return all deposited certificates and release any transfer restrictions imposed on uncertificated shares. If after returning the deposited certificates and releasing transfer restrictions, we wish to consummate the merger, we must send a new dissenters' rights notice and repeat the payment demand procedure. If we do not effect the merger and do not return the deposited certificates or release the transfer restrictions imposed on uncertificated shares within 60 days after the date which we had set for demanding payment, you may deliver notice to us in writing of your estimate of the fair value of your Company common stock plus the amount of interest due and demand payment of your estimated amount, less any amount already paid by us for the shares under chapter 23B.13.

        Except as provided below, within 30 days after the later of the effective date of the merger or the date the payment demand is received, we shall pay each dissenting shareholder who complied with the payment demand and related requirements of section 23B.13.230 of the WBCA the amount we estimate to be the fair value of the shareholder's shares, plus accrued interest. The payment will be accompanied by:

  •
  financial data relating to the Company, including a balance sheet as of the fiscal year ending not more than 16 months before the date of payment, an income statement for that year, a statement of changes in shareholders' equity for that year, and the latest available interim financial statements, if any;

  •
  an explanation of how we estimated the fair value of the shares;

  •
  an explanation of how we calculated the interest;

  •
  a statement of the dissenter's right to demand supplemental payment if such shareholder believes that the amount paid is less than the fair value of the shares or under certain other circumstances enumerated in the statute and described below; and

  •
  a copy of chapter 23B.13.

        For dissenting shareholders who were not the beneficial owners of their shares of our common stock before October 26, 2007, we may elect to withhold payment under chapter 23B.13. To the extent that we so elect, after consummating the merger, we shall estimate the fair value of the shares, plus accrued interest, and shall pay this amount to each dissenter who agrees to accept it in full satisfaction of the dissenter's demand. We will send with our offer an explanation of how we estimated the fair value of the shares, an explanation of how the interest was calculated, and a statement of the dissenter's right to demand payment of the dissenter's own estimate of the dissenter's shares and the amount of interest due if such dissenter believes that the amount offered is less than the fair value of the shares or under certain other circumstances enumerated in the statute and described below.

        If you believe that the amount paid or offered by us is less than the fair value of your shares or believe that the interest due is incorrectly calculated, or if we fail to make payment for your shares within 60 days after the date set for demanding payment or we do not effect the merger and do not return the deposited certificates or release the transfer restrictions imposed on uncertificated shares within 60 days after the date set for demanding payment, you may, within 30 days of the payment or offer for payment, deliver notice to us in writing informing us of your own estimate of the fair value of your shares and the amount of interest due, and demand payment of this estimate, less any amount we have already paid under chapter 23B.13. If any dissenting shareholder's demand for payment of the dissenter's own estimate of the fair value of the shares is not settled within 60 days after receipt by us of such shareholder's demand for payment of his or her own estimate, chapter 23B.13 requires that we commence a proceeding in King County Superior Court and petition the court to determine the fair value of the shares and accrued interest, naming all the dissenting shareholders whose demands remain unsettled as parties to the proceeding. If we do not commence the proceeding within the 60-day period, we will pay each dissenter whose demand remains unsettled the amount demanded.

        The jurisdiction of the court in which the proceeding is commenced will be plenary and exclusive. The court may appoint one or more appraisers to receive evidence and recommend decision on the question of fair value. The appraisers will have the powers described in the order appointing them, or in any amendment to it. The fair value of the shares as determined by the court may be less than, equal to or greater than the value of the merger consideration to be issued to non-dissenting shareholders for our common stock under the terms of the merger agreement if the merger is consummated. Shareholders should be aware that investment banking opinions as to the fairness, from a financial point of view, of the consideration payable in a merger are not opinions as to fair value under chapter 23B.13. Each dissenter made a party to the proceeding is entitled to a judgment (i) for the amount, if any, by which the court finds the fair value of the dissenter's shares, plus interest, exceeds the amount paid by us, or (ii) for the fair value, plus accrued interest, of the dissenter's after-acquired shares for which we elected to withhold payment pursuant to chapter 23B.13.

        The court will also determine the costs and expenses of the court proceeding and assess them against us, except that the court may assess the costs against all or some of the dissenters, in amounts the court finds equitable, to the extent the court finds the dissenters acted arbitrarily, vexatiously or not in good faith in demanding payment under chapter 23B.13. If the court finds that we did not substantially comply with the relevant provisions of sections 23B.13.200 through 23B.13.280 of the WBCA, the court may also assess against us any fees and expenses of counsel and experts for the respective parties, in amounts the court finds equitable. The court may also assess those fees and expenses against any party if the court finds that the party has acted arbitrarily, vexatiously or not in good faith with respect to dissenters' rights. If the court finds that the services of counsel for any dissenter were of substantial benefit to other dissenters similarly situated, and that the fees for those services should not be assessed against us, the court may award to counsel reasonable fees to be paid out of the amounts awarded the dissenters who were benefited.

        A record shareholder may assert dissenters' rights as to fewer than all of the shares registered in the shareholder's name only if the shareholder dissents with respect to all shares beneficially owned by any one person and delivers to us a notice of the name and address of each person on whose behalf the shareholder asserts dissenters' rights. The rights of a partially dissenting record shareholder are determined as if the shares as to which the dissenter dissents and the dissenter's other shares were registered in the names of different shareholders. Beneficial owners of our common stock who desire to assert dissenters' rights as to shares held on the beneficial owners' behalf (i) must submit to us the record shareholder's consent to the dissent not later than the time the beneficial shareholder asserts dissenters' rights, which consent shall be set forth either in a record or, if we have designated an address, location, or system to which the consent may be electronically transmitted and the consent is electronically transmitted to the designated address, location, or system, in an electronically transmitted record; and (ii) must so assert dissenters' rights with respect to all shares of which such shareholder is the beneficial shareholder or over which such shareholder has power to direct the vote.

        For purposes of chapter 23B.13, fair value with respect to dissenters' shares means the value of the shares of our common stock immediately before the effective date of the merger, excluding any appreciation or depreciation in anticipation of the merger, unless that exclusion would be inequitable.

THE MERGER AGREEMENT

        The following summarizes the material provisions of the merger agreement. This summary is qualified in its entirety by reference to the merger agreement, a copy of which is attached as Annex A to this proxy statement and is incorporated by reference herein. This summary does not purport to be complete and may not contain all of the information about the merger agreement that is important to you. Our shareholders are urged to read the merger agreement and this proxy statement carefully and in their entirety before making any decisions regarding the merger. The merger agreement has been attached to this proxy statement to provide our shareholders with information regarding its terms and conditions. The representations and warranties contained in the merger agreement (and summarized below) are qualified by information in confidential disclosure letters provided by the Company and the Parent in connection with the signing of the merger agreement. These disclosure letters contain information that modifies, qualifies and creates exceptions to the representations and warranties set forth in the merger agreement. Moreover, certain representations and warranties in the merger agreement were made as of a specific date, may be subject to a contractual standard of materiality different from what might be viewed as material by shareholders, or may have been used for the purpose of allocating risk between us and the Parent rather than establishing matters as facts. Accordingly, you should not rely on the representations and warranties in the merger agreement (or the summaries below) as characterizations of the actual state of facts about the Company.

Effective Time

        The merger will become effective upon the filing of articles of merger with the Secretary of State of the State of Washington, which we refer to as the articles of merger, or upon the effective date specified in such articles of merger, whichever is later, which we refer to as the effective time. The filing of the articles of merger will occur on the closing date of the merger, which will take place on the fifteenth business day after satisfaction or waiver of the conditions to the closing of the merger set forth in the merger agreement and described in this proxy statement, or at such other time as agreed upon by the Parent and us.

Structure

        At the effective time, Merger Sub will merge with and into the Company. As a result of the merger, the separate corporate existence of Merger Sub will cease, and the Company will continue as the surviving corporation and as an indirect wholly owned subsidiary of the Parent. The merger will have the effects set forth in Section 23B.11.060 of the WBCA, so that all of the properties, rights, privileges, powers and franchises of the Company and Merger Sub shall vest in the surviving corporation, and all debts, liabilities, and duties of the Company and Merger Sub shall become the debts, liabilities and duties of the surviving corporation. Following completion of the merger, there will be no public market for shares of our common stock and our current shareholders (other than, indirectly, the members of the Investor Consortium) will cease to have any ownership interest in the Company or rights as Company shareholders. Therefore, such current shareholders of the Company (other than, indirectly, the members of the Investor Consortium) will not participate in any post-merger earnings or growth of the Company and will not benefit from any post-merger appreciation in value of the Company.

Treatment of Stock, Stock Options, Other Awards and Employee Stock Purchase Plan

Company Common Stock

        At the effective time, each share of Company common stock issued and outstanding immediately prior to the effective time of the merger (other than shares held by a shareholder who has exercised the right to dissent as described below and shares held by the Parent or any wholly owned subsidiary of the Parent or the Company, which will remain outstanding as described below) will be converted into the right to receive cash in the amount of $30.00 per share, payable, without interest, less any required withholding taxes, to the Company's shareholders upon surrender of their stock certificates. At the effective time, shares owned by the Parent or any wholly owned subsidiary of the Company or the Parent immediately prior to the effective time will remain outstanding and will become that number of shares of common stock of the surviving corporation that bears the same ratio to the aggregate number of outstanding shares of the surviving corporation as the number of shares of the Company's common stock held by such entity bore to the aggregate number of outstanding shares of the Company's common stock immediately prior to the effective time.

        After the effective time, each of the Company's outstanding stock certificates representing shares of common stock converted in the merger will represent only the right to receive the merger consideration. The merger consideration paid upon surrender of each certificate will be paid in full satisfaction of all rights pertaining to the shares of the Company common stock represented by that certificate.

Company Stock Options

        Each stock option on Company common stock under any plan, program, agreement or arrangement to provide for grants of equity-based awards that is outstanding immediately prior to the effective time (all of which are vested and exercisable), will be converted at the effective time into the right to receive, less any required withholding taxes, a payment in cash equal to:

  •
  the amount by which the merger consideration or, if higher, the average of the last sale prices of the Company common stock on the NYSE for the 20 business days preceding the effective time, exceeds the exercise price per share with respect to such option, multiplied by

  •
  the number of shares of Company common stock previously subject to such option.

Other Awards

        Each award outstanding immediately before the effective time that was granted under any plan, program, agreement or arrangement maintained by the Company to provide for grants of equity-based awards (including each share of restricted stock, and each restricted stock unit, stock equivalent and performance share, but excluding stock options) will be converted at the effective time into the right to receive, less any required withholding taxes, a payment in cash equal to:

  •
  the merger consideration or, if higher, the average of the last sale prices of the Company common stock on the NYSE over each of the 20 business days preceding the effective time, multiplied by

  •
  for awards other than performance shares, the total number of shares of Company common stock that would be issuable upon the lapse of restrictions or the full vesting of the awards and, for performance shares, the higher of the total number of shares of Company common stock that would be issuable upon the achievement, for each outstanding award cycle, of (i) the target performance level and (ii) the performance measures that the Company had achieved for the applicable cycle during the period commencing upon the starting year of such cycle and ending with the fiscal quarter immediately preceding the effective time, plus

  •
  the amount of dividend equivalents associated with the number of shares determined as described above.

Employee Stock Purchase Plan

        As contemplated by the merger agreement and authorized under the terms of the Company's employee stock ownership plan, which we refer to as the ESPP, the Company has suspended the ESPP effective after the completion of the current offering on December 31, 2007, and has taken action to terminate the ESPP prior to the earlier of the termination of the merger agreement or the effective time.

Representations and Warranties

        The merger agreement contains various representations and warranties made by us to the Parent that are subject to information provided in the publicly available reports filed by the Company with, or furnished to, the SEC at any time on or after December 31, 2005, and, in some cases, to specified exceptions and qualifications, including the occurrence of a Company material adverse effect (as defined below). The representations and warranties relate to, among other topics, the following:

  •
  our and our subsidiaries' organization, good standing and qualification to do business;

  •
  our and our subsidiaries' articles of incorporation and bylaws (or other similar organizational documents);

  •
  our and PSE's capitalization, including in particular the number of shares of common stock and preferred stock outstanding as of the date of the merger agreement;

  •
  our corporate power and authority to enter into the merger agreement and to consummate the transactions contemplated by the merger agreement;

  •
  the absence of any violations of or conflicts with our organizational documents, applicable law, certain debt instruments, contracts and agreements or permits as a result of entering into the merger agreement and consummating the merger;

  •
  the required consents, approvals or authorizations of, and filings with, governmental authorities in connection with the transactions contemplated by the merger agreement;

  •
  compliance with applicable laws, orders or judgments;

  •
  the adoption by our Board of Directors of the merger agreement and its approval and recommendation of the merger;

  •
  reports we have filed with or furnished to the SEC since December 31, 2004, including the financial statements contained therein, and our filings since December 31, 2004, as required by the Securities Act of 1933, as amended, the Exchange Act of 1934, as amended, the Public Utility Holding Company Act of 1935, as amended and in effect prior to its repeal effective February 8, 2006, the Energy Policy Act of 2005, the Federal Power Act of 1935, as amended, the Communications Act of 1934 and applicable state public utility laws and regulations;

  •
  real property owned and leased by us or PSE and title to assets;

  •
  our internal controls and procedures and compliance with the Sarbanes-Oxley Act of 2002;

  •
  the absence of pending or threatened litigation or governmental orders or judgments against us;

  •
  the absence of undisclosed liabilities;

  •
  the absence of restrictions on dividends;

  •
  the absence of general liens;

  •
  tax matters and environmental matters with respect to us and our subsidiaries;

  •
  our employee benefit plans and agreements and matters relating to the Employee Retirement Income Security Act of 1974, as amended;

  •
  our employee and labor relations;

  •
  our rights agreement;

  •
  contracts material to the Company and our subsidiaries;

  •
  our intellectual property;

  •
  the absence, since December 31, 2006, of any changes or developments or combination of developments affecting us or any of our subsidiaries, of which we have knowledge, that would reasonably be expected to result in a Company material adverse effect, and the absence of certain changes in our business;

  •
  the required vote of our shareholders in connection with the approval of the merger;

  •
  our receipt of a fairness opinion from Morgan Stanley;

  •
  our insurance policies;

  •
  our hedging activities;

  •
  the absence of undisclosed broker's and finder's fees;

  •
  our regulatory proceedings;

  •
  regulation as a utility; and

  •
  the absence of additional representations and warranties of the Parent and Merger Sub, their respective affiliates or any other person acting on behalf of them.

        For the purposes of the merger agreement, a "Company material adverse effect" means any event, change or occurrence or development of a set of circumstances or facts, which, individually or together with any other event, change, occurrence or development, has or would have a material adverse effect on the business, assets, liabilities, properties, financial condition or results of operations of the Company and our subsidiaries taken as a whole. The merger agreement specifically provides that the definition of a "material adverse effect" with respect to the Company does not include any such effect relating to or resulting from (i) any change, including any change in law, rule, or regulation of any governmental authority, that applies generally to similarly situated persons; (ii) general changes in the electric or natural gas utility industry, other than such effects having a disproportionate impact on the Company as compared to similarly situated persons; (iii) the rate case initiated by PSE on December 3, 2007 before the WUTC; (iv) changes to accounting standards, principles or interpretations; (v) the announcement of the execution of the merger agreement or the consummation of the transactions contemplated thereby (except to the extent that the Company has made an express representation with respect to the effect of such consummation on the Company and its subsidiaries), including any such change resulting therefrom in the market value of our common stock or our credit rating, or from any action, suit or proceeding relating to the merger agreement or the transactions contemplated thereby, including those alleging a breach of fiduciary duty in connection with the execution, delivery, approval or consummation of the transactions contemplated by the merger agreement; (vi) the replacement of certain credit facilities as contemplated by the merger agreement; or (vii) any action taken by any of the parties outside the ordinary course of its business that is required to be taken in order to comply with any provision of the merger agreement; provided, however, that the exclusions specified in clauses (i), (iv), (v) and (vii) shall not apply to the extent such matters are mandated in the order of the WUTC approving the merger and the other transactions contemplated by the merger agreement.

        The merger agreement also contains various representations and warranties made by the Parent and Merger Sub to us that are subject, in some cases, to specified exceptions and qualifications, including the occurrence of a Parent material adverse effect (as defined below). The representations and warranties relate to, among other topics, the following:

  •
  their organization, good standing and qualification to do business;

  •
  their corporate and limited liability company power and authority to enter into the merger agreement and to consummate the transactions contemplated by the merger agreement;

  •
  the absence of any violations of or conflicts with their organizational documents, applicable law or any of the financing commitments (as described below) as a result of entering into the merger agreement and consummating the merger;

  •
  the required consents, approvals or authorizations of, and filings with, governmental authorities in connection with the transactions contemplated by the merger agreement;

  •
  compliance with applicable laws, orders or judgments;

  •
  their lack of prior operating activity;

  •
  the absence of pending or threatened litigation or governmental orders or judgments against the Parent or Merger Sub which would impair their ability to consummate the merger;

  •
  other than votes obtained as of October 25, 2007, the absence of votes of the holders of any class or series of the capital stock of the Parent or Merger Sub to approve the merger agreement, the merger or the other transactions contemplated by the merger agreement;

  •
  the sufficiency of the Parent's and Merger Sub's financing commitments to effect the merger;

  •
  their solvency as of the effective time of the merger;

  •
  the absence of certain agreements;

  •
  their ownership of our common stock;

  •
  the absence of undisclosed broker's and finder's fees; and

  •
  the absence of additional representations and warranties of the Company and any of our subsidiaries.

        As used in the merger agreement, the term "Parent material adverse effect" means any material adverse effect on the ability of the Parent and Merger Sub to consummate the transactions contemplated by the merger agreement.

        You should be aware that these representations and warranties were made by and to the Company, the Parent and Merger Sub as of specific dates. The statements embodied in those representations and warranties were made for purposes of the merger agreement between the parties and are subject to qualifications and limitations agreed to by the parties in connection with negotiating the terms of that contract. In addition, certain representations and warranties may be subject to a contractual standard of materiality different from those generally applicable to shareholders, or may have been used for the purpose of allocating risk between the parties rather than establishing matters as facts.

        The representations and warranties of each of the parties to the merger agreement will expire upon the effective time of the merger.

Conduct of Our Business Pending the Merger

        Under the merger agreement, we have agreed that, subject to certain exceptions and unless the Parent gives us its prior written consent (which consent will not be unreasonably withheld, conditioned or delayed), between October 25, 2007 and the effective time of the merger or earlier termination of the merger agreement, we will and will cause each of our subsidiaries to:

  •
  conduct our and their businesses in a manner substantially consistent in all material respects with the assumptions regarding capital expenditures, refinancing and securities issuances set forth in the business plan for us and our subsidiaries;

  •
  conduct our and their businesses in the ordinary and usual course of business and consistent with past practice;

  •
  use commercially reasonable efforts to preserve our business organizations intact, maintain existing relations and goodwill with customers, suppliers, creditors, regulators, lessors, employees and business associates and maintain in effect all material governmental permits, franchises and other authorizations pursuant to which we and our subsidiaries operate; and

  •
  maintain our and their insurance in amounts and against risks and losses consistent in all material respects with the insurance maintained by the Company and our subsidiaries as of October 25, 2007.

        In addition, we have also agreed that, subject to certain exceptions and unless the Parent gives us its prior written consent (which consent will not be unreasonably withheld, conditioned or delayed), between October 25, 2007 and the effective time of the merger or earlier termination of the merger agreement, we will and will cause each of our subsidiaries to comply with specific restrictions relating to, among others:

  •
  amending our or their articles of incorporation, charter or bylaws;

  •
  issuing, selling, pledging, disposing of or otherwise encumbering any of our or any of our subsidiaries' capital stock;

  •
  splitting, combining, subdividing or reclassifying the outstanding shares of our or any of our subsidiaries' capital stock;

  •
  declaring, setting aside or paying any dividend payable in cash, stock or property in respect of any capital stock, other than regular quarterly cash dividends on our common stock in amounts no greater than $0.25 per share per quarter and dividends required to be paid on preferred stock of the Company or PSE;

  •
  subject to certain exceptions, repurchasing, redeeming or otherwise acquiring or permitting any of our subsidiaries to purchase or otherwise acquire any shares of its capital stock, or any securities convertible into or exchangeable or exercisable for any shares of its capital stock;

  •
  issuing, selling, pledging, disposing of or encumbering any shares or securities convertible into or exchangeable or exercisable for, or options, warrants, calls, commitments or rights of any kind to acquire, any shares of its capital stock of any class or any other property or assets, except for:

  •
  shares issuable pursuant to options outstanding as of October 25, 2007 under any employee benefit plans and additional options or rights to acquire shares required by the terms of any employee benefit plans in the ordinary course of the operation of such plans; and

  •
  issuances of securities in connection with grants or awards of stock-based compensation;

  •
  transferring, leasing, licensing, guaranteeing, selling, mortgaging, pledging, disposing of or encumbering any other material property or material assets or incurring, assuming or modifying any indebtedness or other material liability, other than in the ordinary and usual course of business in amounts not in excess of $50 million in the aggregate, and except for long-term indebtedness incurred in connection with the refinancing of certain indebtedness either at or shortly before its maturity or at a lower cost of funds and short term debt incurred under our existing credit facilities;

  •
  making any commitments for, or making or authorizing, any capital expenditures in excess of 115% of budgeted amounts;

  •
  terminating, establishing, adopting, entering into or making any new grants or awards of stock-based compensation or other benefits under, amending or otherwise modifying any employee benefit plans or increasing the salary, wage, bonus or other compensation of any directors, officers or employees, except for:

    •
    grants or awards to directors, officers and employees under existing employee benefit plans in such amounts and on such terms as are consistent with past practice;

    •
    in the normal and usual course of business; or

    •
    actions necessary to satisfy existing contractual obligations under employee benefit plans existing as of October 25, 2007, or as required by law or as required to bring any existing employee benefit plan into compliance with Section 409A of the Code;

  •
  granting any new severance or termination pay not in existence on October 25, 2007 or entering into any new severance agreement not in existence on such date;

  •
  making or implementing any changes to our or our subsidiaries' rates or charges, standards of service or regulatory accounting or executing any agreement with respect thereto, except:

  •
  pursuant to routine filings made in the ordinary course of business consistent with past practice, provided that a general rate case will not be considered a routine filing;

  •
  with respect to the filing of the proceeding before the WUTC initiated by PSE on December 3, 2007; or

  •
  as required by a governmental authority of competent jurisdiction;

  •
  making or changing any material tax election, changing or consenting to any material change in our or our subsidiary's method of accounting for tax purposes, settling or compromising any dispute, claim or assessment regarding a tax liability, if such settlement or compromise could result in the payment by us of $10 million individually or $20 million in the aggregate, filing any material amended tax return or, other than in the ordinary course of business, consistent with past practice, or forgoing any material amount of tax refund;

  •
  changing any accounting methods, principles or practices, except as required by United States generally accepted accounting principles or the Federal Energy Regulatory Commission;

  •
  entering into or assuming any contract that would have been a material contract under the merger agreement had it been entered into prior to the date of the merger agreement, other than in the ordinary course of business consistent with past practice, or amending, terminating or waiving any rights under any material contract or any contract that would have been a material contract had it been entered into prior to October 25, 2007, other than in the ordinary course of business consistent with past practice, except, in each case, a material contract may be renewed or replaced with one or more contracts on substantially similar terms at current market prices;

  •
  waiving, releasing, canceling, assigning, settling or compromising any action, litigation, claim, arbitration or right, other than waivers, releases, cancellations, assignments, settlements or compromises that involve only the payment of monetary damages not in excess of $5 million individually or $25 million in the aggregate;

  •
  making or offering to make any acquisition of any business, assets or securities involving the payment in excess of $10 million individually or $25 million in the aggregate for all such payments, or where such business, assets or securities do not primarily relate to the current business of the Company;

  •
  making any sale, lease, encumbrance or other disposition of assets or securities involving receipt of consideration in excess of $10 million individually or $25 million in the aggregate for all such receipts; and

  •
  authorizing or entering into an agreement to do any of the actions prohibited by the merger agreement.

        We have also agreed to continue to follow our risk management policies in respect of our material contracts and any new material contracts entered into after October 25, 2007. The merger agreement also requires us to allow a representative of the Parent to observe all meetings of our Energy Management Committee and provides that we will consult with the Parent prior to taking any action with respect to a material contract that is subject to our risk management policies and generally in respect of activities subject to our risk management policies. The Parent, however, in observing or consulting with us will not be entitled to direct or manage any of our decisions or activities.

        As used in the merger agreement, the term "business plan" refers to our anticipated business plan, including our expected budget, capital expenditure levels and other activities that we anticipated would be necessary for the remainder of 2007 and 2008, which we made available to the Parent and Merger Sub in connection with the execution and delivery of the merger agreement.

Shareholders' Meeting

        The merger agreement requires us, as soon as reasonably practicable, following December 10, 2007, to take all steps necessary to duly call, give notice of, convene and hold a meeting of our shareholders to secure the approval of the merger agreement and the transactions contemplated in the merger agreement by the affirmative vote of holders of two-thirds of the outstanding shares of our common stock as of the close of business on the record date. The merger agreement requires our Board of Directors to recommend approval of the merger agreement and the transactions contemplated in the merger agreement, which recommendation may only be withdrawn or modified as described below.

Solicitation of Acquisition Proposals

        The merger agreement provides that, until 11:59 p.m., Pacific Standard Time, on December 10, 2007, which we refer to as the no-shop period start date, we were permitted to initiate, solicit and encourage acquisition proposals (as defined below), including by way of providing access to non-public information pursuant to one or more acceptable confidentiality agreements, and to enter into and maintain discussions or negotiations with respect to acquisition proposals or otherwise cooperate with or assist or participate in, or facilitate any such inquiries, proposals, discussions or negotiations.

        During the period prior to the no-shop period start date, Morgan Stanley conducted a "go shop" process on behalf of the Company. Our Board of Directors determined that no proposal was received during the "go shop" period that could reasonably be expected to result in a proposal more favorable to our shareholders than the merger.

        The merger agreement provides that from and after the no-shop period start date until the effective time or the earlier termination of the merger agreement, we are generally not permitted to:

  •
  solicit, initiate or knowingly encourage (including by way of furnishing information, except information relating to the existence of these provisions), or take any other action designed to facilitate, directly or indirectly, any inquiries or the making of any proposal or offer with respect to a merger, reorganization, tender offer, share exchange, consolidation or other transaction (i) relating to the direct or indirect acquisition or purchase of 20% or more of the assets of the Company and our subsidiaries, on a consolidated basis, or to which 20% or more of our revenues or earnings on a consolidated basis are attributable or (ii) that would result in a person beneficially owning 20% or more of our equity securities (any such proposal or offer, an "acquisition proposal" and any such transaction or purchase, an "acquisition transaction"), or

  •
  participate in any discussions or negotiations relating to any acquisition proposal or acquisition transaction.

        Except with respect to any excluded party (as defined below), after the no-shop period start date, we must immediately cease and cause to be terminated any solicitation, encouragement, discussion or negotiation with any persons conducted theretofore with respect to any acquisition proposal. This restriction does not apply to a person (or group of persons that includes among its members one or more persons who (x) were members of such group prior to the no-shop period start date and (y) collectively constitute at least 50% of the equity financing of such group at all times following the no-shop period start date and such group of persons shall no longer be considered an excluded party for purposes of the merger agreement if it does not meet the requirements of this parenthetical) from whom the Company has received a bona fide written acquisition proposal prior to the no-shop period start date which our Board of Directors determines in good faith, after consultation with its financial advisors and outside counsel, constitutes, or could reasonably be expected to result in a superior proposal (as defined below) as of the no-shop period start date (each such person or group of persons, an "excluded party"). We were required at the end of the go shop period to notify the Parent of the names of the excluded parties and to provide a copy (or description if no copy is available) of any acquisition proposals made by such excluded parties. However, our Board of Directors determined that no excluded parties existed as of the no-shop period start date and we provided no copies or descriptions of any acquisition proposals to the Parent.

        Notwithstanding any other provision of the merger agreement, if at any time prior to our shareholders approving the merger, our Board of Directors determines in good faith, based on the advice of outside counsel, that it is necessary to do so to avoid a breach of its fiduciary duties under applicable law, we may, in response to an acquisition proposal which we did not solicit or which did not otherwise result from a breach of the restrictions on the solicitation of acquisition proposals under the merger agreement, (i) furnish information with respect to us and our subsidiaries to any person pursuant to a confidentiality and standstill agreement and (ii) participate in negotiations regarding such acquisition proposal. We will also be permitted to take the actions described in clauses (i) and (ii) above with respect to any excluded party. In addition, we have agreed to promptly advise the Parent orally and in writing of such acquisition proposal, any request for information, and the material terms and conditions of such request or acquisition proposal and the identity of the person making such request or acquisition proposal, and have agreed to keep the Parent reasonably informed of the status and details of any such acquisition proposal.

        The merger agreement provides that unless a superior proposal (as defined below) exists, and subject to certain conditions and procedures, our Board of Directors may not (i) withdraw or modify, or propose publicly to withdraw or modify, its approval or recommendation of the merger or the adoption and approval of the matters to be considered at the special meeting, (ii) approve or recommend, or propose publicly to approve or recommend, any acquisition proposal other than the merger, or (iii) cause or permit the Company to enter into any agreement or understanding related to any acquisition proposal.

        A "superior proposal" means any bona fide written acquisition proposal on terms that our Board of Directors determines in its good faith judgment (i) (after receiving the advice of a financial advisor of nationally recognized reputation) to be more favorable to our shareholders than the merger and the transactions contemplated by the merger agreement, and (ii) constitutes a transaction that is reasonably likely to be consummated on the terms proposed by the party making the proposal, in each case taking into account all legal, financial, regulatory and other aspects of the proposal; provided that for purposes of this definition of "superior proposal" the references to "20%" in the definition of acquisition proposal are deemed to be references to 50%.

        Notwithstanding the above, at any time prior to securing the approval of our shareholders of the merger agreement, and subject to certain limitations and procedures, if a superior proposal exists, our Board of Directors may withdraw or modify its approval or recommendation of the merger or the approval of the matters to be considered at the special meeting, and/or approve or recommend such superior proposal or terminate the merger agreement and concurrently enter into an acquisition agreement with respect to such superior proposal, after paying the termination fee specified in the merger agreement. If our Board of Directors authorizes us to enter into a binding written agreement related to a superior proposal, we have agreed to provide the Parent with the acquisition agreement and the identity of the party making the superior proposal. If the proposing party is (i) an excluded party, and if our Board of Directors is seeking to terminate the merger agreement after December 25, 2007, the Parent will have 24 hours to make a counteroffer that is at least as favorable to our shareholders as the superior proposal, or (ii) not an excluded party, the Parent will have five business days to make such a counteroffer.

Employee Benefits

        The employment of all employees of the Company and our subsidiaries who were employees immediately prior to the effective time will continue through the effective time. We refer to these employees as the affected employees. The Parent has agreed that following the effective time, all of the affected employees' service that was recognized, accrued or credited under the Company's and our subsidiaries' benefit plans, programs and policies immediately prior to the effective time will continue to be recognized, accrued and credited under such plans, programs and policies after the effective time. The Parent has also agreed that the affected employees will receive credit for their service to the Company and our subsidiaries prior to the effective time under (i) all other employee benefit plans, programs and policies, if any, of the Parent or its subsidiaries (including the Company as the surviving corporation in the merger) in which the affected employees become eligible to participate on or after the effective time for purposes of eligibility, vesting, benefit accrual and all other purposes (but not for purposes of benefit accrual under defined benefit pension plans or eligibility for early retirement purposes under defined benefit pension plans and not to the extent that crediting such service would result in duplication of benefits), and (ii) any severance, vacation, sick leave, paid time off or similar plans, programs or policies of the Parent (or its subsidiaries) for purposes of determining the amount of each affected employee's benefits under such plans, programs and policies. However, nothing in the merger agreement creates any third party beneficiary right or any right to continued employment with respect to any of the affected employees.

        In addition, the Parent has agreed that it will, and will cause its direct or indirect subsidiaries (including the Company as the surviving corporation in the merger), or will use its reasonable efforts to cause its insurance carrier, to:

  •
  waive all limitations as to preexisting conditions exclusions and all waiting periods with respect to participation and coverage requirements applicable to each affected employee under any welfare benefit plan in which an affected employee becomes eligible to participate on or after the effective time, except to the extent of limitations or waiting periods that are already in effect under the Company's or our subsidiaries' welfare benefit plans with respect to the affected employee and that have not been satisfied as of the effective time; and

  •
  credit each affected employee for any co-payments, deductibles or out-of-pocket expenses paid prior to the effective time in satisfying any applicable deductible, co-payment or out-of-pocket requirements for the year in which the effective time occurs under any welfare benefit plan in which the affected employee participates on or after the effective time.

        The Parent has agreed to cause the Company as the surviving corporation to maintain for at least one year after the effective time, without interruption, employee compensation and benefit plans, programs and policies (other than the ESPP, and other than the Company's other stock or equity based plans and policies so long as any such plans and policies are replaced with plans or policies of equivalent potential value) that provide compensation and benefits to each affected employee that in the aggregate are substantially comparable to those provided by the Company's and our subsidiaries' benefit plans, programs and policies immediately prior to the effective time. Subject to the obligation described in the preceding sentence, applicable law and any applicable collective bargaining agreement, nothing in the merger agreement obligates the Parent to maintain any of the Company's or our subsidiaries' employee benefit plans, programs or policies or to maintain any particular type of benefit plan, program or policy in effect after the effective time. However, the Parent must, for a period of one year following the effective time, continue the Company's Involuntary Separation Plan for Non-Union Employees in full force and effect to the same extent that such plan is currently in effect. The surviving corporation will make full and prompt payment of all severance and/or change of control payments due pursuant to the terms of all applicable agreements.

Agreement to Take Further Action and to Use Reasonable Best Efforts

        Subject to the terms and conditions of the merger agreement, each party will prepare and file, as soon as reasonably practicable, the necessary notifications under the HSR Act. In addition, the parties have agreed to cooperate and use reasonable best efforts to file all necessary applications and filings to obtain the Company required statutory approvals and the Parent required statutory approvals as promptly as is reasonably practicable. The Parent and the Company will also file as promptly as practicable a joint voluntary notice in respect of the transactions contemplated by the merger agreement under the Exon-Florio Amendment. We are also required to consult with the Parent prior to making any regulatory filing with the WUTC or FERC other than routine filings made in the ordinary course of business consistent with past practice; however, in observing or consulting with us, the Parent will not be entitled to direct or manage any of our decisions or activities.

        In connection with the merger and the transactions contemplated by the merger agreement, each of the parties has further agreed to:

  •
  upon request by the other, furnish the other with all true and accurate information concerning itself, its subsidiaries, directors, officers and shareholders and such other matters as may be reasonably necessary or advisable in connection with this proxy statement, or any other statement, filing, notice or application made by or on behalf of the Parent, the Company or any of our respective subsidiaries to any governmental authority;

  •
  promptly provide the other party with copies of all filings made by any of the parties or any of their respective subsidiaries with any federal or state court, administrative agency, commission or other governmental authority in connection with the merger agreement and the transactions contemplated thereby;

  •
  keep the other apprised of the status of matters relating to completion of the transactions contemplated by the merger agreement, including promptly furnishing the other with copies of any notices or other communications received by any of the parties or any of their respective subsidiaries, from any third party and/or any governmental authority with respect to the merger and the other transactions contemplated by the merger agreement; and

  •
  give prompt notice to the other of any change that would reasonably be expected to result in a Company material adverse effect or a Parent material adverse effect, respectively.

        Furthermore, the Company and the Parent have agreed to cooperate and use their reasonable best efforts to defend against and respond to any claim, action, suit, investigation, or legal or administrative proceeding commenced by any governmental authority or person (other than the Company, the Parent or any of their respective subsidiaries) that questions the validity or legality of the merger agreement, the merger, the other transactions contemplated by the merger agreement or claims for damages in connection therewith.

        The Parent and Merger Sub have further agreed not to seek to acquire or acquire any regulated electric or gas distribution utility in the State of Washington that would present a significant risk of materially delaying or making it materially more difficult for the Parent, Merger Sub or the Company to obtain the approval of the WUTC with respect to the transactions contemplated by the merger agreement.

Financing Commitments; Company Cooperation

        The Parent has agreed to use its reasonable best efforts to take, or cause to be taken, all actions, and to do, or cause to be done, all things reasonably necessary or advisable to arrange, and close concurrently with the closing (i) the debt financing on the terms and conditions described in the debt financing commitments and (ii) the investor financing on the terms and conditions described in or comparable to the Commitment Agreement; provided that with respect to the debt financing commitments or investor financing, as the case may be, the Parent may terminate and replace or amend the debt financing commitments or Commitment Agreement, as the case may be, to add lenders, lead arrangers, bookrunners, syndication agents, investors or similar entities who had not executed the debt financing commitments or Commitment Agreement, as applicable, as of October 25, 2007 so long as such addition does not prevent or delay the closing of the merger or otherwise materially impair the consummation of the transactions contemplated by the merger agreement. In using its reasonable best efforts, the Parent has agreed to (a) maintain in effect the debt financing commitments or Commitment Agreement, as the case may be, (b) satisfy on a timely basis all conditions applicable to the Parent or Merger Sub to obtain the debt financing or investor financing, as the case may be, (c) enter into definitive agreements with respect thereto on terms and conditions contemplated by the debt financing commitment or Commitment Agreement, as the case may be, or any replacement commitments or on other terms that would not adversely impact the ability of the Parent to consummate the transactions contemplated by the merger agreement and (d) consummate the debt financing or investor financing, as the case may be, at or prior to closing.

        If any portion of the debt financing or investor financing, as the case may be, becomes unavailable on the terms and conditions contemplated in the debt financing commitment or Commitment Agreement, the Parent has agreed to use its reasonable best efforts to arrange to obtain alternative financing from alternative sources in an amount sufficient to consummate the transactions contemplated by the merger agreement as promptly as practicable. In addition, the Parent has agreed to give us prompt notice of any material breach of the debt financing commitment or Commitment Agreement, as the case may be, of which the Parent becomes aware or the termination of the debt financing commitment or Commitment Agreement, and has further agreed to keep us informed on a reasonably current basis of the status of the efforts to arrange the debt financing and investor financing, including providing us with copies of all documents related to the debt financing or investor financing, as the case may be.

        We have agreed, and have agreed to cause our subsidiaries, at the Parent's sole expense, to use our and their reasonable best efforts to cooperate as may be reasonably requested by the Parent in connection with the financings, including using our reasonable best efforts to:

  •
  cause appropriate officers and employees to be available, on a customary basis and upon reasonable notice, to meet (including in Australia) with ratings agencies and prospective lenders and investors in presentations, meetings, and due diligence sessions;

  •
  assist with the preparation of disclosure documents and other information reasonably requested by the Parent in connection therewith;

  •
  provide financing sources with reasonable access to our and our subsidiaries' respective properties, books and records;

  •
  execute and deliver any customary pledge or security documents or other customary definitive financing documents and certificates as may be reasonably requested by the Parent;

  •
  assist the Parent with the syndication efforts for the debt financing; and

  •
  direct our independent accountants and counsel to provide customary and reasonable assistance to the Parent.

Conditions to the Merger

        The obligations of the parties to complete the merger are subject to the satisfaction or waiver of the following mutual conditions:

  •
  the adoption of the merger agreement by our shareholders;

  •
  no injunction or other governmental order restraining or prohibiting the merger is in effect; and

  •
  the Company and the Parent have received the required statutory approvals, which have become final orders (as defined below).

        As used in the merger agreement, "final orders" means action by the relevant regulatory authority which has not been reversed, stayed, enjoined or suspended, with respect to which any waiting period prescribed by law before the transactions contemplated by the merger agreement may be consummated has expired, and to which all conditions to the consummation of such transactions prescribed by law have been satisfied.

        The obligations of the Parent and Merger Sub to complete the merger are subject to the satisfaction or waiver of the following additional conditions:

  •
  we have performed in all material respects our agreements and covenants under the merger agreement;

  •
  our representations and warranties regarding our organization and qualification, capitalization and authority to enter into the merger agreement are true and correct in all material respects as of October 25, 2007 and the closing date with the same effect as though such representations and warranties had been made on and as of the closing date (except for representations and warranties that expressly speak only as of a specific date or time which only need to be true and correct as of such date or time) and all of our other representations and warranties (i) are true and correct on and as of October 25, 2007 and (ii) are true and correct on and as of the closing date with the same effect as though such representations and warranties had been made on and as of the closing date (except for representations and warranties that expressly speak only as of a specific date or time which need only be true and correct as of such date or time) except in each of cases (i) and (ii) for such failures of representations or warranties to be true and correct (without giving effect to any materiality qualification or standard contained in any such representations and warranties) which, individually or in the aggregate, have not resulted in and would not reasonably be expected to result in a Company material adverse effect;

  •
  we have delivered a certificate signed by one of our executive officers with respect to the satisfaction of the conditions relating to our representations, warranties, covenants and agreements;

  •
  no Company material adverse effect has occurred and is continuing;

  •
  we have received the consents required by third parties;

  •
  the review and investigation of the merger under Exon-Florio Amendment has been terminated and either the President of the United States or the CFIUS (or other authority that may become authorized to so act), as the case may be, shall have determined to take no action authorized thereunder;

  •
  we have received the required company statutory approvals, which have become final orders that do not (i) impose terms, conditions, liabilities, obligations, commitments or sanctions upon us, the Parent or members of the Investor Consortium or any of their respective affiliates, taken individually or as a whole, that would reasonably be expected to have a material adverse effect on an entity otherwise identical to the Company and its subsidiaries, taken as a whole, but having only 50% of the business, assets, liabilities, properties, financial condition and operations of the Company and its subsidiaries (with the adverse effect of any such terms, conditions, liabilities, obligations, commitments or sanctions on the Parent, the members of the Investor Consortium or any of their respective affiliates imposed by the final order considered in the determination of a material adverse effect as if such adverse effect had been imposed on the Company), or (ii) impose any term, condition, liability, obligation, commitment or sanction on any member of the Investor Consortium or any of their respective affiliates that would require the divestiture of any asset, property or company that is not regulated by the WUTC and that would be material for a company the size of the Company or that would restrict the Parent or such member's or affiliate's ability to exercise its rights of ownership with respect to its investment in the Parent or the Company following the merger;

  •
  we have delivered an opinion from outside counsel with respect to certain matters;

  •
  shareholders of no more than 10% of the outstanding Company shares have exercised their right to dissent; and

  •
  the administrative agents under certain of our credit facilities have provided us with a "payoff" letter regarding the repayment of such credit facilities.

  Our obligation to complete the merger is subject to the following additional covenants:

  •
  the Parent and Merger Sub have performed in all material respects their agreements and covenants under the merger agreement;

  •
  the Parent's and Merger Sub's representations and warranties regarding its organization and qualification and financing are true and correct in all material respects as of October 25, 2007 and the closing date with the same effect as though such representations and warranties had been made on and as of the closing date (except for representations and warranties that expressly speak only as of a specific date or time which only need to be true and correct as of such date or time) and all of the Parent's and Merger Sub's other representations and warranties (i) are true and correct on and as of October 25, 2007 and (ii) are true and correct on and as of the closing date with the same effect as though such representations and warranties had been made on and as of the closing date (except for representations and warranties that expressly speak only as of a specific date or time which need only be true and correct as of such date or time) except in each of cases (i) and (ii) for such failures of representations or warranties to be true and correct (without giving effect to any materiality qualification or standard contained in any such representations and warranties) which, individually or in the aggregate, have not resulted in and would not reasonably be expected to result in a Parent material adverse effect (as defined in "The Merger Agreement—Representations and Warranties" beginning on page 70);

  •
  we have received a certificate signed by an executive officer of the Parent with respect to the satisfaction of the conditions relating to their representations, warranties, covenants and agreements; and

  •
  we have received an opinion from outside counsel of the Parent with respect to certain matters.

Termination

        The merger agreement may be terminated and the merger may be abandoned at any time prior to the effective time, whether before or after the special meeting, as follows:

  •
  by mutual written consent of the Company, the Parent and Merger Sub;

  •
  by either us or the Parent if:

  •
  if there is a state or federal law or regulation adopted that has the effect of prohibiting the merger, or a final and non-appealable order, judgment or decree enjoining or otherwise prohibiting the merger;

  •
  the merger has not been consummated by October 25, 2008, or, if certain regulatory approvals have not been received but all other conditions to closing are fulfilled or capable of being fulfilled, April 30, 2009; or

  •
  our shareholders do not adopt the merger agreement at the special meeting (including any adjournment thereof);

  •
  by the Parent if:

  •
  we breach any of our representations and warranties or if any representation or warranty becomes untrue and incapable of being cured prior to the effective time of the merger, or any breach of any covenant or agreement, such that a condition to the Parent's obligation to consummate the merger would not be satisfied, and such breach or condition is not curable or, if curable, has not been cured within 30 days after our receipt of notice of such breach; or

  •
  our Board of Directors (or any committee thereof) (i) withdraws or modifies in any adverse manner its approval or recommendation of the merger agreement or the merger, (ii) approves or recommends or enters into an agreement for any acquisition of the Company or any material portion of its assets or any tender offer by a party other than the Parent or an affiliate of the Parent, or (iii) resolves to take either of the aforementioned actions, or if we breach in any material respect any of our obligations with respect to the solicitation of acquisition proposals and such breach has not been remedied within ten business days after our receipt of notice of such breach; and

  •
  by us if:

  •
  the Parent or Merger Sub breaches any of their representations and warranties or if any representation or warranty becomes untrue and incapable of being cured prior to the effective time, or any breach of any covenant or agreement, such that a condition to our obligation to consummate the merger would not be satisfied, and such breach or condition is not curable or, if curable, has not been cured (i) within ten business days after receipt by the Parent of notice of such breach relating to the Parent, Merger Sub or, subject to certain exceptions, members of the Investor Consortium seeking to acquire any regulated electric or gas distribution utility in the State of Washington that would present a significant risk of materially delaying or making it materially more difficult to obtain, the approval of the WUTC for the merger, or (ii) within 30 days after receipt by the Parent of notice of any other such breach;

  •
  we choose to terminate the merger agreement in connection with an acquisition proposal from a third party; or

    •
    the stock purchase agreement is terminated or the parties to the stock purchase agreement otherwise fail to consummate the transactions contemplated thereby upon the satisfaction or waiver of all conditions to consummate the transactions contemplated thereby and the Company exercises this right to terminate within five business days of the termination of the stock purchase agreement or the failure to so consummate (however, the transactions contemplated by the stock purchase agreement were consummated on December 3, 2007).

Termination Fees and Expenses

        We have agreed to pay to the Parent (i) a termination fee of $30 million if the event giving rise to the termination is based on the submission of an acquisition proposal by a party from whom the Company has received a bona fide written acquisition proposal prior to the end of the "go shop" period through December 10, 2007 that our Board of Directors determined in good faith constitutes, or could reasonably be expected to result in, a superior proposal (which determination was not made by our Board at the end of the "go shop" period), or (ii) a termination fee of $40 million in all other instances, if the merger agreement is terminated under the following circumstances:

  •
  by the Parent (a) because our Board of Directors has withdrawn or modified its approval or recommendation of the merger or the merger agreement, or has approved or recommended an agreement for any acquisition of the Company or any material portion of its assets, or (b) because we have breached any of our obligations with respect to the solicitation of acquisition proposals and such breach has not been remedied within ten business days;

  •
  by us in connection with our decision to pursue an acquisition proposal from a third party;

  •
  by the Parent or by us because either (i) the Company's shareholder approval has not been obtained at the special meeting or (ii) the merger has not been consummated by October 25, 2008 (which date will be extended until April 30, 2009 if certain regulatory approvals are not received but all other conditions to closing have been fulfilled or are capable of being fulfilled), if at the time the merger agreement is so terminated an acquisition proposal for the Company has been made by a third party and not withdrawn at least ten business days prior to the date the merger agreement became terminable in the case of clause (i) or at least 30 days before the date the merger agreement became terminable in the case of clause (ii) and we subsequently enter into a definitive agreement regarding the acquisition proposal, become a subsidiary of the person making an acquisition proposal or consummate a transaction relating to such acquisition proposal within twelve months, in the case of an acquisition proposal made by any party that executed a confidentiality agreement and received information regarding the Company during the term of the merger agreement, or within three months in the case of any other party; or

  •
  by the Parent because there has been a breach of the merger agreement by the Company that is not cured within 30 days, if at the time the merger agreement is so terminated an acquisition proposal for the Company has been made by a third party and not withdrawn at least ten business days prior to the date the merger agreement became terminable and we subsequently enter into a definitive agreement regarding the acquisition proposal, become a subsidiary of the person making an acquisition proposal or consummate a transaction relating to such acquisition proposal within twelve months, in the case of an acquisition proposal made by any party that executed a confidentiality agreement and received information regarding the Company during the term of the merger agreement, or within three months in the case of any other party.

        In addition, if the merger agreement is terminated because of our breach, we have agreed to pay the Parent an amount equal to all documented out-of-pocket expenses and fees incurred by the Parent and its members, not in excess of $15 million. In the event that a fee is paid in connection with a termination, the fee will be reduced by the amount of the expenses payment. In addition, if the merger agreement has been terminated and a fee is payable by us, we have agreed to pay the Parent an amount equal to all documented out-of-pocket expenses and fees incurred by the Parent and its members, not in excess of $10 million.

        The Parent has agreed to pay us a business interruption fee of $130 million if we terminate the merger agreement due to a breach by the Parent or Merger Sub of any of their representations and warranties or if any of their representations or warranties becomes untrue and incapable of being cured prior to the effective time, or if they breach any of their covenants or agreements, in each case such that a condition to our obligation to consummate the merger would not be satisfied, and such breach or condition is not curable or, if curable, has not been cured within a specified time. Contemporaneously with such termination, in satisfaction of the business interruption fee, we will be entitled to immediately withdraw from an escrow account funded by the members of the Parent at the time we entered into the merger agreement (established pursuant to the Escrow Agreement) an amount equal to the business interruption fee. The business interruption fee will only be payable if at the time of such termination there is no state of facts or circumstances (other than a state of facts or circumstances caused by a breach of the Parent's or Merger Sub's representations and warranties or covenants or agreements under the merger agreement) that would cause the conditions to the Parent's and Merger Sub's obligation to consummate the merger not to be satisfied or capable of satisfaction (and a condition shall be deemed to be not capable of satisfaction, to the extent such condition has not been or could not be satisfied on or prior to the date of termination of the merger agreement due to a breach of a representation, warranty, covenant or agreement thereof, if such breach is either (x) not curable or (y) if curable, is not cured within 30 days after the earlier of (1) receipt by the Company of notice of such breach in writing from the Parent or (2) the date of termination of the merger agreement).

        If the Parent pays the business interruption fee, the payment of the fee is our sole and exclusive remedy against the Parent, Puget Intermediate or Merger Sub with respect to the facts and circumstances giving rise to such payment obligation. In addition, none of us, the Parent or Merger Sub, other than pursuant to any agreement to which it is a party, has a right of recovery against, and no liability shall attach to, any former, current or future shareholder, director, officer, employee, general or limited partner, member, manager, affiliate, agent or assignee of us, the Parent or Merger Sub.

Specific Performance and Damages

        The Parent and Merger Sub are entitled to specific performance of the terms of the merger agreement. The Company, on the other hand, is only entitled to limited rights to seek an injunction or injunctions to prevent breaches of the merger agreement by the Parent or Merger Sub that would cause irreparable harm or to enforce specifically certain terms and provisions of the merger agreement. However, in no event shall the Company be entitled to any injunction or specific enforcement of the terms of the merger agreement requiring the Parent or Merger Sub to consummate the merger or prohibiting the Parent or Merger Sub from failing to consummate the merger.

        The liability of the Parent and Merger Sub arising out of or relating to any breaches of the merger agreement is limited to an aggregate amount equal to the amount of the business interruption fee.

Amendment and Waiver

        The merger agreement may be amended in writing by our Board of Directors or the board of managers, as applicable, of the parties at any time either before or after approval by the Company's shareholders and prior to the effective time, except that there shall be no amendment that would by law require further approval of the Company's shareholders without such further approval.

        The merger agreement also provides that at any time prior to the effective time, any party to the merger agreement may in writing:

  •
  extend the time for performance of any of the obligations or other acts of the other parties to the merger agreement;

  •
  waive any inaccuracies in the representations and warranties of the other parties contained in the merger agreement or in any document delivered pursuant to the merger agreement; or

  •
  waive compliance by the other parties of any of the agreements or conditions in the merger agreement except that there shall be no such waiver that would by law require further approval of our shareholders, without such further approval.

MARKET PRICE AND DIVIDEND DATA

        Our common stock is listed on the NYSE under the symbol "PSD." The following table sets forth the high and low sales prices per share of our common stock on the NYSE for the periods indicated, as well as the per share cash dividend paid in each quarter with respect to our common stock.

Quarter Ended	High	Low	Dividend
2005
First Quarter (March 31)	$24.60	$21.30	$0.25
Second Quarter (June 30)	$23.56	$20.73	$0.25
Third Quarter (September 30)	$24.36	$22.05	$0.25
Fourth Quarter (December 31)	$23.70	$20.21	$0.25
2006
First Quarter (March 31)	$21.68	$20.26	$0.25
Second Quarter (June 30)	$21.62	$20.13	$0.25
Third Quarter (September 30)	$22.86	$21.20	$0.25
Fourth Quarter (December 31)	$25.91	$22.72	$0.25
2007
First Quarter (March 31)	$25.84	$24.00	$0.25
Second Quarter (June 30)	$26.91	$23.58	$0.25
Third Quarter (September 30)	$25.38	$22.47	$0.25
Fourth Quarter (December 31)	$28.60	$23.40	$0.25

        On October 25, 2007, the last trading day before announcement of the merger agreement, the closing price of our common stock on the New York Stock Exchange was $23.95 per share. On February 14, 2008, which was the latest practicable trading day before the printing of this proxy statement, the closing price of our common stock on the New York Stock Exchange was $26.82 per share.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

        The following table shows the number of shares of common stock beneficially owned as of February 11, 2008 by each director, by each executive officer named in the Summary Compensation Table in our 2007 Annual Proxy Statement, by the directors and executive officers of the Company as a group, and by each person or group that we know owns more than 5% of our common stock. We consider executive officers of PSE to be executive officers of the Company. No director or executive officer owns more than 1% of the outstanding shares of common stock. The Parent and its affiliates beneficially own approximately 9.6%, Franklin Resources, Inc. and its affiliates beneficially own approximately 8.6% of our common stock. Tradewinds Global Investors LLC beneficially owns approximately 6.7% of our common stock. American Century Investment Management, Inc. beneficially owns approximately 5.0% of our common stock. Percentages of beneficial ownership are based on 129,678,489 shares outstanding as of February 11, 2008.

BENEFICIAL OWNERSHIP TABLE
Name	Number of Beneficially Owned Shares		Number of Share Interests Held (1)
William S. Ayer	0		8,782
Phyllis J. Campbell	1,000		18,235
Craig W. Cole	8,701		11,062
Stephen E. Frank	0		13,083
Tomio Moriguchi	1,571		23,793
Kenneth P. Mortimer	2,852		6,650
Sally G. Narodick	2,272		13,740
Stephen P. Reynolds	450,507	(2)	74,160
Herbert B. Simon	0		5,271
George W. Watson	0		5,886
Eric M. Markell	23,940		2,467
Susan McLain	28,948	(3)	14,194
Jennifer L. O'Connor	20,821		0
Bertrand A. Valdman	38,039	(3)	1,275
All directors and executive officers, including named executive officers, as a group (22 persons)	682,517		208,867
Puget Holdings LLC and affiliates	12,500,000	(4)
Franklin Resources, Inc. and affiliates	11,092,300	(5)
Tradewinds Global Investors, LLC	8,675,308	(6)
American Century Investment Management, Inc.	6,510,912	(7)

(1)
Includes deferred stock units held in the Company Nonemployee Director Stock Plan and the PSE Deferred Compensation Plans. Immediately prior to the effective time of the merger, these stock units will be reallocated to plan measurement funds other than deferred stock units.

(2)
Includes 92,096 shares of restricted stock, 300,000 shares of common stock subject to stock options that are currently exercisable, and 950 shares held by Mr. Reynolds' wife.

(3)
Includes shares held under the PSE Investment Plan for Employees (401(k) Plan).

(4)
Information presented above and in this footnote is based on a Schedule 13D filed on December 13, 2007 (the "Schedule 13D") by the Parent, Macquarie Infrastructure Partners A, L.P. ("MIP A"), Macquarie Infrastructure Partners International, L.P. ("MIP I"), Macquarie Infrastructure Partners Canada, L.P. ("MIP C"), Macquarie FSS Infrastructure Trust ("MFIT"), Padua MG Holdings Inc. ("PMGH"), CPP Investment Board (USRE II) Inc. ("USRE"), Padua Investment Trust ("PIT"), PIP2PX (Pad) Ltd. ("PIP2PX") and PIP2GV (Pad) Ltd. ("PIP2GV"

  and together with all the preceding entities other than the Parent, the "Purchasers"). The Purchasers are the direct or indirect owners of the Parent and severally acquired an aggregate of 12,500,000 shares of common stock of Puget Energy on December 3, 2007. Although the Parent does not own any shares of Puget Energy directly, the Parent and the Purchasers may be deemed to be members of a "group," within the meaning of Section 13(d)(3) of the Securities Exchange Act of 1934, as amended. Accordingly, each such entity may be deemed to beneficially own and have shared voting and dispositive power over the 12,500,000 shares of Puget Energy common stock that are collectively owned by the Purchasers. However, each of the Parent and the Purchasers expressly disclaims beneficial ownership of such shares of common stock other than those shares held directly by such entity. According to the Schedule 13D, as of December 3, 2007:

  •
  MIP A held 1,753,788 of the shares, over all of which MIP A has dispositive power and voting power. The address of the principal office of MIP A, as well as the Parent, MIP I and MIP C, is 125 West 55th Street, Level 22, New York, NY 10019.

  •
  MIP I held 1,830,864 of the shares, over all of which MIP I has dispositive power and voting power.

  •
  MIP C held 393,158 of the shares, over all of which MIP C has dispositive power and voting power.

  •
  MFIT held 465,404 of the shares, over all of which MFIT has dispositive power and voting power. Its address of the principal office is Level 11, 1 Martin Place, Sydney, Australia NSW 2000.

  •
  PMGH held 1,988,905 of the shares, over all of which PMGH has dispositive power and voting power. Its address of the principal office is 125 West 55th Street, Level 22, New York, NY 10019.

  •
  USRE held 3,517,612 of the shares, over all of which USRE has dispositive power and voting power. Its address of the principal office is One Queen Street East, Suite 2600, P.O. Box 101, Toronto, Ontario, Canada M5C 2W5.

  •
  PIT held 1,758,806 of the shares, over all of which PIT has dispositive power and voting power. Its address of the principal office is c/o its Trustee 6860141 Canada Inc., British Columbia Investment Management Corporation, Sawmill Point, Suite 301-2940 Jutland Road, Victoria, British Columbia, Canada V8T 5K6.

  •
  PIP2PX held 490,707 of the shares, over all of which PIP2PX has dispositive power and voting power. Its address of the principal office is 340 Terrace Building, 9515-107 Street, Edmonton, Alberta, Canada T5K 2C3.

  •
  PIP2GV held 300,756 of the shares, over all of which PIP2GV has dispositive power and voting power. Its address of the principal office is 340 Terrace Building, 9515-107 Street, Edmonton, Alberta, Canada T5K 2C3.

(5)
Information presented is based on a Schedule 13G filed on February 6, 2007 by Franklin Resources, Inc., Charles B. Johnson, Rupert H. Johnson, Jr. and Franklin Advisers, Inc. This amount includes 11,092,300 shares of common stock beneficially owned by Franklin Advisers, Inc. or Fiduciary Trust Company International, subsidiaries of Franklin Resources, Inc. According to the Schedule 13G, Franklin Advisers, Inc. has sole voting and investment power over 11,091,300 of the shares and Fiduciary Trust Company International has sole voting and investment power over 1,000 of the shares. Each of the reporting persons disclaims beneficial ownership of the shares. The address of Franklin Resources, Inc. is One Franklin Parkway, San Mateo, California 94403.

(6)
Information presented is based on a Schedule 13F filed on November 16, 2007 by Tradewinds Global Investors, LLC. According to the Schedule 13F, Tradewinds Global Investors, LLC has sole voting authority over 5,386,717 of the shares and sole investment discretion over 8,675,308 of the shares. The address of Tradewinds Global Investors, LLC is 2049 Century Park East, 18th Floor, Los Angeles, California 90067.

(7)
Information presented is based on a Schedule 13F filed on November 9, 2007 by American Century Companies, Inc. ("ACC") for American Century Investment Management, Inc. (together with ACC, "American Century"). According to the Schedule 13F, American Century has sole voting authority over 6,462,108 of the shares, shared voting authority over 48,804 of the shares and shared investment discretion over 6,510,912 of the shares. The address of American Century Investment Management, Inc. is 4500 Main Street, Kansas City, Missouri 64111.

DEADLINE FOR FUTURE SHAREHOLDER PROPOSALS

        If the merger is completed prior to mid-year 2008, we would not expect to hold a 2008 annual meeting of shareholders. If the merger is not completed, you will continue to be entitled to attend and participate in our shareholder meetings and we will hold a 2008 annual meeting of shareholders. We normally hold our annual meeting of shareholders in May of each year. Shareholders who intend to have a proposal considered for inclusion in our proxy materials for the 2008 annual meeting, if such meeting were to be held within 30 days of the anniversary date of our 2007 annual meeting of shareholders (in other words, no later than June 4, 2008), must have submitted the proposal at our principal executive office no later than December 1, 2007. If, as may become necessary, the annual meeting is held at some later time, we will inform shareholders of the new date and the deadline for shareholders to submit proposals that will be eligible for consideration for inclusion in our proxy materials, which deadline will be a reasonable time before we begin to print and send our proxy materials.

        Shareholders who intend to nominate persons for election to our Board of Directors or to present a proposal at the 2008 annual meeting of shareholders without inclusion of the proposal in our proxy materials must provide advance written notice of such nomination or proposal in the manner required by our bylaws. Notice of nominations, complying with Section 3.3 of our bylaws, must be delivered to the Corporate Secretary not less than 120 or more than 150 days prior to the date of the 2008 annual meeting of shareholders (or if less than 120 days' notice or prior public disclosure of the date of the annual meeting is given to shareholders, not later than the tenth day following the day of such notice or public disclosure is given). Notice of other business, complying with Section 2.6 of our bylaws, must be delivered to the Corporate Secretary not less than 90 or more than 120 days prior to the anniversary date of our 2007 annual meeting of shareholders (which was May 4, 2007). Notices should be sent to: Corporate Secretary, Puget Energy, Inc., 10885 NE 4th Street, P.O. Box 97034, Bellevue, Washington 98009-9734.

        For proposals that are not timely filed, we retain discretion to vote proxies we receive. For proposals that are timely filed, we retain discretion to vote proxies we receive provided that (i) we include in the proxy statement advice on the nature of the proposal and how we intend to exercise our voting discretion and (ii) the proponent does not issue a proxy statement.

WHERE YOU CAN FIND ADDITIONAL INFORMATION

        We file annual, quarterly and current reports, proxy statements and other information with the SEC. You may read and copy this information at the SEC's public reference room at:

Public Reference Room
100 F Street, N.E.
Washington, DC 20549

        You may call the SEC at 1-800-SEC-0330 for further information on the public reference room. Our SEC filings are also available to the public from commercial document retrieval services and at the Internet world wide website that the SEC maintains at http://www.sec.gov. In addition, materials and information concerning us can be inspected at the New York Stock Exchange, 20 Broad Street, 7th Floor, New York, New York 10005, where our common stock is listed.

MISCELLANEOUS

        If you have any questions about this proxy statement, the special meeting or the merger or need assistance with voting procedures, you should contact:

Innisfree M&A Incorporated
501 Madison Avenue
New York, NY 10022
Shareholders Call Toll-Free: (888) 750-5884
Banks and Brokers Call Collect: (212) 750-5834

        You should not send in your share certificates until you receive the transmittal materials from the paying agent. Our record shareholders who have further questions about their share certificates or the exchange of our common stock for cash should contact the paying agent.

        You should rely only on the information contained in this proxy statement to vote on the merger proposal. We have not authorized anyone to provide you with information that is different from what is contained in this proxy statement. This proxy statement is dated February 16, 2008. You should not assume that the information contained in this proxy statement is accurate as of any date other than that date (or as of an earlier date if so indicated in this proxy statement). Neither the mailing of this proxy statement to shareholders nor the issuance of cash in the merger creates any implication to the contrary. This proxy statement does not constitute a solicitation of a proxy in any jurisdiction where, or to or from any person to whom, it is unlawful to make a proxy solicitation.

        Your vote is important. To vote your shares, please complete, date, sign and return the enclosed proxy card (if you are a holder of record) or instruction card (if you were forwarded these materials by your broker or nominee) as soon as possible in the enclosed envelope.

Annex A

AGREEMENT AND PLAN OF MERGER

by and among

PUGET ENERGY, INC.,

PADUA HOLDINGS LLC,

PADUA INTERMEDIATE HOLDINGS INC.

and

PADUA MERGER SUB INC.

Dated as of October 25, 2007

i

INDEX OF PRINCIPAL TERMS

Term	Page
2007 WUTC Rate Case	A-43
Acceptable Confidentiality Agreement	A-55
Acquisition Agreement	A-56
Acquisition Proposal	A-55
Acquisition Transaction	A-55
Affected Employees	A-52
Agreement	A-1
Articles of Merger	A-2
Assets	A-40
BCA	A-1
BCH	A-33
Business Interruption Fee	A-71
Business Plan	A-41
Business Plan Assumptions	A-41
Cancelled Shares	A-4
Certificates	A-4
Closing	A-8
Closing Date	A-9
Code	A-8
Commitment Agreement	A-37
Company	A-1
Company Awards	A-7
Company Common Stock	A-2, A-3
Company Disclosure Letter	A-9
Company Dissenting Common Stock	A-3
Company Executives	A-23
Company Financial Statements	A-15
Company Hedging Guidelines	A-32
Company Material Adverse Effect	A-10
Company Meeting	A-49
Company Net Position	A-32
Company Plans	A-21
Company Preferred Stock	A-11
Company Reports	A-14
Company Required Consents	A-13
Company Required Statutory Approvals	A-13
Company SEC Reports	A-15
Company Series R Preferred Stock	A-11
Company Shareholders' Approval	A-31
Company Subsidiary	A-10
Confidentiality Agreement	A-46
Contracts	A-13
Contrary Action	A-49
Control	A-76
Debt Financing	A-37
Debt Financing Commitment	A-37
Designated Credit Agreements	A-62
Easement	A-17

Easement Real Property	A-15
Effective Time	A-2
Environmental Claim	A-27
Environmental Laws	A-27
Environmental Permits	A-26
ERISA	A-21
ERISA Affiliate	A-21
Escrow Account	A-71
ESPP	A-6
Exchange Act	A-8
Excluded Party	A-55
Exon-Florio	A-47
FERC	A-33
Final Order	A-63
Financing	A-38
Financing Commitments	A-37
FPA	A-14
GAAP	A-15
Governmental Authority	A-13
Hazardous Materials	A-28
HEDC	A-34
Hedging Contract	A-30
HSR Act	A-46
Indemnified Liabilities	A-50
Indemnified Parties	A-49
Indemnified Party	A-49
Independent Director	A-58
Initial Termination Date	A-68
Intellectual Property	A-31
Investor Financing	A-38
knowledge	A-35
Leased Real Property	A-15
Lender	A-37
Lien	A-11
Liens	A-11
Merger	A-1
Merger Consideration	A-3
Merger Sub	A-1
New Debt Financing Commitments	A-38
No-Shop Period Start Date	A-54
Options	A-6
Owned Real Property	A-15
Padua Intermediate	A-1
Parent	A-1
Parent Contact	A-62
Parent Majority Group	A-76
Parent Material Adverse Effect	A-35
Parent Required Statutory Approvals	A-36
Paying Agent	A-4
PBGC	A-22

Permitted Real Property Liens	A-15
Person	A-8
Proxy Statement	A-46
Puget Sound Energy	A-12
PUHCA	A-14
PUHCA 2005	A-33
Real Property	A-15
Real Property Lease	A-17
Release	A-28
Representatives	A-45
Rights Agreement	A-26
Risk Management Policies	A-44
SEC	A-9
Securities Act	A-14
Severance Policy	A-53
SOX	A-15
Stock Purchase Agreement	A-1
Subsidiary	A-9
Superior Proposal	A-57
Surviving Corporation	A-2
Takeover Statute	A-59
Tax	A-21
Tax Return	A-21
Title IV Company Plan	A-22
Trade Secrets	A-31
Transfer Taxes	A-61
Treasury Regulations	A-21
Violation	A-12
WARN Act	A-25
WUTC	A-10

v

        THIS AGREEMENT AND PLAN OF MERGER, dated as of October 25, 2007 (this "Agreement"), is entered into by and among Puget Energy, Inc., a Washington corporation (the "Company"), Padua Holdings LLC, a Delaware limited liability company (the "Parent"), Padua Intermediate Holdings Inc., a Washington corporation and a wholly owned subsidiary of the Parent ("Padua Intermediate"), and Padua Merger Sub Inc., a Washington corporation and a wholly owned subsidiary of Padua Intermediate (the "Merger Sub").

        WHEREAS, the Company and the Parent have determined that it would be in each of their best interests and in the best interests of their respective shareholders and members, as applicable, to effect the transactions contemplated by this Agreement;

        WHEREAS, in furtherance thereof, the respective Boards of Directors or Board of Managers, as applicable, of the Company, the Parent and the Merger Sub have approved this Agreement and the merger of the Merger Sub with and into the Company whereby the Company will become a wholly owned indirect subsidiary of the Parent (the "Merger"); and

        WHEREAS, the Company and certain members of the Parent, simultaneously with the execution of this Agreement, are entering into a Stock Purchase Agreement (the "Stock Purchase Agreement"), pursuant to which the Company will issue and sell, and such members of the Parent will purchase, subject to the terms and conditions set forth therein, certain shares of Company Common Stock (as hereinafter defined);

        NOW, THEREFORE, in consideration of the premises and the representations, warranties, covenants and agreements contained herein, the parties hereto, intending to be legally bound hereby, agree as follows:

ARTICLE I

THE MERGER

        Section 1.1    The Merger.    Upon the terms and subject to the conditions of this Agreement, at the Effective Time (as defined in Section 1.3), the separate existence of the Merger Sub shall cease and the Merger Sub shall be merged with and into the Company in accordance with the laws of the State of Washington. The Company shall be the Surviving Corporation (as defined below) in the Merger, shall continue its corporate existence under the laws of the State of Washington and, following the Effective Time, the Company shall become a wholly owned indirect subsidiary of the Parent and shall succeed to and assume all of the rights and obligations of the Merger Sub in accordance with the Washington Business Corporation Act, as amended (the "BCA"). The effects and consequences of the Merger shall be as set forth in Section 1.2. The surviving corporation after the Merger is sometimes referred to herein as the "Surviving Corporation."

        Section 1.2    Effects of the Merger.    At the Effective Time, (a) the articles of incorporation of the Company in effect immediately prior to the Effective Time shall at the Effective Time be amended in their entirety to be the same as the articles of incorporation of the Merger Sub, as in effect immediately prior to the Effective Time, except that the name of the corporation shall be "Puget Energy, Inc.," and as so amended in their entirety shall be set forth on Attachment A to the Articles of Merger (as defined below) and shall be the articles of incorporation of the Surviving Corporation until thereafter duly amended, (b) the by-laws of the Company shall, as of the Effective Time, be amended in their entirety to be the same as the by-laws of the Merger Sub in effect immediately prior to the Effective Time, except as to the name of the Surviving Corporation, which shall be "Puget Energy, Inc.," and as so amended in their entirety shall by the by-laws of the Surviving Corporation until thereafter duly amended, and (c) the Merger shall have all of the effects provided by the BCA. As of the Effective Time, each of the directors of the Company shall resign and the directors of the Merger Sub at the Effective Time shall, from and after the Effective Time, be the directors of the

Surviving Corporation until their successors have been duly elected or appointed and qualified or until their earlier death, resignation or removal in accordance with the articles of incorporation and the by-laws of the Surviving Corporation. The officers of the Company at the Effective Time shall, from and after the Effective Time, be the officers of the Surviving Corporation until their successors have been duly elected or appointed and qualified.

        Section 1.3    Effective Time of the Merger.    Subject to the provisions of this Agreement, on the Closing Date (as defined in Section 3.1), articles of merger in substantially the form attached hereto as Exhibit A (the "Articles of Merger") shall be executed and filed by the Company and the Merger Sub with the Secretary of State of the State of Washington pursuant to the BCA. The Merger shall become effective upon the filing of the Articles of Merger with the Secretary of State of the State of Washington or upon the effective date specified in Articles of Merger so filed, whichever is later (the "Effective Time").

ARTICLE II

TREATMENT OF SHARES

        Section 2.1    Effect on Capital Stock of the Company and the Merger Sub.    As of the Effective Time, by virtue of the Merger and without any action on the part of any holder of any of the capital stock of the Company or the Merger Sub:

          (a)    Conversion of Capital Stock of the Company.    Each share of common stock, par value $0.01 per share, of the Company (the "Company Common Stock") issued and outstanding as of the Effective Time (other than shares of Company Dissenting Common Stock (as defined in Section 2.2) and other than shares of Company Common Stock to be treated in accordance with Section 2.1(b)), shall be cancelled and shall be converted into the right to receive cash in the amount of $30.00 per share (the "Merger Consideration"), payable, without interest, to the holder of such share of Company Common Stock, upon surrender, in accordance with Section 2.3 hereof, of the certificate formerly evidencing such share.

          (b)    Treatment of Certain Shares of Company Common Stock.    Each share of Company Common Stock that is owned by the Parent or by any wholly owned Subsidiary (as defined in Section 4.1) of the Company or the Parent, in each case immediately prior to the Effective Time, shall remain outstanding and shall become that number of shares of common stock of the Surviving Corporation that bears the same ratio to the aggregate number of outstanding shares of the Surviving Corporation as the number of shares of Company Common Stock held by such entity bore to the aggregate number of outstanding shares of Company Common Stock immediately prior to the Effective Time.

          (c)    Capital Stock of the Merger Sub.    Each share of common stock, par value $0.01 per share, of the Merger Sub issued and outstanding immediately prior to the Effective Time shall remain issued and outstanding after the Merger as a share of the Surviving Corporation, which shall thereafter (together with the shares of common stock of the Surviving Corporation issued in accordance with Section 2.1(b)) constitute all of the issued and outstanding shares of common stock of the Surviving Corporation. No capital stock of the Merger Sub will be issued or used in the Merger.

        Section 2.2    Company Dissenting Common Stock.

          (a)   Notwithstanding anything in this Agreement to the contrary other than Section 2.2(b), any shares of Company Common Stock that are issued and outstanding immediately prior to the Effective Time and held by a shareholder who is entitled to dissent from the Merger under Chapter 23B.13 of the BCA and who has exercised, when and in the manner required by Chapter 23B.13 of the BCA to the extent so required prior to the Effective Time, such right to dissent and to obtain payment of the fair value of such shares under Chapter 23B.13 of the BCA in connection with the Merger ("Company Dissenting Common Stock") shall not be converted into the right to receive the Merger Consideration unless and until such shareholder shall have effectively withdrawn or lost (through failure to perfect or otherwise) such shareholder's right to obtain payment of the fair value of such shareholder's Company Dissenting Common Stock under Chapter 23B.13 of the BCA, but shall instead be entitled only to such rights with respect to such Company Dissenting Common Stock as may be granted to such shareholder under Chapter 23B.13 of the BCA. From and after the Effective Time, Company Dissenting Common Stock shall not be entitled to vote for any purpose or be entitled to the payment of dividends or other distributions (except dividends or other distributions payable to shareholders of record prior to the Effective Time). The Company shall give the Parent and the Merger Sub (i) prompt written notice of the exercise of the right of dissent of any shares of Company Common Stock, attempted withdrawals of such exercise and any other instruments served pursuant to the BCA and received by the Company relating to rights to be paid the fair value of Company Dissenting Common Stock under Chapter 23B.13 of the BCA and (ii) the opportunity to participate in negotiations and proceedings with respect to the exercise of the right of dissent under Chapter 23B.13 of the BCA. The Company shall not, except with the prior written consent of the Parent, voluntarily make or agree to make any material payment with respect to, or offer to settle or settle any claims relating to, the exercise of the right of dissent under Chapter 23B.13 of the BCA.

          (b)   If any shareholder who holds Company Dissenting Common Stock effectively withdraws or loses (through failure to perfect or otherwise) such shareholder's right to obtain payment of the fair value of such shareholder's Company Dissenting Common Stock under Chapter 23B.13 of the BCA, then, as of the later of the Effective Time and the occurrence of such effective withdrawal or loss, such shareholder's shares of Company Common Stock shall no longer be Company Dissenting Common Stock and, if the occurrence of such effective withdrawal or loss is later than the Effective Time, shall be treated as if they had as of the Effective Time been converted into the right to receive the Merger Consideration, without interest, as set forth in subsection (a) of Section 2.1.

        Section 2.3    Surrender of Shares.

          (a)    Deposit with Paying Agent.    Prior to the Effective Time, the Company and the Parent shall mutually designate a bank or trust company to act as agent (the "Paying Agent") for the holders of shares of Company Common Stock in connection with the Merger to receive the funds to which holders of shares of Company Common Stock shall become entitled pursuant to Section 2.1(a). Such funds shall be deposited with the Paying Agent by the Parent immediately prior to or after the Effective Time and shall be invested by the Paying Agent as directed by the Parent; provided that, no investment of such deposited funds shall relieve the Parent, the Surviving Corporation or the Paying Agent from promptly making the payments required by this Article II, and following any losses from any such investment, the Parent shall promptly provide additional funds to the Paying Agent for the benefit of the holders of shares of Company Common Stock at the Effective Time in the amount of such losses, which additional funds will be held and disbursed in the same manner as funds initially deposited with the Paying Agent for payment of the Merger Consideration to holders of shares of Company Common Stock.

          (b)    Exchange Procedures.    As soon as practicable after the Effective Time, the Paying Agent shall mail to each holder of record of a certificate or certificates (the "Certificates") which as of the Effective Time represented outstanding shares of Company Common Stock (the "Cancelled Shares") that were cancelled or converted and became instead the right to receive the Merger Consideration pursuant to Section 2.1: (i) a letter of transmittal (which shall specify that delivery shall be effected, and risk of loss and title to the Certificates shall pass, only upon actual delivery of the Certificates (or affidavits of loss in lieu thereof) to the Paying Agent and such other provisions upon which the Parent and the Company may agree) and (ii) instructions for use in effecting the surrender of the Certificates (or affidavits of loss in lieu thereof) in exchange for the Merger Consideration. Upon surrender of a Certificate (or an affidavit of loss in lieu thereof) to the Paying Agent for cancellation (or to such other agent or agents as may be appointed by mutual agreement of the Parent and the Company), together with a duly executed letter of transmittal and such other documents as the Paying Agent may require, the holder of such Certificate shall be entitled to receive the Merger Consideration (after giving effect to any required tax withholdings as provided in Section 2.5) in exchange for each share of Company Common Stock formerly evidenced by such Certificate, which such holder has the right to receive pursuant to the provisions of this Article II. In the event of a transfer of ownership of Cancelled Shares which is not registered in the transfer records of the Company, the Merger Consideration may be given to a transferee if the Certificate (or affidavit of loss in lieu thereof) representing such Cancelled Shares is presented to the Paying Agent accompanied by all documents required to evidence and effect such transfer and by evidence satisfactory to the Paying Agent that any applicable Transfer Taxes have been paid. Until surrendered as contemplated by this Section 2.3, each Certificate (or affidavit of loss in lieu thereof) shall be deemed at any time after the Effective Time to represent only the right to receive upon such surrender the Merger Consideration as contemplated by this Section 2.3. No interest shall be paid or will accrue on the Merger Consideration payable to holders of Certificates pursuant to the provisions of this Article II.

          (c)    Closing of Transfer Books; Rights of Holders of Company Common Stock.    From and after the Effective Time, the stock transfer books of the Company shall be closed and no registration of any transfer of any capital stock of the Company shall thereafter be made on the records of the Company. If, after the Effective Time, Certificates are presented to the Surviving Corporation, they shall be cancelled and exchanged for the Merger Consideration, as provided in this Section 2.3. From and after the Effective Time, the holders of shares of Company Common Stock outstanding immediately prior to the Effective Time shall cease to have any rights with respect to such shares of Company Common Stock, except as otherwise provided herein or by applicable law.

          (d)    Termination of Paying Agent.    At any time commencing one year after the Effective Time, the Parent shall be entitled to require the Paying Agent to deliver to it any funds which had been made available to the Paying Agent and not disbursed to holders of shares of Company Common Stock (including, without limitation, all interest and other income received by the Paying Agent in respect of all funds made available to it), and thereafter such holders shall be entitled to look to the Surviving Corporation (subject to abandoned property, escheat and other similar laws) only as general creditors thereof with respect to any Merger Consideration that may be payable upon due surrender of the Certificates held by them. Notwithstanding the foregoing, neither the Parent, the Surviving Corporation nor the Paying Agent shall be liable to any holder of a share of Company Common Stock for any Merger Consideration delivered in respect of such share to a public official pursuant to any abandoned property, escheat or other similar law.

          (e)    Lost, Stolen or Destroyed Certificates.    In the event any Certificate shall have been lost, stolen or destroyed, upon the making of an affidavit of that fact by the holder of shares of Company Common Stock claiming such Certificate to be lost, stolen or destroyed and, if required by the Parent, the posting by such holder of a bond in customary amount and upon such terms as may be required by the Parent as indemnity against any claim that may be made against it or the Surviving Corporation with respect to such Certificate, the Paying Agent will pay the Merger Consideration (after giving effect to any required tax withholdings as provided in Section 2.5) to such holder in exchange for such lost, stolen or destroyed Certificate.

        Section 2.4    Treatment of Company Stock Awards.

          (a)    Options.    Prior to the Effective Time, the Company shall take all actions necessary to provide, effective as of the Effective Time, for the cancellation, on the terms and conditions set forth in this Section 2.4 and without any payment therefor except as otherwise provided in this Section 2.4, of all stock options (whether or not then exercisable) on Company Common Stock outstanding at the Effective Time granted under any plan, program, agreement or arrangement maintained by the Company to provide for grants of equity-based awards (the "Options"). As of the Effective Time, each such Option (whether vested or unvested) shall be cancelled (and to the extent formerly so exercisable shall no longer be exercisable) and shall entitle each holder thereof, in cancellation and settlement therefor, to receive a payment, if any, in cash from the Company (less any applicable withholding taxes), promptly following the Effective Time, equal to (i) the amount, if any, by which the higher of (x) the Merger Consideration and (y) the average of the last sale prices of the Company Common Stock on the New York Stock Exchange in each of the twenty (20) business days preceding the Effective Time exceeds the exercise price per share with respect to such Option, multiplied by (ii) the total number of shares of Company Common Stock then issuable upon the exercise of such Option (whether or not then vested or exercisable).

          (b)    Employee Stock Purchase Plan.    The current offerings in progress as of the date hereof under the Company's Employee Stock Purchase Plan (the "ESPP") shall continue, and the shares of Company Common Stock shall be issued to participants thereunder on the next currently scheduled purchase dates thereunder occurring after the date hereof as provided under, and subject to the terms and conditions of, the ESPP. In accordance with the terms of the ESPP, any offering in progress as of the Effective Time shall be shortened, and the "Purchase Date" (as defined in the ESPP) shall be the business day immediately preceding the Effective Time. Each then outstanding Option under the ESPP shall be exercised automatically on such Purchase Date. Notwithstanding any restrictions on transfer of stock in the ESPP, the treatment in the Merger of any stock under this provision shall be in accordance with Section 2.1(a). The Company shall take commercially reasonable steps to terminate the ESPP as of or prior to the Effective Time. The Company shall promptly after the date hereof take commercially reasonable steps to amend the ESPP as appropriate to avoid the commencement of any new offering of Options thereunder at or after the date hereof and prior to the earlier of the termination of this Agreement or the Effective Time.

          (c)    Other Awards.    Prior to the Effective Time, the Company shall take all actions necessary to provide, effective as of the Effective Time, for the cancellation, on the terms and conditions set forth in this Section 2.4 and without any payment therefore except as otherwise provided in this Section 2.4, of each award (the "Company Awards") (including each share of restricted stock, and each restricted stock unit, stock equivalent and performance share, but excluding Options) outstanding immediately before the Effective Time that was granted under any plan, program, agreement or arrangement maintained by the Company to provide for grants of equity-based awards. As of the Effective Time, each such Company Award shall be cancelled and shall entitle each holder thereof, in cancellation and settlement therefor, to receive a payment in cash from the Company (less any applicable withholding taxes), promptly following the Effective Time, equal to (i) the higher of (x) the Merger Consideration and (y) the average of the last sale prices of the Company Common Stock on the New York Stock Exchange in each of the twenty (20) business days preceding the Effective Time, multiplied by (ii) the total number of shares of Company Common Stock that would be issuable upon full vesting of such award or for which restrictions would lapse upon full vesting of such award; provided that, in the case of performance shares, the cash amount shall be equal to (1) the higher of (A) the Merger Consideration and (B) the average of the last sale prices of the Company Common Stock on the New York Stock Exchange in each of the twenty (20) business days preceding the Effective Time, multiplied by (2) the higher of (A) the total number of shares of Company Common Stock that would be issuable upon vesting of such award or for which restrictions would lapse upon vesting of such award at the target performance level and (B) the number of shares that would be issuable upon vesting of such award or for which restrictions would lapse upon vesting of such award if the Company achieved, for each outstanding award cycle, the performance measure that the Company had achieved for the applicable cycle during the period commencing upon the starting year of such cycle and ending with the fiscal quarter immediately preceding the Effective Time, plus (3) the amount of dividend equivalents associated with the number of shares determined under this Section 2.4(c).

          (d)    Required Action.    At or prior to the Effective Time, the Company, the Board of Directors of the Company and the compensation committee of the Board of Directors of the Company, as applicable, shall adopt any resolutions and take any actions, including obtaining consents and acknowledgements of participants, which are necessary to effectuate the provisions of Section 2.4(a), (b) and (c). The Company shall take all commercially reasonable actions to ensure that from and after the Effective Time neither the Parent nor the Surviving Corporation will be required to deliver Company Common Stock or other capital stock of the Company to any Person pursuant to or in settlement of Options, rights under the ESPP or Company Awards. The Company shall also take all action reasonably necessary to approve the disposition of the Options or Company Awards in accordance with this Section 2.4 so as to exempt such dispositions under Rule 16b-3 of the Securities Exchange Act of 1934, as amended (the "Exchange Act").

        Section 2.5    Withholding Rights.    Other than in respect of Transfer Taxes, which shall be governed by Section 7.16, each of the Surviving Corporation, the Company, the Parent and the Paying Agent shall be entitled to deduct and withhold from the Merger Consideration or other payments made pursuant to this Agreement to any holder of shares of Company Common Stock, Options or Company Awards or other Person (as defined below) such amounts as it is required to deduct and withhold with respect to the making of such payment under the Internal Revenue Code of 1986, as amended (the "Code"), and the rules and regulations promulgated thereunder, or any provision of state, local or foreign Tax (as defined in Section 4.9) law. To the extent that amounts are so withheld by the Surviving Corporation, the Company, the Parent or the Paying Agent, as the case may be, such withheld amounts shall be treated for all purposes of this Agreement as having been paid to the holder of the shares of Company Common Stock, Options or Company Awards or other Person in respect of which such deduction and withholding was made by the Surviving Corporation, the Company, the Parent or the Paying Agent, as the case may be. As used in this Agreement, the term "Person" shall mean any natural person, corporation, general or limited partnership, limited liability company, joint venture, trust, association or entity of any kind.

        Section 2.6    Adjustments to Prevent Dilution.    In the event that the Company changes the number of shares of Company Common Stock or securities convertible or exchangeable into or exercisable for Company Common Stock issued and outstanding prior to the Effective Time as a result of a reclassification, stock split (including a reverse stock split), stock dividend or distribution, recapitalization, merger, issuer tender or exchange offer, or other similar transaction (other than the issuance of securities contemplated by the Stock Purchase Agreement and, in the event the Stock Purchase Agreement is terminated, any securities issued by the Company as contemplated by Section 6.1 of the Company Disclosure Letter), the Merger Consideration shall be equitably adjusted.

ARTICLE III

THE CLOSING

        Section 3.1    Closing.    The closing of the Merger (the "Closing") shall take place at the offices of Dewey & LeBoeuf LLP, 1301 Avenue of the Americas, New York, New York 10019 at 10:00 a.m., local time, on the fifteenth business day immediately following the date on which the last of the conditions set forth in Article VIII hereof is fulfilled or waived (other than any conditions that by their nature are to be satisfied at the Closing, but subject to the satisfaction or waiver of those conditions at the Closing), or at such other time, date and place as the Company and the Parent shall mutually agree (the "Closing Date"). The Parent agrees to use commercially reasonable efforts to accelerate the Closing and if practicable will agree to hold the Closing prior to such fifteenth business day.

ARTICLE IV

REPRESENTATIONS AND WARRANTIES OF THE COMPANY

        The Company represents and warrants to the Parent and the Merger Sub that except as set forth in (a) the letter, dated as of the date hereof, delivered by the Company to the Parent simultaneously with the execution and delivery of this Agreement (the "Company Disclosure Letter"), with specific reference to the particular Section or Subsection of this Agreement to which the information set forth in such letter relates (it being agreed that disclosure of any item in any Section or Subsection of the Company Disclosure Letter shall be deemed disclosure with respect to any other Section or Subsection to which the relevance of such item is reasonably apparent), or (b) the Company SEC Reports filed by the Company with, or furnished by the Company to, the U.S. Securities and Exchange Commission (the "SEC") at any time on or after December 31, 2005 through the date hereof and publicly available on the website of the SEC through the Electronic Data Gathering, Analysis and Retrieval System prior to the date hereof, other than information in the "Risk Factors" or "Forward-Looking Statements" sections of such Company SEC Reports, and any other similar disclosures included in such Company SEC Reports that are predictive, cautionary or forward-looking in nature; provided, however, that nothing in the Company SEC Reports shall be deemed to qualify, or be deemed to have been disclosed for the purposes of, Section 4.3:

        Section 4.1    Organization and Qualification.    The Company and each of the Company Subsidiaries (as defined below) is a corporation, limited liability company or limited partnership duly organized, validly existing and in good standing, as applicable, under the laws of its jurisdiction of incorporation or organization. The Company and each of the Company Subsidiaries has all requisite power and authority to own, lease and operate its assets and properties to the extent owned, leased and operated and to carry on its business as it is now being conducted and is duly qualified and in good standing to do business in each jurisdiction in which the nature of its business or the ownership or leasing of its assets and properties makes such qualification necessary other than in such jurisdictions where the failure to be so qualified or in good standing would not, individually or in the aggregate, reasonably be expected to result in a Company Material Adverse Effect (as defined below). As used in this Agreement, (a) the term "Subsidiary" of a Person shall mean any other Person of which at least a majority of the voting power represented by the outstanding capital stock or other voting securities or interests having voting power under ordinary circumstances to elect directors or similar members of the governing body of such corporation or entity or fifty percent (50%) or more of the equity interests in such corporation or entity shall at the time be owned or controlled, directly or indirectly, by such Person and/or by one or more of its Subsidiaries; (b) the term "Company Subsidiary" shall mean a Subsidiary of the Company and (c) the term "Company Material Adverse Effect" shall mean any event, change or occurrence or development of a set of circumstances or facts, which, individually or together with any other event, change, occurrence or development, has or would have a material adverse effect on the business, assets, liabilities, properties, financial condition or results of operations of the Company and the Company Subsidiaries taken as a whole; provided, however, that the term "Company Material Adverse Effect" shall not include (i) any such effect resulting from any change, including any change in law, rule, or regulation of any Governmental Authority (as defined in Section 4.4(c)), that applies generally to similarly situated Persons, (ii) any such effect relating to or resulting from general changes in the electric or natural gas utility industry, other than such effects having a disproportionate impact on the Company as compared to similarly situated Persons, (iii) any such effect relating to or resulting from the 2007 WUTC Rate Case (as defined in Section 6.1) before the Washington Utilities and Transportation Commission ("WUTC"), (iv) any such effect relating to or resulting from changes to accounting standards, principles or interpretations, (v) any such effect resulting from the announcement of the execution of this Agreement or the consummation of the transactions contemplated hereby (except to the extent that the Company has made an express representation with respect to the effect of such consummation on the Company and the Company Subsidiaries), including any such change resulting therefrom in the market value of the Company Common Stock or the Company's credit rating, or from any action, suit or proceeding relating to this Agreement or the transactions contemplated hereby, including any such action, suit or proceeding alleging a breach of fiduciary duty in connection with the execution, delivery, approval or consummation of the transactions contemplated by this Agreement, (vi) any such effect resulting from the replacement of the Designated Credit Agreements as contemplated by Section 7.17, or (vii) any such effect resulting from any action taken by any of the parties outside the ordinary course of its business that is required to be taken in order to comply with any provision of this Agreement, including, to the extent applicable, Section 6.1 hereof; provided further, however, that the exclusions specified in clauses (i), (iv), (v) and (vii) shall not apply to the extent such matters are mandated in the order of the WUTC approving the Merger and the other transactions contemplated hereby. As used in this Agreement, the term "knowledge" when referring to the knowledge of the Company or any Company Subsidiary shall mean the actual knowledge of the Company officers listed on Section 4.1 of the Company Disclosure Letter as would have been acquired in the prudent exercise of their duties.

        Section 4.2    Subsidiaries; Corporate Documents.

          (a)   Section 4.2(a)(i) of the Company Disclosure Letter sets forth a complete list, as of the date hereof, of all of the Company Subsidiaries and their respective jurisdictions of incorporation or organization and the jurisdictions in which they are qualified to do business, and Section 4.2(a)(ii) of the Company Disclosure Letter sets forth each of the Company's Subsidiaries and the ownership interest of the Company in each such Subsidiary, as well as the ownership interest of any other Person or Persons in each such Subsidiary, and the Company's or its Subsidiaries' capital stock, equity interest or other direct or indirect ownership interest in any other Person other than securities in a publicly traded company held for investment by the Company or any of its Subsidiaries and consisting of less than 1% of the outstanding capital stock of such company. The Company does not own, directly or indirectly, any minority interest in any Person that requires an additional filing by the Parent under the HSR Act. Except as set forth in Section 4.2 of the Company Disclosure Letter, all of the issued and outstanding shares of capital stock or other securities of each Company Subsidiary are duly authorized, validly issued, fully paid and nonassessable, and are owned, directly or indirectly, beneficially and of record by the Company free and clear of any mortgages, liens, security interests, pledges, charges, easements, rights of way, options, claims, restrictions or encumbrances of any kind (each a "Lien" or collectively, the "Liens").

          (b)   Prior to the date hereof, the Company has made available to the Parent true, complete and correct copies of the Company's and its Subsidiaries' articles of incorporation and by-laws or comparable governing documents, each current as of the date hereof, and each as so made available is in full force and effect.

        Section 4.3    Capitalization.

          (a)   The authorized capital stock of the Company consists of 250,000,000 shares of Company Common Stock, par value $0.01 per share; and 50,000,000 shares of preferred stock, par value $0.01 per share ("Company Preferred Stock"), of which 2,000,000 shares have been designated Series R Participating Cumulative Preferred Stock ("Company Series R Preferred Stock"). At the close of business on October 23, 2007, (i) 117,176,878 shares of Company Common Stock were issued and outstanding and (ii) no shares of Company Series R Preferred Stock were issued or outstanding. Except for issuances pursuant to Company Plans and other issuances not in excess of 5,000 shares of Company Common Stock in the aggregate, from the close of business on October 23, 2007 to the date hereof, the Company has not issued any shares of Company Common Stock. All outstanding shares of Company Common Stock have been duly authorized and are validly issued, fully paid and nonassessable. As of the date hereof, the Company has no capital stock or other securities (including securities convertible into, or exercisable or exchangeable for, capital stock) of the Company reserved for issuance and there are no preemptive or other outstanding rights, options, warrants, calls, conversion rights, stock appreciation rights, redemption rights, repurchase rights, commitments, arrangements, agreements or rights of any character to which the Company or any Company Subsidiary is a party or by which any of them are bound obligating the Company or any Company Subsidiary to issue, deliver or sell, or cause to be issued, delivered or sold, additional shares of capital stock or other securities or rights (including securities or rights convertible into, or exercisable or exchangeable for, additional shares of capital stock) of the Company or any Company Subsidiary, or obligating the Company or any Company Subsidiary to grant, extend or enter into any such preemptive or other outstanding rights, options, warrants, calls, conversion rights, stock appreciation rights, redemption rights, repurchase rights, commitments, arrangements, agreements or rights. The Company does not have outstanding any bonds, debentures, notes or other obligations the holders of which have the right to vote (or convertible into or exercisable for securities having the right to vote) with the stockholders of the Company on any matter.

          (b)   The authorized capital stock of Puget Sound Energy, Inc. ("Puget Sound Energy") consists of (i) 150,000,000 shares of common stock, par value $10.00 per share, of which 85,903,791 shares are issued and outstanding and all of which are duly authorized, validly issued, fully paid and nonassessable and owned by the Company free and clear of any Liens, (ii) 13,000,000 shares of preferred stock, par value $25.00 per share, none of which are issued or outstanding, (iii) 3,000,000 shares of preferred stock, par value $100.00 per share, of which, as of the close of business on September 30, 2007, (A) 14,583 shares designated 4.84% Preferred Stock were issued and outstanding and (B) 4,311 shares designated 4.70% Preferred Stock were issued and outstanding, and (iv) 700,000 shares of preference stock, par value $50.00 per share, none of which are issued or outstanding.

        Section 4.4    Authority; Non-Contravention; Statutory Approvals; Compliance.

          (a)    Authority.    The Company has all requisite corporate power and authority to enter into this Agreement and, subject to the receipt of the Company Shareholders' Approval (as defined in Section 4.17) and the applicable Company Required Statutory Approvals (as defined in Section 4.4(c)), to consummate the transactions contemplated hereby. The execution and delivery of this Agreement and the consummation by the Company of the transactions contemplated hereby have been duly authorized by all necessary corporate action on the part of the Company, subject only to obtaining the Company Shareholders' Approval. This Agreement has been duly executed and delivered by the Company and, assuming the due authorization, execution and delivery hereof by the other signatories hereto, constitutes the legal, valid and binding obligation of the Company enforceable against it in accordance with its terms, subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors' rights and to general equity principles.

          (b)    Non-Contravention.    The execution and delivery of this Agreement by the Company does not, and the consummation of the transactions contemplated hereby will not, violate or result in a material breach of any provision of, constitute a material default (with or without notice or lapse of time or both) under, result in the termination or modification of, accelerate the performance required by, result in a right of termination, cancellation or acceleration of any obligation or the loss of a material benefit under, or result in the creation of any material Lien upon any of the properties or assets of the Company or any of the Company Subsidiaries (any such violation, breach, default, right of termination, modification, cancellation or acceleration, loss or creation is referred to herein as a "Violation" with respect to the Company and such term when used in Article V has a correlative meaning with respect to the Parent) pursuant to any provisions of (i) any debt instruments relating to outstanding indebtedness for borrowed money in amounts in excess of $25 million, the articles of incorporation, by-laws or similar governing documents of the Company or any of the Company Subsidiaries, (ii) the preferred stock and preference stock of the Company and Puget Sound Energy, (iii) subject to obtaining the Company Required Statutory Approvals and the receipt of the Company Shareholders' Approval, any statute, law, ordinance, rule, regulation, judgment, decree, order, injunction, writ, permit or license of any Governmental Authority (as defined in Section 4.4(c)) applicable to the Company or any of the Company Subsidiaries or any of their respective properties or assets or (iv) subject to obtaining the third-party consents set forth in Section 4.4(b)(iv) of the Company Disclosure Letter (the "Company Required Consents"), any Material Contract or material note, bond, mortgage, indenture, deed of trust, license, franchise, permit, concession, contract, lease or other instrument, obligation or agreement of any kind (collectively, "Contracts") to which the Company or any of the Company Subsidiaries is a party or by which they or any of their respective properties or assets may be bound or affected, except in the case of clauses (iii) or (iv) for any such Violation which, individually or in the aggregate, would not reasonably be expected to result in a Company Material Adverse Effect or to prevent, materially delay or materially impair the consummation of the transactions contemplated by this Agreement.

          (c)    Statutory Approvals.    Except as described in Section 4.4(c)(i) of the Company Disclosure Letter (the "Company Required Statutory Approvals"), no declaration, report, filing or registration with, or notice to or authorization, consent or approval of, any court, federal, state, local or foreign governmental or regulatory body (including a national securities exchange or other self-regulatory body), authority or other legislative, executive or judicial entity (each, a "Governmental Authority") is necessary for the execution and delivery of this Agreement by the Company, or the consummation by the Company of the transactions contemplated hereby, except those that the failure of which to obtain, individually or in the aggregate, would not reasonably be expected to result in a Company Material Adverse Effect (it being understood that references in this Agreement to "obtaining" such Company Required Statutory Approvals shall mean making such declarations, filings or registrations; giving such notices; obtaining such authorizations, consents or approvals; and having such waiting periods expire as are necessary to avoid a violation of law) or to prevent, materially delay or materially impair the consummation of the transactions contemplated by this Agreement.

          (d)    Compliance.    Neither the Company nor any of the Company Subsidiaries is in violation of, is, to the knowledge of the Company, under investigation with respect to any violation of, or has been given notice of or been charged with any violation of, any law, statute, order, award, rule, regulation, ordinance or judgment of any Governmental Authority, except for any such violations which, individually or in the aggregate, would not reasonably be expected to result in a Company Material Adverse Effect or to prevent, materially delay or materially impair the consummation of the transactions contemplated by this Agreement. The Company and the Company Subsidiaries have all permits, licenses, franchises and other governmental authorizations, consents and approvals necessary to conduct their businesses as presently conducted except those that the absence of which, individually and in the aggregate, would not reasonably be expected to result in a Company Material Adverse Effect or to prevent, materially delay or materially impair the consummation of the transactions contemplated by this Agreement. Neither the Company nor any of the Company Subsidiaries is in breach or violation of or in default in the performance or observance of any term or provision of, and no event has occurred which, with lapse of time or action by a third party, would reasonably be expected to result in a default by the Company or any Company Subsidiary under (i) their respective articles of incorporation or by-laws or similar governing documents or (ii) any contract, commitment, agreement, indenture, mortgage, loan agreement, note, lease, bond, license, approval or other instrument to which it is a party or by which the Company or any Company Subsidiary is bound or to which any of their respective property is subject, except in the case of clause (ii) for possible violations, breaches or defaults which, individually or in the aggregate, would not reasonably be expected to result in a Company Material Adverse Effect or to prevent, materially delay or materially impair the consummation of the transactions contemplated by this Agreement.

          (e)    Board Approval.    The Board of Directors of the Company has (A) determined that the Merger is fair to, and in the best interests of the Company, adopted and declared advisable this Agreement and the Merger and the other transactions contemplated hereby and resolved to recommend adoption of this Agreement to the holders of the Company Common Stock and (B) directed that this Agreement be submitted to the holders of the Company Common Stock for their approval. The Board of Directors of the Company has taken all action so that the Parent will not be prohibited from entering into or consummating a "significant business transaction" with the Company (as such term is used in Section 23B.19.010 et seq. of the BCA) as a result of the execution of this Agreement, the Stock Purchase Agreement or the consummation of the transactions in the manner contemplated hereby and thereby, and has taken all other necessary action such that the consummation of the transactions contemplated by this Agreement and the Stock Purchase Agreement shall not be otherwise restricted or delayed pursuant to Chapter 23B.19 of the BCA.

        Section 4.5    Reports and Financial Statements.    Since December 31, 2004, the Company and the Company Subsidiaries have filed or furnished, as applicable, on a timely basis (taking into account all applicable grace periods) all forms, statements, certifications, reports and documents required to be filed or furnished by them under the Securities Act of 1933, as amended (the "Securities Act"), the Exchange Act, the Public Utility Holding Company Act of 1935, as amended and in effect prior to its repeal effective February 8, 2006 ("PUHCA"), the Energy Policy Act of 2005, the Federal Power Act of 1935, as amended (the "FPA"), the Communications Act of 1934 and applicable state public utility laws and regulations (collectively, the "Company Reports"). The Company Reports have complied, as of their respective dates, or if not yet filed or furnished, will comply, with all applicable requirements of the appropriate statutes and the rules and regulations thereunder, except for such failures which, individually or in the aggregate, would not reasonably be expected to result in a Company Material Adverse Effect. As of their respective dates, (or, if amended prior to the date hereof, as of the date of such amendment), each form, certification, report, schedule, registration statement, definitive proxy statement or other document filed with or furnished to the SEC after December 31, 2004 by the Company or Puget Sound Energy (the "Company SEC Reports"), did not, or if not yet filed or furnished, will not, contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading. Each of the Company SEC Reports, at the time of its filing or being furnished, complied in all material respects, or if not yet filed or furnished, will comply in all material respects, with the applicable requirements of the Securities Act, the Exchange Act and the Sarbanes-Oxley Act of 2002 ("SOX") and any rules and regulations promulgated thereunder applicable to the Company SEC Reports. The Company is in compliance in all material respects with the applicable listing and corporate governance rules and regulations of the New York Stock Exchange. Each of the audited consolidated financial statements and unaudited interim financial statements of the Company included in or incorporated by reference into the Company SEC Reports (including the related notes and schedules) (collectively, the "Company Financial Statements") has been, and in the case of Company SEC Reports filed after the date hereof will be, prepared in accordance with United States generally accepted accounting principles ("GAAP"), consistently applied during the periods involved (except as may be indicated therein or in the notes thereto and subject, in the case of unaudited statements, to normal year-end audit adjustments) and fairly presents, or, in the case of Company SEC Reports after the date hereof, will fairly present, the consolidated financial position of the Company and the Company Subsidiaries as of the dates thereof and the results of its operations and cash flows for the periods then ended, subject, in the case of the unaudited interim financial statements, to normal year-end audit adjustments.

        Section 4.6    Real Property.

          (a)   The Company or Puget Sound Energy has (x) valid title to all real property owned in fee by Company or Puget Sound Energy (the "Owned Real Property") (y) valid title to the leasehold estate (as lessee) in all real property and interests in real property leased or subleased by Company or Puget Sound Energy as lessee or sublessee (the "Leased Real Property"), and (z) valid title to the easements in all real property and interests in real property over which the Company or Puget Sound Energy has easement (the "Easement Real Property" and, together with the Owned Real Property and Leased Real Property, the "Real Property"), in each case free and clear of all Liens, except the following ("Permitted Real Property Liens"):

              (i)  Liens that secure indebtedness as reflected on the Company Financial Statements or indebtedness listed on Section 4.6 of the Company Disclosure Letter;

             (ii)  easements, covenants, conditions, rights of way, encumbrances, restrictions, defects of title and other similar matters, including matters that an accurate survey ALTA survey would disclose, whether or not of public record or which may be asserted by persons in possession of Real Property, or claiming to be in possession thereof (other than such matters that, individually or in the aggregate, materially adversely impair the current use of the Real Property by the Company or Puget Sound Energy);

            (iii)  zoning, planning, building and other applicable laws regulating the use, development and occupancy of real property and permits, consents and rules under such laws;

            (iv)  Liens that have been placed by a third party on the fee title of Leased Real Property or Easement Real Property that are subordinate to the rights therein of the Company or Puget Sound Energy or that, if foreclosed, would not materially adversely impair the conduct of the business of the Company or Puget Sound Energy as presently conducted;

             (v)  Liens that, individually or in the aggregate, do not materially adversely impair the continued use or operation of the specific parcel of Real Property to which they relate or the conduct of the business of the Company and Puget Sound Energy as presently conducted;

            (vi)  subleases identified in Section 4.6 of the Company Disclosure Letter;

           (vii)  Indian treaty or aboriginal rights other than the rights reasonably necessary for the conduct of the business of the Company and Puget Sound Energy as presently conducted over land within the boundaries of any recognized Indian reservation or over land known by the Company or Puget Sound Energy (whether by actual or constructive knowledge from recorded documents) to be claimed under Indian treaties or as aboriginal rights;

          (viii)  equitable servitudes for hunting and fishing in favor of Indian tribes;

            (ix)  any of the following: (aa) unpatented mining claims; (bb) reservations or exceptions in patents or in acts authorizing the issuance thereof; or (cc) water rights, claims or title to water, whether or not the matters excepted under (aa), (bb), or (cc) are shown by the public records; and any prohibition or limitation on the use, occupancy or improvement of the land, which arises from the rights of the public or riparian owners to use any waters which may cover the land or to use any portion of the land which is now or may formerly have been covered by water (other than the matters described in this subsection (ix) that, individually or in the aggregate, materially adversely impair the current use of the Real Property by the Company or Puget Sound Energy);

             (x)  questions as to whether Puget Sound Energy's title or right to use (a) railroad rights of way, or (b) utility corridors that purports to be Owned Real Property is actually Easement

    Real Property because such title or right traces from rights denominated by deed as a "right-of-way" or similar term;

            (xi)  Liens that, to the knowledge of the Company, could be remedied by exercise of the authority to acquire property or rights therein by eminent domain for an amount of compensation that would not result in a Company Material Adverse Effect; and

           (xii)  such other matters that, individually or in the aggregate, would not reasonably be expected to result in a Company Material Adverse Effect.

          (b)   Neither Company nor Puget Sound Energy is obligated under, or a party to, any option, right of first refusal or other contractual right or obligation to sell, assign or dispose of any Real Property or any portion thereof or interest therein that, in each case, is valued in excess of $5,000,000 (or $1,000,000 if the Owned Real Property is otherwise used or useful in the utility operations of Puget Sound Energy), or that, if such sale, assignment or disposition is consummated, could individually or in the aggregate materially adversely impair the conduct of the business of the Company or Puget Sound Energy as presently conducted.

          (c)   (i) Each lease or sublease for real property under which Company or Puget Sound Energy is a lessee or sublessee (each, a "Real Property Lease") and each easement or subeasement for real property under which the Company or Puget Sound Energy owns an easement interest (each, an "Easement") is, to the knowledge of the Company, in full force and effect and is the valid and binding obligation of the Company or Puget Sound Energy, enforceable against the Company or Puget Sound Energy in accordance with its terms and, to the knowledge of the Company, the other party or parties thereto, subject to Permitted Real Property Liens, subject to the effect of any applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting rights of creditors generally and subject to the effect of general principles of equity (regardless of whether considered in a proceeding at law or in equity), (ii) no notices of default under any Real Property Lease or Easement have been received by the Company or Puget Sound Energy that have not been resolved, (iii) neither the Company nor Puget Sound Energy is in default in any material respect under any Real Property Lease, and, to the knowledge of the Company, no landlord, sublandlord, land owner or the owner of an easement who has granted a subeasement thereunder is in default in any material respect, and (iv) no event has occurred which, with notice, lapse of time or both, would constitute a breach or default under any Real Property Lease or Easement by the Company or Puget Sound Energy, except in each case ((c)(i), (ii), (iii) and (iv)), as do not materially adversely impair the use or occupancy of the Real Property or prevent, materially delay or materially impair the consummation of the transactions contemplated by this Agreement.

          (d)   With respect to the Real Property, neither Company nor Puget Sound Energy has received any written notice of, nor to the knowledge of the Company does there exist as of the date of this Agreement, any pending, threatened or contemplated condemnation (other than condemnations in connection with municipal road improvement projects, state highway improvement projects or other public transportation projects) or similar proceedings, or any sale or other disposition of any Real Property or any part thereof in lieu of condemnation that, individually or in the aggregate, would reasonably be expected to materially adversely impair the use, occupancy or value of any Real Property. The Company and Puget Sound Energy have lawful rights of use and access to all land and other real property rights, subject to Permitted Real Property Liens, necessary to conduct their businesses substantially as presently conducted. No affiliate of the Company other than Puget Sound Energy controls rights with respect to land and other real property rights necessary to conduct the businesses of the Company and Puget Sound Energy substantially as presently conducted.

          (e)   Each of the Company Subsidiaries other than Puget Sound Energy has good and marketable title to all fee real property, valid title to all leasehold estates and valid title to all easements of such Company Subsidiary, free and clear of all Liens other than Permitted Real Property Liens, except where the failure to do so, individually or in the aggregate, would not reasonably be expected to result in a Company Material Adverse Effect.

        Section 4.7    Internal Controls and Procedures.    The Company has established and maintains "disclosure controls and procedures" (as defined in Rules 13a-15(e) and 15d-15(e) promulgated under the Exchange Act) that are reasonably designed (but without making any representation or warranty as to the effectiveness of any such controls or procedures so designed) to ensure that material information (both financial and non-financial) relating to the Company and the Company Subsidiaries required to be disclosed by the Company in the reports that it files or submits under the Exchange Act is recorded, processed, summarized and reported within the time periods specified in the rules and forms of the SEC, and that such information is accumulated and communicated to the Company's principal executive officer and principal financial officer, or persons performing similar functions, as appropriate, to allow timely decisions regarding required disclosure and to make the certifications of the "principal executive officer" and the "principal financial officer" of the Company required by Section 302 of SOX with respect to such reports. Each of the principal executive officer of the Company and the principal financial officer of the Company (or each former principal executive officer of the Company and each former principal financial officer of the Company, as applicable) has made all certifications required by Sections 302 and 906 of SOX and the rules and regulations promulgated thereunder with respect to the Company SEC Reports and the statements contained in such certifications are true and accurate in all material respects as of the date hereof. Except as set forth in Section 4.7 of the Company Disclosure Letter, there are no "significant deficiencies" or "material weaknesses" (as defined by SOX) in the design or operation of the Company's internal controls and procedures which could adversely affect the Company's ability to record, process, summarize and report financial data.

        Section 4.8    Litigation; Undisclosed Liabilities; Restrictions on Dividends; No General Liens.    (a) There are no pending or, to the knowledge of the Company, threatened claims, suits, actions or proceedings before any court, governmental department, commission, agency, instrumentality or authority or any arbitrator, nor are there, to the knowledge of the Company, any investigations or reviews by any court, governmental department, commission, agency, instrumentality or authority or any arbitrator pending or threatened against, relating to or affecting the Company or any of the Company Subsidiaries which, individually or in the aggregate, have resulted in since December 31, 2006 or would reasonably be expected to result in a Company Material Adverse Effect or prevent, materially delay or materially impair the consummation of the transactions contemplated by this Agreement, (b) there have not been any significant developments since December 31, 2006 with respect to claims, suits, actions, proceedings, investigations or reviews that, individually or in the aggregate, have resulted in since December 31, 2006 or would reasonably be expected to result in a Company Material Adverse Effect or prevent, materially delay or materially impair the consummation of the transactions contemplated by this Agreement and (c) there are no judgments, decrees, injunctions, rules or orders of any court, governmental department, commission, agency, instrumentality or authority or any arbitrator applicable to the Company or any of the Company Subsidiaries except for such that, individually or in the aggregate, have not resulted in since December 31, 2006 or would not reasonably be expected to result in a Company Material Adverse Effect. Except for matters reflected as liabilities or reserved against in the balance sheet (or notes thereto) as of December 31, 2006, included in the Company Financial Statements, as of the date of this Agreement, neither the Company nor any Company Subsidiary has any liabilities or obligations (whether absolute, accrued, contingent, fixed or otherwise, or whether due or to become due) of any nature and whether or not required by GAAP to be reflected on a consolidated balance sheet of the Company and its consolidated Subsidiaries (including the notes thereto), except liabilities or obligations (i) that were incurred since December 31, 2006 in the ordinary course of business consistent in kind and amount with past practice, or (ii) that, individually or in the aggregate, have not had and would not reasonably be expected to have a Company Material Adverse Effect. Except as may be set forth in any Company Required Statutory Approval or Parent Required Statutory Approval, there are no restrictions (contractual or regulatory) limiting the ability of Puget Sound Energy from making distributions, dividends or other return of capital to the Company. Neither the Company nor Puget Sound Energy has granted a consensual security interest in the portion of its assets defined as Collateral in the Loan and Servicing Agreement dated December 20, 2005 by and between Puget Sound Energy and PSE Funding, Inc. other than in connection with the transactions contemplated by such agreement, including the grant set forth in Section 1.7 of the Receivable Sales Agreement dated December 20, 2005 by and between Puget Sound Energy and PSE Funding, Inc.; it being understood that this representation is not intended to address statutory or contractual rights of set off or Liens or security interests arising or existing by operation of law.

        Section 4.9    Tax Matters.    Except as to matters that would not reasonably be expected, considered individually or in the aggregate with other matters, to result in a Company Material Adverse Effect: (i) the Company and each of the Company Subsidiaries have timely filed (or there have been filed on their behalf) with appropriate taxing authorities all Tax Returns (as defined below) required to be filed by them on or prior to the date hereof, such Tax Returns are correct, complete and accurate in all respects, and all Taxes (as defined below) due and payable have been paid; (ii) there are no audits, claims, assessments, levies, administrative or judicial proceedings pending against the Company or any Company Subsidiary by any taxing authority; (iii) there are no Liens for Taxes upon any property or assets of the Company or any of the Company Subsidiaries, except for Liens for Taxes (A) not yet due and payable, or if due and payable, are not delinquent and may thereafter be paid without penalty or (B) that are being contested in good faith through appropriate proceedings, are listed in Section 4.9 of the Company Disclosure Letter and have been accrued for or otherwise taken into account in accordance with GAAP on the Company Financial Statements; (iv) there are no outstanding written requests, agreements, consents or waivers to extend the statutory period of limitations applicable to the assessment or collection of any Taxes or deficiencies against the Company or any of the Company Subsidiaries; (v) all Taxes that the Company or any Company Subsidiary is obligated to withhold from amounts owing to any employee, creditor or third party have been paid over to the appropriate taxing authorities in a timely manner, to the extent due and payable; (vi) neither the Company nor any Company Subsidiary has been a party to any distribution occurring during the two-year period prior to the date of this Agreement in which the parties to such distribution treated the distribution as one to which Section 355 of the Code applied, (vii) neither the Company nor any Company Subsidiary has participated in any "listed transactions" or, to the knowledge of the Company, any "reportable transactions" within the meaning of Treasury Regulations Section 1.6011-4, and neither the Company nor any Company Subsidiary has been a "material advisor" to any such transactions within the meaning of Section 6111 of the Code; (viii) neither the Company nor any Company Subsidiary (A) has any liability for the Taxes of any Person (other than the Company or the Company Subsidiaries) under Treasury Regulation Section 1.1502-6 (or any similar provision of state, local or foreign law), as a transferee or successor, or pursuant to any contractual obligation (other than pursuant to any commercial agreement or contract not primarily related to Tax) or (B) is a party to or bound by any Tax sharing agreement, Tax allocation agreement or Tax indemnity agreement (other than the Material Contracts or any commercial agreements or contracts not primarily related to Tax); and (ix) the Company has made available to the Parent correct and complete copies of all income and all other material Tax Returns, material examination reports and material statements of deficiencies assessed against or agreed to by the Company or any Company Subsidiary for taxable periods beginning after December 31, 2003. As used in this Agreement: (i) the term "Tax" includes all federal, state, local and foreign income, profits, franchise, gross receipts, environmental, customs duty, capital stock, severance, stamp, payroll, sales, employment, unemployment, disability, use, property, withholding, excise, production, value added, occupancy and other taxes, duties or assessments of any nature whatsoever, together with all interest, penalties and additions imposed with respect thereto; (ii) the term "Tax

Return" includes all returns and reports (including elections, declarations, disclosures, schedules, estimates and information returns) required to be supplied to a Tax authority relating to Taxes, including any amendments to such returns and reports; and (iii) the term "Treasury Regulations" means the regulations promulgated by the U.S. Department of the Treasury pursuant to the Code.

        Section 4.10    Employee Benefits; ERISA.

          (a)    Company Plans.    Section 4.10(a) of the Company Disclosure Letter contains a true and complete list of each deferred compensation and each bonus or other incentive compensation, stock purchase, stock option and other equity compensation plan, program, policy, agreement or arrangement; each severance or termination pay, medical, surgical, hospitalization, life insurance and other "welfare plan," fund or program (within the meaning of Section 3(1) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA")); each profit-sharing, stock bonus or other "pension plan," fund or program (within the meaning of Section 3(2) of ERISA); each employment, termination or severance contract, arrangement, policy or agreement; and each other employee benefit plan, fund, program, policy, agreement or arrangement; in each case, that (i) is sponsored, maintained or contributed to or required to be contributed to by the Company, any Company Subsidiary or any trade or business, whether or not incorporated, that together with the Company or any Company Subsidiary is deemed a "single employer" under Section 4001(b) of ERISA (an "ERISA Affiliate"), or to which the Company or an ERISA Affiliate is a party, for the benefit of any employee or former employee of the Company or any Company Subsidiary or with respect to which the Company or any Company Subsidiary to its knowledge has any liability, and (ii) is material to the Company and the Company Subsidiaries taken as a whole (the "Company Plans").

          (b)    Deliveries.    With respect to each Company Plan, the Company has heretofore delivered or made available to the Parent true and complete copies of (i) each of the Company Plans as currently in effect; (ii) if the Company Plan is funded through a trust or any third party funding vehicle, a copy of the trust or other funding agreement; (iii) the most recent determination or opinion letter received from the Internal Revenue Service with respect to each Company Plan intended to qualify under Section 401 of the Code; (iv) if applicable, the most recent annual report (Form 5500 series) filed with the Internal Revenue Service; (v) if applicable, the most recent actuarial report prepared for such Company Plan; and (vi) for the last three years, all material correspondence with the Internal Revenue Service, the United States Department of Labor, the Pension Benefit Guaranty Corporation (the "PBGC"), the SEC and any other Governmental Authority regarding the operation or the administration of any Company Plan.

          (c)    Absence of Liability.    No material liability under Title IV of ERISA has been incurred by the Company, any Company Subsidiary or any ERISA Affiliate that has not been satisfied in full and, to the knowledge of the Company, no condition exists that presents a material risk to the Company, any Company Subsidiary or any ERISA Affiliate of incurring any such liability, other than liability for premiums due to the PBGC (which premiums have been paid when due). No notice of a "reportable event," within the meaning of Section 4043 of ERISA for which the reporting requirement has not been waived or extended, other than pursuant to PBGC Reg. Section 4043.33 or 4043.66, has been required to be filed for any Company Plan within the 12-month period ending on the date hereof or will be required to be filed in connection with the transactions contemplated by this Agreement. No notices have been required to be sent to participants and beneficiaries or the PBGC under Section 302 or 4011 of ERISA or Section 412 of the Code with respect to the most recent three fiscal years of the applicable Company Plan ended prior to the Closing Date.

          (d)    Present Value of Accrued Benefits.    With respect to each Company Plan subject to Title IV of ERISA (a "Title IV Company Plan"), the present value of accrued benefits under such plan, based upon the actuarial assumptions used for funding purposes in the most recent actuarial report prepared by such plan's actuary with respect to such plan, did not exceed, as of the end of the most recent fiscal year of such plan ended prior to the Closing Date, the then current value of the assets of such plan allocable to such accrued benefits by an amount that is material to the Company and the Company subsidiaries taken as a whole.

          (e)    Funding.    No Title IV Company Plan has incurred any "accumulated funding deficiency" (as defined in Section 302 of ERISA and Section 412 of the Code), whether or not waived, as of the last day of the most recent fiscal year of such Title IV Company Plan ended prior to the Closing Date. Except as would not, individually or in the aggregate, reasonably be expected to have a Company Material Adverse Effect, all material contributions required to be made with respect to any Company Plan on or before the date hereof have been made and all obligations in respect of each Company Plan as of the date hereof have been accrued and reflected in the Company Financial Statements to the extent required by GAAP.

          (f)    Multiemployer Plans.    No Title IV Company Plan is a "multiemployer plan," as defined in Section 4001(a)(3) of ERISA, nor is any Title IV Company Plan a plan described in Section 4063(a) of ERISA.

          (g)    No Violations.    Each Company Plan has been operated and administered in all material respects in accordance with its terms and applicable law, including but not limited to ERISA and the Code. As of the date hereof, there is no material pending or, to the knowledge of the Company threatened, litigation relating to the Company Plans. Neither the Company nor any Company Subsidiary has engaged in a transaction with respect to any Company Plan that, assuming the taxable period of such transaction expired as of the date hereof, would subject the Company or any Company Subsidiary to a tax or penalty imposed by either Section 4975 of the Code or Section 502(i) of ERISA in an amount which would be material to the Company and the Company Subsidiaries taken as a whole. Neither the Company nor any Company Subsidiary has incurred or reasonably expects to incur a tax or penalty imposed by Section 4980 of the Code or Section 502 of ERISA or any liability under Section 4071 of ERISA, in any such case, in an amount which would be material to the Company and the Company Subsidiaries taken as a whole. To the knowledge of the Company, neither the Company nor any Company Subsidiary has any material liability with respect to any misclassification of any Person as an independent contractor rather than as an employee. Since January 1, 2005, each Company Plan that is subject to Section 409A of the Code has been administered in all material respects in good faith compliance with Section 409A of the Code.

          (h)    Section 401(a) Qualification.    Each Company Plan intended to be "qualified" within the meaning of Section 401(a) of the Code has received a determination letter from the Internal Revenue Service covering all tax law changes prior to the Economic Growth and Tax Relief Reconciliation Act of 2001 or has remaining a period of time under the Code or applicable Treasury Regulations or Internal Revenue Service pronouncements in which to request, and make any amendments necessary to obtain, such a letter from the Internal Revenue Service; and the Company is not aware of any circumstances likely to result in the loss of the qualification of such Company Plan under Section 401(a) of the Code.

          (i)    Post-Employment Benefits.    No Company Plan provides medical, surgical, vision, hospitalization, death or similar benefits (whether or not insured) for employees or former employees of the Company or any Company Subsidiary for periods extending beyond their respective dates of retirement or other termination of service, other than (i) coverage mandated by applicable law, (ii) death benefits under any "pension plan," (iii) benefits the full cost of which is borne by the current or former employee (or his beneficiary), (iv) retiree medical subsidies as set forth in the IBEW Collective Bargaining Agreement, or (v) other retiree medical subsidies as described in Section 4.10(i) of the Company Disclosure Letter.

          (j)    Effect of Change of Control.    Other than payments that may be made to the Persons listed in Section 4.10(j) of the Company Disclosure Letter (the "Company Executives"), neither the execution of this Agreement, shareholder approval of this Agreement nor the consummation of the transactions contemplated hereby will (w) result in payments (whether in cash or property or the vesting of property) to any employee, officer or director of the Company or any Company Subsidiary who is a "disqualified individual" (as such term is defined in Treasury Regulation Section 1.280G-1) under any employment, severance or termination agreement, other compensation arrangement or any of the Company Plans that would not be deductible under Section 162(m) or that would be characterized as an "excess parachute payment" (as defined in Section 280G(b)(1) of the Code), (x) entitle any employees of the Company or any Company Subsidiary to severance pay or any increase in severance pay upon any termination of employment after the date hereof, or (y) accelerate the time of payment or vesting or result in any payment or funding (through a grantor trust or otherwise) of compensation or benefits under, increase the amount payable or result in any other material obligation pursuant to, any of the Company Plans. There has been no amendment to, announcement by the Company or any Company Subsidiary relating to, or change in employee participation or coverage under, any Company Plan which would increase materially the expense of maintaining such plan above the level of the expense incurred therefor for the most recently completed fiscal year of the Company.

          (k)    Claims.    There are no material pending, or to the knowledge of the Company threatened, material claims by or on behalf of any Company Plan, by any employee or beneficiary covered under any Company Plan, or otherwise involving any Company Plan (other than routine claims for benefits).

          (l)    No Foreign Company Plans.    No Company Plan is maintained for the benefit of employees outside of the United States or is otherwise subject to the laws of any jurisdiction other than the United States or a political subdivision thereof.

          (m)    Options.    All Options have an exercise price per share that was not less than the "fair market value" of a share of Company Common Stock on the date of grant, as determined in accordance with the terms of the applicable plan, program, agreement or arrangement maintained by the Company to provide for grants of equity-based awards and, to the extent applicable, Sections 409A and 422 of the Code. All Options have been properly accounted for by the Company in accordance with GAAP, and no change is expected in respect of any prior Company Financial Statement relating to expenses for stock compensation. There is no pending audit, investigation or inquiry by any Governmental Authority or by the Company with respect to the Company's stock option granting practices or other equity compensation practices.

        Section 4.11    Labor and Employee Relations.

          (a)   As of the date of this Agreement, except for employees represented by the International Brotherhood of Electrical Workers Union and the United Association of Plumbers and Pipefitters, no employee of the Company or any of its Subsidiaries is represented by any union or covered by any collective bargaining agreement. As of the date of this Agreement, no labor organization or group of employees of the Company or any of its Subsidiaries has made a pending demand for recognition or certification, and there are no representation or certification proceedings or petitions seeking a representation proceeding presently pending or, to the knowledge of the Company, threatened to be brought or filed, with the National Labor Relations Board or any other labor relations tribunal or authority;

          (b)   there are no pending or, to the knowledge of the Company, threatened employee strikes, work stoppages, slowdowns, picketing or material labor disputes with respect to any employees of the Company or the Company Subsidiaries which, individually or in the aggregate, would reasonably be expected to result in a Company Material Adverse Effect, and during the past five years, neither the Company nor any of the Company Subsidiaries has experienced any strike, work stoppage, lock-up, slow-down or other material labor dispute;

          (c)   neither the Company nor any of the Company Subsidiaries has to its knowledge, within the last two years, engaged in any unfair labor practice and there are no complaints against the Company or any of the Company Subsidiaries pending before the National Labor Relations Board or any similar state or local labor agency by or on behalf of any employee of the Company or any of the Company Subsidiaries;

          (d)   the Company and the Company Subsidiaries are (a) in compliance in all material respects with all federal and state laws respecting employment and employment practices, terms and conditions of employment, collective bargaining, immigration, wages, hours and benefits, non-discrimination in employment, workers compensation, the collection and payment of withholding and/or payroll taxes and similar taxes (except for any non-compliance which, individually or in the aggregate, would not reasonably be expected to result in a Company Material Adverse Effect), including but not limited to the Civil Rights Act of 1964, the Age Discrimination in Employment Act of 1967, the Equal Employment Opportunity Act of 1972, the Employee Retirement Income Security Act of 1974, the Equal Pay Act, the National Labor Relations Act, the Americans with Disabilities Act of 1990, the Vietnam Era Veterans Reemployment Act, the Uniformed Services Employment and Reemployment Rights Act and the Family and Medical Leave Act and any and all similar applicable state and local laws, and all material applicable requirements of the Occupational Safety and Health Act of 1970 within the United States and comparable regulations and orders thereunder; and (b) to the knowledge of the Company, neither the Company nor any of the Company Subsidiaries has committed a material unfair labor practice as defined in the National Labor Relations Act;

          (e)   each of the Company and the Company Subsidiaries is, and during the 90-day period prior to the date of this Agreement, has been in compliance in all material respects with the Worker Adjustment Retraining Notification Act of 1988, as amended ("WARN Act"), or any similar state or local law.

        Section 4.12    Rights Agreement.    The Company has made available to the Parent a true and complete copy of the Rights Agreement dated as of December 21, 2000 between the Company and Wells Fargo Shareowner Services (replacing Mellon Investor Services LLC), as Rights Agent, (the "Rights Agreement") as in effect on the date of this Agreement. The Company has (i) taken all action necessary so that the entering into of this Agreement and the Stock Purchase Agreement and the consummation of the transactions contemplated hereby (including the Merger) and thereby do not and will not result in the ability of any Person to exercise any rights under the Rights Agreement or enable or require the Company rights to separate from the shares of Company Common Stock to which they are attached or to be triggered or become exercisable; and (ii) amended the Rights Agreement in the form of Amendment No. 1 to the Rights Agreement, as set forth in Section 4.12 of the Company Disclosure Letter.

        Section 4.13    Environmental Protection.

          (a)    Compliance.    The Company and each of the Company Subsidiaries are in compliance with all applicable Environmental Laws (as defined in Section 4.13(g)(ii)) except where the failure to so comply is not, individually or in the aggregate, reasonably likely to have a Company Material Adverse Effect, and neither the Company nor any of the Company Subsidiaries has received any written communication that has not been resolved from any Governmental Authority that alleges that the Company or any of the Company Subsidiaries is not in such compliance with applicable Environmental Laws.

          (b)    Environmental Permits.    The Company and each of the Company Subsidiaries have obtained or have applied for or otherwise in the ordinary course of business expect to apply for all environmental, health and safety permits and governmental authorizations (collectively, the "Environmental Permits") necessary for the construction of their facilities or the conduct of their operations under applicable Environmental Laws except where such failures to so obtain are not, individually or in the aggregate, reasonably likely to have a Company Material Adverse Effect, and all such Environmental Permits are in good standing or, where applicable, a renewal application has been timely filed and is pending agency approval, except where such deficiencies or failures to timely renew are not, individually or in the aggregate, reasonably likely to have a Company Material Adverse Effect, and the Company and the Company Subsidiaries are in material compliance with all terms and conditions of the Environmental Permits, except where failures to so comply are not, individually or in the aggregate, reasonably likely to have a Company Material Adverse Effect.

          (c)    Environmental Claims.    There is no Environmental Claim (as defined in Section 4.13(g)(i)) outstanding which, individually or in the aggregate, is reasonably likely to have a Company Material Adverse Effect pending (A) against the Company or any of the Company Subsidiaries, or (B) against any real or personal property or operations which the Company or any of the Company Subsidiaries owns, leases or manages, in whole or in part.

          (d)    Releases.    The Company has no knowledge of any Releases (as defined in Section 4.13(g)(iv)) of any Hazardous Material (as defined in Section 4.13(g)(iii)) that would be reasonably likely to be the subject of any Environmental Claim against the Company or any of the Company Subsidiaries, except for any Environmental Claims which, individually or in the aggregate, are not reasonably likely to have a Company Material Adverse Effect.

          (e)    Environmental Orders.    Neither the Company nor any of the Company Subsidiaries is subject to any environmental consent orders, decrees or settlements which, individually or in the aggregate, are reasonably likely to have a Company Material Adverse Effect.

          (f)    Exclusive Representations and Warranties.    This Section 4.13(a) contains the sole and exclusive representations and warranties of the Company with respect to environmental matters.

          (g)    Definitions.    As used in this Agreement:

              (i)  "Environmental Claim" means any and all written administrative or judicial actions, suits, demands, demand letters, directives, claims, Liens, investigations, proceedings or notices of noncompliance or violation by any Person (including any Governmental Authority), alleging potential liability (including, without limitation, potential responsibility for or liability for enforcement, investigatory costs, cleanup costs, governmental response costs, removal costs, remedial costs, natural resources damages, property damages, personal injuries or penalties) arising out of, based on or resulting from (A) the presence, Release or threatened Release into the environment of any Hazardous Materials at any location, whether or not owned, operated, leased or managed by the Company or any of the Company Subsidiaries; (B) circumstances forming the basis of any violation or alleged violation of any applicable Environmental Law; or (C) any and all claims by any third party seeking damages, contribution, indemnification, cost recovery, compensation or injunctive relief resulting from the presence or Release of any Hazardous Materials.

             (ii)  "Environmental Laws" means all federal, state and local laws (including common law), rules and regulations relating to pollution, the environment (including, without limitation, ambient air, surface water, groundwater, land surface or subsurface strata) or protection of human health as it relates to Releases or threatened Releases of Hazardous Materials, or otherwise relating to the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of Hazardous Materials.

            (iii)  "Hazardous Materials" means (A) any petroleum or petroleum products, radioactive materials, asbestos in any form that is or could become friable, urea formaldehyde foam insulation and transformers or other equipment that contain dielectric fluid containing polychlorinated biphenyls; (B) any chemicals, materials or substances which are now defined as or included in the definition of "hazardous substances," "hazardous wastes," "hazardous materials," "extremely hazardous wastes," "restricted hazardous wastes," "toxic substances," "toxic pollutants," or words of similar import under any applicable Environmental Law and (C) any other chemical, material, substance or waste, exposure to which is now prohibited, limited or regulated under any applicable Environmental Law in a jurisdiction in which the Company or any of the Company Subsidiaries is subject (for purposes of this Section 4.13).

            (iv)  "Release" means any release, spill, emission, leaking, injection, deposit, disposal, discharge, dispersal, leaching or migration into the atmosphere, soil, surface water, groundwater or property.

        Section 4.14    Material Contracts.

          (a)   All Contracts, including amendments thereto, required to be filed as an exhibit to any report of the Company filed pursuant to the Exchange Act of the type described in Item 601(b)(10) of Regulation S-K promulgated by the SEC have been filed, and no such Contract has been amended or modified, except for such amendments or modifications which have been filed as an exhibit to a subsequently dated and filed Company SEC Report. All such filed Contracts (excluding any redacted portions thereof) shall be deemed to have been made available to the Parent.

          (b)   Other than the Contracts set forth in clause (a) above which were filed in an unredacted form, Section 4.14(b) of the Company Disclosure Letter sets forth a correct and complete list as of the date of this Agreement, and the Company has made available to the Parent correct and complete copies (including all material amendments, modifications, extensions or renewals with respect thereto, but excluding all names, terms and conditions that have been redacted in compliance with applicable laws governing the sharing of information), of any Contract to which the Company or any of its Subsidiaries is a party to or bound by which has not expired or been terminated with no further obligation or liability of the Company or any of the Company Subsidiaries prior to the date hereof in accordance with its terms:

              (i)  that is reasonably likely to require (x) annual payments or other transfers of value to or from the Company and its Subsidiaries of more than $15 million or (y) aggregate payments or other transfers of value to or from the Company and its Subsidiaries of more than $25 million (other than Contracts relating to purchases of transformers or related infrastructure and Contracts for the wholesale purchase and sale of electric power);

             (ii)  for any wholesale purchase and sale of electric power that are reasonably likely to require annual payments or other transfers of value to or from the Company and its Subsidiaries of more than $10 million, other than Hedging Contracts;

            (iii)  that relates to the sale of a business by the Company or any Company Subsidiary pursuant to which the Company or any Company Subsidiary has any potential indemnity or other payment obligation of more than $25 million;

            (iv)  other than with respect to any partnership that is wholly-owned by the Company or any wholly-owned Subsidiary of the Company, that represents any partnership, joint venture or other similar agreement or arrangement relating to the formation, creation, operation, management or control of any partnership or joint venture material to the Company or any of its Subsidiaries or in which the Company owns more than a 20% voting or economic interest, or any interest valued at more than $25 million without regard to percentage voting or economic interest;

             (v)  that is any non-competition Contract or other Contract that (w) purports to limit in any material respect either the type of business in which the Company, its Subsidiaries (or, after the Effective Time, Parent or its Subsidiaries) or any of their affiliates may engage or the manner or geographic area in which any of them may so engage in any business, except for franchise agreements (or agreements pursuant to Chapter 54.48 of the Revised Code of Washington) containing customary provisions between the Company or one of its Subsidiaries and the applicable jurisdictions, (x) would require the disposition of any material assets or line of business of the Company, its Subsidiaries (or, after the Effective Time, Parent or its Subsidiaries) or any of their affiliates as a result of the consummation of the transactions contemplated by this Agreement, (y) is a material Contract that grants "most favored nation" status that, following the Merger, would apply to the Parent and its Subsidiaries, including the Company and its Subsidiaries or (z) prohibits or limits, in any material respect, the right of the Company or any of its Subsidiaries to make, sell or distribute any products or services or use, transfer, license, distribute or enforce any of their respective Intellectual Property rights;

            (vi)  under which the Company or any Company Subsidiary has created, incurred, assumed or guaranteed (or may create, incur, assume or guarantee) indebtedness for borrowed money in excess of $10 million;

           (vii)  that is a swap, cap, floor, collar, futures contract, forward contract, option and any other derivative financial instrument, contract or arrangement, based on any commodity, security, instrument, asset, rate or index of any kind or nature whatsoever, whether tangible or intangible, including electricity, natural gas, crude oil and other commodities, currencies, interest rates and indices, and forward contracts for physical delivery, physical output of assets and physical load obligations (a "Hedging Contract"), with a term of ninety days or longer and a notional value in excess of $5 million; and

          (viii)  with provisions that, in the event of a Company ratings downgrade below "investment grade," would require a cash payment or posting of collateral, in each case with a value in excess of $10 million, or the termination of such contract, other than Hedging Contracts.

        The Contracts described in clauses (a) and (b) together with all exhibits and schedules to such Contracts, as amended through the date hereof, are referred to herein as "Material Contracts".

          (c)   A true and correct copy of each Material Contract has previously been made available to the Parent and each such Contract is a valid and binding agreement of the Company or one of its Subsidiaries, as the case may be, and is in full force and effect, and neither the Company nor any of its Subsidiaries nor, to the knowledge of the officers of the Company, any other party thereto is in default or breach in any respect under the terms of any such agreement, contract, plan, lease, arrangement or commitment, except for such default or breach as would not, individually or in the aggregate, reasonably be expected to have a Company Material Adverse Effect.

        Section 4.15    Intellectual Property.

          (a)   Except as to matters that, individually or in the aggregate, would not reasonably be expected to result in a Company Material Adverse Effect: (i) the Company and its Subsidiaries have sufficient rights to use all Intellectual Property used in its business as presently conducted; (ii) to the knowledge of the Company, the conduct of the Company and Puget Sound Energy does not and has not in the past three (3) years infringed or otherwise violated the Intellectual Property rights of any third party; (iii) there is no litigation, opposition, cancellation, proceeding, objection or claim pending, asserted in writing or, to the Company's knowledge, threatened against the Company or Puget Sound Energy concerning the ownership, validity, registrability, enforceability, infringement or use of, or licensed right to use, any Intellectual Property used by the Company or Puget Sound Energy; (iv) to the Company's knowledge, no Person is violating any Intellectual Property right that the Company or Puget Sound Energy holds exclusively; and (v) the Company and Puget Sound Energy have taken commercially reasonable measures to protect the confidentiality of all Trade Secrets that are owned, used or held by the Company or Puget Sound Energy. For purposes of this Agreement, "Intellectual Property" means all (i) trademarks, service marks, brand names, collective marks, Internet domain names, logos, symbols, trade dress, trade names, and other indicia of origin, all applications and registrations for the foregoing, and all goodwill associated therewith and symbolized thereby, including all renewals of same; (ii) inventions, to the extent patentable, and all patents, registrations, invention disclosures and applications therefor, including divisions, continuations, continuations-in-part and renewal applications, and including renewals, extensions and reissues; (iii) confidential business information, trade secrets and know-how, including processes, schematics, business methods, formulae, drawings, prototypes, models, designs, unpatentable discoveries and inventions (collectively, "Trade Secrets"); and (iv) published and unpublished works of authorship, whether copyrightable or not (including without limitation databases and other compilations of information), copyrights therein and thereto, and registrations and applications therefor, and all renewals, extensions, restorations and reversions thereof.

          (b)   The Company and Puget Sound Energy have implemented reasonable backup, security and disaster recovery technology that, to the Company's knowledge, is consistent with industry practices. The Company and Puget Sound Energy take such measures as are required by applicable law to ensure the confidentiality of customer financial and other confidential information and to comply with the Company's privacy policy. The Company's and the Company Subsidiaries' computers, computer software, firmware, middleware, servers, workstations, routers, hubs, switches, data communications lines, and all other information technology equipment operate and perform in all material respects in accordance with their documentation and functional specifications and otherwise as required by the Company or Puget Sound Energy in connection with its business as presently conducted, and have not materially malfunctioned or failed within the past three (3) years.

        Section 4.16    Absence of Certain Changes or Event.    Except as expressly contemplated or permitted by this Agreement, since December 31, 2006, the Company and each of the Company Subsidiaries have conducted their respective businesses only in the ordinary course of business consistent with past practice and there has not been any change or development or combination of developments affecting the Company or any Company Subsidiary, of which the Company has knowledge, that would, individually or in the aggregate, reasonably be expected to result in a Company Material Adverse Effect.

        Section 4.17    Vote Required.    Subject to Section 8.3(e), the approval of the Merger by two-thirds of the votes entitled to be cast by the holders of outstanding shares of Company Common Stock (the "Company Shareholders' Approval") is the only vote of the holders of any class or series of the capital stock or any other securities of the Company or any of the Company Subsidiaries required to approve this Agreement, the Merger and the other transactions contemplated hereby.

        Section 4.18    Opinion of Financial Advisor.    The Company has received the opinion of Morgan Stanley & Co. Incorporated, dated October 25, 2007, to the effect that the Merger Consideration is fair from a financial point of view to the holders of Company Common Stock, a copy of which opinion has been delivered to the Parent or will be delivered to the Parent promptly following the date of this Agreement. It is agreed and understood that such opinion may not be relied on by the Parent or the Merger Sub.

        Section 4.19    Insurance.    Except for failures to maintain insurance or self-insurance that, individually or in the aggregate, have not had and would not reasonably be expected to have a Company Material Adverse Effect, since January 1, 2004 each of the Company and its Subsidiaries and their respective properties and assets has been continuously insured with financially responsible insurers or has self-insured, in each case in such amounts and with respect to such risks and losses as (i) are required by applicable law or by the Company's Material Contracts and (ii) are customary for companies in the United States of America conducting the business conducted by the Company and its Subsidiaries and, to the knowledge of the Company, there is no condition specific to the Company or its Subsidiaries which would prevent the Company or the Company Subsidiaries from obtaining insurance policies for such risks and losses. All material insurance policies of the Company and each Company Subsidiary are in full force and effect. All premiums due and payable through the date hereof under all such policies and Contracts have been paid and the Company and its Subsidiaries are otherwise in compliance in all respects with the terms of such policies and Contracts, except for such failures to be in compliance which would not, individually or in the aggregate, reasonably be expected to have a Company Material Adverse Effect. Neither the Company nor any of its Subsidiaries has received any notice of cancellation or termination with respect to any such policy or Contract, except with respect to any cancellation or termination that, individually or in the aggregate, has not had and would not reasonably be expected to have a Company Material Adverse Effect.

        Section 4.20    Hedging Activities.

          (a)   The Company has established risk parameters, limits and guidelines in compliance with the risk management policy approved by the Company Board of Directors (or committee thereof) (the "Company Hedging Guidelines") to (i) restrict the level of risk that the Company and its Subsidiaries are authorized to take with respect to, among other things, the net position resulting from all physical and financial electricity contacts, natural gas hedge contracts, gas adjustment clauses, exchange-traded futures and options transactions, over-the-counter transactions and derivatives thereof, interest rate swap agreements, and similar transactions (the "Company Net Position") and (ii) monitor compliance with the Company Hedging Guidelines by the Company and its Subsidiaries with such risk parameters. The Company has provided the Company Hedging Guidelines to the Parent prior to the date hereof.

          (b)   (i) The Company Net Position is within the risk parameters that are set forth in the Company Hedging Guidelines and (ii) the exposure of the Company and its Subsidiaries with respect to the Company Net Position resulting from all transactions described in Section 4.20(a) would not reasonably be expected to result in a material loss to the Company and its Subsidiaries, taken as a whole, based on market prices in existence as of the date hereof. Since December 31, 2006, neither the Company nor any of its Subsidiaries has, in accordance with its mark-to-market accounting policies, experienced an aggregate net loss in its hedging and related operations that would be material to the Company and its Subsidiaries taken as a whole taking into account the recognition of any underlying commodity sales and the regulatory treatment and allowances for hedge transactions.

        Section 4.21    Brokers and Finders.    The Company has not entered into any agreement or arrangement entitling any agent, broker, investment banker, financial advisor or other firm or Person to any broker's or finder's fee or any other commission or similar fee in connection with any of the transactions contemplated by this Agreement, except Morgan Stanley & Co. Incorporated, whose fees and expenses will be paid by the Company in accordance with the Company's agreement with such firm. The Company has made available to the Parent disclosure regarding the amount of any such fee.

        Section 4.22    Regulatory Proceedings.    As of the date hereof, neither the Company nor any of its Subsidiaries, all or part of whose rates or services are regulated by a Governmental Authority, (i) has rates which have been or are being collected subject to refund, pending final resolution of any proceeding pending before a Governmental Authority or on appeal to the courts, or (ii) except as identified in Section 4.8 of the Company Disclosure Letter, is a party to any proceeding before a Governmental Authority or on appeal from orders of a Governmental Authority, in each case which individually or in the aggregate, have resulted in or would reasonably be expected to result in a Company Material Adverse Effect.

        Section 4.23    Regulation as a Utility.    (a) The Company together with its subsidiary companies is a "single state holding company system" under the Public Utility Holding Company Act of 2005 ("PUHCA 2005"). Puget Sound Energy and its indirect wholly-owned exempt wholesale generator subsidiary Black Creek Hydro, Inc. ("BCH") are each a "public utility" within the meaning of Section 201(e) of the FPA. Puget Sound Energy is not regulated as a "natural gas company" under the Natural Gas Act, except in two limited aspects of its business which subject it only to limited jurisdiction of the Federal Energy Regulatory Commission ("FERC"): (i) to the extent that Puget Sound Energy makes natural gas sales for resale in interstate commerce, it has a limited jurisdiction blanket marketing certificate as contained in the regulations of the FERC; and (ii) in its capacity as Project Operator of the Jackson Prairie Storage Project (which otherwise does not subject it to regulation as a "natural gas company"). Puget Sound Energy is also regulated as a "public service company," "gas company" and "electrical company" under Washington state law. Except for regulation of BCH, Hydro Energy Development Corp. ("HEDC") and Puget Sound Energy by the FERC under the FPA,PUHCA 2005 and regulation of Puget Sound Energy by the Washington Utilities and Transportation Commission, neither the Company nor any Company Subsidiary is subject to regulation as a public utility or public service company (or similar designation) by the FERC, any state in the United States or in any foreign nation. Puget Sound Energy has been authorized by FERC to make wholesale sales of energy and capacity at market-based rates pursuant to Section 205 of the FPA, which blanket authority has not been limited in any material respect through a Puget Sound Energy-specific rate cap or mitigation measure. All sales of energy and/or capacity by BCH are made pursuant to power sale agreements or tariffs filed with and accepted by FERC pursuant to Section 205 of the FPA.

          (b)   Neither the Company nor any Company Subsidiary owns, holds or controls nuclear materials or nuclear related facilities that are subject to the regulation of the Nuclear Regulatory Commission under the Atomic Energy Act.

        Section 4.24    No Additional Representations of Parent or Merger Sub.    The Company acknowledges that none of the Parent, the Merger Sub, their respective affiliates or any other Person acting on behalf of any of them has made any representation or warranty, express or implied, including any representation as to the accuracy or completeness of any information regarding the Parent, the Merger Sub, any of their respective affiliates or businesses, in each case except as expressly set forth in this Agreement or as and to the extent required by this Agreement to be disclosed on the Parent Disclosure Letter hereto. The Company further agrees that none of the Parent, the Merger Sub, their respective affiliates or any other Person acting on behalf of any of them will have or be subject to any liability, except in the case of fraud or as specifically set forth in this Agreement, to the Company or any other Person resulting from the distribution to the Company, for the Company's use, of any information, document or material made available to the Company in expectation of the transactions contemplated by this Agreement.

        Section 4.25    No Other Representations of the Company.    Except for the representations and warranties contained in this Article IV, neither the Company nor any other Person acting on behalf of the Company makes any representation or warranty, express or implied, regarding the Company or any Company Subsidiary.

ARTICLE V

REPRESENTATIONS AND WARRANTIES OF THE PARENT AND MERGER SUB

        The Parent and the Merger Sub, jointly and severally, represent and warrant to the Company as follows:

        Section 5.1    Organization and Qualification.    The Parent is a limited liability company and the Merger Sub is a corporation and each of the Parent and the Merger Sub are duly organized, validly existing and in good standing, as applicable, under the laws of its jurisdiction of incorporation or organization, as the case may be. As used in this Agreement, (a) the term "Parent Disclosure Letter" means the schedule delivered by the Parent prior to the date hereof, (b) the term "Parent Material Adverse Effect" shall mean any material adverse effect on the ability of the Parent and the Merger Sub to consummate the transactions contemplated by this Agreement. As used in this Agreement, the term "knowledge" when referring to the knowledge of the Parent or the Merger Sub shall mean the actual knowledge of an executive officer of the Parent after reasonable inquiry of those Persons who are reasonably likely to possess the relevant information.

        Section 5.2    Authority; Non-Contravention; Statutory Approvals; Compliance.

          (a)    Authority.    Each of the Parent and the Merger Sub has all requisite corporate or limited liability company power and authority to enter into this Agreement and, subject to the receipt of the applicable the Parent Required Statutory Approvals (as defined in Section 5.2(c)), to consummate the transactions contemplated hereby. The execution and delivery of this Agreement and the consummation by each of the Parent and the Merger Sub of the transactions contemplated hereby have been duly authorized by all necessary corporate or limited liability company action on the part of the Parent and the Merger Sub. This Agreement has been duly executed and delivered by each of the Parent and the Merger Sub and, assuming the due authorization, execution and delivery hereof by the other signatories hereto, constitutes the valid and binding obligation of each of the Parent and the Merger Sub enforceable against it in accordance with its terms, subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors' rights and to general equity principles.

          (b)    Non-Contravention.    The execution and delivery of this Agreement by each of the Parent and the Merger Sub does not, and the consummation of the transactions contemplated hereby will not, result in a Violation pursuant to any provisions of (i) the articles of incorporation, certificate of formation, by-laws, limited liability company operating agreement or similar governing documents, as applicable, of the Parent or the Merger Sub and (ii) subject to obtaining the Parent Required Statutory Approvals, any statute, law, ordinance, rule, regulation, judgment, decree, order, injunction, writ, permit or license of any Governmental Authority applicable to the Parent or the Merger Sub or any of their respective properties or assets or (iii) any of the Financing Commitments (as defined below) or any of the definitive agreements relating to the Financings (as defined below) except in the case of clause (ii) for any such Violation which, individually or in the aggregate, would not reasonably be expected to result in a Parent Material Adverse Effect or to prevent, materially delay or materially impair the consummation of the transactions contemplated by this Agreement.

          (c)    Statutory Approvals.    Except as described in Section 5.2(c) of the Parent Disclosure Letter (the "Parent Required Statutory Approvals"), no declaration, report, filing or registration with, or notice to or authorization, consent or approval of, any Governmental Authority is necessary for the execution and delivery of this Agreement by the Parent or the Merger Sub, or the consummation by the Parent or the Merger Sub of the transactions contemplated hereby, except those that the failure of which to obtain, individually or in the aggregate, would not reasonably be expected to result in a Parent Material Adverse Effect (it being understood that references in this Agreement to "obtaining" such Parent Required Statutory Approvals shall mean making such declarations, filings or registrations; giving such notices; obtaining such authorizations, consents or approvals; and having such waiting periods expire as are necessary to avoid a violation of law) or to prevent, materially delay or materially impair the consummation of the transactions contemplated by this Agreement.

          (d)    Compliance.    Neither the Parent nor the Merger Sub is under investigation with respect to any violation of, or has been given notice of or been charged with any violation of, any law, statute, order, award, rule, regulation, ordinance or judgment of any Governmental Authority, except for any such violations which, individually or in the aggregate, would not reasonably be expected to result in a Parent Material Adverse Effect or to prevent, materially delay or materially impair the consummation of the transactions contemplated by this Agreement. Each of the Parent and the Merger Sub have all permits, licenses, franchises and other governmental authorizations, consents and approvals necessary to conduct their businesses as presently conducted except those that the absence of which, individually or in the aggregate, would not reasonably be expected to result in a Parent Material Adverse Effect or to prevent, materially delay or materially impair the consummation of the transactions contemplated by this Agreement. Neither the Parent nor the Merger Sub is in breach or violation of or in default in the performance or observance of any term or provision of, and no event has occurred which, with lapse of time or action by a third party, would reasonably be expected to result in a default by the Parent or the Merger Sub under (i) their respective articles of incorporation, certificate of formation, by-laws, limited liability company agreement or similar governing documents, as applicable, or (ii) any contract, commitment, agreement, indenture, mortgage, loan agreement, note, lease, bond, license, approval or other instrument to which they are respectively a party or by which the Parent or the Merger Sub is bound or to which any of their respective property is subject, except for possible violations, breaches or defaults which, individually or in the aggregate, are not reasonably likely to have a Parent Material Adverse Effect, prevent, materially delay or materially impair the consummation of the transactions contemplated by this Agreement.

        Section 5.3    No Prior Activities.    Except in connection with its organization, incorporation, capitalization or negotiation and consummation of this Agreement, the Financing Commitments (as defined in Section 5.6), and the transactions contemplated hereby and thereby, neither the Parent nor the Merger Sub has incurred any obligation or liability or engaged in any business or activity of any type or kind whatsoever and each of the Parent and the Merger Sub has conducted and will conduct its respective operations only as contemplated hereby and thereby. The Parent has no Subsidiaries other than Padua Intermediate and the Merger Sub. Except for the Financings, there are no notes, bonds, mortgages, indentures, deeds of trust, or other debt instruments to which the Parent or the Merger Sub is a party or by which the Parent or the Merger Sub or any of their respective properties or assets are bound.

        Section 5.4    Litigation.    There are no pending or, to the knowledge of the Parent or the Merger Sub, threatened claims, suits, actions or proceedings before any court, governmental department, commission, agency, instrumentality or authority or any arbitrator, nor are there, to the knowledge of the Parent and the Merger Sub, any investigations or reviews by any court, governmental department, commission, agency, instrumentality or authority or any arbitrator pending or threatened against, relating to or affecting the Parent or the Merger Sub which, individually or in the aggregate, have resulted in or would reasonably be expected to result in a Parent Material Adverse Effect or to prevent, materially delay or materially impair the consummation of the transactions contemplated by this Agreement, and there are no judgments, decrees, injunctions, rules or orders of any court, governmental department, commission, agency, instrumentality or authority or any arbitrator applicable to the Parent or the Merger Sub except for such that, individually or in the aggregate, have not resulted in or would not reasonably be expected to result in a Parent Material Adverse Effect or prevent, materially delay or materially impair the consummation of the transactions contemplated by this Agreement.

        Section 5.5    No Vote Required.    Except for votes that have been obtained as of the date hereof, no vote of the holders of any class or series of the capital stock of the Parent or the Merger Sub is necessary to approve this Agreement, the Merger or any of the other transactions contemplated hereby.

        Section 5.6    Financing.    The Financing Commitments (as defined below) are sufficient (i) to pay the aggregate Merger Consideration (and any repayment or refinancing of debt contemplated by this Agreement or the Financing Commitments) in accordance with Article II hereof and to consummate the Merger and the other transactions contemplated hereby, and (ii) to pay all fees and expenses and any other amounts required to be paid by the Parent and the Merger Sub in connection with the transactions contemplated by this Agreement. The Parent has delivered to the Company true and complete copies of (i) each commitment letter, dated as of the date hereof, between the Parent and the bank or banks identified in the commitment letters delivered to the Company prior to the date of this Agreement (each such bank or banks, the "Lender") (all such letters, collectively, the "Debt Financing Commitment"), pursuant to which the Lender has committed, subject to the terms thereof, to lend the amounts set forth therein (the "Debt Financing"), and (ii) the Commitment Agreement, dated as of the date hereof, among Parent, Padua Intermediate and the members of Parent (the "Commitment Agreement" and together with the Debt Financing Commitment, the "Financing Commitments"), pursuant to which such parties have committed, subject to the terms thereof, to invest the cash amounts set forth therein (the "Investor Financing" and together with the Debt Financing, the "Financing"). Prior to the date of this Agreement, (i) none of the Financing Commitments have been amended or modified, and (ii) the respective commitments contained in the Financing Commitments have not been withdrawn or rescinded in any respect. The Financing Commitments are in full force and effect and are the legal, valid and binding obligations of the Parent and the Merger Sub and, to the knowledge of the Parent, of the other parties thereto. Notwithstanding anything in this Agreement to the contrary, one or more Debt Financing Commitments may, in accordance with the provisions of this Agreement, be superseded at the option of the Parent after the date of this Agreement but prior to the Effective Time by instruments replacing existing Debt Financing Commitments that do not (a) expand upon the conditions precedent to the Financing as set forth in the Debt Financing Commitment and (b) do not otherwise prevent or delay the Closing or otherwise materially impair the consummation of the transactions contemplated hereunder (such instruments, the "New Debt Financing Commitments"). In such event, the term "Financing Commitments" as used herein shall be deemed to include the Financing Commitments that are not so superseded at the time in question and the New Debt Financing Commitments to the extent then in effect. There are no conditions precedent or other contingencies related to the funding of the full amount of the Financing, other than as set forth in or contemplated by the Financing Commitments. As of the date hereof, no event has occurred that, with or without notice, lapse of time or both, would constitute a default on the part of the Parent or the Merger Sub under any of the Financing Commitments. As of the date hereof, the Parent has no reason to believe that any of the conditions to the Financing contemplated by the Financing Commitments will not be satisfied or that the Financing will not be made available to the Parent on the Closing Date.

        Section 5.7    Solvency.    As of the Effective Time, assuming (i) satisfaction of the conditions to the Parent's and the Merger Sub's obligation to consummate the Merger, or waiver of such conditions, (ii) the accuracy of the representations and warranties of the Company set forth in Article IV hereof (for such purposes, such representations and warranties shall be true and correct in all material respects without giving effect to any "knowledge," materiality or "Material Adverse Effect" qualification or exception) and (iii) estimates, projections or forecasts provided by the Company to the Parent prior to the date hereof have been prepared in good faith on assumptions that were and continue to be reasonable, and after giving effect to the transactions contemplated by this Agreement, including the Financing, and the payment of the Merger Consideration, any other repayment or refinancing of existing indebtedness contemplated in this Agreement or the Financing Commitments, payment of all amounts required to be paid in connection with the consummation of the transactions contemplated hereby, and payment of all related fees and expenses, each of the Parent and the

Surviving Corporation will be Solvent as of the Effective Time and immediately after the consummation of the transactions contemplated hereby. For the purposes of this Agreement, the term "Solvent" when used with respect to the Parent and the Surviving Corporation, means that, as of any date of determination (a) the amount of the "fair saleable value" of the assets of the Parent and the Surviving Corporation will, as of such date, exceed (without duplication) (i) the value of all "liabilities of the Parent and the Surviving Corporation, including contingent and other liabilities," as of such date, as such quoted terms are generally determined in accordance with applicable federal Laws governing determinations of the insolvency of debtors, and (ii) the amount that will be required to pay the probable liabilities of the Parent and the Surviving Corporation on their existing debts (including contingent and other liabilities) as such debts become absolute and mature, (b) the Parent and the Surviving Corporation will not have, as of such date, an unreasonably small amount of capital for the operation of the businesses in which they intend to engage or propose to be engaged following the Closing Date, and (c) the Parent and the Surviving Corporation will be able to pay their liabilities, including contingent and other liabilities, as they mature. For purposes of this definition, "not have an unreasonably small amount of capital for the operation of the businesses in which it is engaged or proposed to be engaged" and "able to pay its liabilities, including contingent and other liabilities, as they mature" means that the Parent and the Surviving Corporation will be able to generate enough cash from operations, asset dispositions or refinancing, or a combination thereof, to meet its obligations as they become due.

        Section 5.8    Absence of Certain Agreements.    As of the date of this Agreement, neither the Parent nor any of its affiliates has entered into any agreement, arrangement or understanding (in each case, whether oral or written), or authorized, committed or agreed to enter into any such agreement, arrangement or understanding (in each case, whether oral or written), pursuant to which: (i) any shareholder of the Company would be entitled to receive consideration of a different amount or nature than the Merger Consideration or pursuant to which any shareholder of the Company agrees to vote to approve this Agreement or the Merger or agrees to vote against any Superior Proposal; (ii) other than investment funds or other entities under common management with any of the members of the Parent, any third party has agreed to provide, directly or indirectly, equity capital (other than pursuant to the Commitment Agreement, pursuant to the Stock Purchase Agreement, or as set forth in Section 5.8 of the Parent Disclosure Letter) to the Parent or the Company to finance in whole or in part the Merger; or (iii) any current employee of the Company has agreed to remain as an employee of the Company or any of its Subsidiaries following the Effective Time.

        Section 5.9    Ownership of Company Common Stock.    As of the date hereof, other than with respect to the Stock Purchase Agreement and the transactions contemplated thereby, neither the Parent, the Merger Sub nor any of their respective affiliates (as such term is defined in Rule 12b-2 under the Exchange Act, excluding for the purposes of this Section 5.9 officers and directors of the Parent and the Merger Sub) (i) beneficially owns (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, or (ii) is a party to any agreement, arrangement or understanding for the purpose of acquiring, holding, voting or disposing of, in each case, shares of capital stock of the Company. With respect to Macquarie Bank Limited, this representation shall be limited to the knowledge of the Corporate Finance Division of Macquarie Securities (USA) Inc.

        Section 5.10    Brokers and Finders.    The Parent has not entered into any agreement or arrangement entitling any agent, broker, investment banker, financial advisor or other firm or Person to any broker's or finder's fee or any other commission or similar fee in connection with any of the transactions contemplated by this Agreement, except Macquarie Securities (USA) Inc., whose fees and expenses will be paid by the Parent in accordance with the Parent's agreement with such firm.

        Section 5.11    No Additional Representations of Company and Company Subsidiaries.    The Parent and the Merger Sub acknowledge that none of the Company, any Company Subsidiary, their respective affiliates or any other Person acting on behalf of any of them has made (i) any representation or warranty, express or implied, including any implied representation or warranty as to the condition, merchantability, suitability or fitness for a particular purpose of any of the Assets (as defined below) of or held by the Company or any Company Subsidiary, or (ii) any representation or warranty, express or implied, as to the accuracy or completeness of any information regarding the Company, the Company Subsidiaries, any of their respective affiliates or businesses, in each case except as expressly set forth in this Agreement or as and to the extent required by this Agreement to be disclosed on the Company Disclosure Letter hereto. The Parent and the Merger Sub further agree that none of the Company, any Company Subsidiary, their respective affiliates or any other Person acting on behalf of any of them will have or be subject to any liability, except in the case of fraud or as specifically set forth in this Agreement, to the Parent, the Merger Sub or any other Person resulting from the distribution to the Parent, for the Parent's use, of any information, document or material made available to the Parent in certain "data rooms" (whether electronic or otherwise), management presentations or any other form in expectation of the transactions contemplated by this Agreement. As used in this Agreement, the term "Assets" shall mean all of the Company's and Company Subsidiaries' right, title and interest in and to the business, properties, assets and rights of any kind, whether tangible or intangible, real or personal, and constituting, or used in connection with, or related to, the business owned by the Company or a Company Subsidiary or in which the Company or a Company Subsidiary has any interest.

        Section 5.12    No Other Representations of the Parent and the Merger Sub.    Except for the representations and warranties contained in this Article V, none of the Parent, the Merger Sub or any other Person acting on behalf of the Parent or the Merger Sub makes any representation or warranty, express or implied, regarding the Parent or the Merger Sub.

ARTICLE VI

CONDUCT OF BUSINESS PENDING THE MERGER

        Section 6.1    Covenants of the Company.    After the date hereof and prior to the Effective Time or earlier termination of this Agreement, the Company agrees, each as to itself and to each of the Company Subsidiaries, (A) to conduct its business in a manner substantially consistent in all material respects with the assumptions regarding capital expenditures, refinancings and securities issuances set forth in Item 36 of Section 6.1 of the Company Disclosure Letter (the "Business Plan Assumptions ") which were used in the preparation of the business plan for the Company and its Subsidiaries dated as of the date hereof and delivered concurrently herewith to the Parent (the "Business Plan") (provided, however, that in doing so, the Company makes no representation or warranty that any projections set forth in, or results expected by, such business plan will be achieved nor does the Company covenant that it will ultimately achieve any such projections or expected results) and (B) as follows, except (i) as set forth in Section 6.1 of the Company Disclosure Letter, (ii) as otherwise expressly permitted by this Agreement, (iii) as contemplated by the Business Plan Assumptions, (iv) as may be reasonably responsive to requirements of applicable law, or (v) to the extent the Parent shall otherwise consent in writing, which consent shall not be unreasonably withheld, conditioned or delayed:

          (a)   the business of the Company and each Company Subsidiary shall be conducted in the ordinary and usual course in substantially the same manner as heretofore conducted and, to the extent consistent therewith, the Company and each Company Subsidiary shall use their respective commercially reasonable efforts to preserve their business organizations intact, to maintain their existing relations and goodwill with customers, suppliers, creditors, regulators, lessors, employees and business associates and to maintain in effect all material governmental permits, franchises and other authorizations pursuant to which the Company or any Company Subsidiaries operate; provided, however, that the Company and/or wholly-owned, direct or indirect, Company Subsidiaries may enter into intercompany transactions and intercompany reorganizations that do not have adverse effects on the Company or such Company Subsidiaries (other than the fact that any such transaction or reorganization has taken place);

          (b)   the Company shall not and shall cause the Company Subsidiaries not to (i) issue, sell, pledge, dispose of or encumber any capital stock owned by it in any of the Company Subsidiaries; (ii) amend its articles of incorporation, charter or by-laws; (iii) split, combine, subdivide or reclassify its outstanding shares of capital stock; (iv) declare, set aside or pay any dividend payable in cash, stock or property in respect of any capital stock other than regular quarterly cash dividends on Company Common Stock in amounts no greater than $0.25 per share per quarter (provided, however, that any such dividend for the quarter during which the Closing occurs shall be prorated based on the number of days from the immediately preceding dividend record date to the Closing Date) and dividends on any preferred stock of the Company or Puget Sound Energy; (v) repurchase, redeem or otherwise acquire (except for (A) mandatory sinking fund obligations existing on the date hereof, and (B) redemptions, purchases, acquisitions or issuances required by the respective terms of any Company Plan, in the ordinary course of the operation of such plans consistent with past practice), or permit any of its Subsidiaries to purchase or otherwise acquire, any shares of its capital stock or any securities convertible into or exchangeable or exercisable for any shares of its capital stock, or (vi) fund the Company's direct stock purchase and dividend reinvestment plan with authorized but unissued shares of Company Common Stock; provided, however, that this Section 6.1(b) shall not restrict any dividends from any wholly-owned, direct or indirect, Company Subsidiary nor shall it restrict the Company's ability to dissolve, liquidate or wind-up any wholly-owned, direct or indirect, Company Subsidiary that the Company deems to be no longer useful and the dissolution, liquidation or winding-up of which would not result in any adverse effect on the Company or any such Company Subsidiary (other than the fact that any such dissolution, liquidation or winding up has taken place); provided further, that if any Purchaser, as defined in the Stock Purchase Agreement, shall default with respect to its obligations thereunder, the Company shall be released from the restriction under Section 6.1(b)(i) hereof to the extent required to sell to any other Person the number of shares of Company Common Stock which were not purchased pursuant to the Stock Purchase Agreement;

          (c)   neither the Company nor any Company Subsidiary shall (i) issue, sell, pledge, dispose of or encumber any shares of, or securities convertible into or exchangeable or exercisable for, or options, warrants, calls, commitments or rights of any kind to acquire, any shares of its capital stock of any class or any other property or assets (other than (A) shares issuable pursuant to options outstanding on the date hereof under the Company Plans and additional options or rights to acquire shares required by the terms of any Company Plan as in effect on the date hereof in the ordinary course of the operation of such Company Plan and (B) issuances of securities in connection with grants or awards of stock-based compensation made in accordance with Section 6.1(d) hereof); (ii) other than in the ordinary and usual course of business in amounts not in excess of $50 million in the aggregate, and except for (A) long-term indebtedness incurred in connection with the refinancing of existing indebtedness either at or shortly before its maturity or at a lower cost of funds, and (B) short term debt incurred under the Company's existing credit facilities, transfer, lease, license, guarantee, sell, mortgage, pledge, dispose of or encumber any other material property or material assets (including capital stock of any Company Subsidiary) or incur, assume or modify any indebtedness or other material liability; or (iii) make any commitments for, make or authorize any capital expenditures in excess of 115% of budgeted amounts;

          (d)   neither the Company nor any Company Subsidiary shall (x) terminate, establish, adopt, enter into, make any new grants or awards of stock-based compensation or other benefits under, amend or otherwise modify any Company Plan or increase the salary, wage, bonus or other compensation of any directors, officers or employees, except (i) for grants or awards to directors, officers and employees under existing Company Plans in such amounts and on such terms as are consistent with past practice, (ii) in the normal and usual course of business (which shall include normal periodic performance reviews and related plans and the provision of individual Company Plans consistent with past practice for newly hired, appointed, or promoted officers and employees and the adoption of Company Plans for employees of new Company Subsidiaries in amounts and on terms consistent with past practice) or (iii) for actions necessary to satisfy existing contractual obligations under Company Plans existing as of the date hereof, or as required by law or as required to bring any Company Plan into compliance with Section 409A; or (y) grant any new severance or termination pay not in existence on the date hereof or enter into any new severance agreement not in existence on the date hereof;

          (e)   the Company shall, and shall cause the Company Subsidiaries to, maintain insurance in such amounts and against such risks and losses as are consistent in all material respects with the insurance maintained by the Company and the Company Subsidiaries as of the date hereof;

          (f)    the Company shall not make or implement, and shall cause the Company Subsidiaries not to make or implement, any changes to the Company's or its Subsidiaries' rates or charges, standards of service or regulatory accounting or execute any agreement with respect thereto except (i) pursuant to routine filings made in the ordinary course of business consistent with past practice, provided that a general rate case will not be considered a routine filing for purposes of this Section 6.1(f), (ii) with respect to the filing of the proceeding at the WUTC expected to be initiated by Puget Sound Energy in December 2007 to increase or otherwise change rates, charges or revenue requirements for transmission, distribution or generation services (the "2007 WUTC Rate Case"); or (iii) as required by a Governmental Authority of competent jurisdiction. The Company shall, and shall cause its Subsidiaries to, deliver to the Parent a copy of each such filing or agreement at least four (4) business days prior to (or as soon as reasonably practicable thereafter) the filing or execution thereof;

          (g)   the Company shall not, and shall not cause or allow the Company Subsidiaries to, make or change any material Tax election, change or consent to any material change in the Company's or such Company Subsidiary's method of accounting for Tax purposes, settle or compromise any dispute, claim or assessment regarding a Tax liability, if the settlement or compromise of such dispute, claim or assessment could result in the payment (either currently or over time, including by way of increased Tax liability of the Company and/or any Company Subsidiary, regardless of whether the Company or any Company Subsidiary has losses to offset such increase) by the Company and/or any Company Subsidiary of $10 million individually or $20 million in the aggregate, file any material amended Tax Return, or, other than in the ordinary course of business, consistent with past practice, forego any material amount of Tax refund;

          (h)   the Company shall not, and shall not cause or allow the Company Subsidiaries to, except as required by GAAP or FERC, change any accounting methods, principles or practices;

          (i)    the Company shall not, and shall cause the Company Subsidiaries not to, enter into or assume any Contract that would have been a Material Contract had it been entered into prior to the date hereof, other than in the ordinary course of business consistent with past practice; and the Company shall not, and shall cause the Company Subsidiaries not to, amend, terminate or waive any rights under any Material Contract, or any Contract that would have been a Material Contract had it been entered into prior to the date hereof, other than in the ordinary course of business consistent with past practice; provided in each case that the Company and any Company Subsidiary shall be permitted to renew or replace any Material Contract with one or more Contracts on substantially similar terms at current market prices;

          (j)    the Company shall not, and shall cause the Company Subsidiaries not to, waive, release, cancel, assign, settle or compromise any action, litigation, claim, arbitration or right, other than waivers, releases, cancellations, assignments, settlements or compromises that involve only the payment of monetary damages not in excess of $5 million individually or $25 million in the aggregate;

          (k)   the Company shall not, and shall cause the Company Subsidiaries not to, (i) make or offer to make any acquisition, by means of a merger or otherwise, of any business, assets or securities (x) involving the payment in excess of $10 million individually or $25 million in the aggregate for all such payments, or (y) where such business, assets or securities do not primarily relate to the current business of the Company and the Company Subsidiaries or (ii) make any sale, lease, encumbrance or other disposition of assets or securities, involving receipt of consideration in excess of $10 million individually or $25 million in the aggregate for all such receipts; and

          (l)    neither the Company nor any Company Subsidiary shall authorize or enter into an agreement to do any of the actions prohibited by the foregoing.

        Section 6.2    Risk Management.    The Company will continue to follow the Company's Energy Risk Policy and Energy Supply Hedging and Optimization Procedures Manual, as approved on October 1, 2007 and effective on October 3, 2007 (collectively, the "Risk Management Policies") in respect of its Material Contracts and any new Material Contracts entered into after the date hereof. In addition, the Company shall consult with the Parent prior to taking any action with respect to a Material Contract that is subject to the Risk Management Policies and generally in respect of activities subject to the Risk Management Policies; provided, however, that in connection with any such consultation, the Parent shall not be entitled to direct or manage any decisions or activities of the Company. The Company shall afford a representative of the Parent an opportunity to observe in person or by telephone in all meetings of the Company's Energy Management Committee; provided, however, that in connection with any such observation, the Parent shall not be entitled to direct or manage any decisions or activities of the Company.

        Section 6.3    Control of Other Party's Business.    Nothing contained in this Agreement shall give the Parent, directly or indirectly, the right to control or direct the Company's operations prior to the Effective Time. Prior to the Effective Time, each of the Company and the Parent shall exercise, consistent with and in accordance with the terms and conditions of this Agreement, complete control and supervision over its respective operations.

ARTICLE VII

ADDITIONAL AGREEMENTS

        Section 7.1    Access to Company Information.    Upon reasonable advance notice, the Company shall, and shall cause the Company Subsidiaries to, afford to the officers, directors, employees, accountants, counsel, investment bankers, financial advisors and other representatives (collectively, "Representatives") of the Parent reasonable access during normal business hours throughout the period prior to the Effective Time, to all of its employees, properties, books, contracts, commitments and records (including, but not limited to, tax returns) and, during such period, the Company shall, and shall cause the Company Subsidiaries to, furnish promptly to the Parent and its Representative, (i) access to each report, schedule and other document filed or received by the Company or any of the Company Subsidiaries pursuant to the requirements of federal or state securities laws or filed with or sent to the SEC, FERC, the Department of Justice, the Federal Trade Commission or any other federal or state regulatory agency or commission and (ii) access to all information concerning the Company, the Company Subsidiaries, and their respective directors, officers and shareholders and such other matters as may be reasonably requested by the Parent or its Representatives in connection with any filings, applications or approvals required or contemplated by this Agreement or for any other reason related to the transactions contemplated by this Agreement; provided, however, that in no event shall the Company or any Company Subsidiary be obligated to provide any access or information if the

Company or the Company Subsidiary reasonably determines, in good faith after consultation with counsel, that providing such access or information is likely to violate applicable law, cause either the Company or any Company Subsidiary to breach a confidentiality obligation to which it is bound or jeopardize any recognized privilege available to either the Company or any Company Subsidiary. The Parent agrees to indemnify and hold the Company and the Company Subsidiaries harmless from any and all claims and liabilities, including costs and expenses for loss, injury to or death of any Representative of the Parent, and any damage to or destruction of any property owned by the Company or any of the Company Subsidiaries or others (including claims or liabilities for loss of use of any property) resulting from the action of any of the Representatives of the Parent (other than as directed by the Company or any Company Subsidiary or any of their respective Representatives) during any visit to the business or property sites of the Company or the Company Subsidiaries prior to the Closing Date, whether pursuant to this Section 7.1 or otherwise. During any visit to the business or property sites of the Company or any of the Company Subsidiaries, the Parent shall, and shall cause its Representatives accessing such properties to, comply with all applicable laws and all of the Company's and the Company Subsidiaries' safety and security procedures and conduct itself in a manner that would not be reasonably expected to interfere with the operation, maintenance or repair of the assets of the Company or such Company Subsidiary. Notwithstanding anything to the contrary herein, the Parent shall not have the right to conduct environmental sampling or testing on any of the properties of the Company or the Company Subsidiaries. Each party shall, and shall cause its Subsidiaries and Representatives to, hold in strict confidence all documents and information concerning the other furnished to it in connection with the transactions contemplated by this Agreement in accordance with the Non-Disclosure Agreement, dated July 20, 2007, entered into by and between the Company and Macquarie Securities (USA) Inc. (the "Confidentiality Agreement").

        Section 7.2    Proxy Statement.    The proxy statement and any amendment thereof or supplement thereto, to be sent to the shareholders of the Company in connection with the Merger (the "Proxy Statement") will comply in all material respects with the applicable requirements of the Exchange Act and the rules and regulations thereunder. The Company will prepare and file with the SEC, as promptly as is reasonably practicable after the No-Shop Period Start Date, the Proxy Statement in a form that complies in all material respects with the requirements of the Exchange Act and the rules and regulations promulgated thereunder. Each of the Parent and the Merger Sub shall furnish to the Company all information requested concerning itself which is reasonably required or customary for inclusion in the Proxy Statement including, without limitation, the form of articles of incorporation for the Surviving Corporation to be attached to the Articles of Merger. The Company and the Parent each agrees to respond as promptly as is practicable to any comments of the SEC on the Proxy Statement and the Company agrees to mail the Proxy Statement to holders of Company Common Stock promptly after the Company learns that the Proxy Statement will not be reviewed or that the SEC staff has no further comments thereon. The information provided by any party hereto for use in or incorporation by reference in the Proxy Statement shall be true and correct in all material respects, at the dates mailed to shareholders of the Company and at the time of the Company Meeting (as defined below), without omission of any material fact which is required to make such information not false or misleading. No representation, covenant or agreement is made by any party hereto with respect to information supplied in writing by any other party specifically for inclusion in the Proxy Statement. If at any time prior to the Effective Time any information relating to the Company, the Parent or the Merger Sub, or any of their respective affiliates, officers or directors, should be discovered by the Company, the Parent or the Merger Sub which should be set forth in an amendment or supplement to the Proxy Statement, so that the Proxy Statement would not include any misstatement of a material fact or omit to state any material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, the party which discovers such information shall promptly notify the other parties hereto and an appropriate amendment or supplement describing such information shall be promptly filed with the SEC and, to the extent required by law, disseminated to the shareholders of the Company.

        Section 7.3    Regulatory Matters.

          (a)    HSR Filings.    Each party hereto shall, as soon as reasonably practicable after the date hereof, file or cause to be filed with the Federal Trade Commission and the Department of Justice any notifications required to be filed under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended (the "HSR Act"), and the rules and regulations promulgated thereunder with respect to the transactions contemplated hereby. Such parties will use their reasonable best efforts to respond on a timely basis to any requests for additional information made by either of such agencies.

          (b)    Other Regulatory Approvals.    Each party hereto shall cooperate and use its reasonable best efforts to promptly prepare and file all necessary documentation, (including any material amendments thereto) to effect all necessary applications, notices, petitions, filings and other documents, and to use all commercially reasonable efforts to obtain all necessary permits, consents, approvals and authorizations of all Governmental Authorities necessary or advisable to obtain the Company Required Statutory Approvals and the Parent Required Statutory Approvals prior to the Initial Termination Date (as defined in Section 9.1(c)) (as the same may be extended hereunder); provided, however, that the Company and the Parent shall file the Company Required Statutory Approvals and the Parent Required Statutory Approvals, respectively, as promptly as is reasonably practicable after the date hereof, taking into account the efforts of the Company and the Representatives in accordance with Section 7.9(a). The Parent and the Company shall file as promptly as practicable a joint voluntary notice in respect of the transactions contemplated hereby under Section 721 of the Defense Production Act of 1950 as amended by Section 5021 of the Omnibus Trade and Competitiveness Act of 1988, and as amended by The Foreign Investment National Security Act of 2007 ("Exon-Florio"). Each party hereto shall cooperate and use all commercially reasonable efforts to obtain as promptly as reasonably practicable all necessary permits, consents, approvals and authorizations of all Governmental Authorities necessary or advisable to obtain the Company Required Statutory Approvals and the Parent Required Statutory Approvals and under Exon-Florio. Each party shall have the right to review a reasonable time in advance and to provide comments on any filing (including any material amendments thereto) made after the date hereof and until the Initial Termination Date (as the same may be extended hereunder) by the other party or a Subsidiary of any party with any Governmental Authority with respect to the Merger or the 2007 WUTC Rate Case and the party or Subsidiary making such filing shall give reasonable consideration to any changes suggested for such filing. In addition, the Company shall consult with the Parent prior to making any regulatory filing (including any material amendments thereto) with the WUTC or FERC, except for routine filings made in the ordinary course of business consistent with past practice, provided that a general rate case will not be considered a routine filing for purposes of this Section 7.3(b), and provided that the Company will consult with the Parent regarding specific routine filings as reasonably requested by the Parent, and to keep the Parent reasonably informed about material developments and requests from the WUTC or FERC with respect to such filings; provided, however, that in connection with any such consultation the Parent shall not be entitled to direct or manage any decisions or activities of the Company. The Parent agrees that if actions to maintain the credit ratings of Puget Sound Energy at current levels appear to be advisable that the Parent will endeavor to work with the Company and the Parent's members in good faith to procure the agreement of its members to take or approve commercially reasonable actions to maintain that rating.

          (c)   The Company and the Parent each shall, upon request by the other, furnish the other with all true and accurate information concerning itself, its Subsidiaries, directors, officers and stockholders and such other matters as may be reasonably necessary or advisable in connection with the Proxy Statement, or any other statement, filing, notice or application made by or on behalf of the Parent, the Company or any of their respective Subsidiaries to any Governmental Authority in connection with the Merger and the transactions contemplated by this Agreement.

          (d)   The Company and the Parent each shall promptly provide the other party with copies of all filings made by any of the Company, the Parent or any of their Subsidiaries with any federal or state court, administrative agency, commission or other Governmental Authority in connection with this Agreement and the transactions contemplated hereby. The Company and the Parent each shall keep the other apprised of the status of matters relating to completion of the transactions contemplated hereby, including promptly furnishing the other with copies of any notices or other communications received by the Parent or the Company, as the case may be, or any of its Subsidiaries, from any third party and/or any Governmental Authority with respect to the Merger and the other transactions contemplated by this Agreement. The Company and the Parent each shall give prompt notice to the other of any change that would reasonably be expected to result in a Company Material Adverse Effect or Parent Material Adverse Effect, respectively.

          (e)   In the event any claim, action, suit, investigation, legal or administrative proceeding is commenced by any Governmental Authority or Person (other than to the Company, the Parent or any of their Subsidiaries) that questions the validity or legality of this Agreement, or the Merger or the other transactions contemplated by this Agreement or claims damages in connection therewith, the Company and the Parent each agree to cooperate and use their reasonable best efforts to defend against and respond thereto.

          (f)    The Company, the Parent and the Merger Sub agree (i) that the application submitted to the WUTC with respect to the Merger shall include the information concerning the Merger, the Company, the Parent and the Merger Sub required by Sections 480-143-120, 480-143-140 and 480-143-150 of the Washington Administrative Code, (ii) to include specific commitments and agreements in such application to implement the principles set forth in Exhibit B hereto, and (iii) that the initial application submitted to the WUTC with respect to the Merger and any amendment thereto shall only include such other agreements or commitments as agreed to by the Company, the Parent and the Merger Sub, in each case, whose consent to any such agreements or commitments shall not be unreasonably withheld, conditioned or delayed. The Company agrees that it will not agree to, or accept, any additional or different agreements, commitments or conditions in connection with the Merger pursuant to any settlement or otherwise with the Staff of the WUTC or any other Person without the prior written consent of the Parent, which consent shall not be unreasonably withheld, conditioned or delayed.

          (g)   The Parent and the Merger Sub agree not to seek to acquire or acquire any regulated electric or gas distribution utility in the State of Washington, other than the transactions contemplated by this Agreement, that would present a significant risk of materially delaying or making it materially more difficult for the Parent, the Merger Sub or the Company to obtain the approval of the WUTC with respect to the transactions contemplated by this Agreement (any such acquisition, a "Contrary Action").

          (h)   Notwithstanding any other provision of this Agreement, but subject to any obligation included in Exhibit B, in connection with the Parent's obligations set forth in this Section 7.3, the Parent and the Merger Sub shall not be required to cause any member of the Parent or any director, officer, employee, general partner, limited partner, member or manager of any member of the Parent, in each case in his, her or its individual capacity, to either (A) take any action, or undertake the divestiture of any asset, property or company that is not regulated by the WUTC and that would be material for a company the size of the Company or (B) restrict in any material respect the ability of any member of the Parent or any affiliate of any such member to exercise its rights of ownership with respect to its investment in the Parent, the Surviving Corporation or their Subsidiaries, other than, in accordance with the agreements and commitments set forth on Exhibit B, to provide responsive information required to make any submission or application to a Governmental Authority and to otherwise cooperate in connection with any such submission or application as is necessary and customary under the circumstances.

        Section 7.4    Approval of the Company Shareholders.    The Company shall, as soon as reasonably practicable after the No-Shop Period Start Date, (i) take all steps necessary to duly call, give notice of, convene and hold a meeting of its shareholders (the "Company Meeting") for the purpose of securing the Company Shareholders' Approval, (ii) distribute to its shareholders the Proxy Statement in accordance with applicable federal and state law and with its articles of incorporation and by-laws, (iii) subject to Section 7.9, recommend to its shareholders the approval of the Merger, this Agreement and the transactions contemplated hereby and (iv) cooperate and consult with the Parent with respect to each of the foregoing matters.

        Section 7.5    Directors' and Officers' Indemnification.

          (a)    Indemnification.    From and after the Effective Time, the Surviving Corporation shall, to the fullest extent permitted by applicable law, indemnify, defend and hold harmless each Person who is now, or has been at any time prior to the date hereof, or who becomes prior to the Effective Time, an officer or director of the Company or any Company Subsidiary (each an "Indemnified Party" and collectively, the "Indemnified Parties") against (i) all losses, expenses (including reasonable attorney's fees and expenses), claims, damages or liabilities or, subject to the proviso of the next succeeding sentence, amounts paid in settlement, arising out of actions or omissions occurring at or prior to the Effective Time (and whether asserted or claimed prior to, at or after the Effective Time) to the extent that they are based on or arising out of the fact that such Person is or was a director, officer or employee of the Company or any Company Subsidiary (the "Indemnified Liabilities"), and (ii) all Indemnified Liabilities to the extent they are based on or arise out of or pertain to the transactions contemplated by this Agreement. In the event of any such loss, expense, claim, damage or liability (whether or not asserted before the Effective Time), (i) the Surviving Corporation shall pay the reasonable fees and expenses of counsel selected by the Indemnified Parties, which counsel shall be reasonably satisfactory to the Surviving Corporation, promptly after statements therefor are received and otherwise advance to such Indemnified Party upon request, reimbursement of documented expenses reasonably incurred, in either case to the extent not prohibited by the business corporation law of the Surviving Corporation's state of incorporation, (ii) the Surviving Corporation and the Indemnified Parties will cooperate in the defense of any such matter and (iii) any determination required to be made with respect to whether an Indemnified Party's conduct complies with the standards set forth under the business corporation law of the Surviving Corporation's state of incorporation and the articles of incorporation or by-laws of the Surviving Corporation shall be made by independent counsel mutually acceptable to the Surviving Corporation and the Indemnified Party; provided, however, that the Surviving Corporation shall not be liable for any settlement effected without its written consent (which consent shall not be unreasonably withheld). The Indemnified Parties as a group may retain only one law firm with respect to each related matter except to the extent there is, in the opinion of counsel to an Indemnified Party, under applicable standards of professional conduct, a conflict on any significant issue between positions of such Indemnified Party and any other Indemnified Party or Indemnified Parties.

          (b)    Insurance.    The Parent shall cause the Surviving Corporation either (i) to maintain in effect for the six-year period commencing immediately after the Effective Time (and for so long thereafter as any claims brought before the end of such six-year period thereunder are being adjudicated) the Company's current directors' and officers' liability insurance (the "Existing D&O Coverage") covering acts or omissions occurring at or prior to the Effective Time with respect to those individuals who are as of the date hereof (and any additional individuals who prior to the Effective Time become) covered by the Company's directors' and officers' liability insurance policy on terms with respect to such coverage, and in amount, no less advantageous to the intended beneficiaries thereof than those of such policy in effect on the date hereof (or the Parent may cause the Surviving Corporation to substitute therefor policies, issued by reputable insurers, of at least the same coverage with respect to matters occurring prior to the Effective Time); provided that if the aggregate annual premiums for such insurance shall exceed two hundred per cent (200%) of the aggregate annual premiums paid by the Company as of the date hereof, then the Parent shall cause the Surviving Corporation to provide or cause to be provided a policy for the applicable individuals with the best coverage as shall then be available at an annual premium of two hundred per cent (200%) of the current aggregate annual premium or (ii) to purchase a six-year extended reporting period endorsement ("reporting tail coverage") under the Existing D&O Coverage, provided that such reporting tail coverage shall extend the director and officer liability coverage in force as of the date hereof from the Effective Time on terms, that in all material respects, are no less advantageous to the intended beneficiaries thereof than the existing directors' and officers' liability insurance.

          (c)    Successors.    In the event the Surviving Corporation, the Parent or any of their respective successors or assigns (i) consolidates with or merges into any other Person and shall not be the continuing or surviving corporation or entity of such consolidation or merger or (ii) transfers all or substantially all of its properties and assets to any Person, then and in either such case, proper provisions shall be made so that the successors, assigns and/or transferees of the Surviving Corporation or the Parent shall assume the obligations set forth in this Section 7.5; provided that this Section 7.5(c) shall no longer apply to the Parent if reporting tail coverage meeting the requirements of Section 7.5(b) shall have been purchased by the Surviving Corporation.

          (d)    Survival of Indemnification.    To the fullest extent permitted by law, from and after the Effective Time, all rights to indemnification as of the date hereof in favor of the employees, agents, directors and officers of the Company, the Company Subsidiaries with respect to their activities as such prior to, on or after the Effective Time, as provided in their respective articles of incorporation and by-laws in effect on the date thereof, or otherwise in effect on the date hereof, shall survive the Merger and shall continue in full force and effect for a period of not less than six (6) years from the Effective Time, provided that, in the event any claim or claims are asserted or made within such survival period, all such rights to indemnification in respect to any claim or claims shall continue until final disposition of such claim or claims.

          (e)    Benefit.    The provisions of this Section 7.5 are intended to be for the benefit of, and shall be enforceable by, each Indemnified Party, his or her heirs, executors or administrators and his or her representatives.

        Section 7.6    Public Announcements.    Except as may be required by law or by obligations pursuant to any listing agreement with or rules of any national securities exchange, the Company and the Parent shall consult with each other prior to issuing any press releases or otherwise making public announcements with respect to the Merger and the other transactions contemplated by this Agreement. Each of the Company and the Parent will, to the extent practicable, provide the other, reasonably in advance of its use, with drafts of any press release or other widely disseminated presentation or other information, in each case relating to the Merger or material corporate and financial information relating to the Company, and give reasonable consideration to the comments of the other thereon. In connection with the foregoing, the Company and the Parent may share any such drafts with their respective investors and Representatives provided that any such investors or Representatives are bound by an obligation to maintain the confidentiality of such information sufficient to satisfy the requirements of Regulation FD promulgated under the Securities Act. Each of the Company and the Parent will advise the other in advance of the timing of any such press release, presentation or other information relating to the Merger and will provide the other with a final copy of the same simultaneously with its public release.

        Section 7.7    Employee Agreements and Workforce Matters.

          (a)    Certain Employee Agreements.    The Parent shall cause the Surviving Corporation and its Subsidiaries to honor, without modification, all collective bargaining agreements in effect as of the date hereof, and the Parent shall cause the Surviving Corporation and its Subsidiaries to honor all contracts and agreements of the parties in effect as of the date hereof that apply to any current or former employee or current or former director or consultant of the parties hereto; provided, however, that, except to the extent otherwise provided in Section 7.8, this undertaking is not intended to prevent the Surviving Corporation or any of its Subsidiaries from enforcing such contracts, agreements and collective bargaining agreements in accordance with their terms, including, without limitation, any reserved right to amend, modify, suspend, revoke or terminate any such contract, agreement, collective bargaining agreement or commitment, or portion thereof.

          (b)    Workforce Matters.    Following the Effective Time, the Parent shall cause the Surviving Corporation and its Subsidiaries to act in accordance with all applicable collective bargaining agreements and all laws and regulations governing the employment relationship and termination thereof including, without limitation, the WARN Act and regulations promulgated thereunder, including, without limitation, the aggregation of employment losses thereunder, and any comparable state or local law.

        Section 7.8    Employee Benefit Plans.

          (a)    Continued Employment; Service Credit.    The Parent shall cause the Surviving Corporation to continue the employment of all employees of the Company and the Company Subsidiaries who were employees immediately prior to the Effective Time (the "Affected Employees") through the Effective Time. The Parent shall cause all service under any Company Plan that was recognized, accrued or credited under such Company Plan through the Effective Time to continue to be recognized, accrued or credited for the same purpose(s) such service was recognized, accrued or credited immediately prior to the Effective Time under such Company Plan as of and following the Effective Time. Subject to obligations under applicable law and applicable collective bargaining agreements, the Parent shall cause all Affected Employees to be credited with all service for the Company or the Company Subsidiaries (and all other service credited by the Company or the Company Subsidiary or the Company Plans), under (x) all employee benefit plans, programs and policies (if any) of the Parent or its direct or indirect Subsidiaries (including the Surviving Corporation) in which Affected Employees become eligible to participate on or after the Effective Time, for purposes of eligibility, vesting, benefit accrual and all other purposes (but not for purposes of benefit accrual under defined benefit pension plans or eligibility for early retirement under defined benefit pension plans and not to the extent crediting such service would result in duplication of benefits) and (y) any severance, vacation, sick leave, paid-time off or similar plans, programs or policies of the Parent or its direct or indirect Subsidiaries (including the Surviving Corporation) for purposes of determining the amount of each Affected Employee's benefits thereunder. The Parent shall, and shall cause its direct and indirect Subsidiaries (including the Surviving Corporation), or shall use its reasonable efforts to cause its insurance carrier, to, (i) waive all limitations as to preexisting conditions exclusions and all waiting periods with respect to participation and coverage requirements applicable to each Affected Employee under any welfare benefit plan in which an Affected Employee becomes eligible to participate on or after the Effective Time, except to the extent of limitations or waiting periods that are already in effect under the Company Plans with respect to the Affected Employee as of the Effective Time and that have not been satisfied as of the Effective Time and (ii) credit each Affected Employee for any co-payments, deductibles and other out-of-pocket expenses paid prior to the Effective Time in satisfying any applicable deductible, co-payment or out-of-pocket requirements for the year in which the Effective Time occurs under any welfare plan in which the Affected Employee participates on and after the Effective Time. Nothing in this Section 7.8 shall be deemed to create any third-party beneficiary or right of employment with respect to any Affected Employee. Nothing contained in this Agreement shall constitute or be deemed to be an amendment to any Company Plan or any other compensation or benefit plan, program or arrangement of the Company or any Company Subsidiary.

          (b)    Continuation of Benefits.    Subject to applicable law and obligations under applicable collective bargaining agreements, the Parent shall cause the Surviving Corporation to maintain for a period of at least one year after the Effective Time, without interruption, such employee compensation and benefit plans, programs and policies (other than the ESPP, and other than the Company's other stock or equity based plans and policies so long as any such other plans and policies are replaced with compensation, plans or policies of equivalent potential value) as will provide compensation and benefits to each Affected Employee that in the aggregate are substantially comparable to those provided pursuant to the Company Plans as in effect immediately prior to the Effective Time; provided, however, that the Parent shall, for one year following the Effective Time, continue (or cause the Surviving Corporation to continue) the Company's Involuntary Separation Plan for Non-Union Employees (the "Severance Policy") in full force and effect to the same extent that such Severance Policy is in effect on the date of this Agreement. Except as required by applicable law, any applicable collective bargaining agreement or the proviso in the preceding sentence, nothing contained herein shall obligate the Parent, the Surviving Corporation or any of their affiliates to (i) maintain any particular Company Plan, (ii) maintain any particular type of Company Plan or (iii) retain the employment of any particular employee.

          (c)    Severance and Change of Control Payments.    Promptly following the Closing, the Surviving Corporation shall make full and prompt payment of all severance and/or change of control payments due pursuant to the terms of all applicable severance agreements and/or change of control agreements listed on Section 4.10(j) of the Company Disclosure Letter to each applicable individual.

          (d)    Communications.    Prior to making any material written communications to the directors, officers or employees of the Company or any of its Subsidiaries, or material oral communications to a group of directors, officers or employees, pertaining to compensation or benefit matters that are affected by the transactions contemplated by this Agreement, the Company shall provide the Parent with a copy of the intended communication, the Parent shall have a reasonable period of time to review and comment on the communication, and the Parent and the Company shall cooperate in providing any such mutually agreeable communication; provided that this Section 7.8(d) shall not apply to (i) any communications regarding the existing plans and benefits or modifications of the existing plans and benefits permitted by Section 6.1; and (ii) any communications that explain or describe the provisions of this Agreement or the effects thereof so long as such explanation or description is consistent with the provisions of this Agreement.

        Section 7.9    Acquisition Proposals.

          (a)   Notwithstanding any other provision of this Agreement to the contrary, during the period beginning on the date of this Agreement and continuing until 11:59 p.m. (PST) on December 10, 2007 (the "No-Shop Period Start Date"), the Company and the Company Subsidiaries and their respective Representatives shall have the right to directly or indirectly: (i) initiate, solicit and encourage Acquisition Proposals (as defined below) (or inquiries, proposals or offers or other efforts or attempts that may lead to an Acquisition Proposal), including by way of providing access to non-public information pursuant to (but only pursuant to) one or more Acceptable Confidentiality Agreements (as defined below); provided that the Company shall promptly provide to the Parent any material non-public information concerning the Company or the Company Subsidiaries that is provided to any Person given such access which was not previously provided to the Parent or its Representatives; and (ii) enter into and maintain discussions or negotiations with respect to Acquisition Proposals or otherwise cooperate with or assist or participate in, or facilitate any such inquiries, proposals, discussions or negotiations.

          (b)   Subject to Section 7.9(c), from the No-Shop Period Start Date until the Effective Time or, if earlier, the termination of this Agreement in accordance with Article IX, the Company shall not, nor shall it permit any Company Subsidiaries to, nor shall it authorize or permit any of its Representatives to, directly or indirectly through another Person, (i) solicit, initiate or knowingly encourage (including by way of furnishing information except information relating to the existence of these provisions), or take any other action designed to facilitate, directly or indirectly, any inquiries or the making of any proposal or offer with respect to a merger, reorganization, tender offer, share exchange, consolidation or other transaction (x) relating to the direct or indirect acquisition or purchase of 20% or more of the assets of the Company and the Company Subsidiaries, on a consolidated basis, or to which 20% or more of the Company's revenues or earnings on a consolidated basis are attributable, or (y) that would result in a Person beneficially owning 20% or more of the equity securities of the Company, in each case, other than by the Parent or the Merger Sub (any such proposal or offer, being hereinafter referred to as an "Acquisition Proposal" and any such transaction or purchase being hereinafter referred to as an "Acquisition Transaction") or (ii) participate in any discussions (except as to the existence of these provisions) or negotiations relating to any Acquisition Proposal or Acquisition Transaction. Subject to Section 7.9(c) and except with respect to any Excluded Party (as defined below), on the No-Shop Period Start Date the Company shall immediately cease and cause to be terminated any solicitation, encouragement, discussion or negotiation with any Persons conducted theretofore by the Company, the Company Subsidiaries or any of their respective Representatives with respect to any Acquisition Proposal. Notwithstanding anything contained in this Section 7.9 to the contrary, any Excluded Party shall cease to be an Excluded Party for all purposes under this Agreement at such time as the Acquisition Proposal (as such Acquisition Proposal may be revised during the course of ongoing negotiations (in which event it may temporarily cease to satisfy the requirements of 7.9(c)), so long as such negotiations are ongoing) made by such party is withdrawn, terminated or does not constitute, and could not reasonably be expected to result in, a Superior Proposal (as defined below), as determined by the Board of Directors of the Company in good faith, after consultation with its financial advisors and outside counsel. For purposes of this Agreement, an "Excluded Party" is a Person (or group of Persons that includes among its members one or more Persons who (x) were members of such group prior to the No-Shop Period Start Date and (y) collectively constitute at least 50% of the equity financing of such group at all times following the No-Shop Period Start Date and such group of Persons shall no longer be considered an Excluded Party for purposes of this Agreement if it does not meet the requirements of this parenthetical) from whom the Company has received a bona fide written Acquisition Proposal prior to the No-Shop Period Start Date which the Board of Directors of the Company determines in good faith, after consultation with its financial advisors and outside counsel, constitutes, or could reasonably be expected to result in a Superior Proposal (as defined below) as of the No-Shop Period Start Date, as determined no later than the No-Shop Period Start Date.

          (c)   Notwithstanding anything to the contrary contained in Section 7.9(b) if at any time prior to securing the Company Shareholders' Approval, the Board of Directors of the Company determines in good faith, based on the advice of outside counsel, that it is necessary to do so to avoid a breach of its fiduciary duties under applicable law, the Company may, in response to an Acquisition Proposal which was not solicited by it or which did not otherwise result from a breach of this Section 7.9, and subject to the Company's compliance with Section 7.9(d), (A) furnish information with respect to it and the Company Subsidiaries to any Person pursuant to a confidentiality and standstill agreement that contains confidentiality and standstill provisions that are no less favorable in the aggregate to the Company than those contained in the Confidentiality

  Agreement (an "Acceptable Confidentiality Agreement"); provided that the Company shall promptly provide to the Parent any material non-public information concerning the Company or the Company Subsidiaries that is provided to any such Person which was not previously provided to the Parent or its Representatives, and (B) participate in negotiations regarding such Acquisition Proposal. Notwithstanding anything to the contrary contained in Section 7.9(b) or this Section 7.9(c), prior to obtaining the Company Shareholders' Approval, the Company shall be permitted to take the actions described in clauses (A) and (B) above with respect to any Excluded Party. From and after the No-Shop Period Start Date, if the Company has received an Acquisition Proposal, promptly (and in any event within one business day) it shall advise Parent orally and in writing of such Acquisition Proposal, any request for information, and the material terms and conditions of such request or Acquisition Proposal and the identity of the Persons making such request or Acquisition Proposal, and shall keep the Parent reasonably informed of the status and details (including material amendments) of any such Acquisition Proposal. Within one business day after the No-Shop Period Start Date, the Company shall notify the Parent of the names of the Excluded Parties, and shall provide a copy of any Acquisition Proposals made by such Excluded Parties (or, where no such copy is available, a description of such Acquisition Proposal).

          (d)   Except as expressly permitted by this Section 7.9(d), neither the Board of Directors of the Company, nor any committee thereof shall (i) withdraw or modify, or propose publicly to withdraw or modify, in a manner adverse to the Parent, the approval or recommendation by such Board of Directors or such committee thereof of the Merger or the adoption and approval of the matters to be considered at the Company Meeting, (ii) approve or recommend, or propose publicly to approve or recommend, any Acquisition Proposal other than the Merger, or (iii) cause or permit the Company to enter into any letter of intent, agreement in principle, acquisition agreement or other similar agreement or understanding (an "Acquisition Agreement") related to any Acquisition Proposal. Notwithstanding the foregoing, in the event that there exists a Superior Proposal (as defined below), the Board of Directors of the Company may, prior to securing the Company Shareholders' Approval, subject to this and the following sentences of this Section 7.9(d), withdraw or modify its approval or recommendation of the Merger or the approval of the matters to be considered at the Company Meeting, and/or the Board of Directors of the Company may, prior to securing the Company Shareholders' Approval (subject to this and the following sentences of this Section 7.9(d)), approve or recommend such Superior Proposal or terminate this Agreement (and, subject to Article IX hereof, concurrently with such termination, if it so chooses to terminate, the Company shall enter into an Acquisition Agreement with respect to such Superior Proposal), but only if (i) the Company is not in material breach of the terms of this Agreement, (ii) the Company notifies the Parent in writing that it intends to enter into such an Acquisition Agreement, attaching such Acquisition Proposal to such notice, specifying any material terms and conditions of such Acquisition Agreement and identifying the party making the Superior Proposal, (iii) with respect to a Superior Proposal made by an Excluded Party (but only if the Board of Directors seeks to terminate this Agreement pursuant to this Section 7.9(d) after sixty (60) days following the date hereof), after taking into account any revised offer made by the Parent within 24 hours of receipt of written notification from the Company of the Company's intention to enter into such Acquisition Agreement, such proposal does not cease to be a Superior Proposal, and (iv) with respect to a Superior Proposal made by a Person other than an Excluded Party, after taking into account any revised offer made by the Parent within five (5) business days of receipt of written notification from the Company of the Company's intention to enter into such Acquisition Agreement, such proposal does not cease to be a Superior Proposal. With respect to a Superior Proposal made by a Person other than an Excluded Party, the Company agrees (i) that it will not enter into a binding Acquisition Agreement referred to in clause (ii) above until at least the sixth business day after it has provided the notice to the Parent required hereby and (ii) to notify the Parent promptly, if its intention to enter into the written Acquisition Agreement referred to in its notification shall change at any time after giving such notification. For purposes of this Agreement, a "Superior Proposal" means any bona fide written Acquisition Proposal on terms that the Board of Directors of the Company determines in its good faith judgment (x) (after receiving the advice of a financial advisor of nationally recognized reputation) to be more favorable to the Company's shareholders than the Merger and the transactions contemplated hereby, and (y) constitutes a transaction that is reasonably likely to be consummated on the terms proposed by the party making the proposal, in each case taking into account all legal, financial, regulatory and other aspects of the proposal; provided that for purposes of this definition of "Superior Proposal" the references to "20%" in the definition of Acquisition Proposal shall be deemed to be references to 50%.

          (e)   Nothing in this Section 7.9 shall prohibit the Board of Directors of the Company from taking and disclosing to the Company's shareholders a position contemplated by Rule 14e-2(a), Rule 14d-9 or Item 1012(a) of Regulation MA promulgated under the Exchange Act, or other applicable law, if the Board of Directors of the Company determines, after consultation with outside counsel, that failure to so disclose such position could reasonably be expected to constitute a violation of applicable law and any such disclosure which would otherwise constitute a withdrawal, change or modification of the approval or recommendation of the Board of Directors of the Company, shall not be deemed to constitute such a withdrawal, change or modification with respect to the Merger for the purposes of Section 7.9(d) if the Board of Directors of the Company expressly publicly reaffirms its approval and recommendation of the Merger within five (5) business days after such communication. In addition, it is understood and agreed that, for purposes of this Section 7.9, a factually accurate public statement by the Company that describes the Company's receipt of an Acquisition Proposal and the operation of this Agreement with respect thereto and contains a "stop-look-and-listen communication" shall not constitute a withdrawal, change or modification of the approval or recommendation of the Board of Directors of the Company with respect to the Merger for the purposes of Section 7.9(d).

          (f)    After the No-Shop Period Start Date, other than with respect to an Excluded Party, (i) the Company shall not, and shall cause each of the Company Subsidiaries not to, terminate, waive, amend or modify any provision of, or grant permission under, any standstill or confidentiality agreement to which it or any of the Company Subsidiaries is a party, and the Company shall, and shall cause the Company Subsidiaries to, enforce the provisions of any such agreement and (ii) the Company shall not redeem the rights under the Rights Agreement, amend the expiration date of the Rights Agreement, or amend the Rights Agreement in a manner that would permit any Person other than the Parent or the Merger Sub or their Affiliates or Associates (as such terms are defined in the Rights Agreement) to acquire 10% or more of the shares of Company Common Stock without becoming an "Acquiring Person" as such term is defined in the Rights Agreement; provided, however, that the Company may permit a proposal to be made under a standstill agreement and make such amendments to the Rights Agreement if it determines in good faith, after consultation with outside counsel, that such actions are necessary to comply with the fiduciary duties of the Board of Directors under applicable law.

        Section 7.10    Post-Merger Operations.

          (a)    Corporate Offices.    The Surviving Corporation shall maintain its operating headquarters and the operating headquarters of Puget Sound Energy in the Bellevue, Washington area for a period of at least five years following the Merger (unless required to relocate such headquarters as a result of a decision issued by the WUTC).

          (b)    Corporate Contributions.    After the Effective Time and for a period of five years thereafter, the Surviving Corporation shall, either through Puget Sound Energy Foundation or otherwise, provide corporate contributions and community support in the State of Washington at levels substantially comparable to the levels of charitable contributions and community support provided by the Company in such region as set forth in the Company's budget for 2007. Upon Closing, Parent will make a one-time contribution of $5 million to the Puget Sound Energy Foundation.

          (c)    Board of Directors.    After the Effective Time, the board of directors of Puget Sound Energy and Parent shall each include the Chief Executive Officer of Puget Sound Energy, and at least one Independent Director. For purposes of this Agreement, an "Independent Director" means a director who is neither an officer of the Company or Parent, nor a designee, stockholder, affiliate or associates (within the meaning of the United States federal securities laws) of Parent or any of the members of Parent. The initial Independent Director shall be selected by the Parent, taking into consideration the recommendation of the Board of Directors of the Company prior to the Effective Time.

        Section 7.11    Expenses.    Subject to Section 9.3, all costs and expenses incurred in connection with this Agreement and the transactions contemplated hereby shall be paid by the party incurring such expenses; provided, however, that the expenses incurred for experts, other than legal counsel, retained for the purpose of advising and supporting joint regulatory filings shall be shared equally by the Company and the Parent.

        Section 7.12    Further Assurances.    Each party will, and will cause its Subsidiaries to, execute such further documents and instruments and take such further actions as may reasonably be requested by any other party in order to consummate the Merger in accordance with the terms hereof.

        Section 7.13    Takeover Statutes.    If any "fair price," "moratorium," "control share acquisition" or other similar anti-takeover statute or regulation, including, without limitation, Sections 23B.19.010 et. seq. of the BCA (each, a "Takeover Statute") is or may become applicable to the Merger or the other transactions contemplated by this Agreement, each of the Parent and the Company and its Board of Directors shall grant such approvals and take such actions as are necessary so that such transactions may be consummated as promptly as practicable on the terms contemplated by this Agreement and otherwise act to eliminate or minimize (to the greatest extent practicable) the effects of such Takeover Statute on such transactions.

        Section 7.14    Financing.

          (a)   Notwithstanding anything contained in this Agreement to the contrary, the Parent expressly acknowledges and agrees that the Parent's and the Merger Sub's obligations hereunder are not conditioned in any manner upon the Parent or the Merger Sub obtaining any financing. The Parent shall keep the Company apprised of all material developments or changes relating to the Financing Commitments and the Financing contemplated thereby. The failure, for any reason, of the Parent and the Merger Sub to have sufficient cash available on the Closing Date to pay the Merger Consideration in accordance with Article II hereof and/or the failure to so pay the Merger Consideration on the Closing Date shall constitute a willful and material breach of this Agreement. In addition, for the avoidance of doubt, the existence of any conditions contained in the Financing Commitments or the Financing (including the Commitment Agreement) shall not constitute, nor be construed to constitute, a condition to the consummation of the transactions contemplated by this Agreement.

          (b)   The Parent shall use its reasonable best efforts to take, or cause to be taken, all actions, and to do, or cause to be done, all things reasonably necessary, proper or advisable to arrange, and close upon concurrently with the Closing, the Debt Financing on the terms and conditions described in or comparable to the Debt Financing Commitment (provided that the Parent may terminate and replace or amend the Debt Financing Commitment with a New Debt Financing Commitment or to add lenders, lead arrangers, bookrunners, syndication agents or similar entities who had not executed the Debt Financing Commitment as of the date hereof so long as the addition of such lenders, lead arrangers, bookrunners, syndication agents or similar entities does not otherwise prevent or delay the Closing or otherwise materially impair the consummation of the transactions contemplated hereunder) including using its reasonable best efforts to (i) maintain in effect the Debt Financing Commitment, (ii) satisfy on a timely basis all conditions applicable to the Parent or the Merger Sub to obtaining the Debt Financing, (iii) enter into definitive agreements with respect thereto on terms and conditions contemplated by the Debt Financing Commitment or any New Debt Financing Commitments or on other terms that would not adversely impact the ability of the Parent to consummate the transactions contemplated by this Agreement and (iv) consummate the Debt Financing at or prior to Closing. If any portion of the Debt Financing becomes unavailable on the terms and conditions contemplated in the Debt Financing Commitment, the Parent shall use its reasonable best efforts to arrange to obtain alternative financing from alternative sources in an amount sufficient to consummate the transaction contemplated by this Agreement as promptly as practicable following the occurrence of such event. The Parent shall give the Company prompt notice of any material breach of the Debt Financing Commitment of which the Parent becomes aware or any termination of the Debt Financing Commitment. The Parent shall keep the Company informed on a reasonably current basis in reasonable detail of the status of the efforts to arrange the Debt Financing and provide copies of all documents related to the Debt Financing (other than any ancillary documents subject to confidentiality agreements) to the Company.

          (c)   The Parent shall use its reasonable best efforts to take, or cause to be taken, all actions, and to do, or cause to be done, all things necessary, proper or advisable to arrange, and close upon concurrently with the Closing, the Investor Financing on the terms and conditions described in or comparable to the Commitment Agreement (provided that the Parent may, subject to the terms of the Commitment Agreement, terminate and replace or amend the Commitment Agreement to add investors who had not executed the Commitment Agreement as of the date hereof or otherwise so long as the terms would not adversely impact the ability of the Parent to consummate the transactions contemplated by this Agreement or otherwise prevent or materially delay or materially impair the consummation of the transactions contemplated hereby) including using its reasonable best efforts to (i) maintain in effect the Commitment Agreement, (ii) satisfy on a timely basis all conditions applicable to the Parent or the Merger Sub to obtaining the Investor Financing, (iii) enter into definitive agreements with respect thereto on terms and conditions contemplated by the Commitment Agreement or any replacement commitments or on other terms that would not prevent or materially delay the Closing or adversely impact the ability of the Parent to consummate the transactions contemplated by this Agreement and (iv) consummate the Investor Financing at or prior to Closing. If any portion of the Investor Financing becomes unavailable on the terms and conditions contemplated in the Commitment Agreement, the Parent shall use its reasonable best efforts to arrange to obtain alternative financing from alternative sources in an amount sufficient to consummate the transaction contemplated by this Agreement as promptly as practicable following the occurrence of such event. The Parent shall give the Company prompt notice of any material breach of the Commitment Agreement of which the Parent becomes aware or any termination of the Commitment Agreement. The Parent shall keep the Company informed on a reasonably current basis in reasonable detail of the status of the efforts to arrange the Investor Financing and provide copies of all documents related to the Investor Financing (other than any ancillary documents subject to confidentiality agreements) to the Company.

          (d)   The Company shall, and shall cause the Company Subsidiaries to, at the Parent's sole expense (and provided that such requested cooperation does not unreasonably interfere with the ongoing operations of the Company and the Subsidiaries or require the Company to agree to pay any fees, reimburse any expenses or give any indemnities prior to the Effective Time for which it is not reimbursed or indemnified under this Agreement) use its and their reasonable best efforts to provide such cooperation as may be reasonably requested by the Parent in connection with the Financings, including using reasonable best efforts to (i) cause appropriate officers and employees to be available, on a customary basis and upon reasonable notice, to meet (including in Australia) with ratings agencies and prospective lenders and investors in presentations, meetings, and due diligence sessions, (ii) assist with the preparation of disclosure documents and other information reasonably requested by the Parent in connection therewith, (iii) provide financing sources with reasonable access to the properties, books and records of the Company and Company Subsidiaries, execute and deliver any customary pledge or security documents or other customary definitive financing documents and certificates as may be reasonably requested by the Parent, (iv) assist the Parent with the syndication efforts for the Debt Financing, and (v) direct its independent accountants and counsel to provide customary and reasonable assistance to the Parent.

        Section 7.15    Rate Cases, Etc.    The Parent and the Merger Sub (x) acknowledge that the Puget Sound Energy, intends to initiate the 2007 WUTC Rate Case, and (y) agree that any effects relating to or resulting from the foregoing (including any filings made or proceedings brought by third parties in response to or in connection with the foregoing) shall neither result in a Company Material Adverse Effect nor otherwise affect the obligations of the Parent and the Merger Sub to consummate the Merger and the other transactions contemplated by this Agreement.

        Section 7.16    Transfer Taxes.    The Parent, the Merger Sub, the Company and the Surviving Corporation shall cooperate in the preparation, execution and filing of all Tax Returns, documents, affidavits and other filings relating to any stock transfer, state and local real estate transfer, state and local real estate excise, sales, use, documentary, stamp, recording and other similar Taxes (including interest, penalties and additions to any such Taxes) ("Transfer Taxes") incurred in connection with the transactions contemplated by this Agreement, including, if applicable, supplying in a timely manner a complete list of all real property interests held by the Company that are located in Washington State and any information with respect to such property that is reasonably necessary to complete such filings. Such Transfer Tax shall be paid by the Company or the Surviving Corporation without deduction or withholding of any amount from the Merger Consideration required to be paid pursuant to this Agreement with respect to the Company Common Stock and none of Parent, the Merger Sub, the Company or the Surviving Corporation shall take any actions or submit any filings that are inconsistent with or contrary to this provision. The Parent, the Merger Sub, the Company and the Surviving Corporation shall take all reasonable actions to minimize the amount of any such Transfer Taxes.

        Section 7.17    Certain Credit Facilities.    Each of the Company, the Parent and the Merger Sub agrees to cooperate and use its reasonable best efforts to terminate the Company's credit agreements set forth on Section 7.17 of the Company Disclosure Letter (the "Designated Credit Agreements") and in connection therewith, obtain the release of all Liens under the Designated Credit Agreements, and obtain the release of the Company and the Company Subsidiaries from all material liabilities and obligations under the Designated Credit Agreements and any related guarantees (other than obligations under any indemnification or similar provision that survives termination).

        Section 7.18    Transition Committee.    As promptly as practicable after the date hereof, the Parent and the Company shall establish a transition committee (the "Transition Committee") consisting of two (2) representatives designated by each of the Company and the Parent. The activities of the Transition Committee shall include the development of regulatory plans and proposals, the facilitation of the transfer of information between the parties and other matters as the Transition Committee deems appropriate. At all times after the date of this Agreement until the Effective Time (or the earlier termination of this Agreement), there shall be one representative of the Parent on the Transition Committee that shall be designated by the Parent as the primary contact person for the Company at the Parent (the "Parent Contact"). In the event that the Company elects to request that the Parent consent to any action or matter involving the Company or any of the Company Subsidiaries as is contemplated by Section 6.1(B)(v), the Company shall make all such requests to the Parent Contact, and the Parent agrees that it will use its reasonable best efforts to cause the Parent Contact to respond as promptly as practicable to any such request, taking into account the nature of the request, the circumstances under which the request is made and the timing indicated in the request. The Parent Contact shall initially be Chris Leslie, and may be changed by the Parent from time to time by written notice from the Parent to the Company.

ARTICLE VIII

CONDITIONS

        Section 8.1    Conditions to Each Party's Obligation to Effect the Merger.    The respective obligations of each party to effect the Merger shall be subject to the satisfaction on or prior to the Closing Date of the following conditions, except, to the extent permitted by applicable law, that such conditions may be waived in writing pursuant to Section 9.5 by the joint action of the parties hereto:

          (a)    Shareholder Approval.    The Company Shareholders' Approval shall have been obtained.

          (b)    No Injunction.    No temporary restraining order or preliminary or permanent injunction or other order by any court of competent jurisdiction preventing consummation of the Merger shall have been issued and be continuing in effect, and the Merger and the other transactions contemplated hereby shall not have been prohibited under any applicable federal or state law or regulation.

          (c)    Statutory Approvals.    The Company Required Statutory Approvals and the Parent Required Statutory Approvals shall have been obtained (including any applicable waiting period (and any extension thereof) applicable to the Merger under the HSR Act shall have been terminated or shall have expired) at or prior to the Effective Time and such approvals shall have become Final Orders (as defined below). A "Final Order" means action by the relevant regulatory authority which has not been reversed, stayed, enjoined, set aside, annulled or suspended, with respect to which any waiting period prescribed by law before the transactions contemplated hereby may be consummated has expired, and as to which all conditions to the consummation of such transactions prescribed by law, regulation or order have been satisfied.

        Section 8.2    Conditions to Obligation of the Parent to Effect the Merger.    The obligation of the Parent and the Merger Sub to effect the Merger shall be further subject to the satisfaction, on or prior to the Closing Date, of the following conditions, except as may be waived by the Parent in writing pursuant to Section 9.5:

          (a)    Performance of Obligations of the Company.    The Company (and/or its appropriate Subsidiaries) will have performed in all material respects its agreements and covenants contained in or contemplated by this Agreement which are required to be performed by it at or prior to the Effective Time.

          (b)    Representations and Warranties.    The representations and warranties of the Company set forth in Sections 4.1, 4.3 and 4.4(a) shall be true and correct in all material respects as of the date hereof and the Closing Date with the same effect as though such representations and warranties had been made on and as of the Closing Date (except for representations and warranties that expressly speak only as of a specific date or time which only need to be true and correct as of such date or time). All other representations and warranties of the Company set forth in this Agreement (i) shall have been true and correct on and as of the date hereof and (ii) shall be true and correct on and as of the Closing Date with the same effect as though such representations and warranties had been made on and as of the Closing Date (except for representations and warranties that expressly speak only as of a specific date or time which need only be true and correct as of such date or time) except in each of cases (i) and (ii) for such failures of representations or warranties to be true and correct (without giving effect to any materiality qualification or standard contained in any such representations and warranties) which, individually or in the aggregate, have not resulted in and would not reasonably be expected to result in a Company Material Adverse Effect.

          (c)    Closing Certificates.    The Parent shall have received a certificate signed by an executive officer of the Company, dated the Closing Date, to the effect that, to the best of such officer's knowledge, the conditions set forth in Section 8.2(a) and Section 8.2(b) have been satisfied.

          (d)    Company Material Adverse Effect.    No Company Material Adverse Effect shall have occurred that is continuing.

          (e)    Company Required Consents.    The Company Required Consents set forth in Section 8.2(e) of the Company Disclosure Letter shall have been obtained and all other Company Required Consents, the failure of which to obtain would individually or in the aggregate have a Company Material Adverse Effect, shall have been obtained.

          (f)    Exon-Florio.    Review and investigation of the Merger under Exon-Florio shall have been terminated and either the President of the United States or the Committee on Foreign Investment in the United States (or other authority that may become authorized to so act), as the case may be, shall have determined to take no action authorized thereunder.

          (g)    Statutory Approvals.    The Company Required Statutory Approvals shall have been obtained and shall have become Final Orders, and such Final Orders shall not, individually or in the aggregate, (i) impose terms, conditions, liabilities, obligations, commitments or sanctions upon the Company or any of the Company Subsidiaries, Parent or the members of Parent or any of their respective affiliates, taken individually or as a whole, that would reasonably be expected to have a Company Material Adverse Effect; provided that solely for the purposes of clause (i) this Section 8.2(g), the definition of the term Company Material Adverse Effect shall be modified to mean a material adverse effect on the business, assets, liabilities, properties, financial condition or results of operations of an entity otherwise identical to the Company and the Company Subsidiaries, taken as a whole, but having only 50% of the business, assets, liabilities, properties, financial condition and operations of the Company and the Company Subsidiaries, taken as a whole, subject to all of the items excluded from the term Company Material Adverse Effect set forth in Section 4.1; provided further that the adverse effect of any such terms, conditions, liabilities, obligations, commitments or sanctions on the Parent, the members of the Parent or any of their respective affiliates imposed by a Final Order shall be considered in the determination as to whether a Final Order would reasonably be expected to have a Company Material Adverse Effect for purposes of this Section 8.2(g), as if such adverse effect had been imposed on the Company; or (ii) impose any term, condition, liability, obligation, commitment or sanction on any member of Parent or any of their respective affiliates that would either (A) require the divestiture of any asset, property or company that is not regulated by the WUTC and that would be material for a company the size of the Company or (B) restrict in any material respect the Parent's or such member's or affiliate's ability to exercise its rights of ownership with respect to its investment in the Parent, the Surviving Corporation or their Subsidiaries.

          (h)    Opinions.    The Parent shall have received an opinion, dated as of the Closing Date, from outside counsel of the Company, which opinion may be subject to customary assumptions, qualification and exclusions and shall otherwise be in form and substance reasonably satisfactory to the Parent substantially to the effect that: (i) each of the Company and Puget Sound Energy has been duly incorporated and is a validly existing corporation under the laws of the State of Washington; (ii) the Company has been duly qualified as a foreign corporation for the transaction of business and is in good standing under the laws of each other jurisdiction in which the conduct of its business or the ownership or leasing of property requires such qualification, except where the failure so to qualify or to be in good standing would not, individually or in the aggregate, reasonably be expected to result in a Company Material Adverse Effect; (iii) the Company has all corporate power and authority necessary to execute, deliver and perform its obligations under this Agreement; (iv) this Agreement has been duly authorized, executed and delivered by the Company and constitutes a valid and legally binding obligation of the Company, enforceable in accordance with its terms, subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors' rights and to general equity principles; (v) the execution and delivery by the Company of this Agreement does not, and the performance by the Company of its obligations hereunder will not, (w) violate the Company's articles of incorporation or by-laws, (x) result in a default under or breach of, or result in the creation or imposition of any Lien upon any property or assets of the Company or any of its Subsidiaries under, any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument to which the Company and/or any of its Subsidiaries is a party or by which the Company and/or any of its Subsidiaries is bound or to which any of the property or assets of the Company and/or any of its Subsidiaries is subject and, in each case, that is filed as an exhibit to the Company's most recent Annual Report on Form 10-K at the time of Closing (except for such defaults, breaches, Liens that, individually or in the aggregate, would not reasonably be expected to have a Company Material Adverse Effect), or (y) violate any Washington State or Federal statute or any order, rule or regulation of any Washington State or Federal court or governmental agency or body having jurisdiction over the Company or any of its Subsidiaries or any of their properties or assets that, in each case, in the experience of such counsel, is normally applicable to transactions of the type contemplated by this Agreement and that, in the case of any orders issued with respect to the Company or any of its Subsidiaries, are known to such counsel; (vi) no consent, approval, authorization, order, filing, registration or qualification of or with any Washington State or Federal court or governmental agency or body is required for the execution, delivery and performance by the Company of this Agreement or the consummation by the Company of the transactions contemplated by the Agreement except as set forth in the Company Disclosure Letter; and (vii) the Company is not, as of immediately prior to the Effective Time, an "investment company" as such term is defined in the Investment Company Act of 1940.

          (i)    Dissenting Shares.    The holders of not more that 10% of the outstanding shares of Company Common Stock shall have given notice of their exercise of their right of dissent under Chapter 23B.13 of the BCA.

          (j)    Credit Facilities.    At or prior to the Effective Time, the administrative agents under the Designated Credit Agreements shall have provided the Company with a "payoff" letter acknowledging that, subject to repayment of the aggregate principal amount outstanding under such credit agreements, together with all interest accrued thereon and any other fees or expenses payable thereunder, (i) such credit agreements shall be terminated, (ii) any and all Liens under such credit agreements related thereto shall be released and (iii) the Company and the Company Subsidiaries shall be released from any and all material liabilities and obligations under such credit agreements and any related guaranties (other than any obligations under any indemnification or similar provision that survives such termination); provided that the Parent shall not be entitled to rely on the condition set forth in this Section 8.2(j) if the failure of such condition to be satisfied results from the failure of the Parent and the Merger Sub to have sufficient funds to fulfill their obligations hereunder at the time of the Closing.

        Section 8.3    Conditions to Obligation of the Company to Effect the Merger.    The obligation of the Company to effect the Merger shall be further subject to the satisfaction, on or prior to the Closing Date, of the following conditions, except as may be waived by the Company in writing pursuant to Section 9.5:

          (a)    Performance of Obligations of the Parent and the Merger Sub.    The Parent (and/or its appropriate Subsidiaries) and the Merger Sub will have performed in all material respects their respective agreements and covenants contained in or contemplated by this Agreement which are required to be performed by them at or prior to the Effective Time.

          (b)    Representations and Warranties.    The representations and warranties of the Parent and the Merger Sub set forth in Section 5.1 and Section 5.6 shall be true and correct in all material respects as of the date hereof and the Closing Date with the same effect as though such representations and warranties had been made on and as of the Closing Date (except for representations and warranties that expressly speak only as of a specific date or time which need only be true and correct as of such date or time). All other representations and warranties of the Parent and the Merger Sub in this Agreement (i) shall have been true and correct on and as of the date hereof and (ii) shall be true and correct on and as of the Closing Date with the same effect as though such representations and warranties had been made on and as of the Closing Date (except for representations and warranties that expressly speak only as of a specific date or time which need only be true and correct as of such date or time) except in each of cases (i) and (ii) for such failures of representations or warranties to be true and correct (without giving effect to any materiality qualification or standard contained in any such representations and warranties) which, individually or in the aggregate, have not resulted in and would not reasonably be expected to result in a Parent Material Adverse Effect.

          (c)    Closing Certificates.    The Company shall have received a certificate signed by an executive officer of the Parent, dated the Closing Date, to the effect that, to the best of such officer's knowledge, the conditions set forth in Section 8.3(a) and Section 8.3(b) have been satisfied.

          (d)    Opinions.    The Company shall have received an opinion, dated as of the Closing Date, from outside counsel of the Parent, which opinion may be subject to customary assumptions, qualifications and exclusions and shall otherwise be in form and substance reasonably satisfactory to the Company substantially to the effect that: (i) each of the Parent and the Merger Sub has been duly incorporated or organized and is a validly existing corporation in good standing under the laws of its jurisdiction of incorporation or organization, as the case may be; (ii) each of the Parent and the Merger Sub has been duly qualified as a foreign corporation or limited liability company, as the case may be, for the transaction of business and is in good standing, to the extent applicable, under the laws of each other jurisdiction in which the conduct of its business or the ownership or leasing of property requires such qualification, except where the failure so to qualify or to be in good standing would not, individually or in the aggregate, reasonably be expected to result in a Parent Material Adverse Effect; (iii) each of the Parent and the Merger Sub has all corporate or limited liability company power and authority necessary to execute, deliver and perform its obligations under this Agreement; (iv) this Agreement has been duly authorized, executed and delivered by each of the Parent and the Merger Sub and constitutes a valid and legally binding obligation of each of the Parent and the Merger Sub, enforceable in accordance with its terms, subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors' rights and to general equity principles; (v) the execution and delivery by each of the Parent and the Merger Sub of this Agreement does not, and the performance by each of the Parent and the Merger Sub of its obligations thereunder will not, (x) violate the articles of incorporation, certificate of formation, by-laws or limited liability company agreement, or (y) violate any Washington State, Delaware

  State or Federal statute or any order, rule or regulation of any Washington State, Delaware State or Federal court or governmental agency or body having jurisdiction over the Parent, the Merger Sub or any of their respective Subsidiaries or any of their properties or assets that, in each case, in the experience of such counsel, is normally applicable to transactions of the type contemplated by this Agreement and that, in the case of any orders issued with respect to the Parent, the Merger Sub or any of their respective Subsidiaries, are known to such counsel; (vi) no consent, approval, authorization, order, filing, registration or qualification of or with any court or governmental agency or body is required for the execution, delivery and performance by the Parent and the Merger Sub of this Agreement or the consummation by the Company of the transactions contemplated by this Agreement except such as have been obtained and are in effect; and (vii) neither the Parent nor the Merger Sub, solely after giving effect to the Merger, will be an "investment company" as such term is defined in the Investment Company Act of 1940.

ARTICLE IX

TERMINATION, AMENDMENT AND WAIVER

        Section 9.1    Termination.    This Agreement may be terminated and the Merger may be abandoned at any time prior to the Effective Time, whether before or after the Company Shareholders' Approval contemplated by this Agreement:

          (a)   by mutual written consent of the Company, the Parent and the Merger Sub by action by their respective Boards of Directors or Board of Managers, as applicable;

          (b)   by the Parent or the Company, by written notice to the other party, if any state or federal law, order, rule or regulation is adopted or issued, which has the effect, as supported by the written opinion of outside counsel for such party, of prohibiting the Merger or if any court of competent jurisdiction in the United States or any state shall have issued an order, judgment or decree permanently restraining, enjoining or otherwise prohibiting the Merger, and such order, judgment or decree shall have become final and non-appealable;

          (c)   by the Parent or the Company, by written notice to the other party, if the Effective Time shall not have occurred on or before October 25, 2008 (the "Initial Termination Date"); provided, however, that the right to terminate the Agreement under this Section 9.1(c) shall not be available to any party whose failure to fulfill any of its obligation under this Agreement shall have proximately contributed to the failure of the Effective Time to occur on or before such date, which, in the case of the Parent, shall include any Contrary Action by any member of the Parent or any affiliate of any such member; and provided, further, that if on the Initial Termination Date the conditions to the Closing set forth in Section 8.1(c), Section 8.2(e) and/or Section 8.2(g) shall not have been fulfilled but all other conditions to the Closing shall be fulfilled or shall be capable of being fulfilled, then the Initial Termination Date shall be extended to April 30, 2009;

          (d)   by the Parent or the Company, by written notice to the other party, if the Company Shareholders' Approval shall not have been obtained at the duly held Company Meeting, including any adjournments thereof;

          (e)   by the Parent, by written notice to the Company, if there shall have been any breach of any representation or warranty, or any such representation and warranty shall have become untrue and incapable of being cured prior to the Effective Time, or any breach of any covenant or agreement of the Company hereunder, such that a condition in Section 8.2 would not be satisfied, and such breach or condition is not curable or, if curable, shall not have been remedied within thirty (30) days after receipt by the Company of notice in writing from the Parent, specifying the nature of such breach and requesting that it be remedied or the Parent shall not have received adequate assurance of a cure of such breach within such thirty (30) day period;

          (f)    by the Company, by written notice to the Parent, if there shall have been any breach of any representation or warranty, or any such representation and warranty shall have become untrue and incapable of being cured prior to the Effective Time, or any breach of any covenant or agreement of the Parent or the Merger Sub hereunder, including without limitation a breach pursuant to Section 10.12(b), such that a condition in Section 8.3 would not be satisfied, and such breach or condition is not curable or, if curable, shall not have been remedied (i) with respect to a breach of Section 7.3(g) or a breach pursuant to Section 10.12(b), within ten (10) business days after receipt by the Parent of notice in writing from the Company, specifying the nature of such breach and requesting that it be remedied, or (ii) in all other instances, within thirty (30) days after receipt by the Parent of notice in writing from the Company, specifying the nature of such breach and requesting that it be remedied or the Company shall not have received adequate assurance of a cure of such breach within such thirty (30) day period;

          (g)   by the Parent, by written notice to the Company, if the Board of Directors of the Company or any committee thereof (i) shall withdraw or modify in any adverse manner its approval or recommendation of this Agreement or the Merger, (ii) shall approve or recommend or enter into an agreement for any acquisition of the Company or a material portion of its assets or any tender offer for shares of capital stock of the Company, in each case, by a party other than the Parent or an affiliate of the Parent, or (iii) shall resolve to take any of the actions specified in clauses (i) or (ii), or (iv) if the Company shall have breached in any material respect any of its obligations under Section 7.9 and such breach shall not have been remedied within ten (10) business days after receipt by the Company of notice in writing from the Parent, specifying the nature of such breach and requesting that it be remedied;

          (h)   by the Company subject to and in accordance with the provisions of Section 7.9; and

          (i)    by the Company if the Stock Purchase Agreement is terminated (except as a result of a breach by the Company of its obligations under the Stock Purchase Agreement) or the parties to the Stock Purchase Agreement (other than the Company) otherwise fail to consummate the transactions contemplated by the Stock Purchase Agreement upon the satisfaction or waiver by the party entitled to waive such a condition of all conditions to the consummation of such transactions (other than any conditions that by their nature are to be satisfied at such consummation); provided that the Company exercises its termination right pursuant to this Section 9.1(i) within five (5) business days of any such termination or failure to so consummate.

        Section 9.2    Effect of Termination.    In the event of termination of this Agreement by either the Company or the Parent pursuant to Section 9.1, this Agreement shall become void and of no effect and there shall be no liability on the part of either the Company or the Parent or their respective officers or directors hereunder, except that Section 7.6, Section 7.11, this Section 9.2 and Section 9.3, the agreement contained in the last sentence of Section 7.1, and Article X shall survive the termination; provided, however, that nothing herein shall relieve any party hereto from any liability or damages resulting from any willful and material breach of this Agreement prior to termination, subject, however, to Sections 9.3(c) and 9.3(e) and the limitations contained therein.

        Section 9.3    Termination Fee; Expenses.

          (a)    Termination Fee.

              (i)  If this Agreement is terminated by the Parent pursuant to Section 9.1(g) or by the Company pursuant to Section 9.1(h), then the Company shall immediately pay to the Parent a termination fee equal to (A) $30,000,000 in cash if such termination fee becomes payable in a circumstance in which the event giving rise to the right of termination is based on the submission of an Acquisition Proposal by an Excluded Party prior to the No-Shop Period Start

    Date or (B) $40,000,000 in cash in all other circumstances, in each case payable by wire transfer in same day funds; or

             (ii)  if (A) this Agreement is terminated pursuant to Section 9.1(c), 9.1(d) or Section 9.1(e) at a time when an Acquisition Proposal has been made (and, in the case of a termination pursuant to (i) Section 9.1(d) or 9.1(e), not withdrawn at least ten (10) business days prior to the date the Agreement became terminable or (ii) Section 9.1(c), not withdrawn at least thirty (30) days prior to the date the Agreement became terminable), and (B) within twelve (12) months of such termination in the case of an Acquisition Proposal made by any party that executed a confidentiality agreement or received non-public information regarding the Company in connection with consideration of an Acquisition Proposal during the term of this Agreement, or within three (3) months of such termination in the case of an Acquisition Proposal from any other party, (x) the Company enters into a definitive agreement regarding an Acquisition Proposal, (y) becomes a subsidiary of the Person making such Acquisition Proposal or (z) consummates a transaction relating to such Acquisition Proposal, then the Company shall immediately pay to the Parent a termination fee equal to (1) $30,000,000 if such termination fee becomes payable in a circumstance in which the event giving rise thereto is based on the submission of an Acquisition Proposal by an Excluded Party prior to the No-Shop Period Start Date or (2) $40,000,000 in all other circumstances.

          (b)    Payment of Expenses Following Termination.

              (i)  If this Agreement is terminated pursuant to Section 9.1(e), then the Company shall promptly (but not later than five (5) business days after receiving notice of termination), pay to the Parent in cash payable by wire transfer in same day funds an amount equal to all documented out-of-pocket expenses and fees incurred by the Parent and its members (including, without limitation, fees and expenses payable to all legal, accounting, financial, and other professionals arising out of, in connection with or related to the transactions contemplated by this agreement), not in excess of $15,000,000. In the event that any amounts are paid pursuant to this Section 9.3(b)(i), any termination fee payable pursuant to Section 9.3(a) shall be reduced by an amount equal to the amounts paid pursuant to this Section 9.3(b)(i).

             (ii)  If this Agreement is terminated in circumstances where a fee is payable under Section 9.3(a), then contemporaneously with the payment of and in addition to such fee, the Company shall pay to the Parent in cash payable by wire transfer in same day funds an amount equal to all documented out-of-pocket expenses and fees incurred by the Parent and its members (including, without limitation, fees and expenses payable to all legal, accounting, financial, and other professionals arising out of, in connection with or related to the transactions contemplated by this agreement), not in excess of $10,000,000.

          (c)    Business Interruption Fee.    In the event that (i) this Agreement is validly terminated by the Company pursuant to Section 9.1(f), including without limitation, as a result of Parent breaching its obligation to effect the Closing pursuant to Section 3.1 hereof or failing to satisfy its obligations pursuant to Article II hereof, and (ii) at the time of such termination there is no state of facts or circumstances (other than a state of facts or circumstances caused by a breach of the Parent's or Merger Sub's representations and warranties or covenants or agreements hereunder) that would cause the conditions set forth in Sections 8.1 and 8.2 not to be satisfied or capable of satisfaction (and a condition shall be deemed to be not capable of satisfaction, to the extent such condition has not been or could not be satisfied on or prior to the date of termination of this Agreement due to a breach of a representation, warranty, covenant or agreement hereof, if such breach is either (x) not curable or (y) if curable, is not cured within thirty (30) days after the earlier of (1) receipt by the Company of notice of such breach in writing from the Parent or

  (2) the date of termination of this Agreement) on or prior to the date of termination, then Parent shall cause to be paid $130,000,000 (the "Business Interruption Fee") to the Company. Contemporaneously with such termination, in satisfaction of the Business Interruption Fee, the Company shall be entitled to immediately withdraw from the Escrow Account (the "Escrow Account") established pursuant to the Escrow Agreement dated of even date herewith by and among the Company, the Parent and The Bank of New York, as Escrow Agent, an amount equal to the Business Interruption Fee, in payment thereof.

          (d)    Nature of Fees.    The parties agree that the agreements contained in this Section 9.3 are an integral part of the Merger and the other transactions contemplated hereby and constitute liquidated damages and not a penalty. Subject to Section 10.12, the parties further agree that if one party is or becomes obligated to pay a termination fee or Business Interruption Fee pursuant to Section 9.3(a) or 9.3(c), respectively, as the case may be, the right to receive such termination fee or Business Interruption Fee (and, in the case of the Parent, together with the right to receive payment of expenses pursuant to Section 9.3(b)), as applicable, shall be the sole and exclusive remedy of the other party with respect to the facts and circumstances giving rise to such payment obligation under this Agreement or otherwise at law or in equity. Notwithstanding anything to the contrary contained in this Section 9.3, if one party fails to promptly pay to the other any fee or expense due under Section 9.3(a), (b) or (c), in addition to any amounts paid or payable pursuant to such sections, the defaulting party shall pay the costs and expenses (including legal fees and expenses) in connection with any action, including the filing of any lawsuit or other legal action, taken to collect payment, together with interest on the amount of any unpaid fee from the date such fee was required to be paid at the prime rate as reported in the Wall Street Journal on the date such fee was required to be paid.

          (e)    Maximum Recovery.    In no event shall the liability of the Parent and the Merger Sub arising out of or relating to any breaches of this Agreement exceed an aggregate amount equal to the amount of the Business Interruption Fee.

          (f)    No Recourse.    Each of the Company, the Parent and the Merger Sub acknowledges and agrees that, other than pursuant to any agreement to which such Person is a party, it has no right of recovery against, and no liability shall attach to, the former, current or future stockholders, directors, officers, employees, agents, affiliates, members, managers, general or limited partners or assignees of the Company, the Parent or the Merger Sub or any former, current or future stockholder, director, officer, employee, general or limited partner, member, manager, affiliate, agent or assignee of any of the foregoing, whether by or through attempted piercing of the corporate, partnership or limited liability company veil, by or through a claim by or on behalf of the Company, the Parent or the Merger Sub against an affiliate, arising under, or in connection with, this Agreement or the transactions contemplated hereby or otherwise relating thereto, by the enforcement of any assessment or by any legal or equitable proceeding, by virtue of any statute, regulation or applicable law, or otherwise.

        Section 9.4    Amendment.    This Agreement may be amended by the Boards of Directors or the Board of Managers, as applicable, of the parties hereto at any time before or after the Company Shareholders' Approval and prior to the Effective Time; provided, however, that after the Company Shareholders' Approval is obtained, no such amendment which under applicable law would require the further approval of the Company's shareholders shall be made without obtaining such approval. This Agreement may not be amended except by an instrument in writing signed on behalf of each of the parties hereto.

        Section 9.5    Waiver.    At any time prior to the Effective Time, the parties hereto may (a) extend the time for the performance of any of the obligations or other acts of the other parties hereto, (b) waive any inaccuracies in the representations and warranties contained herein or in any document delivered pursuant hereto and (c) waive compliance with any of the agreements or conditions contained herein, to the extent permitted by applicable law. Any agreement on the part of a party hereto to any such extension or waiver shall be valid only if set forth in an instrument in writing signed on behalf of such party. The failure of any party to this Agreement to assert any of its rights under this Agreement or otherwise shall not constitute a waiver of such rights.

ARTICLE X

GENERAL PROVISIONS

        Section 10.1    Non-Survival; Effect of Representations and Warranties.    No representations or warranties in this Agreement shall survive the Effective Time.

        Section 10.2    Notices.    All notices and other communications hereunder shall be in writing and shall be deemed given (a) when delivered personally, (b) when sent by reputable overnight courier service or (c) when telecopied or emailed (which is confirmed by copy sent within one business day by a reputable overnight courier service) to the parties at the following addresses (or at such other address for a party as shall be specified by like notice):

    If to the Company, to

    Puget Energy, Inc.
    10885 NE 4th Street, Suite 1200
    Bellevue, Washington 98004
    Attn: Senior Vice President and General Counsel
    Telecopy: (425) 462-3300
    Telephone: (425) 462-3005
    Email: jennifer.o'connor@pse.com

    with a copy to

    Dewey & LeBoeuf LLP
    1301 Avenue of the Americas
    New York, New York 10019
    Attn: William S. Lamb, Esq.
               Frederick J. Lark, Esq.
    Telecopy: (212) 649-9425
    Telephone: (212) 424-8170
    Email:     blamb@dl.com
                     fjlark@dl.com

    and

    if to the Parent or to the Merger Sub, to

    Padua Holdings LLC
    Level 22, 125 West 55th Street
    New York, New York 10019
    Attn: Chris Leslie
    Telecopy: (212) 231-1828
    Telephone: (212) 231-1686
    Email:     chris.leslie@macquarie.com

    with a copy to:

    Latham & Watkins LLP
    53rd at Third
    883 Third Avenue
    New York, New York 10022
    Attn: Edward Sonnenschein, Esq.
               David Kurzweil, Esq.
    Telecopy: (212) 751-4864
    Telephone: (212) 906-1200
    Email:     ted.sonnenschein@lw.com
                     david.kurzweil@lw.com

        Section 10.3    Entire Agreement.    This Agreement and the Stock Purchase Agreement are being entered into simultaneously but are separate transactions. Except as expressly set forth in this Agreement, the provisions of the Stock Purchase Agreement are not intended to, and in no way, modify or supplement the terms of this Agreement. This Agreement (including the documents and instruments referred to herein) together with the Confidentiality Agreement constitutes the entire agreement and supersedes all other prior agreements and understandings, both written and oral, between the parties with respect to the subject matter hereof.

        Section 10.4    Severability.    Any term or provision of this Agreement that is held by a court of competent jurisdiction or other authority to be invalid, void or unenforceable in any situation in any jurisdiction shall not affect the validity or enforceability of the remaining terms and provisions hereof or the validity or enforceability of the offending term or provision in any other situation or in any other jurisdiction. If the final judgment of a court of competent jurisdiction or other authority declares that any term or provision hereof is invalid, void or unenforceable, the parties agree that the court making such determination shall have the power to reduce the scope, duration, area or applicability of the term or provision, to delete specific words or phrases, or to replace any invalid, void or unenforceable term or provision with a term or provision that is valid and enforceable and that comes closest to expressing the intention of the invalid or unenforceable term or provision.

        Section 10.5    Interpretation.    When a reference is made in this Agreement to Sections or Exhibits, such reference shall be to a Section or Exhibit of this Agreement, respectively, unless otherwise indicated. The table of contents and headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement. Whenever the words "include," "includes" or "including" are used in this Agreement, they shall be deemed to be followed by the words "without limitation," if they are not already followed by such words.

        Section 10.6    Counterparts; Effect.    This Agreement may be executed by facsimile and in one or more counterparts, each of which shall be deemed to be an original, but all of which together shall constitute one and the same agreement.

        Section 10.7    No Third Party Beneficiaries.    This Agreement shall be binding upon and inure solely to the benefit of each party hereto, and, except for (a) rights of Indemnified Parties as set forth in Section 7.5, and (b) the right of the Company, on behalf of its shareholders, to pursue damages in the event of the Parent's or the Merger Sub's willful or knowing breach of this Agreement, which damages, together with any other amounts paid hereunder, shall be limited in amount as provided in Section 9.3, nothing in this Agreement, express or implied, is intended to confer upon any other Person any rights or remedies of any nature whatsoever under or by reason of this Agreement.

        Section 10.8    Governing Law.    This Agreement shall be governed by and construed in accordance with the laws of the State of Washington without giving effect to the principles of conflicts of law thereof.

        Section 10.9    Venue.    Each of the parties hereto (a) consents to submit itself to the personal jurisdiction of any federal or state court located in and for Seattle, Washington in the event any dispute arises out of this Agreement, (b) agrees that it shall not attempt to deny or defeat such personal jurisdiction by motion or other request for leave from any such court and (c) agrees that it shall not bring any action relating to this Agreement in any court other than a federal or state court sitting in and for Seattle, Washington.

        Section 10.10    Waiver of Jury Trial and Certain Damages.    EACH PARTY TO THIS AGREEMENT WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, (A) ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY ACTION, SUIT OR PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT AND (B) WITHOUT LIMITATION TO SECTION 9.3, ANY RIGHT IT MAY HAVE TO RECEIVE DAMAGES FROM ANY OTHER PARTY BASED ON ANY THEORY OF LIABILITY FOR ANY SPECIAL, INDIRECT, CONSEQUENTIAL (INCLUDING LOST PROFITS) OR PUNITIVE DAMAGES.

        Section 10.11    Assignment.    Neither this Agreement nor any of the rights, interests or obligations hereunder shall be assigned by any party hereto (whether by operation of law or otherwise) without the prior written consent of the other party; provided that, without the consent of the Company, the Parent may transfer or assign (including by way of a pledge), in whole or from time to time in part, all of its rights and obligations under this Agreement to one or more of its affiliates or to its lenders or other financing sources as collateral security so long as such transfer or assignment would not constitute a Contrary Action; provided that no such transfer or assignment will relieve the Parent of its obligations hereunder. Upon any such permitted assignment, the references in this Agreement to the Parent shall also apply to any such assignee unless the context otherwise requires.

        Section 10.12    Specific Enforcement; Certain Remedies.

          (a)   The parties agree that irreparable damage would occur if any provision of this Agreement were not performed by the Company in accordance with the terms hereof and that, prior to the termination of this Agreement, the Parent and the Merger Sub shall be entitled to specific performance of the terms hereof. The parties acknowledge that the Company shall not be entitled to an injunction or injunctions to prevent breaches of this Agreement by the Parent or the Merger Sub or to otherwise enforce specifically the terms and provisions of this Agreement, provided that the Company shall be entitled to an injunction or injunctions to prevent breaches of this Agreement by the Parent or the Merger Sub that would cause irreparable harm, and to enforce specifically the terms and provisions of this Agreement solely with respect to clause (v) to the lead-in to Section 6.1, the last sentence of Section 7.1, Section 7.3, Section 7.6 and Section 7.14; provided, further, that in no event shall the Company be entitled to any injunction or specific enforcement of the terms of this Agreement requiring the Parent or the Merger Sub to consummate the Merger or prohibiting the Parent or the Merger Sub from failing to consummate the Merger.

          (b)   The parties agree that any Contrary Action that would result in a Parent Majority Group holding 20% or more of the equity interests in a Person proposing to acquire any regulated electric or gas distribution company in Washington State shall constitute a willful and material breach of this Agreement by the Parent, and that the Parent and the Merger Sub shall be liable for liabilities and damages resulting therefrom, subject to the limitations set forth in Section 9.3. For purposes of this Section 10.12(b), "Parent Majority Group" shall mean any group of the direct or indirect equity investors in Parent (together with their affiliates, which in the case of any subsidiaries shall only refer to those entities of which such equity investor has Control), directly or indirectly, holding 20% or more of the equity interests in the Parent and "Control" shall mean the possession, direct or indirect, of the power to direct or cause the direction of the management and policies of a Person, whether through the ownership of securities, by contract or otherwise.

        Section 10.13    Obligations of the Parent and of the Company.    Whenever this Agreement requires a Subsidiary of the Company to take any action, such requirement shall be deemed to include an undertaking on the part of the Company to cause such Subsidiary to take such action and, after the Effective Time, on the part of the Surviving Corporation to cause such Subsidiary to take such action. Whenever this Agreement requires the Merger Sub to take any action, such requirements shall be deemed to include an undertaking on the part of the Parent to cause the Merger Sub to take such action.

        IN WITNESS WHEREOF, the Company, the Parent and the Merger Sub have caused this Agreement to be signed by their respective officers thereunto duly authorized as of the date first written above.

PUGET ENERGY, INC.
By:	/s/ STEPHEN P. REYNOLDS
Name:	Stephen P. Reynolds
Title:	Chairman, President and CEO
PADUA HOLDINGS LLC
By:	/s/ CHRISTOPHER LESLIE
Name:	Christopher Leslie
Title:	Authorized Signatory
PADUA INTERMEDIATE HOLDINGS INC.
By:	/s/ CHRISTOPHER LESLIE
Name:	Christopher Leslie
Title:	Authorized Signatory
PADUA MERGER SUB INC.
By:	/s/ CHRISTOPHER LESLIE
Name:	Christopher Leslie
Title:	Authorized Signatory

EXHIBIT A

ARTICLES OF MERGER

OF

PADUA MERGER SUB INC.
a Washington corporation

WITH AND INTO

PUGET ENERGY, INC.
a Washington corporation

        Pursuant to Section 23B.11.050 of the Washington Business Corporation Act, Puget Energy, Inc., a Washington corporation (the "Surviving Corporation"), submits these Articles of Merger for filing:

          1.     The Agreement and Plan of Merger (the "Merger Agreement") by and among the Surviving Corporation, Padua Holdings LLC, a Delaware limited liability company, Padua Intermediate Holdings Inc., a Washington corporation, and Padua Merger Sub Inc., a Washington corporation (the "Merging Corporation"), dated as of October 25, 2007, contains the terms of a plan of merger as required by RCW 23B.11.010 (the "Plan of Merger") and such Plan of Merger is set forth on the attached Attachment A.

          2.     The Merger Agreement, inclusive of the Plan of Merger, was duly adopted and approved by the shareholders of the Surviving Corporation pursuant to Section 23B.11.030 of the Washington Business Corporation Act.

          3.     The Merger Agreement, inclusive of the Plan of Merger, was duly adopted and approved by the sole shareholder of the Merging Corporation pursuant to Section 23B.11.030 of the Washington Business Corporation Act.

          4.     The Merger shall become effective on the date, and as of the time, these Articles of Merger are filed with the Office of the Secretary of State of the State of Washington.

        [remainder of page intentionally left blank]

A-A-1

ARTICLES OF MERGER-SIGNATURE PAGE

        IN WITNESS WHEREOF, the undersigned have caused these Articles of Merger to be executed as of the     day of            ,            .

PUGET ENERGY, INC. a Washington corporation
By:
[•]
[•]
PADUA MERGER SUB INC. a Washington corporation
By:
[•]
[•]

A-A-2

ATTACHMENT A TO ARTICLES OF MERGER

PLAN OF MERGER

OF

PADUA MERGER SUB INC., a Washington corporation
WITH AND INTO
PUGET ENERGY, INC., a Washington corporation

        1.     The name of the corporation planning to merge is PADUA MERGER SUB INC., a Washington corporation (the "Merger Sub") and the wholly-owned indirect subsidiary of PADUA HOLDINGS LLC, a Delaware limited liability company (the "Parent"), and the name of the corporation into which the Merger Sub is planning to merge is PUGET ENERGY, INC., a Washington corporation (the "Company"), which will be the surviving corporation (the "Surviving Corporation") in the merger.

        2.     The Board of Directors of each corporation deems it advisable and in the best interests of each corporation to merge the Merger Sub into the Company (the "Merger"), as authorized by the Washington Business Corporation Act (the "BCA") and pursuant to the terms and conditions of this Plan of Merger.

        3.     As of the effective time of the Merger (the "Effective Time"), by virtue of the Merger and without any action on the part of any holder of any of the capital stock of the Company or the Merger Sub:

          (a)   Each share of common stock, par value $0.01 per share, of the Company (the "Company Common Stock") issued and outstanding as of the Effective Time (other than shares of Company Dissenting Common Stock (as defined in the Merger Agreement) and other than shares of Company Common Stock to be treated in accordance with Section 3(b) below), shall be cancelled and shall be converted into the right to receive cash in the amount of $30.00 per share.

          (b)   Each share of Company Common Stock that is owned by the Parent or by any wholly owned Subsidiary (as defined in the Merger Agreement) of the Company or the Parent, in each case immediately prior to the Effective Time, shall remain outstanding and shall become that number of shares of common stock of the Surviving Corporation that bears the same ratio to the aggregate number of outstanding shares of the Surviving Corporation as the number of shares of Company Common Stock held by such entity bore to the aggregate number of outstanding shares of Company Common Stock immediately prior to the Effective Time.

          (c)   Each share of common stock, par value $0.01 per share, of the Merger Sub issued and outstanding immediately prior to the Effective Time shall remain issued and outstanding after the Merger as a share of the Surviving Corporation, which shall thereafter (together with the shares of common stock of the Surviving Corporation issued in accordance with Section 3(b) above) constitute all of the issued and outstanding shares of common stock of the Surviving Corporation. No capital stock of the Merger Sub will be issued or used in the Merger.

        4.     At the Effective Time, the separate existence of the Merger Sub shall cease and the Merger Sub shall be merged with and into the Company in accordance with the laws of the State of Washington. The Company shall be the Surviving Corporation in the Merger, shall continue its corporate existence under the laws of the State of Washington and, following the Effective Time, the Company shall become a wholly-owned indirect subsidiary of the Parent and shall succeed to and assume all of the rights and obligations of the Merger Sub in accordance with the BCA.

        5.     At the Effective Time, (a) the articles of incorporation of the Company in effect immediately prior to the Effective Time shall at the Effective Time be amended in their entirety to be the same as

A-A-A-1

the articles of incorporation of the Merger Sub, as in effect immediately prior to the Effective Time, except that the name of the corporation shall be "Puget Energy, Inc.," and as so amended in their entirety as set forth on Exhibit A hereto shall be the articles of incorporation of the Surviving Corporation until thereafter duly amended, (b) the bylaws of the Company shall, as of the Effective Time, be amended in their entirety to be the same as the bylaws of the Merger Sub in effect immediately prior to the Effective Time, except as to the name of the Surviving Corporation, which shall be "Puget Energy, Inc.," and as so amended in their entirety shall by the bylaws of the Surviving Corporation until thereafter duly amended, and (c) the Merger shall have all of the effects provided by the BCA.

        6.     At the Effective Time, each of the directors of the Company shall resign and the directors of the Merger Sub at the Effective Time shall, from and after the Effective Time, be the directors of the Surviving Corporation until their successors have been duly elected or appointed and qualified or until their earlier death, resignation or removal in accordance with the articles of incorporation and the bylaws of the Surviving Corporation. The officers of the Company at the Effective Time shall, from and after the Effective Time, be the officers of the Surviving Corporation until their successors have been duly elected or appointed and qualified.

        7.     The complete Merger Agreement (as defined in the Articles of Merger) is available at the Company's headquarters located at 10885 NE 4th Street, Suite 1200, Bellevue, Washington 98004, and is also available on the web site of the U.S. Securities and Exchange Commission at: www.sec.gov.

A-A-A-2

EXHIBIT A TO PLAN OF MERGER

AMENDED

ARTICLES OF INCORPORATION

OF

PUGET ENERGY, INC.

A-A-A-3

EXHIBIT B

COMMITMENTS TO BE INCLUDED IN WUTC APPLICATION

Quality of Service

  1.
  Puget Sound Energy, Inc. and Padua Holdings LLC commit to continue the Service Quality measures currently in place for Puget Sound Energy, Inc.

Capital Requirements

  2.
  Padua Holdings LLC acknowledges Puget Sound Energy, Inc.'s need for significant amounts of capital to invest in its energy supply and delivery infrastructure and commits that meeting these capital requirements will be considered a high priority by the Boards of Padua Holdings LLC and Puget Sound Energy, Inc.

  3.
  Padua Holdings LLC will secure and provide at closing contractually committed credit facilities for Puget Sound Energy, Inc. and Puget Energy, Inc. of a term not less than three years, in an amount not less than $1.4 billion to support Puget Sound Energy, Inc.'s capital expenditure program as set forth in the summary of Puget Sound Energy, Inc.'s multi-year Business Plan, dated October 19, 2007.

Environmental, Renewable, Energy Efficiency

  4.
  Padua Holdings LLC acknowledges Puget Sound Energy, Inc.'s obligations under Washington's Renewable Portfolio Standard and commits to support Puget Sound Energy, Inc. with additional expertise and capital as necessary to enable Puget Sound Energy, Inc. to fulfill those obligations.

  5.
  Padua Holdings LLC commits to work with Puget Sound Energy, Inc. to acquire all renewable energy resources required by law and such other renewable energy resources as may from time to time be deemed advisable in accordance with its biennial integrated resource planning process.

  6.
  Padua Holdings LLC commits to and supports Puget Sound Energy, Inc.'s Greenhouse Gas and Carbon Policy contained in Puget Sound Energy, Inc.'s current Integrated Resource Plan.

  7.
  Padua Holdings LLC commits to and supports Puget Sound Energy, Inc.'s energy efficiency goals and objectives set forth in Puget Sound Energy, Inc.'s May 2007 Integrated Resource Plan and its ongoing collaborative efforts to expand and enhance them.

Ring-Fencing

  8.
  Within ninety (90) days of transaction closing, Puget Sound Energy, Inc. and Padua Holdings LLC will file a non-consolidation opinion with the Commission which concludes that the ring fencing provisions are sufficient that a bankruptcy court would not order the substantive consolidation of the assets and liabilities of Puget Sound Energy, Inc. with those of Puget Energy, Inc. or its affiliates or subsidiaries.

  9.
  Puget Sound Energy, Inc. will (i) maintain separate books and records; (ii) agree to prohibitions against loans or pledges of utility assets to Puget Energy, Inc. or Padua Holdings LLC without WUTC approval; and (iii) generally hold Puget Sound Energy, Inc. customers harmless from any business and financial risk exposures associated with Puget Energy, Inc., Padua Holdings LLC and its other affiliates.

A-B-1

Financial Integrity

  10.
  Puget Sound Energy, Inc. will maintain separate debt and preferred stock, if any. Puget Sound Energy, Inc. will maintain its own corporate and debt credit rating, as well as ratings for long-term debt and preferred stock.

  11.
  Puget Sound Energy, Inc. will commit to a common equity ratio for Puget Sound Energy, Inc. of not less than 50% at closing, and not less than 44% thereafter except to the extent a lower equity ratio is established for ratemaking purposes by the WUTC.

Rate Treatment of Cost Savings

  12.
  Any net cost savings that may be achieved by Puget Sound Energy, Inc. as a result of the transaction will be reflected in subsequent rate proceedings, as such savings materialize.

Staffing, Management, Governance

  13.
  Padua Holdings LLC and Puget Sound Energy, Inc. commit that Puget Sound Energy, Inc. will honor its existing labor contracts.

  14.
  Puget Sound Energy, Inc. will maintain its current pension funding policy in accordance with sound actuarial practice.

  15.
  Puget Sound Energy, Inc. and Padua Holdings LLC will maintain staffing and presence in the communities in which Puget Sound Energy, Inc. operates at levels sufficient to maintain the provision of safe and reliable service and cost-effective operations.

  16.
  As part of this transaction, Padua Holdings LLC will seek to retain all current senior management of Puget Sound Energy, Inc.

  17.
  At least one director of Puget Energy, Inc. will be an independent director who is not a member, stockholder, director, officer, or employee of Padua Holdings LLC or its affiliates. The CEO of Puget Sound Energy, Inc. will be a member of the board of Puget Energy, Inc.

Local Presence

  18.
  Puget Sound Energy, Inc. and Padua Holdings LLC commit that Puget Sound Energy, Inc. and Puget Energy, Inc. corporate headquarters will remain in the Bellevue, Washington area for a period of at least five years after closing (unless such headquarters are relocated as a result of a decision issued by the WUTC).

  19.
  Puget Sound Energy, Inc. and Puget Sound Energy Foundation will maintain its existing level of corporate contributions and community support in the state of Washington (as identified by Puget Sound Energy, Inc. for such region in its budget for 2007) for a period five years after closing. Upon closing of this transaction, Padua Holdings LLC will make a one-time contribution of $5 million to the Puget Sound Energy Foundation.

Regulatory

  20.
  Padua Holdings LLC and Puget Sound Energy, Inc. will make reasonable commitments, consistent with recent WUTC merger orders, to provide access to Puget Sound Energy, Inc.'s books and records; access to financial information and filings; audit rights with respect to the documents supporting any costs that may be allocable to Puget Sound Energy, Inc.; and access to Puget Sound Energy, Inc.'s board minutes, audit reports, and information provided to credit rating agencies pertaining to Puget Sound Energy, Inc..

A-B-2

  21.
  Affiliate Transactions, Cross-Subsidization: Puget Sound Energy, Inc. agrees (i) to file cost allocation methodologies used to allocate Puget Energy, Inc. or Padua Holdings LLC-related costs to Puget Sound Energy, Inc.; (ii) to propose methods and standards for treatment of affiliate transactions; and (iii) that there will be no cross-subsidization by Puget Sound Energy, Inc. customers of unregulated activities.

  22.
  Transaction Costs: Puget Sound Energy, Inc. and Padua Holdings LLC agree that there will be no recovery of legal and financial advisory fees associated with the transaction in rates and no recovery of the acquisition premium in rates.

Low-Income Assistance

  23.
  Puget Sound Energy, Inc. and Padua Holdings LLC commit to maintain existing low-income programs.

  24.
  Puget Sound Energy, Inc. and Padua Holdings LLC commit to continue to work with low-income agencies to address issues of low-income customers.

A-B-3

Annex B

October 25, 2007

Board of Directors
Puget Energy, Inc.
10885 NE 4th Street
Bellevue, WA 98004-5591

Members of the Board:

        We understand that Puget Energy, Inc. ("Puget" or the "Company"), Puget Holdings LLC (the "Buyer"), Puget Intermediate Holdings Inc., a wholly owned subsidiary of the Buyer ("PIH") and Puget Merger Sub Inc., a wholly owned subsidiary of PIH ("Merger Sub") propose to enter into an Agreement and Plan of Merger, substantially in the form of the draft dated October 25, 2007 (the "Merger Agreement") which provides, among other things, for the merger (the "Merger") of Merger Sub with and into the Company. Pursuant to the Merger, the Company will become a wholly owned indirect subsidiary of the Buyer and each share of common stock, par value $0.01 per share, of the Company (the "Company Common Stock") issued and outstanding as of the effective time of the Merger, other than shares held by the Buyer or any wholly owned subsidiary of the Buyer or the Company, which shares will remain outstanding and will become that number of shares of common stock of the surviving corporation as the number of shares of the Company Common Stock held by such entity bore to the aggregate number of outstanding shares of the Company Common Stock immediately prior to the effective time of the Merger, or as to which dissenters' rights have been perfected, will be cancelled and converted into the right to receive $30.00 per share in cash (the "Consideration"). The terms and conditions of the Merger are more fully set forth in the Merger Agreement. Simultaneous with the execution of the Merger Agreement, the Company and certain members of the Buyer, propose to enter into a Stock Purchase Agreement, substantially in the form of the draft dated October 25, 2007 (the "Stock Purchase Agreement") pursuant to which the Company will issue and sell, and such members of the Buyer will purchase, subject to the terms and conditions set forth therein, 12.5 million shares of the Company Common Stock at a price of $23.67 per share of the Company Common Stock.

        You have asked for our opinion as to whether the Consideration to be received by the holders of shares of the Company Common Stock pursuant to the Merger Agreement is fair from a financial point of view to such holders.

        For purposes of the opinion set forth herein, we have:

  i)
  reviewed certain publicly available financial statements and other business and financial information of the Company;

  ii)
  reviewed certain internal financial statements and other financial and operating data concerning the Company prepared by the management of the Company;

  iii)
  reviewed certain financial projections prepared by the management of the Company;

  iv)
  discussed the past and current operations and financial condition and the prospects of the Company with senior executives of the Company;

  v)
  discussed the strategic rationale for the Merger with senior executives of the Company;

  vi)
  reviewed the reported prices and trading activity for the Company Common Stock;

  vii)
  compared the financial performance of the Company and the prices and trading activity of the Company Common Stock with that of certain other comparable publicly-traded companies and their securities;

  viii)
  reviewed the financial terms, to the extent publicly available, of certain comparable acquisition transactions;

  ix)
  participated in discussions and negotiations among representatives of the Company, the Buyer and their financial and legal advisors;

  x)
  reviewed the Merger Agreement and the Stock Purchase Agreement, and certain related documents; and

  xi)
  performed such other analyses and considered such other factors as we have deemed appropriate.

        We have assumed and relied upon without independent verification the accuracy and completeness of the information supplied or otherwise made available to us by the Company for the purposes of this opinion. With respect to the financial projections, we have assumed that they have been reasonably prepared on bases reflecting the best currently available estimates and judgments of the future financial performance of the Company. In addition, we have assumed that the Merger transaction will be consummated in accordance with the terms set forth in the Merger Agreement without any waiver, amendment or delay of any terms or conditions, including without limitation, that the Buyer will obtain financing in accordance with the terms set forth in the Stock Purchase Agreement. We have assumed that in connection with the receipt of all the necessary governmental, regulatory or other approvals and consents required for the proposed Merger, no delays, limitations, conditions or restrictions will be imposed that would have a material adverse effect on the contemplated benefits expected to be derived in the proposed Merger. We are not legal, tax or regulatory advisors and have relied upon, without independent verification, the assessment of the Company and their legal, tax or regulatory advisors with respect to legal, tax or regulatory matters. We have not made any independent valuation or appraisal of the assets or liabilities of the Company, nor have we been furnished with any such appraisals. Our opinion is necessarily based on financial, economic, market and other conditions as in effect on, and the information made available to us as of, the date hereof. Events occurring after the date hereof may affect this opinion and the assumptions used in preparing it, and we do not assume any obligation to update, revise or reaffirm this opinion.

        In arriving at our opinion, we were not authorized to solicit, and did not solicit, interest from any party with respect to the acquisition of the Company or any of its assets, nor did we negotiate with any of the parties, other than the Buyer, which expressed interest to Morgan Stanley in the possible acquisition of the Company or certain of its constituent businesses; however, we understand that the Company will solicit indications of interest from potential buyers for a limited period after the date of the Merger Agreement as permitted under the provisions thereof.

        We have acted as financial advisor to the Board of Directors of the Company in connection with this transaction and will receive a fee for our services, a substantial portion of which is contingent upon the closing of the Merger. In the past, we and our affiliates have provided financial advisory and financing services for the Company and the Buyer, and have received fees for the rendering of these services. In the ordinary course of our securities underwriting, trading, brokerage, foreign exchange, commodities and derivatives trading, prime brokerage, investment management, financing and financial advisory activities, Morgan Stanley or its affiliates may at any time hold long or short positions, finance positions, and may trade or otherwise structure and effect transactions, for our own account or the accounts of customers, in debt or equity securities or loans of the Buyer, the Company or any other company or any currency or commodity that may be involved in this transaction or any related derivative instrument.

        It is understood that this letter is for the information of the Board of Directors of the Company and may not be used for any other purpose without our prior written consent, except that a copy of this opinion may be included in its entirety in any filing the Company is required to make with the Securities and Exchange Commission in connection with this Transaction if such inclusion is required by applicable law. In addition, we express no opinion or recommendation as to how the shareholders of the Company should vote at the shareholders' meeting to be held in connection with the Merger.

        Based on and subject to the foregoing, we are of the opinion on the date hereof that the Consideration to be received by the holders of shares of the Company Common Stock pursuant to the Merger Agreement is fair from a financial point of view to such holders.

Very truly yours,
MORGAN STANLEY & CO. INCORPORATED
By:	/s/ DANIEL B. MORE Daniel B. More Managing Director

Annex C

Revised Code of Washington
Title 23B Washington Business Corporation Act
Chapter 13 Dissenters' Rights

RCW 23B.13.010. Definitions.

As used in this chapter:

        (1)   "Corporation" means the issuer of the shares held by a dissenter before the corporate action, or the surviving or acquiring corporation by merger or share exchange of that issuer.

        (2)   "Dissenter" means a shareholder who is entitled to dissent from corporate action under RCW 23B.13.020 and who exercises that right when and in the manner required by RCW 23B.13.200 through 23B.13.280.

        (3)   "Fair value," with respect to a dissenter's shares, means the value of the shares immediately before the effective date of the corporate action to which the dissenter objects, excluding any appreciation or depreciation in anticipation of the corporate action unless exclusion would be inequitable.

        (4)   "Interest" means interest from the effective date of the corporate action until the date of payment, at the average rate currently paid by the corporation on its principal bank loans or, if none, at a rate that is fair and equitable under all the circumstances.

        (5)   "Record shareholder" means the person in whose name shares are registered in the records of a corporation or the beneficial owner of shares to the extent of the rights granted by a nominee certificate on file with a corporation.

        (6)   "Beneficial shareholder" means the person who is a beneficial owner of shares held in a voting trust or by a nominee as the record shareholder.

        (7)   "Shareholder" means the record shareholder or the beneficial shareholder.

[1989 c 165 § 140.]

RCW 23B.13.020. Right to dissent.

        (1)   A shareholder is entitled to dissent from, and obtain payment of the fair value of the shareholder's shares in the event of, any of the following corporate actions:

          (a)   Consummation of a plan of merger to which the corporation is a party (i) if shareholder approval is required for the merger by RCW 23B.11.030, 23B.11.080, or the articles of incorporation, and the shareholder is entitled to vote on the merger, or (ii) if the corporation is a subsidiary that is merged with its parent under RCW 23B.11.040;

          (b)   Consummation of a plan of share exchange to which the corporation is a party as the corporation whose shares will be acquired, if the shareholder is entitled to vote on the plan;

          (c)   Consummation of a sale or exchange of all, or substantially all, of the property of the corporation other than in the usual and regular course of business, if the shareholder is entitled to vote on the sale or exchange, including a sale in dissolution, but not including a sale pursuant to court order or a sale for cash pursuant to a plan by which all or substantially all of the net proceeds of the sale will be distributed to the shareholders within one year after the date of sale;

          (d)   An amendment of the articles of incorporation, whether or not the shareholder was entitled to vote on the amendment, if the amendment effects a redemption or cancellation of all of the shareholder's shares in exchange for cash or other consideration other than shares of the corporation; or

          (e)   Any corporate action taken pursuant to a shareholder vote to the extent the articles of incorporation, bylaws, or a resolution of the board of directors provides that voting or nonvoting shareholders are entitled to dissent and obtain payment for their shares.

        (2)   A shareholder entitled to dissent and obtain payment for the shareholder's shares under this chapter may not challenge the corporate action creating the shareholder's entitlement unless the action fails to comply with the procedural requirements imposed by this title, RCW 25.10.900 through 25.10.955, the articles of incorporation, or the bylaws, or is fraudulent with respect to the shareholder or the corporation.

        (3)   The right of a dissenting shareholder to obtain payment of the fair value of the shareholder's shares shall terminate upon the occurrence of any one of the following events:

          (a)   The proposed corporate action is abandoned or rescinded;

          (b)   A court having jurisdiction permanently enjoins or sets aside the corporate action; or

          (c)   The shareholder's demand for payment is withdrawn with the written consent of the corporation.

[2003 c 35 § 9; 1991 c 269 § 37; 1989 c 165 § 141.]

RCW 23B.13.030. Dissent by nominees and beneficial owners.

        (1)   A record shareholder may assert dissenters' rights as to fewer than all the shares registered in the shareholder's name only if the shareholder dissents with respect to all shares beneficially owned by any one person and delivers to the corporation a notice of the name and address of each person on whose behalf the shareholder asserts dissenters' rights. The rights of a partial dissenter under this subsection are determined as if the shares as to which the dissenter dissents and the dissenter's other shares were registered in the names of different shareholders.

        (2)   A beneficial shareholder may assert dissenters' rights as to shares held on the beneficial shareholder's behalf only if:

          (a)   The beneficial shareholder submits to the corporation the record shareholder's consent to the dissent not later than the time the beneficial shareholder asserts dissenters' rights, which consent shall be set forth either (i) in a record or (ii) if the corporation has designated an address, location, or system to which the consent may be electronically transmitted and the consent is electronically transmitted to the designated address, location, or system, in an electronically transmitted record; and

          (b)   The beneficial shareholder does so with respect to all shares of which such shareholder is the beneficial shareholder or over which such shareholder has power to direct the vote.

[2002 c 297 § 35; 1989 c 165 § 142.]

RCW 23B.13.200. Notice of dissenters' rights.

        (1)   If proposed corporate action creating dissenters' rights under RCW 23B.13.020 is submitted to a vote at a shareholders' meeting, the meeting notice must state that shareholders are or may be entitled to assert dissenters' rights under this chapter and be accompanied by a copy of this chapter.

        (2)   If corporate action creating dissenters' rights under RCW 23B.13.020 is taken without a vote of shareholders, the corporation, within ten days after the effective date of such corporate action, shall deliver a notice to all shareholders entitled to assert dissenters' rights that the action was taken and send them the notice described in RCW 23B.13.220.

[2002 c 297 § 36; 1989 c 165 § 143.]

RCW 23B.13.210. Notice of intent to demand payment.

        (1)   If proposed corporate action creating dissenters' rights under RCW 23B.13.020 is submitted to a vote at a shareholders' meeting, a shareholder who wishes to assert dissenters' rights must (a) deliver to the corporation before the vote is taken notice of the shareholder's intent to demand payment for the shareholder's shares if the proposed action is effected, and (b) not vote such shares in favor of the proposed action.

        (2)   A shareholder who does not satisfy the requirements of subsection (1) of this section is not entitled to payment for the shareholder's shares under this chapter.

[2002 c 297 § 37; 1989 c 165 § 144.]

RCW 23B.13.220. Dissenters' rights—Notice.

        (1)   If proposed corporate action creating dissenters' rights under RCW 23B.13.020 is authorized at a shareholders' meeting, the corporation shall deliver a notice to all shareholders who satisfied the requirements of RCW 23B.13.210.

        (2)   The notice must be sent within ten days after the effective date of the corporate action, and must:

          (a)   State where the payment demand must be sent and where and when certificates for certificated shares must be deposited;

          (b)   Inform holders of uncertificated shares to what extent transfer of the shares will be restricted after the payment demand is received;

          (c)   Supply a form for demanding payment that includes the date of the first announcement to news media or to shareholders of the terms of the proposed corporate action and requires that the person asserting dissenters' rights certify whether or not the person acquired beneficial ownership of the shares before that date;

          (d)   Set a date by which the corporation must receive the payment demand, which date may not be fewer than thirty nor more than sixty days after the date the notice in subsection (1) of this section is delivered; and

          (e)   Be accompanied by a copy of this chapter.

[2002 c 297 § 38; 1989 c 165 § 145.]

RCW 23B.13.230. Duty to demand payment.

        (1)   A shareholder sent a notice described in RCW 23B.13.220 must demand payment, certify whether the shareholder acquired beneficial ownership of the shares before the date required to be set forth in the notice pursuant to RCW 23B.13.220(2)(c), and deposit the shareholder's certificates, all in accordance with the terms of the notice.

        (2)   The shareholder who demands payment and deposits the shareholder's share certificates under subsection (1) of this section retains all other rights of a shareholder until the proposed corporate action is effected.

        (3)   A shareholder who does not demand payment or deposit the shareholder's share certificates where required, each by the date set in the notice, is not entitled to payment for the shareholder's shares under this chapter.

[2002 c 297 § 39; 1989 c 165 § 146.]

RCW 23B.13.240. Share restrictions.

        (1)   The corporation may restrict the transfer of uncertificated shares from the date the demand for their payment is received until the proposed corporate action is effected or the restriction is released under RCW 23B.13.260.

        (2)   The person for whom dissenters' rights are asserted as to uncertificated shares retains all other rights of a shareholder until the effective date of the proposed corporate action.

[1989 c 165 § 147.]

RCW 23B.13.250. Payment.

        (1)   Except as provided in RCW 23B.13.270, within thirty days of the later of the effective date of the proposed corporate action, or the date the payment demand is received, the corporation shall pay each dissenter who complied with RCW 23B.13.230 the amount the corporation estimates to be the fair value of the shareholder's shares, plus accrued interest.

        (2)   The payment must be accompanied by:

          (a)   The corporation's balance sheet as of the end of a fiscal year ending not more than sixteen months before the date of payment, an income statement for that year, a statement of changes in shareholders' equity for that year, and the latest available interim financial statements, if any;

          (b)   An explanation of how the corporation estimated the fair value of the shares;

          (c)   An explanation of how the interest was calculated;

          (d)   A statement of the dissenter's right to demand payment under RCW 23B.13.280; and

          (e)   A copy of this chapter.

[1989 c 165 § 148.]

RCW 23B.13.260. Failure to take action.

        (1)   If the corporation does not effect the proposed action within sixty days after the date set for demanding payment and depositing share certificates, the corporation shall return the deposited certificates and release any transfer restrictions imposed on uncertificated shares.

        (2)   If after returning deposited certificates and releasing transfer restrictions, the corporation wishes to undertake the proposed action, it must send a new dissenters' notice under RCW 23B.13.220 and repeat the payment demand procedure.

[1989 c 165 § 149.]

RCW 23B.13.270. After-acquired shares.

        (1)   A corporation may elect to withhold payment required by RCW 23B.13.250 from a dissenter unless the dissenter was the beneficial owner of the shares before the date set forth in the dissenters' notice as the date of the first announcement to news media or to shareholders of the terms of the proposed corporate action.

        (2)   To the extent the corporation elects to withhold payment under subsection (1) of this section, after taking the proposed corporate action, it shall estimate the fair value of the shares, plus accrued interest, and shall pay this amount to each dissenter who agrees to accept it in full satisfaction of the dissenter's demand. The corporation shall send with its offer an explanation of how it estimated the fair value of the shares, an explanation of how the interest was calculated, and a statement of the dissenter's right to demand payment under RCW 23B.13.280.

[1989 c 165 § 150.]

RCW 23B.13.280. Procedure if shareholder dissatisfied with payment or offer.

        (1)   A dissenter may deliver a notice to the corporation informing the corporation of the dissenter's own estimate of the fair value of the dissenter's shares and amount of interest due, and demand payment of the dissenter's estimate, less any payment under RCW 23B.13.250, or reject the corporation's offer under RCW 23B.13.270 and demand payment of the dissenter's estimate of the fair value of the dissenter's shares and interest due, if:

          (a)   The dissenter believes that the amount paid under RCW 23B.13.250 or offered under RCW 23B.13.270 is less than the fair value of the dissenter's shares or that the interest due is incorrectly calculated;

          (b)   The corporation fails to make payment under RCW 23B.13.250 within sixty days after the date set for demanding payment; or

          (c)   The corporation does not effect the proposed action and does not return the deposited certificates or release the transfer restrictions imposed on uncertificated shares within sixty days after the date set for demanding payment.

        (2)   A dissenter waives the right to demand payment under this section unless the dissenter notifies the corporation of the dissenter's demand under subsection (1) of this section within thirty days after the corporation made or offered payment for the dissenter's shares.

[2002 c 297 § 40; 1989 c 165 § 151.]

RCW 23B.13.300. Court action.

        (1)   If a demand for payment under RCW 23B.13.280 remains unsettled, the corporation shall commence a proceeding within sixty days after receiving the payment demand and petition the court to determine the fair value of the shares and accrued interest. If the corporation does not commence the proceeding within the sixty-day period, it shall pay each dissenter whose demand remains unsettled the amount demanded.

        (2)   The corporation shall commence the proceeding in the superior court of the county where a corporation's principal office, or, if none in this state, its registered office, is located. If the corporation is a foreign corporation without a registered office in this state, it shall commence the proceeding in the county in this state where the registered office of the domestic corporation merged with or whose shares were acquired by the foreign corporation was located.

        (3)   The corporation shall make all dissenters, whether or not residents of this state, whose demands remain unsettled, parties to the proceeding as in an action against their shares and all parties must be served with a copy of the petition. Nonresidents may be served by registered or certified mail or by publication as provided by law.

        (4)   The corporation may join as a party to the proceeding any shareholder who claims to be a dissenter but who has not, in the opinion of the corporation, complied with the provisions of this chapter. If the court determines that such shareholder has not complied with the provisions of this chapter, the shareholder shall be dismissed as a party.

        (5)   The jurisdiction of the court in which the proceeding is commenced under subsection (2) of this section is plenary and exclusive. The court may appoint one or more persons as appraisers to receive evidence and recommend decision on the question of fair value. The appraisers have the powers described in the order appointing them, or in any amendment to it. The dissenters are entitled to the same discovery rights as parties in other civil proceedings.

        (6)   Each dissenter made a party to the proceeding is entitled to judgment (a) for the amount, if any, by which the court finds the fair value of the dissenter's shares, plus interest, exceeds the amount paid by the corporation, or (b) for the fair value, plus accrued interest, of the dissenter's after-acquired shares for which the corporation elected to withhold payment under RCW 23B.13.270.

[1989 c 165 § 152.]

RCW 23B.13.310. Court costs and counsel fees.

        (1)   The court in a proceeding commenced under RCW 23B.13.300 shall determine all costs of the proceeding, including the reasonable compensation and expenses of appraisers appointed by the court. The court shall assess the costs against the corporation, except that the court may assess the costs against all or some of the dissenters, in amounts the court finds equitable, to the extent the court finds the dissenters acted arbitrarily, vexatiously, or not in good faith in demanding payment under RCW 23B.13.280.

        (2)   The court may also assess the fees and expenses of counsel and experts for the respective parties, in amounts the court finds equitable:

          (a)   Against the corporation and in favor of any or all dissenters if the court finds the corporation did not substantially comply with the requirements of RCW 23B.13.200 through 23B.13.280; or

          (b)   Against either the corporation or a dissenter, in favor of any other party, if the court finds that the party against whom the fees and expenses are assessed acted arbitrarily, vexatiously, or not in good faith with respect to the rights provided by chapter 23B.13 RCW.

        (3)   If the court finds that the services of counsel for any dissenter were of substantial benefit to other dissenters similarly situated, and that the fees for those services should not be assessed against the corporation, the court may award to these counsel reasonable fees to be paid out of the amounts awarded the dissenters who were benefited.

[1989 c 165 § 153.]

MAP TO PUGET SOUND ENERGY AUDITORIUM
10885 N.E. 4th Street — Bellevue, WA

        From East:    If traveling westbound on Interstate 90, take Exit 10. Turn right onto ramp towards Interstate 405/Renton/Bellevue. Follow far right ramp onto Interstate 405 North/Bellevue. (Follow the below Directions from Interstate 405 Northbound.)

        If traveling westbound on State Route 520 to Bellevue, take ramp towards Interstate 405 South/Renton. (Follow the below Directions from Interstate 405 Southbound.)

        From West (Seattle):    If traveling eastbound on Interstate 90, take Exit 10A. Turn onto left ramp towards Interstate 405 North/Bothell/Everett. (Follow the below Directions from Interstate 405 Northbound.)

        If traveling eastbound on State Route 520, follow exit signs to Interstate 405 Everett/Renton. Take far right ramp onto Interstate 405 South towards Bellevue/Renton. Stay in right lane on Interstate 405. (Follow the below Directions from Interstate 405 Southbound.)

        Directions from Interstate 405 Southbound:    Take the N.E. 4th Street Exit 13A. Turn right (West) onto N.E. 4th Street. Proceed up hill in the left lane to stop light at 108th Ave N.E. At the intersection, turn left onto 108th Ave N.E. Immediately take a left into the driveway entrance to the parking garage, labeled 'The Summit.'

        Directions from Interstate 405 Northbound:    Take the N.E. 8th Street Exit 13B. Keep left to stay on the ramp towards N.E. 4th Street. Turn left onto NE 4th Street. Proceed up hill in the left lane to stop light at 108th Ave N.E. At the intersection, turn left onto 108th Ave N.E. Immediately take a left into the driveway entrance to the parking garage labeled 'The Summit.'

PARKING:

        Complimentary parking at the Puget Sound Energy Corporate Campus (Summit Building Parking Garage) is available for the Puget Energy Special Meeting of Shareholders. Please take a ticket upon entering the garage. Your parking ticket will be validated at the meeting registration table.

PUGET ENERGY, INC.
Special Meeting of Shareholders
Wednesday, April 16, 2008

PUGET ENERGY, INC.	PROXY

        This proxy is solicited on behalf of the Board of Directors of Puget Energy, Inc. for use at the Special Meeting of Shareholders on Wednesday, April 16, 2008.

        The undersigned hereby appoints Stephen P. Reynolds and Jennifer L. O'Connor, and each of them, with power to act without the other and with power of substitution, as proxies and attorneys-in-fact and hereby authorizes them to represent and vote, as provided on the other side, all the shares of Puget Energy, Inc. Common Stock to which the undersigned is entitled to vote, and, in their discretion, to vote upon such other business as may properly come before the Special Meeting of Shareholders to be held Wednesday, April 16, 2008 or at any adjournment or postponement thereof, with all powers which the undersigned would possess if present at the Meeting.

(Continued and to be marked, dated and signed on the other side.)

COMPANY #

There are three ways to vote your proxy

Your telephone or Internet vote authorizes the Named Proxies to vote your shares in the same manner as if you marked, signed and returned your proxy card.

VOTE BY PHONE—TOLL FREE—1-800-560-1965—QUICK *** EASY *** IMMEDIATE

•
Use any touch-tone telephone to vote your proxy 24 hours a day, 7 days a week, until 11:59 p.m. (ET) on April 15, 2008.

•
Please have your proxy card and the last four digits of your Social Security Number or Tax Identification Number available. Follow the simple instructions the voice provides you.

VOTE BY INTERNET—http://www.eproxy.com/psd—QUICK *** EASY *** IMMEDIATE

•
Use the Internet to vote your proxy 24 hours a day, 7 days a week, until 11:59 p.m. (ET) on April 15, 2008.

•
Please have your proxy card and the last four digits of your Social Security Number or Tax Identification Number available. Follow the simple instructions to obtain your records and create an electronic ballot.

VOTE BY MAIL

Mark, sign and date your proxy card and return it in the postage-paid envelope we've provided or return it to Puget Energy, Inc., c/o Shareowner ServicesSM, P.O. Box 64873, St. Paul, MN 55164-0873.

If you vote by Phone or Internet, please do not mail your Proxy Card

Please detach here

THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" PROPOSALS 1 AND 2.

1	The proposal to approve the Agreement and Plan of Merger dated as of October 25, 2007 among Puget Energy, Inc., Puget Holdings LLC, Puget Intermediate Holdings LLC and Puget Merger Sub Inc.	FOR ☐	AGAINST ☐	ABSTAIN ☐
2	Approval of any proposal to adjourn the Special Meeting to a later date, if necessary, to permit further solicitation of proxies.	FOR ☐	AGAINST ☐	ABSTAIN ☐

The undersigned hereby revokes any other proxy to vote at such Special Meeting, and hereby ratifies and confirms all that said attorneys and proxies, and each of them, may lawfully do by virtue hereof. In their discretion, said proxies are authorized to vote upon such other business as may properly come before the Special Meeting or any postponement or adjournment of the Special Meeting.

THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED AS DIRECTED OR, IF NO DIRECTION IS GIVEN, WILL BE VOTED FOR EACH PROPOSAL.

Address Change? Mark Box ☐ Indicate changes below:	Date:

Signature(s) in Box
Please sign exactly as your name(s) appears on proxy. If held in joint tenancy, all persons should sign. Trustees, administrators, etc., should include title and authority. Corporations should provide full name of corporation and title of authorized officer signing the proxy.

QuickLinks

TABLE OF CONTENTS
QUESTIONS AND ANSWERS ABOUT THE SPECIAL MEETING AND THE MERGER
SUMMARY
CAUTIONARY STATEMENT CONCERNING FORWARD-LOOKING INFORMATION
THE SPECIAL MEETING
THE PARTIES TO THE MERGER
THE MERGER
DISSENTERS' RIGHTS
THE MERGER AGREEMENT
MARKET PRICE AND DIVIDEND DATA
SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT
DEADLINE FOR FUTURE SHAREHOLDER PROPOSALS
WHERE YOU CAN FIND ADDITIONAL INFORMATION
MISCELLANEOUS
  Annex A
AGREEMENT AND PLAN OF MERGER by and among PUGET ENERGY, INC., PADUA HOLDINGS LLC, PADUA INTERMEDIATE HOLDINGS INC. and PADUA MERGER SUB INC. Dated as of October 25, 2007
TABLE OF CONTENTS
INDEX OF PRINCIPAL TERMS
ARTICLE I THE MERGER
ARTICLE II TREATMENT OF SHARES
ARTICLE III THE CLOSING
ARTICLE IV REPRESENTATIONS AND WARRANTIES OF THE COMPANY
ARTICLE V REPRESENTATIONS AND WARRANTIES OF THE PARENT AND MERGER SUB
ARTICLE VI CONDUCT OF BUSINESS PENDING THE MERGER
ARTICLE VII ADDITIONAL AGREEMENTS
ARTICLE VIII CONDITIONS
ARTICLE IX TERMINATION, AMENDMENT AND WAIVER
ARTICLE X GENERAL PROVISIONS
  EXHIBIT A
ARTICLES OF MERGER OF PADUA MERGER SUB INC. a Washington corporation WITH AND INTO PUGET ENERGY, INC. a Washington corporation
ARTICLES OF MERGER-SIGNATURE PAGE
ATTACHMENT A TO ARTICLES OF MERGER
PLAN OF MERGER OF PADUA MERGER SUB INC., a Washington corporation WITH AND INTO PUGET ENERGY, INC., a Washington corporation
EXHIBIT A TO PLAN OF MERGER AMENDED ARTICLES OF INCORPORATION OF PUGET ENERGY, INC.
  EXHIBIT B
COMMITMENTS TO BE INCLUDED IN WUTC APPLICATION
  Annex B
  Annex C
MAP TO PUGET SOUND ENERGY AUDITORIUM 10885 N.E. 4th Street — Bellevue, WA